As filed with the Securities and Exchange Commission on March 5, 2008

Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wynn Las Vegas, LLC

(Exact name of registrant as specified in its charter)

Nevada	7990	88-0494875
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Wynn Las Vegas Capital Corp.

(Exact name of registrant as specified in its charter)

Nevada	7990	46-0484992
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) *See Table of Additional Registrants below	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald J. Kramer

President

c/o Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Jerome L. Coben, Esq.

Casey T. Fleck, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

(213) 687-5600 (facsimile)

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
6 5/8% First Mortgage Notes due 2014	$400,000,000	100%	$400,000,000(1)	$15,720
Guarantees related to the 6 5/8% First Mortgage Notes due 2014	N/A	N/A	N/A	N/A(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no additional fee is being paid in respect of the Guarantees. The Guarantees are not traded separately.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Las Vegas Jet, LLC	Nevada	7990	88-0460935
World Travel, LLC	Nevada	7990	47-0846667
Wynn Golf, LLC	Nevada	7990	20-1267401
Wynn Show Performers, LLC	Nevada	7990	20-0475541
Wynn Sunrise, LLC	Nevada	7990	20-1366675
Kevyn, LLC	Nevada	7990	88-0464939

*

Address and telephone number of principal executive offices are the same as Wynn Las Vegas, LLC. The 6 5/8% First Mortgage Notes due 2014 were issued by Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. The additional registrants are guarantors.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 5, 2008

PROSPECTUS

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

Offer to exchange $400,000,000 of their outstanding

6 5/8% First Mortgage Notes due 2014

(CUSIPs 983130 AH8 and U 98347 AD6)

for

6 5/8% First Mortgage Notes due 2014

(CUSIP             )

that have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2008, unless we extend the exchange offer.

We refer to the registered notes offered in this exchange offer as the “new notes” and to all outstanding $400,000,000 aggregate principal amount of our 6 5/8% first mortgage notes due 2014 issued on November 6, 2007 as the “old notes.” The old notes were issued as additional notes under the indenture, dated as of December 14, 2004, as supplemented by a first supplemental indenture, dated as of June 29, 2005, and a second supplemental indenture, dated as of July 29, 2005. On December 14, 2004, we issued $1.3 billion aggregate principal amount of our 6 5/8% first mortgage notes due 2014 (which we refer to as the “original 2004 notes”), which we subsequently offered to exchange for registered notes (which we refer to as the “registered 2004 notes”) substantially identical to the original 2004 notes, except that the registered 2004 notes had been registered under the Securities Act of 1933, as amended. The exchange offer for the original 2004 notes closed on June 29, 2005. The exchange offer described in this prospectus applies only to the $400,000,000 aggregate principal amount of our 6 5/8% first mortgage notes due 2014 issued on November 6, 2007.

The old notes are, and, upon consummation of the exchange offer, the new notes will be, pari passu with the original 2004 notes and the registered 2004 notes, and the old notes vote, and upon consummation of the exchange offer the new notes will vote, on any matter submitted to noteholders with the original 2004 notes and the registered 2004 notes. However, because the old notes were issued with more than de minimis original issue discount, the old notes are of a separate series from, and have a different CUSIP number than, the original 2004 notes and are not fungible with the original 2004 notes, and upon consummation of the exchange offer, the new notes will be of a separate series from, and will have a different CUSIP number than, the registered 2004 notes and will not be fungible with the registered 2004 notes.

Terms of the exchange offer:

•	We will exchange the new notes for all outstanding old notes that are validly tendered pursuant to the exchange offer and not properly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•

The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old notes will not apply to the new notes.

•

The exchange of old notes for new notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the heading “Material United States Federal Income Tax Considerations” for more information.

•	We will not receive any cash proceeds from the exchange offer.

•

We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, transfer of the old notes is restricted. We are making the exchange offer to satisfy your registration rights as a holder of old notes.

There is no established trading market for the new notes, although the old notes currently trade in The PORTAL Market.

See “Risk Factors” beginning on page 16 for a discussion of risks you should consider prior to tendering your old notes for exchange.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Neither the Nevada Gaming Commission, the Nevada State Gaming Control Board nor any other state gaming commission or gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the new notes being offered by this prospectus. Any representation to the contrary is unlawful.

The date of this prospectus is                     , 2008

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to exchange the new notes in any jurisdiction where it is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of the material terms of certain documents. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to us. Requests for documents or other additional information should be directed to Wynn Las Vegas, LLC, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Legal Department, Telephone (702) 770-7000. To obtain timely delivery of documents or information, we must receive your request no later than five (5) business days before the expiration date of the exchange offer.

INDUSTRY DATA

Industry data used throughout this prospectus are based on surveys and studies conducted by third parties and industry and general publications. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, statements relating to our business strategy and development activities as well as other capital spending, financing sources, the effects of regulation (including gaming and tax regulations), expectations concerning future operations, profitability and competition.

Any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, in some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “continue” or the negative of these terms or other comparable terminology. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. These risks and uncertainties include, but are not limited to, those relating to:

•	conditions precedent to funding under the agreements governing the disbursement of the proceeds of certain of our debt and equity offerings and borrowings under our credit facilities;

•	competition in the casino/hotel and resort industry;

•	completion of Encore on time and within budget;

•	our intention to fund a substantial portion of the development and construction costs of Encore with anticipated cash flows generated at Wynn Las Vegas;

•	new development and construction activities of competitors;

•	our dependence on Stephen A. Wynn and existing management;

•	our dependence on one property for all of our cash flow;

•	leverage and debt service (including sensitivity to fluctuations in interest rates);

•	levels of travel, leisure and casino spending:

•	general domestic or international economic conditions;

•	pending or future legal proceedings;

•	changes in federal or state tax laws or the administration of such laws;

•	changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions);

•	applications for, and maintenance of, licenses and approvals under applicable jurisdictional laws and regulations (including gaming laws and regulations);

•

the impact that an outbreak of an infectious disease, such as avian flu, or the impact of a natural disaster, such as the tsunami which struck southeast Asia in December 2004, may have on the travel and leisure industry; and

•	the consequences of the war in Iraq and other military conflicts in the Middle East and any future security alerts and/or terrorist attacks.

For a more detailed discussion of these and other risk factors, please read carefully the information under the caption “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus.

ii

SUMMARY

This summary highlights certain material information contained in this prospectus and does not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the financial data and related notes and the “Risk Factors” section beginning on page 16 before making an investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus and in our financial statements and accompanying notes.

The new notes will be jointly issued by Wynn Las Vegas, LLC, a Nevada limited liability company, and its wholly owned subsidiary, Wynn Las Vegas Capital Corp., a Nevada corporation (“Wynn Capital”). Wynn Las Vegas, LLC and Wynn Capital together are hereinafter referred to as the “Issuers.” The new notes will be guaranteed by all of our subsidiaries other than Wynn Capital and Wynn Completion Guarantor, LLC. Unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us” or “our,” or similar terms, refer to Wynn Las Vegas, LLC and its consolidated subsidiaries (other than Wynn Completion Guarantor, LLC). The 6 5/8% first mortgage notes due 2014 are sometimes referred to herein as the “notes,” which term, except with respect to discussions of original issue discount and other income tax consequences and unless the context otherwise requires, includes the new notes, the old notes, the original 2004 notes and the registered 2004 notes. The sole member of Wynn Las Vegas, LLC is Wynn Resorts Holdings, LLC (“Wynn Holdings”), and the sole member of Wynn Holdings is Wynn Resorts, Limited (“Wynn Resorts”).

Overview

Wynn Las Vegas, LLC owns and operates “Wynn Las Vegas,” a destination casino resort on the “Strip” in Las Vegas, Nevada, and is constructing an expansion of Wynn Las Vegas named “Encore at Wynn Las Vegas,” or “Encore.” We commenced operations with the opening of Wynn Las Vegas on April 28, 2005. Prior to April 28, 2005, we were solely a development stage company.

Wynn Las Vegas’ accommodations, amenities and exceptional service have allowed us to attract and retain high quality customers. Wynn Las Vegas offers 2,716 rooms and suites, including 36 fairway villas and 6 private-entry villas for our premium guests. The Tower Suites at Wynn Las Vegas is the only casino resort in the world that has been awarded both the Mobil five star and AAA five diamond distinctions. In addition, Wynn Las Vegas was recognized in November 2007 by Michelin, the esteemed European restaurant rating system. Three of our restaurants were awarded Michelin stars. Two Michelin stars were awarded to Alex and one Michelin star was awarded to each of Wing Lei and Daniel Boulud Brasserie. Additionally, our resort and country club received five red pavilions, the highest honor for Michelin rated accommodations. The approximately 111,000 square foot casino features approximately 140 table games, a baccarat salon, private VIP gaming rooms, a poker room, approximately 1,970 slot machines, and a race and sports book. The resort’s 22 food and beverage outlets feature six fine dining restaurants, including restaurants helmed by award winning chefs. Wynn Las Vegas also offers two nightclubs, a spa and salon, a Ferrari and Maserati automobile dealership, wedding chapels, an 18-hole golf course, approximately 223,000 square feet of meeting space and an approximately 74,000 square foot retail promenade featuring boutiques from Alexander McQueen, Brioni, Cartier, Chanel, Dior, Graff, Louis Vuitton, Manolo Blahnik, Oscar de la Renta and Vertu. Wynn Las Vegas also has two showrooms. The “Le Rêve” Theater features “Le Rêve,” a water-based production. The Broadway Theater hosts “Monty Python’s Spamalot,” winner of the 2005 Tony Award for best musical. Performances of Spamalot commenced in the first quarter of 2007. We believe that the unique experience of Wynn Las Vegas drives the significant visitation experienced since opening. During the year ended December 31, 2007, our average hotel occupancy was 96% and our average daily room rate was $300, which compares favorably to the overall 90.4% average occupancy and $132 average daily room rate of Las Vegas.

The resort, which is located at the intersection of the Las Vegas Strip and Sands Avenue, occupies approximately 217 acres of land fronting the Las Vegas Strip, approximately 18 acres across Sands Avenue, a portion of which is improved with an employee parking garage, and approximately 5 acres adjacent to our golf course on which an office building is located.

Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and our telephone number is (702) 770-7000.

Wynn Las Vegas

In the ordinary course of our business and in order to increase revenues, we have made and continue to make certain enhancements and refinements to Wynn Las Vegas. Since opening on April 28, 2005, we have remodeled our Fairway Villas, Corsa Cucina, the property’s contemporary Italian restaurant, Tryst and Blush, our nightclubs, several areas of the retail promenade, a portion of the baccarat area to feature a casino bar and improved public baccarat space along with private baccarat salons and converted the Keno lounge to a retail outlet for womens’ accessories. In March 2007, we remodeled the Le Rêve Theater, decreasing the seat count from 2,087 to 1,606 to further enhance the guest experience. We have incurred and will continue to incur capital expenditures related to these types of enhancements and refinements.

Encore at Wynn Las Vegas

We are constructing Encore on approximately 20 acres on the Strip, immediately adjacent to Wynn Las Vegas. Plans for Encore include a 2,034 all-suite hotel tower fully integrated with Wynn Las Vegas, as well as an approximately 72,000 square foot casino, additional convention and meeting space, restaurants, a nightclub, swimming pools, a spa and salon and retail outlets. We commenced construction of Encore in the second quarter of 2006 and expect to open Encore in December 2008.

Encore’s project budget is approximately $2.2 billion, consisting of approximately $2.1 billion for Encore and approximately $100 million for an employee parking garage on our Koval property, an associated pedestrian bridge and costs incurred in connection with the remodeling of the Broadway Theater and production of “Monty Python’s Spamalot” at Wynn Las Vegas. The project budget is being funded from our existing credit facilities, operating cash flow from Wynn Las Vegas and the debt raised in the offering of the old notes. To the extent additional funds are required, we will provide these amounts with additional debt and equity contributions by Wynn Resorts or additional indebtedness to be incurred by Wynn Las Vegas. As of December 31, 2007, we had incurred approximately $998.7 million of project costs related to the development and construction of Encore and related capital improvements.

On February 27, 2007, we entered into a Design Build Architectural, Engineering and Construction Services Agreement (the “Contract”) with Tutor-Saliba Corporation (“Tutor”) for the design and construction of Encore. The Contract sets forth all of the terms and conditions pursuant to which Tutor will design and construct Encore. In June 2007, we executed the First Amendment to the Contract which set the guaranteed maximum price (“GMP”) for work covered by the Contract at $1.3 billion. In connection with the execution and delivery of the Contract, Tutor and the Ronald N. Tutor Separate Trust (the “Trust”) have entered into and consented to a Net Worth Agreement pursuant to which (x) the Trust agreed that it will retain its current majority holdings of Tutor and (y) the Trust and Tutor agreed that during the term of the Contract, Tutor will maintain (i) net worth of at least $100 million, and (ii) liquid assets of at least $50 million.

Business Strategy

Capitalize on the “Wynn” Brand. We believe Steve Wynn is the preeminent designer, developer and operator of destination casino resorts and, as such, has developed a brand name status. We believe Mr. Wynn’s involvement with Wynn Las Vegas provides a distinct advantage over other gaming enterprises. We integrate luxurious surroundings, distinctive entertainment and superior amenities, including fine dining and premium retail offerings, to appeal to a variety of customers, especially high-end customers. We believe that Wynn Las Vegas sets a new standard of luxury and elegance for destination casino resorts. We also believe that Mr. Wynn’s reputation and the new standard of luxury and elegance brought to the industry by Wynn Las Vegas and our affiliate, Wynn Macau, translate to a high level of anticipation for Encore. We intend to extend our “Wynn” brand to other opportunities as they arise.

Attract and deliver high-quality service and amenities to high-end gaming customers. Wynn Las Vegas was designed and built to attract premium gaming customers. Wynn Las Vegas offers luxurious rooms and suites, high-limit tables, VIP gaming salons, exquisite fine dining, premium retail shopping, distinctive entertainment and an 18-hole golf course. The Tower Suites at Wynn Las Vegas is the only casino resort in the world that has been awarded both the AAA Five Diamond and Mobil Five Star distinctions and four of Wynn Las Vegas’ restaurants have been recognized by AAA (including our AAA Five Diamond restaurant, Alex). In addition, Wynn Las Vegas was recognized in November 2007 by Michelin, the esteemed European restaurant rating system. Three of our restaurants were awarded Michelin stars. Two Michelin stars were awarded to Alex and one Michelin star was awarded to each of Wing Lei and Daniel Boulud Brasserie. Overall our resort and country club received five red pavilions, the highest Michelin accommodations rating. Our hotel and gaming offerings are designed to meet the expectations of high-budget, premium customers, including our Asian customers. We expect our Asian customer segment to become even more significant with Wynn Macau now open, and intend to capitalize on cross-marketing opportunities between Wynn Las Vegas and Wynn Macau.

Marketing. We have positioned Wynn Las Vegas as a full-service luxury resort and casino in the leisure, convention and tour and travel markets. We market Wynn Las Vegas directly to gaming customers using database marketing techniques, as well as using traditional incentives, including reduced room rates and complimentary meals and suites. We offer high-roller gaming customers premium suites and special hotel services, and have a guest loyalty program that integrates all gaming, hotel, food, beverage and retail revenue generated by a particular guest and compares it against incurred expenses to determine the profitability of that guest. Our rewards system offers discounted and complimentary meals, lodging and entertainment for our guests. We also use our integrated database to target specific customers for promotions that might induce them to visit Wynn Las Vegas.

Mr. Wynn and our marketing team have developed a substantial network of long-standing international and domestic high roller and premium customers. Mr. Wynn’s reputation has attracted experienced, high-level international and domestic casino marketing executives to work for us. We have marketing executives located in local offices in Tokyo, Hong Kong, Macau, Singapore, Taiwan, Vancouver and southern California, as well as independent marketing representatives in major U.S. and foreign cities.

We also create general market awareness for Wynn Las Vegas through conventions and various media channels, including television, radio, newspapers, magazines, the internet, direct mail and billboards.

Las Vegas Real Estate Assets. Wynn Las Vegas is located on approximately 55 acres on the famed Las Vegas Strip. Our property is located between the approximately 3.2 million square feet of convention space operated by the Las Vegas Convention and Visitors Authority and the Palazzo and Venetian Casino Resort and

its adjoining approximately 1.8 million square foot Sands Expo Center; diagonally across from The Mirage and the Treasure Island Hotel and Casino; directly across from the Fashion Show Mall and Trump Towers; and across from Echelon Place and The Plaza, which are currently under development. Encore is being developed on approximately 20 acres of land adjacent to Wynn Las Vegas. We also have an approximately 142-acre parcel of land behind Wynn Las Vegas, which is currently used as a golf course. In addition, we have approximately 5 acres adjacent to the golf course on which an office building is located and approximately 18 acres of land across Sands Avenue, a portion of which is improved with an employee parking garage.

We are developing a long-range master plan for the 142-acre golf course. It is not expected that any construction on the golf course land would begin before 2009.

Experienced Management Team. Mr. Wynn and his team bring significant experience in designing, developing and operating casino resorts. Mr. Wynn and many members of our current senior management team were responsible for the design, development and operation of The Mirage, Treasure Island at The Mirage and Bellagio. The senior executive team of Wynn Resorts has an average of approximately 25 years of experience in the hotel and gaming industries. We also have an approximately 120-person design, development and construction subsidiary, the senior management of which has significant experience in all major construction disciplines.

The Exchange Offer

Old Notes	6 5/8% First Mortgage Notes due 2014, which we issued November 6, 2007.

The old notes were issued as additional notes under the indenture, dated as of December 14, 2004, as supplemented by a first supplemental indenture, dated as of June 29, 2005, and a second supplemental indenture, dated as of July 29, 2005. On December 14, 2004, we issued $1.3 billion aggregate principal amount of original 2004 notes, which we subsequently offered to exchange for exchange notes substantially identical to the original 2004 notes, except that the registered 2004 notes had been registered under the Securities Act. The exchange offer for the original 2004 notes closed on June 29, 2005. The exchange offer described in this prospectus applies only to the $400,000,000 aggregate principal amount of our 6 5/8% first mortgage notes due 2014 issued on November 6, 2007.

The old notes are, and, upon consummation of the exchange offer, the new notes will be, pari passu with the original 2004 notes and the registered 2004 notes, and the old notes vote, and upon consummation of the exchange offer the new notes will vote, on any matter submitted to noteholders with the original 2004 notes and the registered 2004 notes. However, because the old notes were issued with more than de minimis original issue discount, the old notes are of a separate series from, and have a different CUSIP number than, the original 2004 notes and are not fungible with the original 2004 notes, and upon consummation of the exchange offer, the new notes will be of a separate series from, and will have a different CUSIP number than, the registered 2004 notes and will not be fungible with the registered 2004 notes.

New Notes

6 5/8% First Mortgage Notes due 2014, the issuance of which has been registered under the Securities Act of 1933. The form and the terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old notes do not apply to the new notes.

Exchange Offer	We are offering to issue up to $400,000,000 aggregate principal amount of new notes in exchange for a like principal amount of old notes to satisfy our obligations under the registration rights agreement that we entered into when the old notes were issued in a transaction consummated in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2008, unless we extend the exchange offer. By tendering your old notes, you represent to us that:

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;

•

if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive; for further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution”; and

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2008, which date we may extend if we extend the exchange offer. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	We are not required to accept for exchange or to issue new notes in exchange for any old notes, and we may terminate or amend the exchange offer, if any of the following events occur prior to our acceptance of the old notes:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•

an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or our guarantors’ ability to proceed with the exchange offer;

•	we do not receive all the governmental approvals that we believe are necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedure described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•

tender your old notes by sending (i) the certificates for your old notes (in proper form for transfer), (ii) a properly completed and duly executed letter of transmittal and (iii) all other documents required by the letter of transmittal to U.S. Bank National Association, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent”; or

•

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent’s message instead of the letter of transmittal, to the exchange agent. For a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, U.S. Bank National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.” As used in this prospectus, the term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Guaranteed Delivery Procedures	If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but:

•	the old notes are not immediately available;

•	time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or

•	the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;

then you may tender old notes by following the procedures described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender them on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.

Material United States Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption “Material United States Federal Income Tax Considerations” for more information regarding the United States federal income tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption, “The Exchange Offer—Exchange Agent.”

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the new notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes; and

•	you are not an affiliate of ours.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in, the distribution of new notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to tender your old notes in the exchange offer; and

•	you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

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may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Broker-Dealers

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreement, we have agreed that for a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” beginning on page 176 for more information.

Registration Rights Agreement	When we issued the old notes on November 6, 2007, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to:

•	file the exchange offer registration statement with the SEC on or prior to March 5, 2008;

•	use all commercially reasonable efforts to cause the exchange offer registration statement to be declared effective no later than July 3, 2008;

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use all commercially reasonable efforts to consummate the exchange offer within 30 business days after the date on which the exchange offer registration statement is declared effective, or, if later, within 10 business days after the exchange offer expires;

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use all commercially reasonable efforts to file a shelf registration statement for the resale of the old notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and

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if we fail to meet our registration obligations, we will pay liquidated damages in an amount equal to $0.05 per week per $1,000 of the principal amount of old notes held by a holder for each day that we default on our registration obligations, increasing by an additional $0.05 per week per $1,000 of the principal amount of old notes for each subsequent 90-day period our registration obligations are not met, up to a maximum of liquidated damages equal to $0.50 per week per $1,000 of the principal amount of old notes.

Consequences of Not Exchanging Old Notes

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Summary Description of the New Notes

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see “Description of the New Notes” in this prospectus.

Issuers	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.

Securities Offered	$400,000,000 aggregate principal amount of 6 5/8% First Mortgage Notes due 2014.

Maturity	December 1, 2014.

Upon consummation of the exchange offer, the new notes will be pari passu with, and will vote with, the old notes, the original 2004 notes and the registered 2004 notes on any matter submitted to noteholders. However, because the old notes were issued with more than de minimis original issue discount, upon consummation of the exchange offer, the new notes will be of a separate series from, and will have a different CUSIP number than, the registered 2004 notes and will not be fungible with the registered 2004 notes.

Subsidiary Guarantees	The new notes will be unconditionally guaranteed by all of our subsidiaries (except Wynn Capital, which is a co-issuer of the new notes, and Wynn Completion Guarantor, LLC) on an equal and ratable basis with the guarantees by such guarantors of our credit facilities. The guarantees may be released if the lenders under our credit facilities release the corresponding guarantees provided by such guarantors in respect of our credit facilities and certain other conditions set forth in the indenture are satisfied.

Interest rate	6 5/8% per year.

Interest Payment Dates	June 1 and December 1 of each year.

Ranking	The new notes will be senior obligations of the issuers and will rank pari passu in right of payment with all other senior indebtedness of the issuers, including our obligations under our credit facilities.

The guarantees of the new notes will be senior obligations of the guarantors and will rank pari passu in right of payment with all other senior obligations of the guarantors, including the guarantors’ obligations under our credit facilities.

Security	To the extent permitted by gaming and other applicable laws and subject to certain permitted liens, the new notes will be secured on an equal and ratable basis (with certain exceptions) with our obligations under our credit facilities, by:

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a perfected first priority lien on substantially all of our existing and future assets, including the land on which Wynn Las Vegas is located and the land on which Encore is being constructed, all improvements constructed in connection with Wynn Las

Vegas and Encore, all other real property held by us, certain personal property, including items of furniture, fixtures and equipment located within Wynn Las Vegas and Encore, water rights for the resort’s water feature, and all material agreements and contractual rights;

•	a perfected first priority pledge of the equity interests in Wynn Las Vegas, LLC, Wynn Capital, Wynn Completion Guarantor, LLC and the guarantors; and

•	a perfected first priority lien on all amounts on deposit from time to time in the completion guarantee deposit account (currently $31.1 million).

To the extent permitted by gaming and other applicable laws and subject to certain permitted liens, the subsidiary guarantors’ obligations under the guarantees of the notes will be secured, on an equal and ratable basis (with certain exceptions) with such guarantors’ obligations under the guarantees of our credit facilities, by a perfected first priority lien on substantially all of the existing and future assets of the subsidiary guarantors, including the Wynn Las Vegas golf course, water rights for the golf course, and all material agreements and contractual rights.

The notes will not be secured by World Travel, LLC’s aircraft. The notes will also not be secured by any proceeds on deposit from time to time in our bank proceeds account.

Release of Collateral	The security interests in all of the collateral securing our obligations under the notes and the obligations of the subsidiary guarantors under the subsidiary guarantees, including the golf course land, may be released if:

•	the completion date for Encore has occurred;

•	the lenders under our existing credit facilities release their security interest in such collateral (other than in connection with a refinancing);

•	no default or event of default has occurred and is continuing; and

•	the lenders under any other outstanding secured debt (other than capital lease obligations and purchase money indebtedness) have released their security interest in such collateral.

The security interests in the golf course land may also be released if:

•	no default or event of default has occurred and is continuing;

•	the lenders under our existing credit facilities concurrently release their security interests in the golf course land (other than in connection with a refinancing);

•	Encore is open and operating; and

•	our total debt does not exceed 6.5 times our Consolidated EBITDA (as defined in the indenture) for the most recent four full fiscal quarters.

However, if we incur or guarantee debt to finance costs related to the development of the golf course parcel into a mixed use hotel, casino and residence resort complex pursuant to the debt incurrence baskets described below under the caption “Description of the New Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” then the security interest in the golf course land may not be released without obtaining the consent of holders of at least 90% of the outstanding principal amount of the notes.

The security interest in approximately 20 acres of the golf course land granted by one of our subsidiaries may be released if the lenders under our credit facilities concurrently release their lien on such land (other than pursuant to a refinancing) and no default or event of default exists or is continuing.

In addition, the indenture provides for releases of the security interests in certain collateral under specified circumstances and also provides that security interests in the collateral can be released in connection with asset sales, permitted investments and other permitted dispositions.

Optional Redemption	We cannot redeem the notes until December 1, 2009. On or after December 1, 2009, we may redeem some or all of the notes at a premium declining ratably to zero, plus accrued and unpaid interest.

Gaming Redemption	The notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada or other jurisdictions.

Change of Control Offer	If a change of control occurs, we must offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest.

Asset Sales and Events of Loss	If we or any of our restricted subsidiaries sell certain assets or experience certain events of loss, we must either reinvest the proceeds of such sale in Wynn Las Vegas or Encore, or offer to repurchase the notes and repay indebtedness under our credit facilities on a pro rata basis, subject to certain exceptions, with any proceeds not reinvested in our business.

Certain Indenture Provisions	The indenture governing the notes contains covenants restricting our and our restricted subsidiaries’ ability to:

•	pay dividends or distributions or repurchase equity;

•	incur additional debt;

•	make investments;

•	create liens on assets to secure debt;

•	enter into transactions with affiliates;

•	issue stock of, or member’s interests in, subsidiaries;

•	enter into sale-leaseback transactions;

•	engage in other businesses;

•	merge or consolidate with another company;

•	transfer and sell assets;

•	issue disqualified stock;

•	create dividend and other payment restrictions affecting subsidiaries; and

•	designate restricted and unrestricted subsidiaries.

Intercreditor Agreement	The trustee under the indenture for the notes and the agent for the lenders under our credit facilities have entered into an intercreditor agreement that will govern the relationship among the holders of the notes, the lenders under our credit facilities and holders of permitted senior and junior indebtedness. Under the intercreditor agreement, the trustee on behalf of the holders of the notes and the agent for the lenders under our credit facilities have appointed a collateral agent with respect to the collateral granted in favor of the holders of the notes and the lenders under our credit facilities. The liens on the collateral that secure the notes (which shall not include our bank proceeds account, with respect to which the intercreditor agreement provides that the collateral agent will have a lien for the sole benefit of the lenders under our credit facilities) will rank pari passu with the liens on such collateral that secure our credit facilities and any other permitted senior debt, and will rank prior to the liens on such collateral that secure any permitted junior debt.

Pursuant to the intercreditor agreement, each of the agent under our credit facilities and, from and after the expiration of 30 days after a payment default or acceleration under the indenture governing the notes, lenders under our credit facilities and holders of notes controlling a majority of the aggregate amount of loans and notes outstanding may instruct the collateral agent to commence the exercise of remedies against the collateral. In addition, the agent under our credit facilities will have the right, subject to certain limited exceptions, to direct the collateral agent to enter into amendments of, or waive defaults under, or, subject to certain conditions, release all of the collateral from, the security documents that grant liens on the collateral without obtaining the consent of the trustee or the holders of the notes. The agent under our credit facilities will also have the right, at any time when amounts outstanding under our credit facilities equal or exceed $100.0 million, to amend the intercreditor agreement without the consent of the trustee or the holders of the notes, for the purpose of revising or altering the subordination provisions in respect of any junior debt provided that such amendment does not affect the provisions governing the relationship between the lenders under our credit facilities and the holders of the notes.

Completion Guarantee

One of our wholly owned unrestricted subsidiaries, Wynn Completion Guarantor, LLC, sometimes referred to as the completion guarantor, has provided a completion guarantee in favor of the trustee under the indenture for the notes (for the benefit of the holders of the notes) and the agent under our credit facilities (as the representative of the lenders under our credit facilities). The completion guarantee consists of cash collateralized by a security interest in a collateral account holding cash or short-term highly rated securities and pledged to the lenders under our credit facilities and the holders of the notes as security for the completion guarantee. As of December 31, 2007, there was $31.1 million on deposit in the completion guarantee collateral account. Subject to the intercreditor agreement, upon the occurrence of an event of default under our credit facilities or the indenture governing the notes, the lenders under our credit facilities and the holders of the notes will be permitted to exercise remedies against deposits in the completion guarantee collateral account. After the satisfaction of certain conditions relating to the completion of Wynn Las Vegas and Encore, any amounts remaining in this account will be released to us.

Trading	Securities issued in book-entry form will be issued to Cede & Co. as nominee of DTC.

Governing Law	The laws of the State of New York.

Risk Factors	You should refer to the section entitled “Risk Factors,” beginning on page 16, for a discussion of certain risks involved in investing in the notes.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially adversely affected. In that case, the value of the new notes could decline substantially, and you may lose part or all of your investment.

Risks Related to our Substantial Indebtedness

We are highly leveraged and future cash flow may not be sufficient for us to meet our obligations, and we might have difficulty obtaining more financing.

We have a substantial amount of consolidated debt in relation to our equity. As of December 31, 2007, we had total outstanding debt of approximately $2 billion. Upon the satisfaction of certain conditions, we will be able to incur up to an additional $883.3 million under our credit facilities to fund the construction of Encore. In addition, our credit agreement and the indenture for the notes permit us to incur additional indebtedness in connection with potential expansion plans under certain circumstances in the future. Our substantial indebtedness could have important consequences. For example:

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if we fail to meet our payment obligations or otherwise default under the agreements governing our indebtedness, the lenders under those agreements will have the right to accelerate the indebtedness and exercise other rights and remedies against us. These rights and remedies include rights to:

•	repossess and foreclose upon the assets that serve as collateral,

•	initiate judicial foreclosure against us, and

•	petition a court to appoint a receiver for us or for substantially all of our assets;

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we are required to use a substantial portion of our cash flow from the Wynn Las Vegas operations to service and amortize our Wynn Las Vegas indebtedness and to pay construction costs of Encore, which will reduce the available cash flow to fund working capital, other capital expenditures and other general corporate purposes;

•	we may have a limited ability to respond to changing business and economic conditions and to withstand competitive pressures, which may affect our financial condition;

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we may have a limited ability to obtain additional financing, if needed, to fund construction costs of Encore, satisfy working capital requirements, or pay for other capital expenditures, debt service or other obligations;

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under our credit facilities, rates with respect to a portion of the interest we pay will fluctuate with market rates and, accordingly, our interest expense will increase if market interest rates increase; and

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if we fail to pay our debts generally as they become due, unsecured creditors that we fail to pay may initiate involuntary bankruptcy proceedings against us, subject to the requirements of the United States Bankruptcy Code, and such bankruptcy proceedings will delay or impair the repayment of the notes.

Under the terms of the documents governing our debt facilities, we will be permitted to incur additional indebtedness, including secured senior and subordinated indebtedness. If we incur additional indebtedness, the risks described above will be exacerbated.

The agreements governing our debt facilities contain covenants that restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

The agreements governing our debt facilities contain covenants that restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions. The debt facilities impose operating and financial restrictions on us and our restricted subsidiaries, including, among other things, limitations on the ability to:

•	pay dividends or distributions or repurchase equity;

•	incur additional debt;

•	make investments;

•	create liens on assets to secure debt;

•	enter into transactions with affiliates;

•	issue stock of, or member’s interests in, subsidiaries;

•	enter into sale-leaseback transactions;

•	engage in other businesses;

•	merge or consolidate with another company;

•	transfer and sell assets;

•	issue disqualified stock;

•	create dividend and other payment restrictions affecting subsidiaries; and

•	designate restricted and unrestricted subsidiaries.

Our debt facilities require us to satisfy various financial covenants, which include minimum interest coverage and total debt to earnings before interest, tax, depreciation and amortization. Future indebtedness or other contracts could contain financial or other covenants more restrictive than those applicable to the existing debt facilities.

Our ability to comply with these provisions may be affected by general economic conditions, industry conditions, and other events beyond our control. As a result, we may not be able to comply with these covenants. Our failure to comply with the covenants contained in the debt facilities, including failure as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our operating results and our financial condition.

If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on those debt securities.

Our indebtedness is secured by a substantial portion of our assets.

Subject to applicable laws, including gaming laws, and certain agreed upon exceptions, our debt is secured by liens on substantially all of our assets. In the event of a default under our financing documents, or if we experience insolvency, liquidation, dissolution or reorganization, the holders of our secured debt instruments would first be entitled to payment from their collateral security, and only then would holders of our unsecured debt be entitled to payment from our remaining assets.

Risks Related to our Business

A downturn in general economic conditions may adversely affect our results of operations.

Our business operations are affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of customers for our property, could result in fewer customers visiting, or customers spending less at our properties, which would adversely affect our revenues.

We are entirely dependent on one property for all of our cash flow, which subjects us to greater risks than a gaming company with more operating properties.

We do not expect to have material assets or operations other than Wynn Las Vegas and Encore (opening in December 2008). We are entirely dependent upon Wynn Las Vegas for all of our cash flow. As a result, we are subject to a greater degree of risk than a gaming company with more operating properties. The risks to which we have a greater degree of exposure include the following:

•	local economic and competitive conditions;

•	changes in local and state governmental laws and regulations, including gaming laws and regulations;

•	natural and other disasters;

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an increase in the cost of utilities for Wynn Las Vegas as a result of, among other things, power shortages in California or other western states with which Nevada shares a single regional power grid or a shortage of natural resources such as water;

•	a decline in the number of visitors to Las Vegas; and

•	a decrease in gaming and non-gaming activities at Wynn Las Vegas.

Any of the factors outlined above could negatively affect our ability to generate sufficient cash flow to make payments with respect to our debt. Furthermore, the opening of Encore may not decrease our exposure to these risks.

Our casino, hotel, convention and other facilities face intense competition.

The casino/hotel industry is highly competitive and additional developments are currently underway. Resorts located on or near the Las Vegas Strip compete with other Las Vegas Strip hotels and with other hotel casinos in Las Vegas on the basis of overall atmosphere, range of amenities, level of service, price, location, entertainment, theme and size, among other factors. Wynn Las Vegas also competes with a large number of other hotels located in and near Las Vegas, as well as other resort destinations. Some of our competitors have established gaming operations, are subsidiaries or divisions of large public companies, and may have greater financial and other resources than we do.

Wynn Las Vegas also competes, to some extent, with other hotel/casino facilities in Nevada and in Atlantic City, New Jersey, riverboat gaming facilities in other states, casino facilities on Native American lands and elsewhere in the world, state lotteries, and other forms of gaming. The proliferation of gaming activities in other areas could significantly harm our business as well. The impact on our business from the legalization of gaming activities in other metropolitan areas is unclear at this time. In addition, new or renovated casinos in Macau or elsewhere in Asia could draw Asian gaming customers, including high-rollers, away from Wynn Las Vegas.

Our business relies on high-end, international customers to whom we often extend credit, and we may not be able to collect gaming receivables from our credit players or credit play may decrease.

A significant portion of our table game revenue at Wynn Las Vegas is attributable to the play of a limited number of international customers. The loss or a reduction in the play of the most significant of these customers could have a substantial negative effect on our future operating results. A downturn in economic conditions in the countries in which these customers reside could cause a reduction in the frequency of visits by and revenue generated from these customers.

We conduct our gaming activities on a credit as well as a cash basis. This credit is unsecured. Table games players typically are extended more credit than slot players, and high-stakes players typically are extended more credit than patrons who tend to wager lower amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a positive or negative impact on cash flow and earnings in a particular quarter.

In addition, the collectibility of receivables from international customers could be negatively affected by future business or economic trends or by significant events in the countries in which these customers reside. We will extend credit to those customers whose level of play and financial resources, in the opinion of management, warrant such an extension.

While gaming debts evidenced by a credit instrument, including what is commonly referred to as a “marker,” and judgments on gaming debts are enforceable under the current laws of Nevada, and judgments on gaming debts are enforceable in all states under the Full Faith and Credit Clause of the United States Constitution, other jurisdictions may determine that direct or indirect enforcement of gaming debts is against public policy. Although courts of some foreign nations will enforce gaming debts directly and the assets in the United States of foreign debtors may be used to satisfy a judgment, judgments on gaming debts from U.S. courts are not binding on the courts of many foreign nations. We cannot assure you that we will be able to collect the full amount of gaming debts owed to us, even in jurisdictions that enforce gaming debts. Our inability to collect gaming debts could have a significant negative impact on our operating results.

We are subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have a negative effect on our business.

The operation of Wynn Las Vegas is contingent upon maintaining all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations. The laws, regulations and ordinances requiring these licenses, permits and other approvals generally relate to the responsibility, financial stability and character of the owners and managers of gaming operations, as well as persons financially interested or involved in gaming operations. The scope of the approvals required to open and operate a facility is extensive. We received all approvals and opened Wynn Las Vegas on April 28, 2005; however, we are subject to ongoing regulation to maintain its operation.

The Nevada Gaming Commission may, in its discretion, require the holder of any securities that we or Wynn Resorts issue to file applications, be investigated and be found suitable to own our or Wynn Resorts’ securities if it has reason to believe that the security ownership would be inconsistent with the declared policies of the State of Nevada.

Nevada regulatory authorities have broad powers to request detailed financial and other information, to limit, condition, suspend or revoke a registration, gaming license or related approval and to approve changes in our operations. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied. The suspension or revocation of any license which may be granted to us or the levy of substantial fines or forfeiture of assets could significantly harm our business, financial condition and results of operations. Furthermore, compliance costs associated with gaming laws, regulations and licenses are significant. Any change in the laws, regulations or licenses applicable to our business or a violation of any current or future laws or regulations applicable to our business or gaming licenses could require us to make substantial expenditures or could otherwise negatively affect our gaming operations.

Simultaneous expansion of Wynn Macau and construction of Encore may stretch management time and resources and may impact Wynn Las Vegas.

Our affiliate, Wynn Resorts (Macau), S.A., has commenced construction of its Wynn Diamond Suites expansion which includes an additional hotel tower and related amenities and is currently expected to open in 2010. Development and construction efforts for Encore continue. Since there is overlap of the development and construction of this project with the construction of Encore, members of Wynn Resorts’ senior management are simultaneously involved in planning and developing both of these projects. Expanding Wynn Macau simultaneously with the development and construction of Encore may divert management resources from the construction and/or completion of Encore. Management’s inability to devote sufficient time and attention to Encore may delay its construction or opening. Any delay caused by such circumstances could have a negative effect on our business and operations.

In addition, although we intend to construct Encore with minimal impact on Wynn Las Vegas, the construction may disrupt the operations of Wynn Las Vegas and it may not be implemented as planned. Therefore, the construction of Encore may adversely impact the business, operations and revenues of Wynn Las Vegas.

Terrorism and the uncertainty of military conflicts, as well as other factors affecting discretionary consumer spending, may harm our operating results.

The strength and profitability of our business depends on consumer demand for hotel casino resorts in general and for the type of luxury amenities Wynn Las Vegas offers. Changes in consumer preferences or discretionary consumer spending could harm our business. The terrorist attacks of September 11, 2001, other terrorist activities in the United States and elsewhere, military conflicts in Iraq and in the Middle East, past outbreaks of infectious disease, and tsunamis have had negative impacts on travel and leisure expenditures, including lodging, gaming and tourism. We cannot predict the extent to which similar events and conditions may continue to affect us, directly or indirectly, in the future. An extended period of reduced discretionary spending and/or disruptions or declines in airline travel and business conventions could significantly harm our operations. In particular, because our business will rely heavily upon high-end customers, particularly international customers, factors resulting in a decreased propensity to travel internationally could have a negative impact on our operations.

In addition to terrorist activities, military conflicts, the outbreak of infectious diseases such as the avian flu or the impact of a natural disaster such as a tsunami or typhoon, other factors affecting travel and discretionary consumer spending, including general economic conditions, disposable consumer income, fears of recession and reduced consumer confidence in the economy, may negatively impact our business. Negative changes in factors affecting discretionary spending could reduce customer demand for the products and services we offer, thus imposing practical limits on pricing and harming our operations.

Our insurance coverage may not be adequate to cover all possible losses that we could suffer, and our insurance costs may increase.

The terrorist attacks of September 11, 2001 have substantially affected the availability of insurance coverage for certain types of damages or occurrences. We currently have insurance coverage for occurrences of terrorist acts with respect to Wynn Las Vegas for up to $800 million of losses that could result from these acts. However, these types of acts could expose us to losses that exceed our coverage and could have a significant negative impact on our operations.

In addition, insurance premiums have increased on available coverage, and we may not have sufficient insurance coverage in the event of a catastrophic property or casualty loss. We may also suffer disruption of our business in the event of a terrorist attack or other catastrophic property or casualty loss or be subject to claims by third parties injured or harmed. While we currently carry general liability insurance and business interruption insurance, such insurance may not be adequate to cover all losses in such event. In the event that insurance premiums continue to increase, we may not be able to maintain the insurance coverages we currently have or otherwise be able to maintain adequate insurance protection.

If a third party successfully challenges Wynn Holdings’ ownership of, or right to use, the Wynn-related service marks, our business or results of operations could be harmed.

We have sublicensed certain Wynn-related trademarks and services from Wynn Holdings. Wynn Holdings has filed applications with the United States Patent and Trademark Office (“PTO”), to register a variety of WYNN-related trademarks and service marks in connection with a variety of goods and services. These marks include “WYNN LAS VEGAS,” “WYNN DIAMOND,” and “ENCORE.” Some of the applications are based upon ongoing use and others are based upon a bona fide intent to use the marks in the future.

A common element of these marks is the use of the surname, “WYNN.” As a general rule, a surname (or a mark primarily constituting a surname) cannot be registered unless the surname has acquired “secondary meaning.” To date, Wynn Holdings has been successful in demonstrating to the PTO such secondary meaning for the Wynn name, in certain of the applications, based upon Mr. Wynn’s prominence as a resort developer, but we cannot assure you that we will be successful with the other pending applications.

Even if Wynn Holdings is able to obtain registration of the WYNN-related marks, such federal registrations are not completely dispositive of the right to such marks. Third parties who claim prior rights with respect to similar marks may nonetheless challenge our right to obtain registrations or our use of the marks and seek to overcome the presumptions afforded by such registrations.

We have also filed applications with various foreign patent and trademark registries including registries in Macau, China, Hong Kong, Taiwan, Japan, certain European countries and various other jurisdictions throughout the world to register a variety of WYNN-related trademarks and service marks in connection with a variety of goods and services. These marks include many of the same marks filed with the United States Patent and Trademark Office and include “WYNN LAS VEGAS,” “WYNN DIAMOND,” and “ENCORE.” Some of the applications are based upon ongoing use and others are based upon a bona fide intent to use the marks in the future.

We recognize that our intellectual property assets, especially the logo version of “WYNN,” are among our most valuable assets. As a result, and in connection with expansion of our resort and gaming activities outside the United States, we have undertaken a program to register our trademarks and other intellectual property rights in all relevant jurisdictions, some of which may pose a risk of unauthorized use or counterfeiting. We have retained counsel and will take all steps necessary to not only acquire, but protect our intellectual property rights against such unauthorized use throughout the world.

If a third party asserts other forms of intellectual property claims against us, our business or results of operations could be adversely affected.

Historically, trademarks and service marks have been the principal form of intellectual property rights relevant to the gaming industry. However, due to the increased use of technology in computerized gaming machines and in business operations generally, other forms of intellectual property rights (such as patents and copyrights) are becoming of increased relevance. It is possible that, in the future, third parties might assert superior intellectual property rights or allege that their intellectual property rights cover some aspect of our operations. The defense of such allegations may result in substantial expenses, and, if such allegations should be true, may have a material impact on our business.

The loss of Stephen A. Wynn could significantly harm our business.

Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of Stephen A. Wynn, the Chairman of the Board, Chief Executive Officer and one of the principal stockholders of Wynn Resorts. In 2004, Wynn Resorts extended the term of Mr. Wynn’s employment agreement until October 2017. However, we cannot assure you that Mr. Wynn will remain with Wynn Resorts. If Wynn Resorts loses the services of Mr. Wynn, or if he is unable to devote sufficient attention to our operations for any other reason, our business may be significantly impaired. In addition, if Mr. Wynn is no longer either employed by Wynn Resorts as Chief Executive Officer or serving as Chairman of the Board, other than as a result of death or disability or other limited circumstances, it would constitute a change of control that would require us to offer to repay the notes and would constitute an event of default under our credit facilities.

Wynn Resorts’ officers, directors and substantial stockholders are able to exert significant control over our operations and future direction.

Our ultimate parent company is Wynn Resorts. Mr. Wynn and Aruze USA, Inc., a company controlled by one of our directors, each own approximately 21% of Wynn Resorts’ currently outstanding common stock. As a result, Mr. Wynn and Aruze USA, Inc., to the extent they vote their shares in a similar manner, may be able to control all matters requiring our stockholders’ approval, including the approval of significant corporate transactions.

On November 13, 2006, the Board of Wynn Resorts approved an amendment of its bylaws that exempts future acquisitions of shares of Wynn Resorts’ common stock by either Mr. Wynn or Aruze USA, Inc. from Nevada’s acquisition of controlling interest statutes. The Nevada acquisition of controlling interest statutes require stockholder approval in order to exercise voting rights in connection with any acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by certain acquiring persons provide that these statutes do not apply to the corporation or to the acquisition specifically by types of existing or future stockholders. These statutes define a “controlling interest” as (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more, of the voting power in the election of directors. As a result of the bylaw amendment, either Mr. Wynn or Aruze USA, Inc. or their respective affiliates may acquire ownership of outstanding voting shares of Wynn Resorts permitting them to exercise more than one-third but less than a majority, or a majority or more, of all of the voting power of the corporation in the election of directors, without requiring a resolution of the stockholders of the corporation granting voting rights in the control shares acquired.

In addition, Mr. Wynn and Aruze USA, Inc., together with Baron Asset Fund, have entered into a stockholders’ agreement. Under the stockholders’ agreement, Mr. Wynn and Aruze USA, Inc. have agreed to vote their shares of Wynn Resorts’ common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA, Inc. As a result of this voting arrangement, Mr. Wynn, as a practical matter, controls the slate of directors to be elected to Wynn Resorts’ board of directors. In addition, in November 2006, this agreement was amended to require the written consent of both Mr. Wynn and Aruze USA, Inc. prior to either party selling or transferring any shares of Wynn Resorts that it owns.

Because we own real property, we are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

We have incurred costs to comply with environmental requirements, such as those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements we may be required to investigate and clean up hazardous or toxic substances or chemical releases at our property. As an owner or operator, we could also be held responsible to a governmental entity or third parties for property damage, personal injury and investigation and cleanup costs incurred by them in connection with any contamination.

These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. The liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use our property.

Risks Associated with the Construction and Development of Encore

The construction and development costs of Encore are estimates only, and actual construction and development costs may be higher than expected.

Our project budget is approximately $2.2 billion, consisting of approximately $2.1 billion for Encore and approximately $100 million for an employee parking garage on our Koval property, an associated pedestrian bridge and costs incurred in connection with the remodeling of the Broadway Theater and production of “Monty Python’s Spamalot” at Wynn Las Vegas. While we believe that the estimated construction and development costs for Encore are reasonable, these construction and development costs are estimates and the actual costs may be higher than expected. Although we will have certain owners’ contingencies to cover cost overruns, these contingencies may not be sufficient to cover the full amount of such overruns. If these contingencies are not sufficient to cover these costs, we may not have the funds required to pay the excess costs and would be dependent upon Wynn Resorts, which is not a guarantor of debt, to contribute additional capital to achieve final completion of the project. Wynn Resorts has no operations except for those of its subsidiaries, which are not obligated to satisfy any obligations or liabilities of Wynn Resorts.

We intend to fund a substantial portion of the construction and development costs of Encore and our substantial debt service and other obligations with cash flows generated by Wynn Las Vegas, which may not be sufficient to fund such construction and development costs and debt service obligations.

Our ability to make interest payments under our credit facilities, the notes and any other indebtedness, and to fund a substantial portion of the construction and development costs of Encore, is dependent on our ability to generate sufficient cash flow from our operations at Wynn Las Vegas. We cannot assure you that Wynn Las Vegas will continue to be able to generate sufficient cash flow to make the interest payments under our credit facilities, the notes and any other indebtedness, and fund other costs (including the construction and development of Encore). Our ability to generate cash flow depends on many factors, including:

•	our operating performance;

•	the demand for services that we provide;

•	general economic conditions and economic conditions affecting Nevada or the hotel/casino industry in particular;

•	our ability to hire and retain employees at a reasonable cost;

•	competition; and

•	legislative and regulatory factors affecting our operations and business.

Some of these factors are beyond our control. Any inability to generate sufficient cash flows to meet our debt service and other obligations (including the construction and development of Encore) would have a material adverse effect on our operating results and financial condition.

There are significant risks associated with major construction projects that may prevent completion of Encore on schedule and within budget.

Major construction projects of the scope and scale of Encore entail significant risks, including:

•	shortages of materials or skilled labor;

•	unforeseen engineering, environmental and/or geological problems;

•	work stoppages;

•	weather interference;

•	unanticipated cost increases; and

•	unavailability of construction equipment.

Construction, equipment or staffing problems or difficulties in obtaining any of the requisite licenses, permits and authorizations from regulatory authorities could increase the total cost, delay or prevent the construction or opening or otherwise affect the design and features of Encore.

We anticipate that only some of the subcontractors engaged for Encore will post bonds guaranteeing timely completion of a subcontractor’s work and payment for all of that subcontractor’s labor and materials. We cannot assure you that these bonds will be adequate to ensure completion of the work.

Encore may not commence operations on schedule and construction costs for the project may exceed budgeted amounts. Failure to complete Encore on schedule or within budget could result in a default under our credit facilities and may have a significant negative effect on us and on our ability to make payments on our debt, including the notes.

There are conditions precedent to the funding of the remaining components of the financing for Encore.

As of December 31, 2007, we had approximately $883.3 million available under our credit facilities, which we intend to use to fund construction of Encore. We expect to use the availability under our credit facilities, the proceeds of the offering of the old notes and cash flow from operations to fund the remaining construction costs of Encore.

We have entered into an amended and restated disbursement agreement with the agent under our credit facilities which establishes conditions for the disbursement of funds for Encore.

We cannot assure you that we will be able to satisfy the conditions to funding at the time drawdowns are required to make payments of our construction costs. Satisfaction of various conditions is subject to the discretion of the disbursement agent and the lenders under our credit facilities and/or their consultants and agent and may therefore be beyond our control. Failure to satisfy the conditions to the drawdowns under our credit facilities could impact our ability to construct Encore. We may not have access to alternative sources of funds necessary to construct Encore on satisfactory terms or at all.

Risks Related to the Notes

If a default occurs with respect to the notes, the value of the collateral may not be sufficient to repay the holders of notes.

As of December 31, 2007, we had approximately $225 million outstanding under our senior secured term loan credit facility and approximately $883.7 million of borrowing availability under our revolving credit facility. Under the indenture governing the notes, we may be permitted to incur additional indebtedness that could be secured by first priority liens on the collateral, which liens would have a priority to liens securing the notes and our credit facilities.

The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We cannot assure you that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy any borrowings from creditors with liens that have a priority to the liens securing the notes, the amounts outstanding under the notes and our credit facilities. If these proceeds were not sufficient to repay amounts outstanding under the notes, after paying any higher priority creditors and sharing pari passu with obligations under our credit facilities, then holders of the notes, to the extent not repaid from the proceeds of the sale of the collateral, would only have unsecured claims against our remaining assets, which claims would rank equally with all of our general unsecured indebtedness and obligations, including trade payables.

The intercreditor agreement permits the agent under our credit facilities to amend the terms of, and waive defaults under, the security documents and to amend certain provisions of the intercreditor agreement.

The security documents create the liens on the collateral in favor of a collateral agent for the benefit of the holders of the notes and the lenders under our credit facilities. However, the intercreditor agreement grants the agent under our credit facilities certain rights that may adversely affect the interest of the holders of the notes under the security documents. The intercreditor agreement permits the agent under our credit facilities, without the consent of the holders of the notes, to direct the collateral agent to amend various terms of, and waive defaults under, the security documents. The agent under our credit facilities is entitled to exercise this right even at a time when no amounts are outstanding under our credit facilities. If the agent under our credit facilities exercises such rights, the holders of the notes may not be able to enforce the terms of the security documents and exercise their rights thereunder. The intercreditor agreement will release the agent for the lenders from all liability to the extent permitted by law, except for fraud or willful misconduct.

In addition, the agent under our credit facilities is entitled, at any time when the amount outstanding under our credit facilities equals or exceeds $100 million and without the consent of the trustee or the holders of the notes, to amend the subordination provisions that apply to any permitted junior secured debt that we may incur. Any such amendment could increase, perhaps significantly, the rights of any holders of junior debt under the intercreditor agreement to the detriment of the holders of the notes. Any such amendment could also adversely affect the ability of the trustee or the holders of the notes to enforce remedies against the collateral and recover the proceeds thereof.

The intercreditor agreement limits the ability of the holders of the notes to control decisions regarding the collateral and to take enforcement actions.

The intercreditor agreement provides that for the first 30 days following an occurrence of an event of default under our credit facilities or a payment event of default under the indenture governing the notes, only the agent for the lenders under our credit facilities will have the right to instruct the collateral agent to enforce their security interests and initiate the exercise of remedies against the collateral, and the holders of the notes will not have any rights to direct such remedies. From and after the expiration of such 30 day period, either the agent for the lenders under our credit facilities, or the lenders under our credit facilities and the holders of the notes controlling a majority of the aggregate amount of loans and notes outstanding, may instruct the collateral agent to commence the exercise of remedies against the collateral. Given that the amount of loans advanced by the lenders under our credit facilities may, from time to time, be substantially smaller than the outstanding amount of the notes, the lenders’ interests may not be aligned with those of noteholders and the lenders may have different motives or strategies to protect their investment. As such, the lenders under our credit facilities may choose to instruct the collateral agent to enforce their security interest or may initiate the exercise of other remedies against the collateral at any given time even though allowing us additional time to resolve any issues or take any other actions could increase the likelihood of repayment of the notes. In addition, the intercreditor agreement includes certain provisions, such as waivers of certain rights or consents to certain proceedings in bankruptcy, that may not be enforceable in bankruptcy.

We may institute bankruptcy proceedings to prevent foreclosure of the collateral.

In connection with an exercise of remedies, the lenders under our credit facilities or the holders of the notes may institute foreclosure proceedings against the collateral. To prevent foreclosure, we may be motivated to commence voluntary bankruptcy proceedings, or certain creditors may be motivated to institute involuntary bankruptcy proceedings against us under the United States Bankruptcy Code. The commencement of any such bankruptcy proceedings would expose the holders of the notes to additional risks, including, without limitation, additional restrictions on exercising rights against collateral and on otherwise pursuing or obtaining repayment of the notes. See “—Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the notes, and otherwise collect on any amounts due thereunder” below.

Gaming laws will impose additional restrictions on foreclosure.

As a result of gaming restrictions, in any foreclosure sale of Wynn Las Vegas, the purchaser or the operator of the facility would need to be licensed to operate the resort’s casino under the Nevada gaming laws and regulations. If the note trustee acting on behalf of the holders of the notes or the lenders under our credit facilities purchased Wynn Las Vegas at a foreclosure sale, the note trustee or such lenders would not be permitted to continue gaming operations at Wynn Las Vegas unless they retained an entity licensed under the Nevada gaming laws to conduct gaming operations at the facility. The holders of the notes may have to be licensed or found suitable in any event.

In addition, the notes trustee must obtain prior approval from, and may be required to be licensed by, the Nevada gaming authorities before the note trustee can foreclose on the pledged equity interests in our restricted subsidiaries.

Because potential bidders who wish to operate the casino must satisfy these gaming regulatory requirements, the number of potential bidders in a foreclosure sale could be less than in foreclosures of other types of facilities, and this requirement may delay the sale of, and may reduce the sales price for, the collateral. The ability to take possession and dispose of the collateral securing the notes upon acceleration of the notes, and to otherwise pursue or obtain repayment of the notes, is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case is commenced by or against us prior to a taking of possession or disposition of the collateral securing the notes by the note trustee for the benefit of the holders of the notes.

Parties who have provided services or supplies in connection with Wynn Las Vegas and Encore may have a lien on the property senior to the security interests securing the notes and guarantees.

Nevada law provides contractors, subcontractors and material suppliers with a lien on the property improved by their services or supplies in order to secure their right to be paid. If these parties are not paid in full, they may seek foreclosure of their liens. In Nevada, the priority of all mechanics’ liens related to a particular construction project relate back to the date on which any contractor first commenced work. Accordingly, contractors, subcontractors and suppliers providing goods and services in connection with the expansion project who after recordation of the deed of trust securing the notes otherwise comply with the applicable requirements of Nevada law may have a lien on the property senior in priority to the lien securing the notes until they are paid in full. In the event of a liquidation, proceeds from the sale of collateral will be used to pay the holders of any mechanics’ liens then in existence before holders of the notes.

Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the notes, and otherwise collect on any amounts due thereunder.

If a bankruptcy case were to be commenced by or against us prior to the repossession and disposition of note collateral, the right of the trustee to repossess and dispose of the note collateral upon the occurrence of an event of default under the indenture is likely to be significantly impaired by applicable bankruptcy law. A bankruptcy case may be commenced by us or by certain unsecured creditors as provided in the United States Bankruptcy Code.

The “automatic stay” under applicable bankruptcy law prohibits secured creditors, such as the holders of the notes and the lenders under our credit facilities, from repossessing their security from a debtor in a bankruptcy case, or from disposing of collateral in their possession, without bankruptcy court approval. Moreover, applicable bankruptcy law and/or the bankruptcy court may permit the debtor to continue to retain and use the collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection” of its interest in the collateral.

The meaning of the term “adequate protection” may vary according to circumstances, but it is generally intended to protect the value of the secured creditor’s interest in the collateral from diminution as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. “Adequate protection” may include cash payments or the granting of additional security, of such type, at such time and in such amount as the bankruptcy court may determine. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of the collateral and the nature, accessibility or value of any other collateral that may be substituted for it. Also, since the enforcement of the trustee’s security interest in the collateral consisting of cash, deposit accounts, and cash equivalents may be limited in a bankruptcy proceeding, noteholders may not have any consent rights with respect to the use of those funds by us during the pendency of a bankruptcy proceeding. In view of the lack of a precise definition of the term “adequate protection,” the broad discretionary powers of a bankruptcy court and the possible complexity of valuation issues, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the note trustee could repossess or dispose of the collateral or whether or to what extent, through the requirement of “adequate protection,” the holders of the notes would be compensated for any delay in payment or loss of value of the collateral.

Under the United States Bankruptcy Code, a claim is a secured claim up to the value of the collateral that secures it. In most cases, interest stops accruing on the date of commencement of the bankruptcy case, but if the collateral’s value exceeds the amount of the claim, interest may continue to accrue on the claim up to the collateral’s value. On the other hand, if the amount of the claim exceeds the collateral’s value, the excess constitutes an unsecured claim. Generally, the United States Bankruptcy Code contemplates that secured creditors will be paid in full. If a bankruptcy proceeding is commenced by or against us, we cannot assure you that the Bankruptcy Court would find that your collateral’s value exceeds the amount outstanding under the notes.

Factors that might bear on the recovery by the holders of the notes in these circumstances, among others, would include:

•

a debtor in a bankruptcy case does not have the ability to compel performance of a “financial accommodation,” including the funding of various undrawn loans contemplated to fund construction of Encore;

•	lenders with higher priority liens or other secured creditors may seek, and perhaps receive, relief from the automatic stay to foreclose their respective liens;

•	the cost and delay of developing a confirmed chapter 11 plan could reduce the present value of revenues; and

•	any original issue discount may be disallowed in a bankruptcy proceeding as unmatured interest.

Moreover, in a bankruptcy proceeding, the bankruptcy court would have broad discretion to approve transactions that could disadvantage the holders of the notes. For example, under certain circumstances, a bankruptcy court could approve our or third parties’ motions for sales of collateral on terms favorable to us, require you to accept subordinated or other securities in exchange for the notes, or order substantive consolidation of us with Wynn Resorts in a bankruptcy in which Wynn Resorts was debtor.

Accordingly, regardless of the ultimate disposition of any of these or other motions or claims, there can be no assurances, pending or following the completion of the bankruptcy proceeding, with respect to the following: whether and when any payments under the notes would be made; whether or when the trustee could foreclose upon or sell the collateral; whether the terms and conditions of the notes or any rights of the noteholders could be altered in a bankruptcy case without the trustee’s or your consent; whether the trustee or you would be able to enforce your rights against the subsidiary guarantors under their guarantees; and whether and to what extent noteholders would be compensated for any delay in payment or decline in the collateral’s value.

Contract rights under agreements serving as collateral for the notes may be rejected in bankruptcy.

Among other things, contract rights under certain of our agreements serve as collateral for the notes, including rights that stem from the agreements to which we are a party, such as our Design Build Architectural, Engineering and Construction Services Agreement, dated as of February 27, 2007, with Tutor-Saliba Corporation for the design and construction of Encore. If a bankruptcy case were to be commenced by or against Tutor, it is possible that Tutor or a trustee appointed in its bankruptcy case might reject the Tutor construction contract pursuant to section 365 or section 1123 of the United States Bankruptcy Code, which rejection would render the contract unenforceable against Tutor. Additionally, to the extent any rejected agreement constitutes a lease of real property, the resulting claim of the lessor for damages resulting from termination may be capped pursuant to section 502(b)(6) of the United States Bankruptcy Code.

Holders of the notes have no liens on certain assets.

The holders of the notes do not have a lien on our gaming or liquor licenses, because under the Nevada gaming laws they may not be pledged as collateral. In addition, the notes and our credit facilities are not secured by any assets related to Wynn Macau, and the holders of the notes have no claim against those assets. The notes also are not secured by, among other things, World Travel, LLC’s aircraft. Accordingly, such assets are not available to the holders upon an exercise of remedies under the collateral documents.

The noteholders’ liens on all or part of the collateral will be released if certain conditions are met.

The liens on all of the collateral will be released if the lenders under our credit facilities release their liens on such collateral (other than in connection with a refinancing) and (i) no default or event of default has occurred, (ii) the completion date for Encore has occurred and (iii) the lenders under any other outstanding secured debt (other than capital lease obligations and purchase money indebtedness) have released their security interest in such collateral.

In addition, the liens on the golf course land and related water rights may be released so long as Encore is open and operating and (i) no default or event of default has occurred and is continuing immediately prior to or after giving effect to such release, (ii) the lenders under our credit facilities concurrently release their first priority liens on the golf course land (other than in connection with a refinancing) and (iii) both immediately prior to the release of the lien and after giving pro forma effect to such release our and our restricted subsidiaries’ total debt does not exceed 6.5 times Consolidated EBITDA (as defined in the indenture for the notes) for the last four full fiscal quarters.

Once the security interests in the golf course land and the related water rights are released, the noteholders will have only a first priority lien on the assets comprising the hotel and casino, the equity interest of Wynn Holdings or Wynn Las Vegas and the equity interest in our restricted subsidiaries. In the event that the security interests on all of the collateral are released, the notes will become our unsecured obligations. As our senior unsecured obligations, the notes would be effectively subordinated to any secured indebtedness of the issuers and the guarantors up to the value of the collateral securing such indebtedness, would rank senior in right of payment to any subordinated indebtedness of the issuers and guarantors, and would rank equal in right of payment to any existing and future unsecured senior indebtedness of the issuers and guarantors.

In addition, the indenture provides for releases of the security interests in certain collateral under specified circumstances and also provides that security interests in the collateral can be released in connection with asset sales, permitted investments and other permitted dispositions.

Any additional liens on collateral provided after the notes are issued could also be avoided as preferential transfers.

The indenture provides that certain future restricted subsidiaries will guarantee the notes and secure their guarantees with liens on their assets. The indenture also requires us to grant liens on certain assets that we and the existing guarantors acquire after the notes are issued. If the entity granting an additional lien were insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy case (or one year before commencement of a bankruptcy case if the creditor that benefited from the lien is an “insider” under the United States Bankruptcy Code), the additional lien could be avoided as a preferential transfer.

Federal and state statutes allow courts, under specific circumstances, to avoid the notes, guarantees, and liens, and to require noteholders to return payments received from us or the guarantors.

Our creditors or the creditors of our guarantors could challenge the issuance of the notes or the guarantors’ issuance of their guarantees, and the liens on the assets that secure the notes and guarantees, respectively, as fraudulent conveyances or on other grounds. Under the federal bankruptcy law and similar provisions of state fraudulent transfer laws, the issuance of notes, the delivery of the guarantees, and the granting of liens could be avoided (that is, cancelled) as fraudulent transfers if a court determined that the issuer, at the time it issued the notes or granted the liens, or the guarantor, at the time it issued the guarantee or granted the liens (or, in some jurisdictions, when payment became due under the guarantee):

•	issued the notes or guarantees, as the case may be, or granted the liens with the intent to hinder, delay or defraud its existing or future creditors; or

•

received less than reasonably equivalent value or did not receive fair consideration for the delivery of the notes or guarantees, as the case may be, or granting of the liens, and if the issuer or guarantor:

•	was insolvent or rendered insolvent at the time it issued the notes, issued the guarantee, or granted the liens;

•	was engaged in a business or transaction for which the issuer’s or guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts generally as they mature.

A court likely would find that a guarantor did not receive reasonably equivalent value or fair consideration for its guaranty or pledge of assets unless it benefited directly or indirectly from the notes issuance. If the guarantees were avoided or limited under fraudulent transfer or other laws, any claim you may make against the guarantors for amounts payable on the notes would be unenforceable to the extent of such avoidance or limitation.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the sum of its property, at a fair valuation;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be sure what standard a bankruptcy court would apply in making these determinations or, regardless of the standard, that a bankruptcy court would not avoid the guarantees.

The collateral securing the notes includes real property and, as a result, holders of the notes may be subject to certain environmental risks.

Real property pledged as security may be subject to known and unknown environmental risks or liabilities that can adversely affect the property’s value or result in investigative or remedial costs or liabilities that could be material. In addition, under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended (“CERCLA”), a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of, or preventing a threatened release of, hazardous substances at a mortgaged property or at an owned property after foreclosure. There may be similar risks under state laws or common law theories.

Under CERCLA, a person “who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest” is not a property owner, and thus not a responsible person under CERCLA. Lenders seldom have been held liable under CERCLA. The lenders who have been found liable generally have been found to have been sufficiently involved in the mortgagor’s operations so that they have “participated in the management of the borrower.” CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain “safe harbors” for foreclosing lenders. However, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There currently is no controlling authority on this matter.

We may not be able to fulfill our repurchase obligations with respect to the notes upon a change of control.

If we experience certain specific change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have available funds sufficient to pay the change of control purchase price for any or all of the notes that might be delivered by holders of the notes seeking to accept the change of control offer. Moreover, under the indenture governing the notes, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” and thus would not give rise to any repurchase rights. See “Description of the New Notes—Repurchase at the Option of Holders—Change of Control.”

In addition, our credit facilities contain, and any future credit agreement likely will contain, restrictions or prohibitions on our ability to repurchase the notes under certain circumstances. If these change of control events or similar events occur at a time when we are prohibited from repurchasing the notes, we may seek the consent of our lenders to purchase the notes or could attempt to refinance the obligations that contain these prohibitions or restrictions. If we do not obtain our lenders’ consent or refinance these obligations, we will not be able to repurchase the notes. Accordingly, the holders of the notes may not receive the change of control purchase price for their notes in the event of a sale or other change of control, which will give the trustee and the holders of the notes the right to declare an event of default and accelerate the repayment of the notes. See “Description of the New Notes—Events of Default and Remedies.”

In the event that a bankruptcy court orders the substantive consolidation of us with certain affiliated parties, payments on the notes could be delayed or reduced.

We believe that we have observed and will observe certain formalities and operating procedures that are generally recognized requirements for maintaining our separate existence and that our assets and liabilities can be readily identified as distinct from those of Wynn Resorts and its other subsidiaries. However, we cannot assure you that a bankruptcy court would agree in the event that any of Wynn Resorts or any of its other subsidiaries becomes a debtor under the United States Bankruptcy Code. If a bankruptcy court concludes that substantive consolidation of us with any affiliated party referred to in this paragraph is warranted, noteholders should expect payments on the notes to be delayed and/or reduced.

The guarantors of the notes likely will not be able to contribute to any payments with respect to the notes.

Although the assets of the subsidiary guarantors are important to our operations, they are not expected to generate significant cash flows. As such, you should not expect any of the guarantors to contribute to any payments of principal, interest or other amounts required to be made on the notes.

Wynn Resorts will not be required to contribute to payments of principal, interest or other amounts required to be made on the notes regardless of whether it has unrestricted funds from other sources. In addition, certain subsidiaries of Wynn Resorts, including the entities involved in the development of Wynn Macau, are parties to financing or other agreements that restrict their ability to make any payments or distributions to Wynn Resorts.

We are permitted to create unrestricted subsidiaries, which generally will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries will generally not be subject to the covenants under the notes indenture. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans, dividends or other payments to us. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

We may redeem your notes due to regulatory considerations, either as required by gaming authorities or in our discretion.

The indenture grants us the power to redeem the notes that you own or control if any gaming authority requires you, or a beneficial owner of the notes, to be licensed, qualified or found suitable under any applicable gaming law and:

•

you or such beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the relevant gaming authority); or

•	you or such beneficial owner is determined by a gaming authority to be unsuitable to own or control the notes.

Under the foregoing circumstances, under the indenture, we may redeem, and if required by the applicable gaming authority, we must redeem, your notes to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be equal to:

•	the price required by applicable law or by order of any gaming authority; or

•	the lesser of (1) the principal amount of the notes and (2) the price that you or the beneficial owner paid for the notes, in either case, together with accrued and unpaid interest on the notes.

As a holder of the notes, you may be required to comply with registration, licensing, qualification or other requirements under gaming laws or dispose of your securities.

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the notes be registered, licensed, qualified or found suitable, or comply with other requirements under applicable gaming laws. If you purchase or otherwise accept an interest in the notes, by the terms of the indenture governing the notes, you will agree to comply with all of these requirements, including your agreement to register or apply for a license, qualification or a finding of suitability, or comply with any other requirement, within the required time period, as provided by the relevant gaming authority. If you fail to apply to be, or fail to become, registered, licensed or qualified, or are found unsuitable or fail to comply with any other requirement of a gaming authority, then we will have the right, at our option, to:

•

require you to sell your notes or beneficial interest in the notes within 30 days after you receive notice of our election, or any earlier date that the relevant gaming authority may request or prescribe; or

•	redeem your notes (possibly within less than 30 days following the notice of redemption if requested or prescribed by the gaming authority) at a price equal to:

•	the price required by applicable law or by order of any gaming authority; or

•	the lesser of (1) the principal amount of the notes and (2) the price that you or the beneficial owner paid for the notes, in either case, together with accrued and unpaid interest on the notes.

We will notify the indenture trustee in writing of any redemption as soon as practicable. We will not be responsible for any costs or expenses you may incur in connection with your registration, application for a license, qualification or a finding of suitability, or your compliance with any other requirement of a gaming authority. The indenture governing the notes also provides that as soon as you are required to sell your notes as a result of a gaming authority action, you will, to the extent required by applicable gaming laws, have no further right:

•	to exercise, directly or indirectly, any right conferred by the notes; or

•	to receive from us any interest or any other distributions or payments, or any remuneration in any form, relating to the notes, except the redemption price we refer to above.

See “Description of the New Notes—Gaming Redemption.”

An active trading market may not develop for the new notes.

Because the old notes were issued with original issue discount, the old notes are of a separate series from, and have a different CUSIP number than, the original 2004 notes and are not fungible with the original 2004 notes, and upon consummation of the exchange offer, the new notes will be of a separate series from, and will have a different CUSIP number than, the registered 2004 notes and will not be fungible with the registered 2004 notes. An active market may not develop for the new notes, and there can be no assurance as to the liquidity of any market that may develop for the new notes. If an active market does not develop, the market price and liquidity of the new notes may be adversely affected. If any of the new notes are traded after their initial issuance, they may trade at a discount from the price you paid for the old notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for high-yield debt has been subject to disruptions that have caused substantial fluctuations in the prices of these securities. In addition, securities of gaming companies historically have been more volatile than securities of other companies. The market for the new notes may be subject to such disruptions, and there can be no assurance that the notes will not be subject to such volatility, either of which could have an adverse effect on the price and liquidity of the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system, although the old notes currently trade in The PORTAL Market.

Risks Related to the Exchange Offer

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act.

Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of old notes. As old notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding old notes will decrease. This decrease could reduce the liquidity of the trading market for the old notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding old notes following the exchange offer.

For further information regarding the consequences of not tendering your old notes in the exchange offer, see the discussions below under the captions “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Material United States Federal Income Tax Considerations.”

You must comply with the exchange offer procedures to receive new notes.

Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•

certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent’s account at DTC, New York, New York as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

•

a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Some holders who exchange their old notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the ratio of earnings to fixed charges, “earnings” are defined as earnings before income taxes plus fixed charges, amortization of capitalized interest and distributed income of equity investments minus capitalized interest. “Fixed charges” consist of interest cost whether expensed or capitalized, amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

Our earnings were inadequate to cover our fixed charges by $94.5 million, $275.5 million and $73.4 million for the years ended December 31, 2003, 2004 and 2005, respectively. Our ratio of earnings to fixed charges was 1.12x and 1.87x for the years ended December 31, 2006 and 2007, respectively.

CAPITALIZATION

The table below sets forth our capitalization, on a consolidated basis, as of December 31, 2007. The data in the table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto.

As of December 31, 2007
(in thousands)
Long-term debt:
6 5/8% first mortgage notes, net of $10.8 million of original issue discount	$1,689,184
Credit facilities	225,000
Aircraft financing	40,950

Total long-term debt	1,955,134
Total members’ equity	1,375,020

Total capitalization	$3,330,154

SELECTED CONSOLIDATED FINANCIAL DATA

The selected data presented below as of and for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 is derived from our audited consolidated financial statements.

This data should be read together with our consolidated financial statements and notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other information contained in this prospectus.

	Years Ended December 31,
	2003	2004	2005	2006	2007
	(in thousands)
Consolidated Statement of Operations Data:
Net revenues(1)	$—	$—	$722,292	$1,139,348	$1,295,851
Pre-opening costs	16,437	41,073	67,454	2,020	6,457
Operating income/(loss)	(18,981)	(46,431)	13,056	116,456	200,621
Net income/(loss)	(7,180)	(160,502)	(45,274)	9,808	124,219
Ratio of earnings to fixed charges(2)	—	—	—	1.12X	1.87X
Deficiency of earnings to cover fixed charges	(94,480)	(275,502)	(73,381)	—	—

	As of December 31,
	2003	2004	2005	2006	2007
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$18,234	$25,691	$87,777	$93,820	$146,521
Restricted cash and investments(3)	356,141	778,590	394,757	197,517	31,052
Construction in progress	565,230	1,448,529	30,996	214,574	865,130
Total assets	1,209,183	2,788,302	3,195,828	3,119,888	3,647,256
Total long-term obligations(4)	927,327	1,356,593	1,763,995	1,683,906	2,035,653
Members equity	221,895	1,276,868	1,224,829	1,242,770	1,375,020

(1)	Wynn Las Vegas opened on April 28, 2005.
(2)	For purposes of computing the ratio of earnings to fixed charges, “earnings” are defined as earnings before income taxes plus fixed charges, amortization of capitalized interest and distributed income of equity invested minus capitalized interest. “Fixed charges” consist of interest cost whether expensed or capitalized, amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor. Our earnings were inadequate to cover our fixed charges by $94.5 million, $275.5 million, and $73.4 million for the years ended December 31, 2003, 2004 and 2005, respectively. Our ratio of earnings to fixed charges was 1.12x and 1.87x for the years ended December 31, 2006 and 2007, respectively.
(3)	Restricted cash and investments primarily reflects the proceeds of our debt and equity financings that are restricted for the construction of Encore and prior to December 31, 2005 for Wynn Las Vegas.
(4)	Includes the current portion of long-term debt and long-term portion of due to affiliates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

Overview

We are a developer, owner and operator of destination casino resorts. We currently own and operate Wynn Las Vegas, a destination casino resort in Las Vegas, Nevada, which opened on April 28, 2005. In addition, on April 28, 2006, we commenced construction of Encore, a hotel casino resort which when completed will be fully integrated with Wynn Las Vegas. Until the opening of Wynn Las Vegas in 2005, we were solely a development stage company.

Wynn Las Vegas

The resort, which is located at the intersection of the Las Vegas Strip and Sands Avenue, occupies approximately 217 acres of land fronting the Las Vegas Strip and utilizes approximately 18 additional acres across Sands Avenue, a portion of which is improved with an employee parking garage, and approximately 5 acres adjacent to our golf course on which an office building is located.

We believe Wynn Las Vegas is the preeminent destination casino resort on the Strip in Las Vegas. Wynn Las Vegas currently features:

•	An approximately 111,000 square foot casino offering 24-hour gaming and a full range of games, including private baccarat salons, a poker room, and a race and sports book;

•	Luxury hotel accommodations in 2,716 spacious hotel rooms, suites and villas;

•	22 food and beverage outlets featuring signature chefs, including the AAA Five Diamond, Mobil Five Star and Michelin award-winning restaurant, Alex;

•	A Ferrari and Maserati automobile dealership;

•

Approximately 74,000 square feet of high-end, brand-name retail shopping, including stores and boutiques featuring Alexander McQueen, Brioni, Cartier, Chanel, Dior, Graff, Louis Vuitton, Manolo Blahnik, Oscar de la Renta, Vertu and others;

•	Recreation and leisure facilities, including an 18-hole golf course, five swimming pools, private cabanas and a full service spa and salon; and

•	Two showrooms, two nightclubs and a lounge.

The Tower Suites at Wynn Las Vegas is the only casino resort in the world that holds both the Mobil five star and AAA five diamond distinctions. In addition, Wynn Las Vegas was recognized in November 2007 by Michelin, the esteemed European restaurant rating system. Two Michelin stars were awarded to Alex and one Michelin star was awarded to each of Wing Lei and Daniel Boulud Brasserie. Additionally, Wynn Las Vegas received five red pavilions, the highest for Michelin rated accommodations.

In response to our evaluation of the completed Wynn Las Vegas project and the reactions of our guests, we began to make enhancements and refinements to Wynn Las Vegas in the third quarter of 2005 which continued throughout 2007. During the year ended December 31, 2006, we remodeled the six North Fairway Villas, several areas of the retail promenade, a portion of the baccarat area to feature a casino bar and improved public baccarat space along with private baccarat salons and converted the Keno lounge to a retail outlet for womens’ accessories. During the year ended December 31, 2007, projects included remodeling the Le Rêve Theater to enhance the customer experience, two retail outlet conversions and the conversion of Lure to the nightclub Blush.

Encore at Wynn Las Vegas

We are constructing Encore on approximately 20 acres on the Las Vegas Strip, immediately adjacent to Wynn Las Vegas. Encore’s plans include a 2,034 all-suite hotel tower fully integrated with Wynn Las Vegas, an approximately 72,000 square foot casino, additional convention and meeting space, as well as restaurants, a nightclub, swimming pools, a spa and salon and retail outlets. We continue to refine the final design of Encore. Encore is expected to open in December 2008.

Our project budget is approximately $2.2 billion, consisting of approximately $2.1 billion for Encore and approximately $100 million for an employee parking garage on our Koval property, an associated pedestrian bridge and costs incurred in connection with the remodeling of the Broadway Theater and production of “Monty Python’s Spamalot” at Wynn Las Vegas, which opened in March 2007. The project budget will be funded from our existing credit facilities, remaining proceeds from the issuance of the old notes and operating cash flow from Wynn Las Vegas. To the extent additional funds are required, we will provide these amounts with additional debt and equity contributions by Wynn Resorts or additional indebtedness to be incurred by Wynn Las Vegas.

On February 27, 2007, we entered into the Contract with Tutor for the design and construction of Encore. The Contract sets forth all of the terms and conditions pursuant to which Tutor will design and construct Encore. In June 2007, we executed the First Amendment to the Contract which set the GMP for work covered by the Contract at $1.3 billion. In connection with the execution and delivery of the Contract, Tutor and the Trust have entered into and consented to a Net Worth Agreement pursuant to which (x) the Trust agreed that it will retain its current majority holdings of Tutor and (y) the Trust and Tutor agreed that during the term of the Contract, Tutor will maintain (i) net worth of at least $100 million, and (ii) liquid assets of at least $50 million.

Results of Operations

We offer gaming, hotel accommodations, dining, entertainment, retail shopping, convention services and other amenities at Wynn Las Vegas. We currently rely solely upon the operations of Wynn Las Vegas for our operating cash flow. Concentration of our cash flow in one property exposes us to certain risks that competitors, whose operations are more diversified, may be better able to control. In addition to the concentration of operations in a single property, many of our customers are high-end gaming customers who wager on credit, thus exposing us to increased credit risk. High-end gaming also increases the potential for variability in our results. We opened Wynn Las Vegas on April 28, 2005. Accordingly, our results of operations for the years ended December 31, 2007 and 2006 include full periods for Wynn Las Vegas, however, the year ended December 31, 2005 contains only 248 days of operations.

We recorded net income for the year ended December 31, 2007 of $124.2 million, which represents a $114.4 million increase from the $9.8 million recorded during the year ended December 31, 2006. This increase is due to significant increases in revenues and operating income primarily related to our casino operations as identified below.

Operating Measures

Certain key operating statistics specific to the gaming industry are included in our discussions of our operational performance for the periods in which a Consolidated Statement of Operations is presented. Below are definitions of the gaming statistics discussed:

•	“Table games win” is the amount of drop that is retained and recorded as casino revenue.

•	“Drop” is the amount of cash and net markers issued that are deposited in a gaming table’s drop box.

•	“Slot win” is the amount of “handle” (represents the total amount wagered) that is retained and recorded as casino revenue.

•	“Average Daily Rate” (“ADR”) is calculated by dividing total room revenue by total rooms occupied.

•	“Revenue per Available Room” (“REVPAR”) is calculated by dividing total room revenue by total rooms available.

Financial results for the year ended December 31, 2007 compared to financial results for the year ended December 31, 2006.

Revenues

Net revenues for the year ended December 31, 2007 were comprised of $642.3 million in net casino revenues (49.6% of total net revenues) and $653.5 million of net non-casino revenues (50.4% of total net revenues). Net revenues for the year ended December 31, 2006 were comprised of $535.6 million in net casino revenues (47.0% of total net revenues) and $603.8 million of net non-casino revenues (53.0% of total net revenues). We believe the quality of our resorts’ non-casino amenities, combined with providing guests an unparalleled total resort experience, has driven a premium in our ADR and other non-gaming revenues as well as increased the length of casino play.

Casino revenues are comprised of the net win from our table games and slot machine operations. Casino revenues for the year ended December 31, 2007 of approximately $642.3 million represents an increase of approximately $106.8 million (or 19.9%) from casino revenues of $535.6 million for the year ended December 31, 2006. The increase in casino revenues is primarily driven by Wynn Las Vegas’ success in the high-end gaming market. For the year ended December 31, 2007, we experienced a 14.6% increase in drop and our average table games win percentage (before discounts) of 25.3% was above the expected range of 21.0% to 24.0%. During the year ended December 31, 2006, our average table game win percentage (before discounts) was 22.1%. Slot handle at Wynn Las Vegas increased slightly during the year ended December 31, 2007 as compared to 2006, and our slot win percentage for the years ended December 31, 2007 and 2006 was within the expected range of 4.5% and 5.5%.

For the year ended December 31, 2007, room revenues were approximately $285.7 million, which represents a $17.5 million (or 6.5%) increase over the $268.2 million generated for the year ended December 31, 2006. The increase is primarily driven by increased occupancy and rates as noted in the table of key operating measures noted below.

	For the Year Ended December 31,
	2007	2006
Average Daily Rate	$300	$287
Occupancy	96.0%	94.4%
REVPAR	$288	$271

Other non-casino revenues for the year ended December 31, 2007 included food and beverage revenues of approximately $311 million, retail revenues of approximately $94.8 million, entertainment revenues of approximately $64.5 million, and other revenues from outlets, including the spa and salon, of approximately $50.2 million. Other non-casino revenues for the year ended December 31, 2006 included food and beverage revenues of approximately $295.2 million, retail revenues of approximately $79.3 million, entertainment revenues of approximately $66.3 million, and other revenues from outlets, including the spa and salon, of approximately $49 million.

Departmental, Administrative and Other Expenses

During the year ended December 31, 2007, departmental expenses included casino expenses of $276.5 million, rooms expenses of $75.8 million, food and beverage expenses of $192.5 million, and entertainment, retail and other expenses of $145.5 million. Also included are general and administrative expenses of approximately $199.8 million and approximately $21.1 million charged as a provision for doubtful accounts receivable. During the year ended December 31, 2006, departmental expenses included casino expenses of $250.4 million, room expenses of $71.2 million, food and beverage expenses of $185.4 million, and entertainment, retail and other expenses of $129.9 million. Also included are general and administrative expenses of approximately $180.7 million and approximately $20.7 million charged as a provision for doubtful accounts receivable. The increase of Wynn Las Vegas expenses is commensurate with the increase in revenues.

Management fees

Since opening Wynn Las Vegas, management fees payable to Wynn Resorts for certain corporate management services have been charged and accrued at a rate equal to 1.5% of net revenues. These fees will be paid upon meeting certain leverage ratios and satisfying certain other criteria set forth in our credit facilities. Management fees were $19.5 million for the year ended December 31, 2007 compared to $17.1 million for the prior year as a result of increased revenues.

Pre-opening costs

Pre-opening costs for the year ended December 31, 2007 of $6.5 million increased by $4.4 million compared to the $2 million incurred during the year ended December 31, 2006. Pre-opening costs for the year ended December 31, 2007 were incurred with the opening of “Monty Python’s Spamalot” and the development of Encore. As the development and construction of Encore progresses in 2008, we expect associated pre-opening costs to increase as opening approaches in December 2008, but not to the same level as we experienced with the opening of Wynn Las Vegas on April 28, 2005.

Depreciation and amortization

Depreciation and amortization expense for the year ended December 31, 2007 of $152.8 million increased by $5.2 million compared to the $147.6 million incurred in the year ended December 31, 2006, primarily due to the addition of a new employee parking garage and the amortization of additional show production costs.

During the construction of Wynn Las Vegas and Encore, costs incurred in the construction of the buildings, improvements to land and the purchases of assets for use in operations were capitalized. Once Wynn Las Vegas opened on April 28, 2005 and these assets were placed into service, we began recognizing the associated depreciation expense. When Encore opens and these assets are placed into service in December 2008, we will begin recognizing the associated depreciation expense thereon. Depreciation expense will continue throughout the estimated useful lives of these assets. In addition, we continually evaluate the useful life of our property and equipment, intangibles and other assets. When circumstances require a revision to those estimates of useful life, we adjust them accordingly.

Contract Termination Fee

In February 2006, we agreed with the producers of “Avenue Q” to end Avenue Q’s exclusive Las Vegas run at Wynn Las Vegas’ Broadway Theater at the end of May 2006. To terminate the contract, we paid a termination fee of $5 million. This fee was recorded in the first quarter of 2006. We have remodeled the Broadway Theater and adjacent areas to accommodate performances of “Monty Python’s Spamalot” which opened in the first quarter of 2007.

Property charges and other

Property charges and other for the year ended December 31, 2007 of $6 million decreased by $8.4 million compared to the $14.4 million incurred for the year ended December 31, 2006.

In response to our evaluation of the completed Wynn Las Vegas project and the reactions of our guests, we continue to make enhancements and refinements to Wynn Las Vegas. Costs relating to assets retired as a result of these enhancement and remodel efforts have been expensed as property charges. During the year ended December 31, 2007, asset abandonments were recorded related to the remodel and enhancements made to the Le Rêve Theater, the abandonment of a marquee sign, two retail outlet conversions and the conversion of Lure to the nightclub Blush. During the year ended December 31, 2006, we remodeled the six North Fairway Villas, several areas of the retail promenade, a portion of the baccarat area to feature a casino bar and improved public baccarat space along with private baccarat salons and converted the Keno lounge to a retail outlet for womens’ accessories.

Other non-operating costs and expenses

Interest income was $14.2 million for the year ended December 31, 2007, a decrease of $8.6 million compared to $22.8 million for the year ended December 31, 2006. This decrease is primarily due to reduced interest income earned on restricted cash balances during the year ended December 31, 2007 compared to 2006 as our restricted cash was used to fund costs related to the development and construction of Encore.

Interest expense, net of capitalized interest of $33.6 million, was $86.1 million for the year ended December 31, 2007 compared to $117.8 million, net of capitalized interest of $7.7 million, for the year ended December 31, 2006. This decrease is due to lower average debt balances under the credit facilities during the year, lower interest rates as a result of the August 2006 bank refinancing and increased capitalized interest of $25.9 million due to the continued construction of Encore, offset by approximately $4 million of additional interest expense related to the $400 million of debt issued in November 2007. Interest capitalization will increase in future periods as Encore construction progresses.

Our interest rate swap is accounted for in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activity,” as amended. The fair value of our interest rate swap is recorded as either an asset or liability with changes in the fair value of the interest rate swap recorded as an increase (decrease) in swap fair value. We recorded a decrease in swap fair value of approximately $4.4 million for the year ended December 31, 2007 and an increase in swap fair value of approximately $871,000 for the year ended December 31, 2006 resulting from a decrease in the fair value of our interest rate swap from December 31, 2006 to December 31, 2007 and an increase in the fair value of our interest rate swap from December 31, 2005 to December 31, 2006 (December 31, 2005 to August 15, 2006 in the case of the terminated swap), respectively. We began 2006 with two $200 million notional amount interest rate swaps. On August 15, 2006, concurrent with the refinancing of our Credit Facilities (see “Liquidity and Capital Resources—Financing Activities”), we terminated one of our two previously existing interest rate swaps. For further information on our interest rate swaps, see “Quantitative and Qualitative Disclosures about Market Risk.”

Loss from extinguishment of debt for the year ended December 31, 2007 was $157,000. In March 2007, World Travel, LLC, a subsidiary of Wynn Las Vegas, LLC, refinanced a $44.75 million note payable. The new loan had an original principal balance of $42 million and is due April 1, 2017. In connection with this transaction, we incurred a net loss from extinguishment of debt of $157,000 related to the write-off of unamortized debt issue costs associated with the original loan during the year ended December 31, 2007. Loss from extinguishment of debt totaled $12.5 million for the year ended December 31, 2006. On August 15, 2006 we refinanced our credit facilities as discussed in further detail below (see “Liquidity and Capital Resources—Financing Activities”). In accordance with EITF Issue 96-19, we recorded a loss from extinguishment of debt for the year ended December 31, 2006 of approximately $10.8 million to reflect the write-off of the previous term loan’s unamortized deferred financing costs and the payment of certain third-party bank fees incurred during the refinancing. On November 1, 2006, we redeemed the remaining approximate $10.1 million of our 12% Second Mortgage Notes due 2010 (the “Second Mortgage Notes”) and incurred a $1.7 million redemption premium which is also included as loss from extinguishment of debt.

Financial results for the year ended December 31, 2006 compared to financial results for the year ended December 31, 2005.

Our results of operations for the year ended December 31, 2006 include a full period of operations for Wynn Las Vegas and only 248 days of Wynn Las Vegas operations for the year ended December 31, 2005.

Revenues

Net revenues for the year ended December 31, 2006 were comprised of $535.6 million in casino revenues (47% of total net revenues) and $603.8 million of net non-casino revenues (53% of total net revenues). Net revenues for the 248 days of operations for the year ended December 31, 2005 were comprised of $353.7 million in net casino revenues (49% of total net revenues) and $368.6 million of net non-casino revenues (51% of total net revenues). We believe the quality of our resorts’ non-casino amenities, combined with providing guests an unparalleled total resort experience, has driven a premium in our ADR and other non-gaming revenues.

Casino revenues for the year ended December 31, 2006 of approximately $535.6 million represents an approximately $181.9 million (or 51.4%) increase from the casino revenues of $353.7 million for the 248 days of operations for the year ended December 30, 2005. The increase in casino revenues was primarily driven by Wynn Las Vegas being open for all of 2006 as opposed to only 248 days in 2005. For the year ended December 31, 2006, our average table games win percentage (before discounts) of 22.1% was within the expected range of 21% to 24%. During the year ended December 31, 2005, our average table game win percentage (before discounts) was 21.5%. Our slot win percentage for the years ended December 31, 2006 and 2005 was within the expected range of 4.5% and 5.5%.

For the year ended December 31, 2006, room revenues were approximately $268.2 million, which represents a $97.9 million (or 57.5%) increase over the $170.3 million generated in the 248 days of operations for the year ended December 31, 2005. The increase is primarily driven by Wynn Las Vegas being open for the full year as opposed to 248 days of operations in 2005, as well as increased occupancy and rates as noted in the table of key operating measures below.

	For the Year Ended December 31,
	2006	2005
Average Daily Rate	$287	$274
Occupancy	94.4%	92.1%
REVPAR	$271	$253

Other non-casino revenues for the year ended December 31, 2006 included food and beverage revenues of approximately $295.2 million, retail revenues of approximately $79.3 million, entertainment revenues of approximately $66.3 million, and other revenues from outlets, including the spa and salon, of approximately $49 million. Other non-casino revenues for the 248 days of operations for the year ended December 31, 2005 included food and beverage revenues of approximately $173.7 million, retail revenues of approximately $51.2 million, entertainment revenues of approximately $41.8 million, and other revenues from outlets, including the spa and salon, of approximately $ 32.5 million. Food and beverage revenues in 2006 benefited significantly from increased revenues from the nightclub located in Wynn Las Vegas as compared to the 2005 food and beverage revenues.

Departmental, Administrative and Other Expenses

During the year ended December 31, 2006, departmental expenses included casino expenses of $250.4 million, rooms expenses of $71.2 million, food and beverage expenses of $185.4 million, and entertainment, retail and other expenses of $129.9 million. Also included are general and administrative expenses of approximately $180.7 million and approximately $20.7 million charged as a provision for doubtful accounts receivable. During the year ended December 31, 2005, departmental expenses included casino expenses of $155.1 million, room expenses of $44.2 million, food and beverage expenses of $118.7 million, and entertainment, retail and other expenses of $79.6 million. Also included are general and administrative expenses of approximately $109.2 million and approximately $16.3 million charged as a provision for doubtful accounts receivable. The increase in expenses is due primarily to a full period of Wynn Las Vegas operations in 2006 compared to 248 days of operations in 2005. Furthermore, the increase of Wynn Las Vegas expenses was commensurate with the increase in revenues.

In addition, on January 1, 2006, we adopted Statement of Accounting Standard (“SFAS”) No. 123R, Share Based Payments, using the modified prospective method. For the year ended December 31, 2006, we recorded $8.1 million of stock-based compensation expense which is included in the departmental expense of the employee recipient of the stock based award. Prior to January 1, 2006, we did not recognize expense for employee stock options that were granted at the market price. See Note 11 to our annual Consolidated Financial Statements included in this prospectus for more information.

Management fees

Since opening Wynn Las Vegas, management fees payable to Wynn Resorts for certain corporate management services have been charged and accrued at a rate equal to 1.5% of revenues. These fees will be paid upon meeting certain leverage ratios and satisfying certain other criteria set forth in our credit facilities. Management fees were $17.1 million for the year ended December 31, 2006 compared to $10.8 million for the prior year. This increase is primarily due to a full year of operations in 2006 compared to 248 days in 2005.

Pre-opening costs

Pre-opening costs for the year ended December 31, 2006 of $2 million decreased by $65.4 million compared to the $67.5 million incurred during the year ended December 31, 2005. Wynn Las Vegas no longer incurred pre-opening costs once the property opened on April 28, 2005; consequently, only the relatively small amount of pre-opening costs relating to Encore were incurred during the year ended December 31, 2006. There was a substantial increase in staffing immediately preceding the opening of Wynn Las Vegas, which is reflected in the pre-opening costs in 2005. As the development and construction of Encore progresses, we expect associated pre-opening costs to increase, but not to the same level as we experienced with Wynn Las Vegas.

Depreciation and amortization

Depreciation and amortization expense for the year ended December 31, 2006 of $147.6 million increased by $53.3 million compared to the $94.3 million incurred in the year ended December 31, 2005, primarily as a result of the longer operating period for the year ended December 31, 2006 compared to December 31, 2005.

During the construction of Wynn Las Vegas, costs incurred in the construction of the buildings, improvements to land and the purchases of assets for use in operations were capitalized. Once Wynn Las Vegas opened on April 28, 2005 and these assets were placed into service, we began recognizing the associated depreciation expense. The depreciation expenses will continue throughout the estimated useful lives of these assets. In addition, we continually evaluate the useful life of our property and equipment, intangibles and other assets. When circumstances require a revision to those estimates of useful life, we adjust them accordingly.

Contract Termination Fee

In February 2006, we agreed with the producers of “Avenue Q” to end Avenue Q’s exclusive Las Vegas run at Wynn Las Vegas’ Broadway Theater at the end of May 2006. To terminate the contract, we paid a termination fee of $5 million. This fee was recorded in the first quarter of 2006. We have remodeled the Broadway Theater and adjacent areas to accommodate performances of “Monty Python’s Spamalot,” which opened in the first quarter of 2007.

Property charges and other

Property charges and other for the year ended December 31, 2006 of $14.4 million increased by $0.2 million compared to the $14.2 million incurred for the year ended December 31, 2005.

In response to our evaluation of the completed Wynn Las Vegas project and the reactions of our guests, we began to make enhancements and refinements to Wynn Las Vegas in the third quarter of 2005 which continued throughout 2006. The $14.4 million of costs relating to assets retired as a result of these enhancement and remodel efforts for the year ended December 31, 2006 have been expensed as property charges. During the year ended December 31, 2006, we remodeled the six North Fairway Villas, several areas of the retail promenade, a portion of the baccarat area to feature a casino bar and improved public baccarat space along with private baccarat salons and converted the Keno lounge to a retail outlet for womens’ accessories.

Other non-operating costs and expenses

Interest income was $22.8 million for the year ended December 31, 2006, an increase of $4.3 million compared to $18.5 million for the year ended December 31, 2005. In the third quarter of 2005, we loaned Wynn Resorts $80 million with interest at 7.5% per year, payable semi-annually. The loan was outstanding for the entire year of 2006 and three months in 2005. Accordingly, we earned approximately $3.7 million more interest income during 2006 on this receivable as compared to 2005. In addition, the decrease in our average cash balances during the year was offset by higher interest rates earned in 2006 compared to 2005.

Interest expense, net of capitalized interest of $7.7 million, was $117.8 million for the year ended December 31, 2006 compared to $86.7 million, net of capitalized interest of $36.8 million, for the year ended December 31, 2005. While interest expense, including capitalized interest, was relatively flat, capitalized interest decreased significantly once Wynn Las Vegas opened on April 28, 2005. For the first four months of the year ended December 31, 2005, virtually all interest incurred was capitalized. Interest capitalization will increase in future periods as Encore construction progresses.

We began 2006 with two $200 million notional amount interest rate swaps. On August 15, 2006, concurrent with the refinancing of our credit facilities (see “Liquidity and Capital Resources—Financing Activities”), we terminated one of our two previously existing interest rate swaps. The fair values of our interest rate swaps are recorded as either assets or liabilities. Changes in the fair value of these interest rate swaps are recorded as an increase (decrease) in swap fair value. We recorded an increase in swap fair value of approximately $871,000 for the year ended December 31, 2006 and an increase in swap fair value of approximately $9.9 million for the year ended December 31, 2005 resulting from the increases in the fair value of our interest rate swaps from December 31, 2005 to December 31, 2006 (December 31, 2005 to August 15, 2006 in the case of the terminated swap) and from December 31, 2004 to December 31, 2005, respectively. For further information on our interest rate swaps, see “Quantitative and Qualitative Disclosures about Market Risk.”

Loss from extinguishment of debt totaled $12.5 million for the year ended December 31, 2006. On August 15, 2006 we refinanced our credit facilities as discussed in further detail below (see “Liquidity and Capital Resources—Financing Activities”). In accordance with EITF Issue 96-19, we recorded a loss from extinguishment of debt for the year ended December 31, 2006 of approximately $10.8 million to reflect the write-off of the previous term loan’s unamortized deferred financing costs and the payment of certain third-party bank fees incurred during the refinancing. On November 1, 2006, we redeemed the remaining approximate $10.1 million of our Second Mortgage Notes and incurred a $1.7 million redemption premium which is also included as loss from extinguishment of debt.

Liquidity and Capital Resources

Cash Flow from Operations

Our operating cash flows are primarily affected by the operating income generated by Wynn Las Vegas, interest paid, and non-cash charges included in operating income. Net cash provided by operations for the year ended December 31, 2007 was $315.7 million compared to $205.6 million provided by operations for the year ended December 31, 2006. This increase is due to the increase in operating income as a result of improved operational results especially in the casino department.

Capital Resources

At December 31, 2007, we had approximately $146.5 million of cash and cash equivalents available for use without restriction, including for operations, new development activities, enhancements to Wynn Las Vegas, or to support the construction of Encore. We require a certain amount of cash on hand for operations. Excess funds are swept from accounts into overnight investments, to repay borrowings under our credit facilities or fund development of Encore. In addition, we have $883.3 million available under our credit facilities as described under “Financing Activities” below.

At December 31, 2007, we had approximately $31.1 million of restricted cash and investments in the Encore completion guarantee account. Restricted investments are kept in money market funds or relatively short-term, government-backed, marketable debt securities as required by agreements governing our debt facilities.

Cash Flows—Investing Activities

Wynn Las Vegas

In the third quarter of 2005, we began to make certain enhancements and refinements to Wynn Las Vegas. As a result, we have incurred and will continue to incur capital expenditures relating to these enhancements and refinements. Under the terms of our credit facilities, we were permitted to make up to $172.2 million of capital expenditures in 2007 (including $47.2 million carried forward from 2006), of which we have expended approximately $60.1 million. For 2008, the limit under our credit facilities is $272.1 million, including $112.1 million carried forward from 2007. The spending limit will be increased to the extent funds are contributed to Wynn Las Vegas by Wynn Resorts.

Encore at Wynn Las Vegas

On April 28, 2006, we commenced construction on Encore. Design and construction is progressing as expected at Encore. We expect to open Encore in December 2008. Current construction activities in the various project sections include the following:

•	The concrete floor slabs and structural steel are complete for the hotel tower.

•	Exterior glass installation is 95% complete.

•	The furniture and equipment installation is complete up to the 6th floor.

•	The low-rise casino concrete pours and the structural steel is complete.

•	Drywall is 80% complete in the convention area and 20% complete at the casino level, spa level, and back of house.

•	Taxi and valet tunnels are 60% complete and exterior enclosure of the entire low rise is 80% complete.

Our project budget for Encore is approximately $2.2 billion, consisting of approximately $2.1 billion for Encore and approximately $100 million for an employee parking garage on our Koval property, an associated pedestrian bridge and costs incurred in connection with the remodeling of the Broadway Theater and production of “Monty Python’s Spamalot” at Wynn Las Vegas. The project budget is being funded from our existing credit facilities and remaining proceeds from the offering of the old notes, and operating cash flow from Wynn Las Vegas. To the extent additional funds are required, we will provide these amounts with additional debt and equity contributions by Wynn Resorts or additional indebtedness to be incurred by Wynn Las Vegas.

On February 27, 2007, we entered into the Contract with Tutor for the design and construction of Encore. The Contract sets forth all of the terms and conditions pursuant to which Tutor will design and construct Encore. In June 2007, we executed the First Amendment to the Contract which set the GMP for work covered by the Contract at $1.3 billion. In connection with the execution and delivery of the Contract, Tutor and the Trust have entered into and consented to a Net Worth Agreement pursuant to which (x) the Trust agreed that it will retain its current majority holdings of Tutor and (y) the Trust and Tutor agreed that during the term of the Contract, Tutor will maintain (i) net worth of at least $100 million, and (ii) liquid assets of at least $50 million.

As of December 31, 2007, we had incurred approximately $998.7 million of project costs related to the development and construction of Encore and related capital improvements.

The ongoing costs of Encore will be paid with funds from the following sources and in the following order of priority:

•	First, by using agreed amounts of excess cash flow from the operations of Wynn Las Vegas and the remaining proceeds of the offering of the old notes;

•	Second, by using the proceeds of borrowings under our credit facilities; and

•	Third, by using the funds from the completion guarantee deposit account.

Le Rêve Production Rights

On May 31, 2006, we entered into an agreement to acquire substantially all intellectual property rights related to “Le Rêve,” which were previously only licensed to us. We paid $15.9 million to acquire substantially all of the rights in and to “Le Rêve,” and to repay approximately $1.4 million of production costs, which were reimbursable to the executive producer of “Le Rêve.” The rights acquired enable us to produce, present, enhance, or alter the performance of “Le Rêve” after May 31, 2006.

Financing Activities

Wynn Las Vegas and Encore

On August 15, 2006, we entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) which, among other things, (i) increased our borrowing capacity from $1 billion to $1.125 billion by increasing the revolving credit facility from $600 million to $900 million (the “Revolver”) and reducing the delayed draw term loan facility from $400 million to $225 million (the “Term Loan”) (together, the “Credit Facilities”); (ii) reduced the borrowing margins on London Interbank Offered Rate (“LIBOR”)-based Revolver and Term Loans to 1.625% and 1.875%, respectively; (iii) extended the maturity dates for the Revolver and the Term Loan to 2011 and 2013, respectively; and (iv) reduced the consolidated interest coverage ratio requirement for quarterly periods on or prior to December 31, 2007 to 2:1. The Amended and Restated Credit Agreement also: (i) reduced the range of the Revolver’s annual LIBOR borrowing margin after the opening of Encore from a range of 1.25% to 2.50% to a range of 1.0% to 1.75%, depending on our leverage ratio; and (ii) simplified the procedures for and conditions to obtaining advances and reduced the reporting obligations under the Amended and Restated Credit Agreement upon the satisfaction of certain conditions, including fully utilizing all remaining proceeds from previously funded amounts under the notes for payment of Encore project costs.

As of December 31, 2007, there were no amounts outstanding under the Revolver. We do have $16.7 million of outstanding letters of credit that reduce our availability under the Revolver. Consequently, $883.3 million remains available under the Revolver for future borrowings for the construction of Encore or for other uses as necessary. For borrowings under the Revolver, we have elected, and expect to continue to elect, Eurodollar loans, which bear interest at the 1-month LIBOR rate and currently include a margin of 1.625% on the outstanding balance. After opening Encore, the margin will fluctuate between a range of 1.0% to 1.75%, depending on our leverage ratio. In addition to interest, we also pay quarterly in arrears, an annual rate of 0.375% on the daily average of unborrowed availability under the Revolver. After the opening of Encore, the annual fee that we will be required to pay for unborrowed availability under the Revolver will be based on our leverage ratio and will range from an annual rate of 0.25% to 0.50%.

The $900 million Revolver will terminate and be payable in full on August 15, 2011. The $225 million Term Loan matures in 2 installments: $112.5 million will be payable on September 30, 2012 and the remaining $112.5 million will be payable on August 15, 2013.

The Credit Facilities are obligations of Wynn Las Vegas, LLC and are guaranteed by and secured by substantially all of the assets (except our aircraft) of each of its subsidiaries (other than Wynn Completion Guarantor, LLC). The obligations of Wynn Las Vegas, LLC and the guarantors under the Credit Facilities rank pari passu in right of payment with their existing and future senior indebtedness, including indebtedness with respect to the notes and senior in right of payment to all of their existing and future subordinated indebtedness.

In April 2007, we amended our Credit Facilities to: (a) have the Final Completion as defined, be deemed satisfied for Wynn Las Vegas with the resulting release of (i) all amounts in excess of $30 million from the Completion Guaranty Deposit; ($24.6 million), and (ii) the balance of funds in the Project Liquidity Reserve Account ($32.8 million), (b) increase the permitted expenditures for Encore from $300 million to $500 million prior to the execution of a guaranteed maximum price contract, and (c) permit the issuance of up to $500 million of unsecured debt as and when permitted under the indenture governing the notes.

In October 2007, we amended the Credit Facilities to (a) permit the issuance of up to $500 million of secured indebtedness, in lieu of the $500 million unsecured indebtedness in the April 2007 amendment, (b) remove certain language related to the inter-company loan made by Wynn Las Vegas to Wynn Resorts (Macau) S.A. and (c) amend certain provisions governing Wynn Las Vegas’ insurance related obligations. Also in October 2007, pursuant to the Credit Facilities, Wynn Las Vegas entered into a pre-agreed upon form of Amended and Restated Master Disbursement Agreement with Deutsche Bank Trust Company Americas as Bank Agent and Disbursement Agent.

On November 6, 2007, we completed a private offering of $400 million aggregate principal amount of our 6 5/8% first mortgage notes due 2014 at a price of 97.25% of the principal amount (the offering of the old notes). The old notes were issued under the same indenture as the original 2004 notes and the registered 2004 notes that we had previously issued. The old notes are pari passu with the original 2004 notes and the registered 2004 notes. However, because the old notes were issued with more than de minimis original issue discount, the old notes are of a separate series from, and have a different CUSIP number than, the original 2004 notes and are not fungible with the original 2004 notes. The old notes are senior secured obligations of the Issuers, are guaranteed by Wynn Las Vegas, LLC’s subsidiaries (subject to some exceptions), and are secured by a first priority lien on substantially all of the existing and future assets of the Issuers and guarantors.

The old notes have not been registered under the Securities Act of 1933 or under any state securities laws. Therefore, we may not offer or sell the old notes within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws. We have agreed to make an offer to exchange the old notes for registered, publicly traded notes (the new notes) that have substantially identical terms as the old notes. We have filed the registration statement of which this prospectus forms a part to register such new notes and facilitate the exchange offer.

Airplane Note

On May 24, 2005, World Travel, LLC, a subsidiary of Wynn Las Vegas, LLC, borrowed an aggregate amount of $44.75 million under term loans, which was to terminate and be payable in full on March 31, 2010. The term loans were guaranteed by Wynn Las Vegas, LLC and secured by a first priority security interest in our aircraft. Principal and interest was payable quarterly, and interest was calculated at LIBOR plus a margin of 2.375%. In addition to scheduled amortization payments, the borrower was required to prepay the loans if certain events of loss with respect to the aircraft occur.

On March 30, 2007, World Travel, LLC, a subsidiary of Wynn Las Vegas, refinanced the $44.75 million note payable. The new loan has a principal balance of $42 million and is due April 1, 2017. The loan is guaranteed by Wynn Las Vegas, LLC and secured by a first priority security interest in our aircraft. Principal and interest are due quarterly with a balloon payment of $28 million due at maturity. Interest is calculated at 90-day LIBOR plus 125 basis points. In connection with this transaction, we incurred a loss from extinguishment of debt of $157,000 related to the write-off of unamortized debt issue costs associated with the original loan during the year ended December 31, 2007.

Off-Balance Sheet Arrangements

We have not entered into any transactions with special purpose entities nor do we engage in any derivatives except for straight forward interest rate swaps. We do not have any retained or contingent interest in assets transferred to an unconsolidated entity. At December 31, 2007, we had outstanding letters of credit totaling $16.7 million.

Contractual Obligations and Commitments

The following table summarizes our scheduled contractual commitments at December 31, 2007 (amounts in millions):

	Payments Due By Period
	Less Than 1 Year	1 to 3 Years	4 to 5 Years	After 5 Years	Total
Long-term debt obligations	$1.1	$2.8	$115.3	$1,846.8	$1,966.0
Fixed interest payments	112.6	225.3	225.3	215.9	779.1
Estimated variable interest payments(1)	16.9	33.7	31.5	13.4	95.5
Operating leases	1.7	2.9	2.2	2.9	9.7
Construction contracts and commitments	542.6	183.2	0.7	—	726.5
Employment agreements	22.3	26.7	2.5	—	51.5
Other(2)	42.8	41.1	—	—	83.9

Total commitments	$740.0	$515.7	$377.5	$2,079.0	$3,712.2

(1)	Amounts for all periods represent our estimated future interest payments on our debt facilities based upon amounts outstanding and LIBOR rates at December 31, 2007.
(2)	Other includes open purchase orders and other contracts.

Other Liquidity Matters

We are restricted under the indenture governing the notes from making certain “restricted payments” as defined in the indenture. These restricted payments include the payment of dividends or distributions to any direct or indirect holders of equity interests of Wynn Las Vegas, LLC. The restricted payments may not be made until Encore has been completed and certain other financial and non-financial criteria have been satisfied. In addition, the Credit Facilities contain similar restrictions.

If completion of Encore is delayed, then our debt service obligations accruing prior to the actual opening will increase correspondingly. Wynn Las Vegas will fund its operations and capital requirements from operating cash flow and remaining availability under our Credit Facilities. We cannot be sure, however, that Wynn Las Vegas will generate sufficient cash flow from operations or that future borrowings available to us under the Credit Facilities will be sufficient to enable us to service and repay Wynn Las Vegas, LLC’s indebtedness and to fund its other liquidity needs. We cannot be sure that we will be able to refinance any of the indebtedness on acceptable terms or at all.

New business developments or other unforeseen events may occur, resulting in the need to raise additional funds. We continue to explore opportunities to develop additional gaming or related businesses in Las Vegas, as well as other domestic or international markets. There can be no assurances regarding the business prospects with respect to any other opportunity. Any other development would require us to obtain additional financing.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated financial statements. Our consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America. Certain of our accounting policies require that management apply significant judgment in defining the appropriate assumptions integral to financial estimates. On an ongoing basis, management evaluates those estimates, including those relating to the estimated lives of depreciable assets, asset impairment, allowances for doubtful accounts, accruals for customer loyalty rewards, self insurance, contingencies, litigation and other items. Judgments are based on historical experience, terms of existing contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and therefore actual results could differ from our estimates.

Development, Construction and Property and Equipment Estimates

During the construction and development of a resort, pre-opening or start-up costs are expensed when incurred. In connection with the construction and development of Wynn Las Vegas, significant start-up costs were incurred and charged to pre-opening expenses through the second quarter of 2005. Once Wynn Las Vegas opened, expenses associated with the opening of the resort were no longer charged as pre-opening expenses. However, start-up costs relating to Encore will continue to be charged to pre-opening expenses.

During the construction and development stage, direct costs of the project, including design and construction and applicable portions of interest, are capitalized. Accordingly, the recorded amounts of property and equipment increase significantly during construction periods. Depreciation expense related to capitalized construction costs is recognized when the related assets are put in service. Upon opening of Wynn Las Vegas, we began recognizing depreciation expense on the resort’s fixed assets.

The remaining estimated useful lives of assets are periodically reviewed.

Costs of repairs and maintenance are charged to expense when incurred. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are eliminated from the respective accounts and any resulting gain or loss is included in operating income or loss.

We also evaluate our property and equipment and other long-lived assets for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” For assets to be disposed of, we recognize the asset at the lower of carrying value or fair market value less costs of disposal, as estimated based on comparable asset sales, solicited offers, or a discounted cash flow model. For assets to be held and used, we review for impairment whenever indicators of impairment exist. We then compare the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment is recorded based on the fair value of the asset, typically measured using a discounted cash flow model. If an asset is still under development, future cash flows include remaining construction costs. All recognized impairment losses, whether for assets to be disposed of or assets to be held and used, are recorded as operating expenses.

Allowance for Estimated Doubtful Accounts Receivable

A substantial portion of our outstanding receivables relates to casino credit play. Credit play, through the issuance of markers, represents a significant portion of the table games volume at Wynn Las Vegas. We maintain strict controls over the issuance of markers and aggressively pursue collection from those customers who fail to pay their balances in a timely fashion. These collection efforts may include the mailing of statements and delinquency notices, personal contacts, the use of outside collection agencies, and litigation. Markers are generally legally enforceable instruments in the United States. Markers are not legally enforceable instruments in some foreign countries, but the United States assets of foreign customers may be used to satisfy judgments entered in the United States. At December 31, 2007 and 2006, approximately 53% and 55%, respectively, of our casino accounts receivable were owed by customers from foreign countries, primarily in Asia. The collectibility of markers given by foreign customers is affected by a number of factors including changes in currency exchange rates and economic conditions in the customers’ home countries.

We regularly evaluate our reserve for bad debts based on a specific review of customer accounts as well as management’s prior experience with collection trends in the casino industry and current economic and business conditions. The following table presents key statistics related to our casino accounts receivable (amounts in thousands):

	December 31, 2007	December 31, 2006
Casino accounts receivable	$161,913	$133,985
Allowance for doubtful casino accounts receivable	$50,142	$34,683
Allowance as a percentage of casino accounts receivable	31.0%	25.9%
Percentage of casino accounts receivable outstanding over 180 days	20.7%	15.4%

The increase in the allowance for doubtful accounts as a percentage of casino accounts receivable is due to a normal increase in casino accounts receivable over 180 days. While collection efforts remain active, it is our current policy to fully reserve all accounts over one year old.

As our customer payment experience evolves, we will continue to refine our estimated reserve for bad debts. Accordingly, the associated provision for doubtful accounts charge may fluctuate. Because individual customer account balances can be significant, the reserve and the provision can change significantly between periods, as information about a certain customer becomes known or as changes in a region’s economy or legal system occur.

Derivative Financial Instruments

We seek to manage our market risk, including interest rate risk associated with variable rate borrowings, through balancing fixed-rate and variable-rate borrowings and the use of derivative financial instruments. We account for derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities, as amended.” Derivative financial instruments are recognized as assets or liabilities, with changes in fair value affecting net income (loss) or comprehensive income (loss) as applicable. We currently have one interest rate swap with changes in fair value being recorded in our Consolidated Statements of Operations.

Share-Based Compensation

SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services or incurs a liability in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It requires an entity to measure the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize that cost over the service period. We adopted this statement on January 1, 2006 under the modified prospective method and use the Black-Scholes valuation model to value the equity instruments issued. The Black-Scholes valuation model uses assumptions of expected volatility, risk-free interest rates, the expected term of options granted, and expected rates of dividends. Management determines these assumptions by reviewing current market rates, making industry comparisons and reviewing conditions relevant to us. In applying the modified prospective method, financial statements of prior periods presented do not reflect any adjusted amounts (i.e. prior periods do not include compensation cost calculated under the fair value method).

In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment” to provide interpretive guidance on SFAS No. 123(R) valuation methods, assumptions used in valuation models, and the interaction of SFAS No. 123(R) with existing SEC guidance. SAB No. 107 also requires the classification of stock compensation expense in the same financial statement line items as cash compensation, and therefore impacts our departmental expenses (and related operating margins), pre-opening costs and construction in progress for our development projects, and our general and administrative expenses (including corporate expenses).

Significant Judgmental Accruals

We estimate liabilities for certain self-insurance, customer loyalty program reward redemptions, contingencies, claims and litigation and other items, as appropriate. Management determines the adequacy of these estimates by reviewing the expected trends and from industry experience and adjusts the assumptions utilized as necessary.

Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. Our adoption of SFAS No. 157 on January 1, 2008 will not have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value, with unrealized gains and losses related to these financial instruments reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that the adoption of SFAS No. 159 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.” SFAS No. 141 (revised) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and noncontrolling interest in the acquiree and the goodwill acquired. The revision is intended to simplify existing guidance and converge rulemaking under U.S. GAAP with international accounting rules. This statement applies prospectively to business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of SFAS No. 141 (revised) is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51.” This statement establishes accounting and reporting standards for ownership interest in subsidiaries held by parties other than the parent and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amount attributable to both the parent and the noncontrolling interests. The statement also establishes reporting requirements that provide sufficient disclosure that clearly identify and distinguish between the interest of the parent and those of the noncontrolling owners. This statement is effective for fiscal years beginning on or after December 15, 2008. The adoption of SFAS No. 160 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices.

Interest Rate Risks

Our primary exposure to market risk is interest rate risk associated with our debt facilities that bear interest based on floating rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing Activities.” We attempt to manage interest rate risk by managing the mix of long-term fixed rate borrowings and variable rate borrowings supplemented by hedging activities as considered necessary. We cannot be sure that these risk management strategies will have the desired effect, and interest rate fluctuations could have a negative impact on our results of operations.

The following table provides estimated future cash flow information derived from our best estimates of repayments at December 31, 2007 on our expected long-term indebtedness. However, we cannot predict the LIBOR rate that will be in effect in the future. Accordingly, the one-month LIBOR rate at December 31, 2007 of 4.6% is used for all variable rate calculations in the table below.

	As of December 31,
	2008	2009	2010	2011	2012	Thereafter	Total
	(in millions)
Long-term debt:
Fixed rate	—	—	—	—	—	$1,700.0	$1,700.0
Average interest rate	—	—	—	—	—	6.6%	6.6%
Variable rate	$1.1	$1.4	$1.4	$1.4	$113.9	$146.8	$266.0
Average interest rate	5.9%	5.9%	5.9%	5.9%	6.5%	6.3%	6.4%

Interest Rate Swaps

As of December 31, 2007, we have one interest rate swap arrangement to hedge the underlying interest rate risk on a total of $200 million of borrowings under the current Wynn Las Vegas, LLC Term Loan, which bears interest at LIBOR plus 1.875%. Under this interest rate swap arrangement, we receive payments at a variable rate of LIBOR and pay a fixed rate of 3.793% on $200 million notional amount expiring December 31, 2008. Although this interest rate swap is highly effective economically in fixing the interest rate on this borrowing under the new Term Loan at approximately 5.7%, changes in fair value of this interest rate swap for each reporting period are, and will continue to be, recorded as an increase (decrease) in swap fair value in our Consolidated Statements of Operations as the swap does not qualify for hedge accounting.

Summary of Historical Swap Fair Values

As of December 31, 2007 and 2006, the Wynn Las Vegas, LLC interest rate swaps had an approximate asset fair value of $0.4 million and $4.8 million, respectively. The fair value approximates the amount we would receive if these contracts were settled at the respective valuation dates. Fair value is estimated based upon current, and predictions of future, interest rate levels along a yield curve, the remaining duration of the instruments and other market conditions, and therefore, is subject to significant estimation and a high degree of variability of fluctuation between periods.

Other Interest Rate Swap Information

The following table provides information about our interest rate swap, by contractual maturity date, as of December 31, 2007 and using estimated future LIBOR rates based upon implied forward rates in the yield curve:

	Expected Averages as of December 31,
	2008	2009	2010	2011	2012	Thereafter	Total
	(in millions)
Average notional amount	$200	$—	$—	$—	$—	$—	$200
Average pay rate	3.79%	—	—	—	—	—	3.79%
Average receive rate	2.50%	—	—	—	—	—	2.50%

We do not use derivative financial instruments, other financial instruments or derivative commodity instruments for trading or speculative purposes.

Interest Rate Sensitivity

As of December 31, 2007, approximately 97% of our long-term debt was based on fixed rates, including $200 million of the Term Loan subject to the interest rate swap. Based on our borrowings as of December 31, 2007, an assumed 1% change in variable rates would cause our annual interest cost to change by $0.7 million.

BUSINESS

General

Wynn Las Vegas, LLC owns and operates Wynn Las Vegas, a destination casino resort on the Strip in Las Vegas, Nevada, and is constructing an expansion of Wynn Las Vegas named Encore at Wynn Las Vegas. Wynn Las Vegas, LLC was formed on April 17, 2001 as a Nevada limited liability company. The sole member of Wynn Las Vegas is Wynn Holdings, and the sole member of Wynn Holdings is Wynn Resorts.

Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas, LLC incorporated on June 3, 2002, solely for the purpose of obtaining financing for Wynn Las Vegas. Wynn Capital is authorized to issue 2,000 shares of common stock, par value $0.01. At December 31, 2007, the Company owned the one share that was issued and outstanding. Wynn Capital has neither any significant net assets nor any operating activity. Its sole function is to serve as the co-issuer of the notes.

We commenced operations with the opening of Wynn Las Vegas on April 28, 2005. The construction of Encore commenced on April 28, 2006. Prior to April 28, 2005, we were solely a development stage company.

Wynn Las Vegas

Wynn Las Vegas opened on April 28, 2005. Wynn Las Vegas’ accommodations, amenities and exceptional service have allowed us to attract and retain high quality customers. Wynn Las Vegas offers 2,716 rooms and suites, including 36 fairway villas and 6 private-entry villas for our premium guests. The Tower Suites at Wynn Las Vegas is the only casino resort in the world that has been awarded both the Mobil five star and AAA five diamond distinctions. In addition, Wynn Las Vegas was recognized in November 2007 by Michelin, the esteemed European restaurant rating system. Three of our restaurants were awarded Michelin stars. Two Michelin stars were awarded to Alex and one Michelin star was awarded to each of Wing Lei and Daniel Boulud Brasserie. Additionally, our resort and country club received five red pavilions, the highest honor for Michelin rated accommodations. The approximately 111,000 square foot casino features approximately 140 table games, a baccarat salon, private VIP gaming rooms, a poker room, approximately 1,970 slot machines, and a race and sports book. The resort’s 22 food and beverage outlets feature six fine dining restaurants, including restaurants helmed by award winning chefs. Wynn Las Vegas also offers two nightclubs, a spa and salon, a Ferrari and Maserati automobile dealership, wedding chapels, an 18-hole golf course, approximately 223,000 square feet of meeting space and an approximately 74,000 square foot retail promenade featuring boutiques from Alexander McQueen, Brioni, Cartier, Chanel, Dior, Graff, Louis Vuitton, Manolo Blahnik, Oscar de la Renta and Vertu. Wynn Las Vegas also has two showrooms. The “Le Rêve” Theater features “Le Rêve,” a water-based production. The Broadway Theater hosts “Monty Python’s Spamalot,” winner of the 2005 Tony Award for best musical. Performances of Spamalot commenced in the first quarter of 2007. We believe that the unique experience of Wynn Las Vegas drives the significant visitation experienced since opening. During the year ended December 31, 2007, our average hotel occupancy was 96.0% and our average daily room rate was $300, which compares favorably to the overall 90.4% average occupancy and $132 average daily room rate of Las Vegas.

The resort, which is located at the intersection of the Las Vegas Strip and Sands Avenue, occupies approximately 217 acres of land fronting the Las Vegas Strip, approximately 18 acres across Sands Avenue, a portion of which is improved with an employee parking garage, and approximately 5 acres adjacent to our golf course on which an office building is located.

Wynn Las Vegas

In the ordinary course of our business and in order to increase revenues, we have made and continue to make certain enhancements and refinements to Wynn Las Vegas. Since opening on April 28, 2005, we have remodeled our Fairway Villas, Corsa Cucina, the property’s contemporary Italian restaurant, Tryst and Blush, our nightclubs, several areas of the retail promenade, a portion of the baccarat area to feature a casino bar and improved public baccarat space along with private baccarat salons and converted the Keno lounge to a retail outlet for womens’ accessories. In March 2007, we remodeled the Le Rêve Theater, decreasing the seat count from 2,087 to 1,606 to further enhance the guest experience. We have incurred and will continue to incur capital expenditures related to these types of enhancements and refinements.

Encore at Wynn Las Vegas

We are constructing Encore on approximately 20 acres on the Strip, immediately adjacent to Wynn Las Vegas. Plans for Encore include a 2,034 all-suite hotel tower fully integrated with Wynn Las Vegas, as well as an approximately 72,000 square foot casino, additional convention and meeting space, restaurants, a nightclub, swimming pools, a spa and salon and retail outlets. We commenced construction of Encore in the second quarter of 2006 and expect to open Encore in December 2008.

Encore’s project budget is approximately $2.2 billion, consisting of approximately $2.1 billion for Encore and approximately $100 million for an employee parking garage on our Koval property, an associated pedestrian bridge and costs incurred in connection with the remodeling of the Broadway Theater and production of “Monty Python’s Spamalot” at Wynn Las Vegas. The project budget is being funded from our existing credit facilities, operating cash flow from Wynn Las Vegas and the debt raised in the offering of the old notes. To the extent additional funds are required, we will provide these amounts with additional debt and equity contributions by Wynn Resorts or additional indebtedness to be incurred by Wynn Las Vegas. As of December 31, 2007, we had incurred approximately $998.7 million of project costs related to the development and construction of Encore and related capital improvements.

On February 27, 2007, we entered into the Contract with Tutor for the design and construction of Encore. The Contract sets forth all of the terms and conditions pursuant to which Tutor will design and construct Encore. In June 2007, we executed the First Amendment to the Contract which set the GMP for work covered by the Contract at $1.3 billion. In connection with the execution and delivery of the Contract, Tutor and the Trust have entered into and consented to a Net Worth Agreement pursuant to which (x) the Trust agreed that it will retain its current majority holdings of Tutor and (y) the Trust and Tutor agreed that during the term of the Contract, Tutor will maintain (i) net worth of at least $100 million, and (ii) liquid assets of at least $50 million.

Our Strategy

Capitalize on the “Wynn” Brand. We believe Steve Wynn is the preeminent designer, developer and operator of destination casino resorts and, as such, has developed a brand name status. We believe Mr. Wynn’s involvement with Wynn Las Vegas provides a distinct advantage over other gaming enterprises. We integrate luxurious surroundings, distinctive entertainment and superior amenities, including fine dining and premium retail offerings, to appeal to a variety of customers, especially high-end customers. We believe that Wynn Las Vegas sets a new standard of luxury and elegance for destination casino resorts. We also believe that Mr. Wynn’s reputation and the new standard of luxury and elegance brought to the industry by Wynn Las Vegas and our affiliate, Wynn Macau, translate to a high level of anticipation for Encore. We intend to extend our “Wynn” brand to other opportunities as they arise.

Attract and deliver high-quality service and amenities to high-end gaming customers. Wynn Las Vegas was designed and built to attract premium gaming customers. Wynn Las Vegas offers luxurious rooms and suites, high-limit tables, VIP gaming salons, exquisite fine dining, premium retail shopping, distinctive entertainment and an 18-hole golf course. The Tower Suites at Wynn Las Vegas is the only casino resort in the world that has been awarded both the AAA Five Diamond and Mobil Five Star distinctions and four of Wynn Las Vegas’ restaurants have been recognized by AAA (including our AAA Five Diamond restaurant, Alex). In addition, Wynn Las Vegas was recognized in November 2007 by Michelin, the esteemed European restaurant rating system. Three of our restaurants were awarded Michelin stars. Two Michelin stars were awarded to Alex and one Michelin star was awarded to each of Wing Lei and Daniel Boulud Brasserie. Overall our resort and country club received five red pavilions, the highest Michelin accommodations rating. Our hotel and gaming offerings are designed to meet the expectations of high-budget, premium customers, including our Asian customers. We expect our Asian customer segment to become even more significant with Wynn Macau now open, and intend to capitalize on cross-marketing opportunities between Wynn Las Vegas and Wynn Macau.

Marketing. We have positioned Wynn Las Vegas as a full-service luxury resort and casino in the leisure, convention and tour and travel markets. We market Wynn Las Vegas directly to gaming customers using database marketing techniques, as well as traditional incentives, including reduced room rates and complimentary meals and suites. We offer high-roller gaming customers premium suites and special hotel services, and have a guest loyalty program that integrates all gaming, hotel, food, beverage and retail revenue generated by a particular guest and compares it against incurred expenses to determine the profitability of that guest. Our rewards system offers discounted and complimentary meals, lodging and entertainment for our guests. We also use our integrated database to target specific customers for promotions that might induce them to visit Wynn Las Vegas.

Mr. Wynn and our marketing team have developed a substantial network of long-standing international and domestic premium customers. Mr. Wynn’s reputation has attracted experienced, high-level international and domestic casino marketing executives to work for us. We have marketing executives located in local offices in Tokyo, Hong Kong, Macau, Singapore, Taiwan, Vancouver and southern California, as well as independent marketing representatives in major U.S. and foreign cities.

We also create general market awareness for Wynn Las Vegas through various media channels, including television, radio, newspapers, magazines, the internet, direct mail and billboards.

Las Vegas Real Estate Assets. Wynn Las Vegas is located on approximately 55 acres on the famed Las Vegas Strip. Our property is located between the approximately 3.2 million square feet of convention space operated by the Las Vegas Convention and Visitors Authority and the Palazzo and Venetian Casino Resort and its approximately 1.8 million square foot Sands Expo Center; diagonally across from the Mirage and the Treasure Island Hotel and Casino; directly across from the Fashion Show Mall and Trump Towers; and across from Echelon and The Plaza, which are currently under development. Encore is being developed on 20 acres of land adjacent to Wynn Las Vegas. We also have an approximately 142-acre parcel of land behind Wynn Las Vegas, which is currently used as a golf course. In addition, we have approximately 5 acres adjacent to the golf course on which an office building is located and approximately 18 acres of land across Sands Avenue, a portion of which is improved with an employee parking garage.

We are developing a long-range master plan for the 142-acre golf course. It is not expected that any construction on the golf course land would begin before 2009.

Experienced Management Team. Mr. Wynn and his team bring significant experience in designing, developing and operating casino resorts. Mr. Wynn and many members of the current Wynn Resorts’ senior management team were responsible for the design, development and operation of The Mirage, Treasure Island at The Mirage, and Bellagio. The senior executive team of Wynn Resorts has an average of approximately 25 years of experience in the hotel and gaming industries. We also have an approximately 120-person design, development and construction subsidiary, the senior management of which has significant experience in all major construction disciplines.

Market and Competition

Las Vegas

Las Vegas is the largest gaming market in the United States and is also one of the fastest growing leisure, lodging and entertainment markets in the United States. During the year ended December 31, 2007, the Las Vegas gaming and hotel markets continued their upward trends with, among other things, a 0.7% increase in visitation to 39.2 million visitors, a 2.3% increase in Las Vegas Strip gaming revenue and a 10.3% increase in average daily room rates, all as compared to the year ended December 31, 2006.

Many properties on the Las Vegas Strip have opened over the past ten years, including the Bellagio, Mandalay Bay Resort & Casino, Paris Las Vegas, Planet Hollywood Resort & Casino (formerly known as the Aladdin), The Venetian and The Palazzo. In addition, a number of existing properties on the Las Vegas Strip embarked on expansions during this period, including Bellagio, Luxor Hotel and Casino, Mandalay Bay Resort & Casino and Caesars Palace. As a result, the casino/hotel industry in Las Vegas is highly competitive. Wynn Las Vegas is located on the Las Vegas Strip and competes with these and other high-quality resorts and hotel casinos, those in downtown Las Vegas, as well as a large number of hotels in and near Las Vegas.

Many competing properties, such as the Bellagio, Caesars Palace, Luxor Hotel and Casino, Mandalay Bay Resort & Casino, The Mirage, New York-New York Hotel and Casino, Paris Las Vegas, Treasure Island at The Mirage, The Venetian, The Palazzo and others, have themes and attractions which draw a significant number of visitors and directly compete with our operations. We seek to differentiate Wynn Las Vegas from other major Las Vegas resorts by concentrating on our fundamental elements of design, atmosphere, personal service and luxury.

Wynn Las Vegas also competes, to some extent, with other hotel/casino facilities in Nevada and Atlantic City, riverboat gaming facilities in other states, casino facilities on Native American lands and elsewhere in the world, state lotteries, and other forms of gaming. The continued proliferation of Native American gaming in California could have a negative impact on our operations. In particular, the legalization of casino gaming in or near metropolitan areas from which we attract customers, could have a negative effect on our business. In addition, new or renovated casinos in Macau or elsewhere in Asia could draw Asian gaming customers, including high-rollers, away from Las Vegas.

In addition to the existing casinos with which Wynn Las Vegas currently competes, several new multi-billion dollar resorts are expected to open on or near the Las Vegas Strip before 2011. The major projects, which have either been announced or are currently under construction include but are not limited to:

•	Echelon Place—A development by Boyd Gaming located north of Wynn Las Vegas on the Strip.

•	City Center—A development by the MGM Mirage Dubai World 50/50 joint venture located south of Wynn Las Vegas on the Strip.

•	Fontainebleau Las Vegas—A development by Fontainebleau Resorts located north of Wynn Las Vegas on the Strip.

•	The Plaza, Las Vegas—A development by the Elad Group located across the street from Wynn Las Vegas on the Strip.

Regulation and Licensing

Introduction. The gaming industry is highly regulated. Gaming registrations, licenses and approvals, once obtained, can be suspended or revoked for a variety of reasons. We cannot assure you that we will obtain all required registrations, licenses and approvals on a timely basis or at all, or that, once obtained, the registrations, findings of suitability, licenses and approvals will not be suspended, conditioned, limited or revoked. If we ever are prohibited from operating Wynn Las Vegas or any other property we may own and operate in the future, we would, to the extent permitted by law, seek to recover our investment by selling the property affected, but we cannot assure you that we would recover its full value.

The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations made under the Act, as well as to various local ordinances. Wynn Las Vegas’ operations are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board, which we refer to herein collectively as the “Nevada Gaming Authorities.”

Policy Concerns of Gaming Laws. The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. These public policy concerns include, among other things:

•	preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

•	establishing and maintaining responsible accounting practices and procedures;

•

maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs, and safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

•	preventing cheating and fraudulent practices; and

•	providing a source of state and local revenue through taxation and licensing fees.

Changes in these laws, regulations and procedures could have significant negative effects on Wynn Las Vegas’ gaming operations and our financial condition and results of operations.

Owner and Operator Licensing Requirements. Wynn Las Vegas, LLC, as the owner and operator of Wynn Las Vegas, has been approved by the Nevada Gaming Authorities as a limited liability company licensee, referred to as a company licensee, which includes approval to conduct casino gaming operations, including a race book and sports pool and pari-mutuel wagering. These gaming licenses are not transferable. We cannot assure you that Wynn Las Vegas, LLC will be able to maintain all approvals and licenses from the Nevada Gaming Authorities.

Company Registration Requirements. Wynn Resorts was found suitable by the Nevada Gaming Commission to own the equity interests of Wynn Holdings and to be registered by the Nevada Gaming Commission as a publicly traded corporation, referred to as a registered company, for the purposes of the Nevada Gaming Control Act. Wynn Holdings was found suitable by the Nevada Gaming Commission to own the equity interests of Wynn Las Vegas, LLC and to be registered by the Nevada Gaming Commission as an intermediary company. In addition to being licensed, Wynn Las Vegas, LLC, as an issuer of the notes, also qualified as a registered company. Wynn Capital, a co-issuer of the notes, was not required to be registered or licensed, but may be required to be found suitable as a lender or financing source.

Periodically, we are required to submit detailed financial and operating reports to the Nevada Gaming Commission and provide any other information that the Nevada Gaming Commission may require. Substantially all of our material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

Individual Licensing Requirements. No person may become a stockholder or member of, or receive any percentage of the profits of, an intermediary company or company licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Nevada Gaming Authorities may investigate any individual who has a material relationship to or material involvement with us to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. Certain of our officers, directors and key employees have been or may be required to file applications with the Nevada Gaming Authorities and are or may be required to be licensed or found suitable by the Nevada Gaming Authorities. All applications required as of the date of this prospectus have been filed. However, the Nevada Gaming Authorities may require additional applications and may also deny an application for licensing for any reason which they deem appropriate. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay or must cause to be paid all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

Consequences of Violating Gaming Laws. If the Nevada Gaming Commission decides that we have violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke our registrations and gaming license. In addition, we and the persons involved could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act, or of the regulations of the Nevada Gaming Commission, at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could appoint a supervisor to operate Wynn Las Vegas and, under specified circumstances, earnings generated during the supervisor’s appointment (except for the reasonable rental value of the premises) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, and revocation of any gaming license would, have a significant negative effect on our gaming operations.

Requirements for Voting Securities Holders. Regardless of the number of shares held, any beneficial owner of a registered company’s voting securities may be required to file an application, be investigated and have that person’s suitability as a beneficial owner of voting securities determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial owner of the voting securities of Wynn Resorts who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of its beneficial owners. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.

The Nevada Gaming Control Act requires any person who acquires more than 5.0% of the voting securities of a registered company to report the acquisition to the Nevada Gaming Commission. The Nevada Gaming Control Act requires beneficial owners of more than 10.0% of a registered company’s voting securities to apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring such filing. Under certain circumstances, an “institutional investor,” as defined in the Nevada Gaming Control Act, which acquires more than 10.0%, but not more than 15.0%, of the registered company’s voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds the voting securities for investment purposes only. In certain circumstances, an institutional investor that has obtained a waiver may hold up to 19.0% of a registered company’s securities for a limited period of time and maintain the waiver. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the registered company, a change in the corporate charter, bylaws, management, policies or operations of the registered company, or any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding the registered company’s voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

•	voting on all matters voted on by stockholders or interest holders;

•	making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

•	other activities that the Nevada Gaming Commission may determine to be consistent with such investment intent.

The articles of incorporation of Wynn Resorts include provisions intended to help it implement the above restrictions.

Consequences of Being Found Unsuitable. Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of any voting security or debt security of a registered company beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to hold an equity interest or to have any other relationship with us, we:

•	pay that person any dividend or interest upon any voting securities;

•	allow that person to exercise, directly or indirectly, any voting right held by that person relating to Wynn Resorts;

•	pay remuneration in any form to that person for services rendered or otherwise; or

•

fail to pursue all lawful efforts to require the unsuitable person to relinquish such person’s voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

Gaming Laws Relating to Securities Ownership. The Nevada Gaming Commission may, in its discretion, require the owner of any debt or similar securities of a registered company, to file applications, be investigated and be found suitable to own the debt or other security of the registered company if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission decides that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the registered company can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Gaming Commission, it:

•	pays to the unsuitable person any dividend, interest or any distribution whatsoever;

•	recognizes any voting right by the unsuitable person in connection with the securities;

•	pays the unsuitable person remuneration in any form; or

•	makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

Approval of Public Offerings. We may not make a public offering without the prior approval of the Nevada Gaming Commission if the proceeds from the offering are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. On March 22, 2007, the Nevada Gaming Commission granted us prior approval to make public offerings for a period of two years, subject to certain conditions (the “Shelf Approval”). The Shelf Approval also applies to any affiliated company wholly owned by us which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The Shelf Approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada State Gaming Control Board. The Shelf Approval does not constitute a finding, recommendation or approval by any of the Nevada Gaming Authorities as to the accuracy or adequacy of the offering memorandum or the investment merits of the securities. Any representation to the contrary is unlawful.

Approval of Changes in Control. A registered company must obtain prior approval of the Nevada Gaming Commission with respect to a change in control through merger; consolidation; stock or asset acquisitions; management or consulting agreements; or any act or conduct by a person by which the person obtains control of the registered company.

Entities seeking to acquire control of a registered company must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered company. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

Approval of Defensive Tactics. The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licenses or affecting registered companies that are affiliated with the operations of Nevada gaming licenses may be harmful to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to reduce the potentially adverse effects of these business practices upon Nevada’s gaming industry and to further Nevada’s policy to:

•	assure the financial stability of corporate gaming operators and their affiliates;

•	preserve the beneficial aspects of conducting business in the corporate form; and

•	promote a neutral environment for the orderly governance of corporate affairs.

Approvals may be required from the Nevada Gaming Commission before a registered company can make exceptional repurchases of voting securities above their current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Gaming Control Act also requires prior approval of a plan of recapitalization proposed by a registered company’s board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

Fees and Taxes. License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries’ respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable monthly, quarterly or annually and are based upon:

•	a percentage of the gross revenue received;

•	the number of gaming devices operated; or

•	the number of table games operated.

A live entertainment tax also is imposed on admission charges and sales of food, beverages and merchandise where live entertainment is furnished.

Foreign Gaming Investigations. Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons (collectively, “licensees”), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee’s or registrant’s participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Gaming Commission. Licensees and registrants are required to comply with the foreign gaming reporting requirements imposed by the Nevada Gaming Control Act. A licensee or registrant is also subject to disciplinary action by the Nevada Gaming Commission if it:

•	knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

•	fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

•

engages in any activity or enters into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect, discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

•	engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

•	employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

Licenses for Conduct of Gaming and Sale of Alcoholic Beverages. The conduct of gaming activities and the service and sale of alcoholic beverages at Wynn Las Vegas are subject to licensing, control and regulation by the Clark County Liquor and Gaming Licensing Board, which has granted Wynn Las Vegas licenses for such purposes. In addition to approving Wynn Las Vegas, the Clark County Liquor and Gaming Licensing Board has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license. Clark County gaming and liquor licenses are not transferable. The County has full power to limit, condition, suspend or revoke any license. Any disciplinary action could, and revocation would, have a substantial negative impact upon our operations.

Seasonality

We may experience fluctuations in revenues and cash flows from month to month, however, we do not expect that our business will be unusually impacted by seasonality.

Employees

As of December 31, 2007, Wynn Las Vegas had a total of approximately 9,300 employees.

During 2006, we entered into a collective bargaining agreement with the Culinary and Bartenders Union local covering approximately 4,500 of our employees. In May 2007, the dealers at Wynn Las Vegas elected the Transportation Workers Union to represent them. We are currently negotiating a contract. Certain other unions may seek to organize the workers at Wynn Las Vegas. Unionization, pressure to unionize or other forms of collective bargaining could increase our labor costs.

Intellectual Property

Our most important marks are our trademarks and service marks that use the name “WYNN.” Wynn Holdings has filed applications with the U.S. Patent and Trademark Office (“PTO”) and various foreign patent and trademark registries, to register a variety of the WYNN-related trademarks and service marks in connection with a variety of goods and services. These marks include “WYNN LAS VEGAS,” “ENCORE” and “WYNN DIAMOND.” Some of the applications are based upon ongoing use and others are based upon a bona fide intent to use the marks in the future.

A common element of these marks is the use of the surname, “WYNN.” As a general rule, a surname (or a mark primarily constituting a surname) is not registerable unless the surname has acquired “secondary meaning.” To date, Wynn Holdings has been successful in demonstrating to the PTO such secondary meaning for the Wynn name in certain of the applications based upon Mr. Wynn’s prominence as a resort developer.

Federal registrations are not completely dispositive of the right to such marks. Third parties who claim prior rights with respect to similar marks may nonetheless challenge our right to obtain registrations or our use of the marks and seek to overcome the presumptions afforded by such registrations.

We have also filed applications with various foreign patent and trademark registries including registries in Macau, China, Hong Kong, Taiwan, Japan, certain European countries and various other jurisdictions throughout the world to register a variety of WYNN-related trademarks and service marks in connection with a variety of goods and services. These marks include many of the same marks filed with the United States Patent and Trademark Office and include “WYNN LAS VEGAS,” “ENCORE” and “WYNN DIAMOND.” Some of the applications are based upon ongoing use and others are based upon a bona fide intent to use the marks in the future.

We recognize that our intellectual property assets, especially the logo version of “WYNN,” are among our most valuable assets. As a result, and in connection with expansion of our resort and gaming activities outside the United States, we have undertaken a program to register our trademarks and other intellectual property rights in all relevant jurisdictions, some of which may pose a risk of unauthorized use or counterfeiting. We have retained counsel and will take all steps necessary to not only acquire, but protect our intellectual property rights against such unauthorized use throughout the world.

On August 6, 2004, Wynn Holdings entered into agreements with Mr. Wynn that confirm and clarify its rights to use the “Wynn” name and Mr. Wynn’s persona in connection with our casino resorts. Under a Surname Rights Agreement, Mr. Wynn has granted Wynn Holdings an exclusive, fully paid-up, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating, the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to our affiliates. Under a Rights of Publicity License, Mr. Wynn has granted Wynn Holdings the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to our affiliates, until October 24, 2017. Wynn Holdings has entered into sublicense agreements with us relating to our use of Mr. Wynn’s name and persona, as well as other intellectual property.

Description of Property

Las Vegas Land

We currently own approximately 240 acres of land on or near the Las Vegas Strip. This consists of approximately 55 acres at the northeast corner of the intersection of Las Vegas Boulevard and Sands Avenue, an additional parcel of approximately 20 acres fronting Las Vegas Boulevard next to the Wynn Las Vegas site on which we are constructing Encore, the approximately 142-acre golf course behind Wynn Las Vegas, approximately 5 acres adjacent to the golf course on which an office building is located and approximately 18 acres located across from the Wynn Las Vegas site at Koval Lane and Sands Avenue, a portion of which is improved with an employee parking garage.

Las Vegas Water Rights

We own approximately 934 acre-feet of permitted domestic and recreation water rights, which we currently use to irrigate the golf course. We also own approximately 52 acre-feet of permitted (and some certificated) quasi-municipal water rights, which are used to supply the water for the Wynn Las Vegas lake/mountain feature. There are significant cost savings and conservation benefits associated with using water supplied pursuant to our water rights. We anticipate using our water rights to support future development of the golf course land.

Legal Proceedings

We are occasionally party to lawsuits. As with all litigation, no assurance can be provided as to the outcome of such matters and we note that litigation inherently involves significant costs. We are not currently party to any material legal proceedings.

MANAGEMENT

Directors and Executive Officers

We are a wholly owned subsidiary of Wynn Holdings. Wynn Holdings is a wholly owned subsidiary of Wynn Resorts. The following table sets forth the directors, executive officers and certain key management personnel of Wynn Resorts and certain of its subsidiaries as of March 5, 2008. All directors hold their positions until their terms expire and until their respective successors are elected and qualified. Executive officers are appointed by the Board of Directors of Wynn Resorts and serve at their discretion, subject to applicable employment agreements.

Name	Age	Position
Stephen A. Wynn	66	Chairman of the Board and Chief Executive Officer
Kazuo Okada	65	Vice Chairman of the Board
Ronald J. Kramer	49	President and Director
Linda Chen	41	President, Wynn International Marketing, Ltd. and Director
Robert J. Miller	63	Director
John A. Moran	76	Director
Alvin V. Shoemaker	69	Director
Ray R. Irani	73	Director
D. Boone Wayson	55	Director
Elaine P. Wynn	65	Director
Allan Zeman	59	Director
Marc D. Schorr	60	Chief Operating Officer
John Strzemp	56	Executive Vice President—Chief Financial Officer
Ian M. Coughlan	47	President, Wynn Macau
Matt Maddox	32	Treasurer; Senior Vice President—Business Development
Andrew Pascal	42	President, Wynn Las Vegas, LLC
Scott Peterson	41	Vice President and Chief Financial Officer, Wynn Resorts (Macau), S.A.
Kim Sinatra	47	Senior Vice President, General Counsel and Secretary
David R. Sisk	46	Executive Vice President and Chief Financial Officer, Wynn Las Vegas, LLC

Set forth below is certain information regarding each of the directors and the non-director executive officers and certain key management personnel of Wynn Resorts.

Directors

Class I Directors (Terms expire at the 2009 Annual Meeting of Wynn Resorts Stockholders)

Linda Chen. Ms. Chen was elected to the Board in 2007. Ms. Chen serves as the President of Wynn International Marketing Ltd., a wholly owned indirect subsidiary of Wynn Resorts, a position she has held since January 2005. Ms. Chen is responsible for managing Wynn Resorts’ global marketing efforts. In addition, Ms. Chen is Chief Operating Officer of Wynn Resorts (Macau), S.A., a position she has held since June 2002. From May 1997 through May 2002, Ms. Chen was Executive Vice President—International Marketing at MGM MIRAGE, a gaming company.

Ronald J. Kramer. Mr. Kramer has served as President of Wynn Resorts and as one of its directors since October 2002. Mr. Kramer also served as President of Wynn Holdings, a wholly owned indirect subsidiary of Wynn Resorts, from April to October 2002. From July 1999 to October 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and at its predecessor, Wasserstein Perella & Co. Mr. Kramer is a member of the board of directors of Monster Worldwide, Inc., Griffon Corporation and Sapphire Industrials Corporation.

John A. Moran. Mr. Moran has served as a director since October 2002. Mr. Moran is the retired Chairman of The Dyson-Kissner-Moran Corporation, a private investment entity. Mr. Moran is the honorary Co-Chairman of the Republican Leadership Council of Washington, D.C. He served as Chairman of the Republican National Finance Committee from 1993 to 1995 and was the National Finance Chairman of the Dole for President campaign.

Elaine P. Wynn. Mrs. Wynn has served as a director for Wynn Resorts since October 2002, and is an active collaborator in the operation of Wynn Las Vegas. In addition to her corporate responsibilities, Mrs. Wynn has also served as Co-Chairperson of the Greater Las Vegas After-School All-Stars since 1996 and is the Founding Chairperson of Communities-in-Schools in Nevada. In addition, in October, 2007, she was named National Chairperson for Communities-in-Schools. She is currently on the State Council to Establish Academic Standards in Nevada. Mrs. Wynn served as a director for Mirage Resorts, Incorporated from 1976 until 2000. Mrs. Wynn is married to Stephen A. Wynn.

Class II Directors (Terms expire at the 2010 Annual Meeting of Wynn Resorts Stockholders)

Stephen A. Wynn. Mr. Wynn has served as Chairman of the Board and Chief Executive Officer of Wynn Resorts since June 2002. From April 2000 to September 2002, Mr. Wynn was the managing member of Valvino Lamore LLC (“Valvino”), Wynn Resorts’ predecessor and its wholly owned subsidiary. Mr. Wynn also serves as an officer and/or director of several of Wynn Resorts’ subsidiaries. From 1973 until 2000, Mr. Wynn served as Chairman of the Board, President and Chief Executive Officer of Mirage Resorts, Incorporated, and its predecessor. Mr. Wynn is married to Elaine P. Wynn, a director of Wynn Resorts.

Ray R. Irani. Dr. Irani has served as a director since October 2007. Dr. Irani is Chairman and Chief Executive Officer of Occidental Petroleum Corporation. He joined Occidental in 1983 as Chairman and Chief Executive Officer of Occidental Chemical Corporation, an Occidental subsidiary, and as Executive Vice President of Occidental. In 1984, he was elected to the Board of Directors of Occidental and was named President and Chief Operating Officer. He assumed the responsibilities of Chairman and Chief Executive Officer in 1990, and the additional position of President in 2005. Dr. Irani was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd., an Occidental affiliate, from 1987 to 1999. Dr. Irani is a director of the American Petroleum Institute and the TCW Group, Inc. Dr. Irani was first identified to the Nominating and Corporate Governance Committee of Wynn Resorts as a potential director by the chief executive officer of Wynn Resorts.

Alvin V. Shoemaker. Mr. Shoemaker has served as a director since December 2002. Mr. Shoemaker is currently retired and was the Chairman of the Board of First Boston Inc. and First Boston Corp. from April 1983 until his retirement in January 1989, at the time of its sale to Credit Suisse Bank. Mr. Shoemaker is a member of the board of directors of Frontier Bank and Huntsman Chemical Co.

D. Boone Wayson. Mr. Wayson has served as a director since August 2003. Mr. Wayson has been a principal of Wayson’s Properties, Incorporated, a real estate development and holding company, since 1970. He also serves as an officer and/or director of other real estate and business ventures. From 2000 through May 2003, Mr. Wayson served as a member of the board of directors of MGM MIRAGE, a gaming company.

Class III Directors (Terms expire at the 2008 Annual Meeting of Wynn Resorts Stockholders)

Kazuo Okada. Mr. Okada has served as Vice Chairman of the Board since October 2002. In 1969, Mr. Okada founded Universal Co. Ltd., which became Aruze Corp. in 1998. Aruze Corp is a Japanese manufacturer of gaming machines, as well as pachislot and pachinko machines, amusement machines, and video games. Aruze Corp. has been issued a manufacturer license by the Nevada Gaming Commission. The Nevada Gaming Commission has also approved Aruze Corp’s suitability as the 100% stockholder for its two subsidiaries, Aruze Gaming America, Inc., and Aruze USA, Inc. Aruze Gaming America holds manufacture, distributor, and operator licenses from the Nevada Gaming Commission, while Aruze USA has been found suitable by the Nevada Gaming Commission as a major stockholder of Wynn Resorts. Since 1998, Mr. Okada has served as Director and Chairman of the Board of Aruze Corp., since 1999, he has also served as Chairman of the Board and Treasurer of Aruze USA, and, since July 2007, has served as Director and Chairman of the Board of Aruze Gaming America, Inc.

Robert J. Miller. Mr. Miller has served as a director since October 2002. Since July 2005, he has been principal of Dutko Worldwide, a multidisciplinary governmental affairs, strategy and management firm. From January 1999 until he joined Dutko Worldwide, Mr. Miller was a partner of the Nevada law firm of Jones Vargas. He was also a partner in Miller & Behar Strategies, a partnership designed to assist American businesses in Bulgaria, from January 2003 to August 2007, and has been a partner in Nevada Rose LLC, parent to a group of companies engaged in the business of importing and selling rose nectar and related products, since November 2004. From January 1989 until January 1999, Mr. Miller served as Governor of the State of Nevada, and, from 1987 to 1989, he served as Lieutenant Governor of the State of Nevada. Mr. Miller also serves as a director of Zenith National Insurance Corp., Newmont Mining Corporation and International Game Technology.

Allan Zeman. Mr. Zeman has served as a director since October 2002. Mr. Zeman has been chairman of Lan Kwai Fong Holdings Limited, a company engaged in property investment and development since July 1996. Mr. Zeman is also chairman of Ocean Park, a major theme park in Hong Kong. In 2001, he was appointed a Justice of the Peace in Hong Kong and, in 2004, he was awarded the Gold Bauhinia Star by the Chief Executive of Hong Kong.

Executive Officers

Ian Michael Coughlan. Ian Michael Coughlan is the President of Wynn Macau. Mr. Coughlan joined Wynn Macau in January 2007 from the Peninsula Group where he served as General Manager of the Peninsula Hong Kong. Mr. Coughlan first joined the Peninsula Group in 1997 as Resident Manager, eventually serving as Hotel Manager, directing hotel and commercial leasing operations as well as his hotel responsibilities. Mr. Coughlan remained with Peninsula Group until he joined Wynn Macau.

Matt Maddox. Mr. Maddox serves as Wynn Resorts’ Treasurer, a position he has held since March 2006. From June 2005 to December 31, 2006, Mr. Maddox served as the Senior Vice President of Business Development for Wynn Las Vegas, LLC. From March 2003 to June 2005, Mr. Maddox was the Chief Financial Officer of Wynn Resorts (Macau), S.A. From May 2002 through March 2003, Mr. Maddox was Wynn Resorts’ Treasurer and Vice President—Investor Relations. From February 2000 to May 2002, Mr. Maddox was Vice President—Finance with Caesars Entertainment, Inc., a gaming company.

Andrew Pascal. Mr. Pascal is the President of Wynn Las Vegas, LLC. From July 2005 through October 2005, Mr. Pascal was the Executive Vice President and Chief Operating Officer of Wynn Las Vegas, LLC. Mr. Pascal served as the Senior Vice President—Product Marketing and Development for Wynn Resorts from August 2003 to July 2005. Mr. Pascal was Chief Executive Officer of WagerWorks, Inc. a developer and supplier of remote gaming applications from March 2001 to September 2003. From October 1998 to March 2001, Mr. Pascal was Chief Executive Officer of Silicon Gaming, a designer and developer of interactive slot machines. Mr. Pascal is the nephew of Mr. and Mrs. Wynn.

Scott Peterson. Mr. Peterson is the Vice President and Chief Financial Officer of Wynn Resorts (Macau), S.A., a position he has held since June 2005. From September 2002 to June 2005, Mr. Peterson was the Vice President—Finance of Wynn Las Vegas, LLC. From April 2001 to September 2002, Mr. Peterson was Assistant Vice President—Finance of Wynn Holdings, a wholly owned indirect subsidiary of Wynn Resorts.

Marc D. Schorr. Mr. Schorr serves as Chief Operating Officer of Wynn Resorts, a position he has held since June 2002. Mr. Schorr also serves as an officer of several of Wynn Resorts’ other subsidiaries. From June 2000 through April 2001, Mr. Schorr served as Chief Operating Officer of Valvino, Wynn Resorts’ predecessor, and from June 2002, through October 2005 he served as the Chief Executive Officer and President of Wynn Las Vegas, LLC, a subsidiary of Wynn Resorts. From January 1997 through May 2000, Mr. Schorr served as President of The Mirage Casino-Hotel, a gaming company and then a wholly owned subsidiary of Mirage Resorts, Incorporated.

Kim Sinatra. Ms. Sinatra is the Senior Vice President—General Counsel and Secretary of Wynn Resorts, a position she has held since March 2006. Ms. Sinatra is also the Senior Vice President and General Counsel of Worldwide Wynn, LLC, Wynn Resorts’ wholly owned development subsidiary, a position she has held since January 2004. She also serves as an officer of several of Wynn Resorts’ subsidiaries. From January 2003 to January 2004, Ms. Sinatra acted as an independent consultant. From January 2002 to January 2003, Ms. Sinatra was Executive Vice President and Chief Legal Officer of Caesars Entertainment, Inc. and from January 2001 to January 2002, Ms. Sinatra was Senior Vice President, Deputy General Counsel of Caesars Entertainment, Inc., a gaming company.

David R. Sisk. Mr. Sisk is the Executive Vice President and Chief Financial Officer of Wynn Las Vegas, LLC, a wholly owned indirect subsidiary of Wynn Resorts, a position he has held since October 2003. From October 1999 to October 2003, Mr. Sisk was Senior Vice President, Treasurer and Chief Financial Officer of Caesars Palace, a subsidiary of Caesars Entertainment, Inc., a gaming company.

John Strzemp. Mr. Strzemp serves as Executive Vice President-Chief Financial Officer of Wynn Resorts, a position he has held since September 2002. Mr. Strzemp served as Wynn Resorts’ Treasurer from March 2003 to March 2006, and serves as an officer of several of Wynn Resorts’ subsidiaries. Mr. Strzemp was Executive Vice President and Chief Financial Officer of Bellagio, LLC, a gaming company and then a wholly owned subsidiary of Mirage Resorts, Incorporated, from April 1998 to October 2000.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS OF WYNN RESORTS

Director Independence

The Board of Directors has a majority of directors who are independent under the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). In addition, Wynn Resorts’ Corporate Governance Guidelines require all independent directors to meet additional, heightened independence criteria that apply to audit committee members under the NASDAQ listing standards.

The Board of Directors has determined that the following directors are independent: Messrs. Irani, Miller, Moran, Shoemaker, Wayson and Zeman. During his service on the Board, Stanley R. Zax (who retired from the Board at the 2007 Annual Meeting of Wynn Resorts’ stockholders) was also an independent director. Based upon information requested from each director concerning his or her background, employment and affiliations, the Board of Directors has affirmatively determined that none of the independent directors has a material relationship with Wynn Resorts. In assessing independence, the Board of Directors considered all relevant facts and circumstances, including any direct or indirect relationship between Wynn Resorts and the director. None of the independent directors has any economic relationship with Wynn Resorts other than receipt of his director’s compensation. Additionally, all related party transactions are considered under Wynn Resorts’ policy (described in additional detail below). None of the independent directors is engaged in any related party transaction with Wynn Resorts. Mr. Wynn, Mr. Okada, Mrs. Wynn, Ms. Chen and Mr. Kramer have been determined not to be independent.

Committees

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees consists entirely of directors whom the Board of Directors has determined to be independent under the NASDAQ listing standards for audit committee members. The current membership and functions of each of the Board of Directors’ committees are listed below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Alvin V. Shoemaker, Chair	John A. Moran, Chair	Robert J. Miller, Chair
John A. Moran	Alvin V. Shoemaker	Ray R. Irani
D. Boone Wayson	D. Boone Wayson	D. Boone Wayson
Allan Zeman		Allan Zeman

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are appointed by the Board of Directors each year. The members of the Compensation Committee serving in 2007, Messrs. Moran, Shoemaker and Wayson, were appointed on May 8, 2007. Messrs. Moran and Wayson, along with Robert J. Miller, were appointed in May 2006. No member of the Compensation Committee is, or was formerly, one of Wynn Resorts’ officers or employees. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

The table below summarizes the total compensation awarded to, earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2007.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(4)	Option Awards ($) (1)(4)	Other (6)	Total ($)
Dr. Ray R. Irani(2)	$12,000	$11,536	$524,000	$15,000	$562,536
Robert J. Miller(3)	$161,667	$70,475	$95,496	$30,000	$357,638
John A. Moran	$112,500	$70,475	$95,496	$30,000	$308,471
Kazuo Okada	$58,500	N/A	N/A	—	$58,500
Alvin V. Shoemaker	$96,500	$70,475	$95,496	$30,000	$292,471
D. Boone Wayson	$120,000	$70,475	$95,496	$30,000	$315,971
Elaine P. Wynn	$58,500	N/A	N/A	—	$58,500
Stanley R. Zax(5)	$31,000	$215,543	$398,119	—	$644,662
Allen Zeman	$91,500	$70,475	$95,496	$30,000	$287,471

(1)	Based on the compensation cost as determined under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, for the year ended December 31, 2007, before reflecting estimated forfeitures. See Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2007 Note 15 to its Consolidated Financial Statements for assumptions used in computing fair value.
(2)	Dr. Irani was appointed to the Board, effective October 29, 2007.
(3)	Mr. Miller, as a member of the Board of Directors, receives a $50,000 annual retainer for his service as the Chairman of Wynn Resorts’ Gaming Compliance Committee. The Gaming Compliance Committee is a committee comprised of Mr. Miller, Mr. Schorr, Mr. Strzemp, and its purpose is to assist Wynn Resorts in maintaining the highest level of regulatory compliance.
(4)	The aggregate number of outstanding awards for each director, excluding Mr. Okada and Mrs. Wynn, at December 31, 2007 is as follows: (i) for directors other than Dr. Irani, restricted stock awards 5,000 each; Dr. Irani received a grant of 2,500 shares of restricted stock upon his election to the Board; (ii) for directors other than Dr. Irani, stock option awards 30,000 each of which 7,500 are unvested and 22,500 are vested as of December 31, 2007. Dr. Irani received a stock option grant of 10,000 shares that vested immediately upon his election to the Board. The restricted stock awards were granted on May 3, 2006 and May 7, 2007. The restricted stock awards will vest on May 3, 2011 and May 7, 2012. The total fair value on the grant date of such awards as determined under Statement of Financial Accounting Standard No. 123R, “Share-Based Payment” was $182,625 for the grant made in May 2006 and $254,625 for the grant made in May 2007.
(5)	Mr. Zax’s term as a member of the Board of Directors expired at the 2007 Annual Meeting of Wynn Resorts Stockholders and Mr. Zax did not stand for reelection to the Board of Directors at such time.
(6)	All Other Compensation consists of cash distributions accrued on unvested restricted stock, which is paid if and when the restricted stock vests.

Directors who are not employees of Wynn Resorts receive a monthly fee of $4,000 for services as a director. Directors who serve on the Audit Committee, the Compensation Committee or the Nominating/Governance Committee receive an additional monthly fee of $1,000 per committee ($2,000 for committee chairmen). Each non-employee director also receives a $1,500 meeting fee for each board or committee meeting he or she attends. All directors are provided complementary room, food and beverage privileges at Wynn Resorts’ properties in connection with their attendance at Board or Committee meetings or other Wynn Resorts’ events and are reimbursed for any other out of pocket expenses related to attendance at meetings.

Each non-employee director, other than non-employee directors who beneficially own more than five percent of Wynn Resorts’ issued and outstanding common stock, received an immediately exercisable option grant for 10,000 shares of Wynn Resorts’ common stock upon their initial appointment to the Board of Directors. In addition, on May 3, 2006 and May 7, 2007, each member of the Board of Directors then in office, other than Messrs. Wynn, Okada and Kramer, Ms. Chen and Mrs. Wynn, were granted 2,500 shares of restricted stock. This grant vests upon the fifth anniversary of the grant date unless the director leaves the Board of Directors prior to vesting, in which case the grant vests pro rata, 20% per year, based upon the number of years served since the grant. Wynn Resorts does not provide non-equity incentive plan awards or deferred compensation or retirement plans for non-employee directors.

On October 29, 2007, Wynn Resorts appointed Dr. Ray Irani and Ms. Linda Chen as members of Wynn Resorts’ Board of Directors. In connection with his appointment to the Board, Dr. Irani received an immediately exercisable option grant for 10,000 shares of Wynn Resorts common stock and a grant of 2,500 shares of restricted stock, which grant vests on November 7, 2012, unless Dr. Irani leaves the Board of Directors prior to vesting, in which case the grant vests pro rata, 20% per year, based upon the number of years served since the date of grant. Dr. Irani is the sixth independent member of the Board of Directors. In addition, on November 8, 2007, Dr. Irani was appointed as a member of Wynn Resorts’ Nominating and Corporate Governance Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

The Compensation Committee has the responsibility for setting and implementing compensation for named executive officers. The Committee strives to provide total compensation that is fair and competitive. Wynn Resorts’ executive compensation program is designed to reward the achievement of specific annual, long term and strategic goals, with the ultimate objective of creating stockholder value. Wynn Resorts’ goals include the development and operation of the premier casino resort in each jurisdiction in which it operates and the development and expansion of the “Wynn” brand while delivering successful operating and financial performance. The Committee regularly evaluates both performance and compensation to enable Wynn Resorts to attract and retain superior employees in key positions. To achieve these objectives, Wynn Resorts’ compensation includes both cash and equity based incentives.

Role of Executive Officers in Compensation

The Committee sets all elements of compensation for the Chief Executive Officer based upon a review of comparative data and consideration of his contribution to the development and operating performance of Wynn Resorts. The Committee considers the recommendations of the Chief Executive Officer in establishing compensation for all other named executive officers. The Chief Executive Officer and Chief Operating Officer perform annual reviews of all of Wynn Resorts’ senior management and make recommendations to the Committee. The Committee reserves the discretion to modify recommendations and makes the final decisions regarding compensation for all of Wynn Resorts’ most senior management.

Setting Executive Compensation

In making compensation decisions, the Compensation Committee compares each element of compensation against a peer group of publicly traded companies. This list of peer companies includes those with which the Committee believes Wynn Resorts competes for talent and stockholder investment. In 2007, Wynn Resorts expanded its peer group from pure gaming companies (MGM Mirage, Las Vegas Sands, Harrah’s Entertainment and Stations Casinos) to include those in the hospitality (Hilton, Marriott and Starwood) and entertainment (Disney) businesses as well as growth companies (Starbucks, Yahoo, EBay). This expanded peer group allowed Wynn Resorts to more comprehensively include in evaluation of executive performance the non-gaming products which it offers. These non-gaming amenities of lodging, food and beverage, retail and entertainment generate over one half of the revenue and cash flow in Wynn Resorts’ US operations and have received unprecedented recognition. Wynn Las Vegas is the only casino resort hotel to have been awarded Mobil’s five stars, an honor which it has received for two consecutive years. Additionally, in 2007, Wynn Las Vegas received five red pavilions, the highest honor for Michelin rated accommodations. These third-party confirmations of brand performance, combined with financial performance that significantly exceeded pre-established targets for adjusted EBITDA, support the compensation levels paid by Wynn Resorts. In addition to peer group review, the Compensation Committee evaluates relative internal pay levels, relative levels of responsibility and correlates overall compensation levels to reward the drivers of financial and brand performance.

In addition to peer group review, the Compensation Committee evaluates relative internal pay levels, relative levels of responsibility and correlates overall compensation levels to reward the drivers of financial and brand performance.

Also in 2007, the Compensation Committee engaged Strategic Apex Group, an independent, nationally recognized executive compensation consulting firm, to assist it in evaluating Wynn Resorts’ executive compensation plans, and Wynn Resorts’ position relative to its peer group. In connection with its engagement, Strategic Apex provided the Compensation Committee with comparative data and, at the direction of the Compensation Committee, worked with senior management in evaluating previous compensation decisions by the Compensation Committee and in designing a long term equity incentive program that is currently being evaluated.

Elements of Executive Compensation

Wynn Resorts’ total compensation for named executive officers includes (a) base salary, (b) annual cash incentive compensation, and (c) long term equity incentives. Annually, the Compensation Committee reviews each element, along with value created from past incentives, to assess whether Wynn Resorts’ compensation program achieves its objectives of attracting and retaining superior management while rewarding achievement of property development and operating performance. Wynn Resorts’ policy for allocating between currently paid compensation and long term compensation does not include specific formula or weighting, but is designed to offer what the Compensation Committee views as adequate base compensation to attract and retain personnel while providing incentives to maximize long term value for Wynn Resorts and its stockholders.

Base Salary. Base Salaries are established by employment contracts and reviewed and adjusted periodically if necessary due to competitive reasons or to reflect changes in responsibility or other extraordinary circumstances. As part of its strategy to attract and retain high quality executive employees, Wynn Resorts’ policy is to pay executives base salaries accurately reflecting market rates for similar positions which it deems necessary to attract and retain desired management expertise. These goals require that Wynn Resorts pay base salary levels for its named executive officers that may exceed the peer group mean. Companies in the gaming and hospitality business typically pay at higher levels than their non-gaming counterparts due to certain regulatory and other extraordinary demands. Wynn Resorts’ rapid expansion in the last five years has required that named executive officers provide extraordinary levels of development, opening and operating expertise. These efforts have rewarded stockholders with industry leading product and financial results. Periodic merit increases are made after annual review. During its annual review of overall compensation, the Compensation Committee evaluates Wynn Resorts’ payment of its senior management against its competitors in each element of compensation and on an overall basis. In February, 2007, Mr. Wynn’s base salary was increased from $2,750,000 per annum to $3,250,000 per annum after review by the Committee. Mr. Wynn’s increase was made in recognition of his contributions to design and operation of Wynn Resorts’ assets as well as his overall leadership. Additionally, the Committee considered that Mr. Wynn, at his request, has not been awarded equity in Wynn Resorts for his employment services. Consequently, Mr. Wynn’s overall compensation is significantly less than that paid to Chairmen and Chief Executive Officers of Wynn Resorts’ competitors.

Annual Incentives. In 2004, the Compensation Committee and the Board of Directors recommended and the stockholders approved the Wynn Resorts, Limited Annual Performance-Based Incentive Plan for Executive Officers (the “Incentive Plan”) discussed below under “Tax and Accounting Implications.”

Each of Wynn Resorts’ named executive officers is eligible to participate in the Incentive Plan. Each year, within 90 days after the commencement of that year, the Compensation Committee identifies the executive officers who will participate in the Incentive Plan for that year, establishes the performance criteria for the Incentive Plan, as well as the maximum percentage of base salary that can be paid to each participant. For each of 2006, 2007 and 2008, the Committee selected property adjusted EBITDA (adjusted EBITDA for Wynn Las Vegas and Wynn Macau), which is a non-GAAP measure calculated at the segment level and reported in the footnotes to Wynn Resorts’ audited financial statements, as the appropriate criteria and, in the course of such determination, concluded that the achievement of the performance criterion was substantially uncertain. These criteria are a reflection of the operating performance of Wynn Resorts’ assets and directly influences return to stockholders. In addition, management and stockholders use cash flow to value Wynn Resorts as a whole and its assets.

As provided under the Incentive Plan as amended and approved by stockholders in 2007, named executive officer participants (other than Mr. Wynn) had a maximum payable under the Plan of 200% of Base Salary, and Mr. Wynn’s maximum is 250% of his Base Salary. The Compensation Committee elected to establish only one target, with the Committee having the discretion for downward adjustment of the maximum payable under the plan dependent on individual performance. In 2007, the Adjusted EBITDA target for Wynn Macau and Wynn Las Vegas operations combined was $522 million. Actual performance of $781 million significantly exceeded the target and all participants were awarded the maximum payable. Bonuses under the Incentive Plan are made after determination of whether the criteria have been met. While the Compensation Committee has the discretion to reduce amounts paid below the amount determined under this formula based on company and individual performance and other considerations it may determine appropriate, it did not exercise that discretion with respect to 2007 due to strong performance by Wynn Resorts.

Long Term Incentives. Wynn Resorts’ 2002 Stock Plan is designed to provide stock-based incentives to its officers and employees. The Compensation Committee specifically approves all awards of stock options and restricted stock granted by Wynn Resorts. The Compensation Committee does not provide for annual equity grants to executives but instead uses grants under the 2002 Stock Plan to attract qualified individuals to work for Wynn Resorts, and to make periodic grants to existing officers as determined appropriate in the Compensation Committee’s judgment, to retain superior officers and to reward extraordinary performance. The number of options or shares of restricted stock to be granted to each executive officer is based on the individual executive’s job accomplishments, tenure and future potential as well as the Compensation Committee’s assessment of competitive compensation levels. Grants to named executive officers are typically made periodically with long term vesting dates. The underlying philosophy is to retain senior management for the long term, building a talent base for Wynn Resorts’ future growth and achievement of desired goals.

Mr. Schorr and Mr. Strzemp received grants of restricted stock upon the initial public offering of Wynn Resorts’ common stock. Mr. Kramer received such a grant upon his commencement of employment with Wynn Resorts. Mr. Wynn, the founder, Chairman and Chief Executive Officer of Wynn Resorts, does not participate in Wynn Resorts’ equity incentive plans at his election. This election differs from most of the companies included in the peer group. Since equity grants to named executive officers (other than Ms. Chen) in several years. The Compensation Committee is currently working with its consultants to consider a long term equity incentive plan program to provide a more systematic approach to equity grants and to bring Wynn Resorts’ executives to above the mean in its peer group.

In each of December 2006 and 2007, Wynn Resorts paid a $6 per share cash distribution to holders of Wynn Resorts’ common stock. Wynn Resorts accrued a payable to certain of the named executive officers in the amount of the cash distribution on unvested restricted stock owned by such officers. These amounts are also noted in the footnotes to the Summary Compensation Table.

Tax and Accounting Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation paid to executive officers in excess of $1,000,000 in any taxable year. Other than (a) base salary of $2,152,577, $284,500 and $729,500 respectively paid to Messrs. Wynn, Kramer and Schorr, (b) cash distributions on restricted stock of $360,000 and $300,000 paid to Messrs. Kramer and Schorr; and (c) $113,007 and $27,687 of other compensation paid to Mr. Wynn and Ms. Chen, respectively, the Compensation Committee does not believe that there will be any non-deductible compensation in 2007 based upon allowances under Section 162(m) or otherwise. Wynn Resorts’ policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may still be paid to executive officers in extraordinary circumstances, when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to the best interests of Wynn Resorts.

Employment Agreements

During the 2007 fiscal year, all named executive officers were bound by employment agreements, except that Mr. Schorr’s Employment Agreement expired on October 31, 2007. On March 4, 2008, Wynn Resorts and Mr. Schorr entered into a new five (5) year employment contract, which expires in October 2012. Certain employment agreements were negotiated and executed prior to the formation of the Compensation Committee in

October 2002 and in 2006, those of Mr. Schorr and Ms. Chen’s were amended to increase base salaries, in each case to reflect extraordinary effort and achievement in the operations of Wynn Las Vegas and Wynn Macau. These amendments (along with any other employment agreements in which base salary exceeds $500,000 per year) were approved by the Compensation Committee. The employment agreements set minimum levels of base salary and detail other benefits of employment. As for term, Mr. Wynn’s employment agreement with Wynn Resorts expires in 2017, Mr. Strzemp’s in August 2008, Mr. Schorr’s in 2012 and Ms. Chen’s in 2011. Mr. Kramer’s agreement expires at the end of March 2008.

The employment agreements for certain key employees, including the named executive officers, include change of control provisions. These provisions are intended to protect senior management in the event that certain events occur after a defined Change in Control of Wynn Resorts. If, after a Change in Control, a named executive officer experiences any of the following adverse employment actions: (a) a reduction in base salary, (b) discontinuance of Wynn Resorts’ bonus plan as in effect immediately before the Change in Control without substitution of a comparable plan (c) material reduction in aggregate benefits and perquisites, (d) Wynn Resorts requires that such officer change the location of his or her job or office by a distance of more than 25 miles, (e) a reduction in responsibilities or change in reporting, or (f) failure of a successor to expressly assume the obligations of such officer’s employment agreement, the officer may terminate his or her employment and receive a payment equal to base salary, bonus, accrued vacation pay and gross up payments for the greater of one year or the remainder of the contract term. Mr. Wynn’s payment is a maximum of four years. The severance payment is not a specified multiple of annual compensation, but dependent upon the remaining length of each particular officer’s contract term. The formula is the same for all named executive officers (other than Mr. Wynn’s whose payment is limited to four years). The Compensation Committee has determined that such agreements are fair compensation to Wynn Resorts’ senior management, especially in light of the double trigger required (i.e. in addition to a Change in Control, the officer must experience an identified adverse employment action prior to terminating his or her employment and receiving the severance payment). Additional information regarding payments under these provisions is provided under the heading “Potential Payments Made Upon Termination or a Change of Control.”

Executive Benefits

In addition to base salary, annual incentive compensation and long term equity incentives, Wynn Resorts also provides its named executive officers with a number of executive benefits. The primary executive benefits include certain life insurance premiums, matching contributions as defined in Wynn Resorts’ 401(k) program and complementary privileges with respect to Wynn Resorts’ properties which are described in the footnotes to the “2007 Summary Compensation Table.” In addition, Messrs. Wynn, Schorr and Kramer have access to Wynn Resorts’ aircraft pursuant to time sharing agreements described in the “2007 Summary Compensation Table.” For security purposes, the Board of Directors requires Mr. Wynn to travel on Wynn Resorts’ aircraft for both personal and business travel, and Wynn Resorts provides a car and driver (and security when necessary) for his personal use. Ms. Chen receives a car and driver, certain housing and living expenses in Macau, as well as assistance with tax preparation. Mr. Kramer receives use of a car when he is in Las Vegas.

CEO Compensation

Mr. Wynn is employed by Wynn Resorts pursuant to an employment agreement dated October 4, 2002, amended August 6, 2004 and February 1, 2007, which has a term expiring in 2017. Mr. Wynn, a holder of approximately 21% of Wynn Resorts’ common stock, has not received any equity awards as part of this compensation as Chief Executive Officer of Wynn Resorts. Mr. Wynn receives a base salary, $3,250,000 per year as of February 1, 2007, and participates in the Annual Performance Based Incentive Plan, with a maximum bonus potential for 2007 and 2008 of 250% of his base salary. Based upon achievement of the applicable performance criteria in each year, Mr. Wynn was paid the maximum bonus under the Incentive Plan. Mr. Wynn is provided with a Wynn Resorts’ paid life insurance and disability policies, as well as participation in Wynn Resorts’ 401(k) plan. He also receives certain executive benefits described above.

2007 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation awarded to, earned by or paid to each of the named executive officers of Wynn Resorts for the fiscal year ended December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Stephen A. Wynn CEO	2007	$3,173,077	$—	N/A	N/A	$7,500,000	$573,428	$11,246,505
	2006	$2,825,000	$—	N/A	N/A	$6,875,000	$262,915	$9,962,915

John Strzemp Exec VP/CFO	2007	$600,000	$—	$—	$453,354	$1,200,000	$38,052	$2,291,406
	2006	$600,000	$—	$—	$580,274	$600,000	$9,438	$1,789,712

Ronald J. Kramer President	2007	$1,300,000	$—	$2,022,000	$81,328	$2,600,000	$549,000	$6,552,328
	2006	$1,300,000	$1,500,000	$2,022,000	$321,737	$2,600,000	$734,262	$8,477,999

Marc D. Schorr COO	2007	$1,750,000	$—	$1,685,000	$78,460	$3,500,000	$646,933	$7,660,393
	2006	$1,072,115	$1,500,000	$1,685,000	$332,301	$2,000,000	$722,021	$7,311,437

Linda Chen President of Wynn Int’l Marketing	2007	$1,000,000	$—	$1,066,833	$516,797	$2,000,000	$651,079	$5,234,709
	2006	$752,308	$203,836	$444,514	$614,086	$1,296,164	$645,673	$3,956,581

(1)	Based on the compensation cost as determined under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” for the year ended December 31, 2007, before reflecting estimated forfeitures. See Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2007 Note 15 to its Consolidated Financial Statements for assumptions used in computing fair value.

(2)	All Other Compensation includes cash distributions accrued on unvested restricted stock reported in the year such amounts accrue instead of the year paid, based on an SEC Staff interpretation issued after the 2007 proxy statement was filed. These amounts are paid only if and when the restricted stock vests.

The following amounts for 2007 are included in “All Other Compensation” for Mr. Wynn:

(i)	personal use of Wynn Resorts’ aircraft of $424,548;
(ii)	executive life insurance premiums of $29,123;
(iii)	compensation pursuant to the Wynn Resorts, Limited Executive Medical Plan of $109,416;
(iv)	allocated compensation and benefits for personal use of a driver whom Wynn Resorts employs for Mr. Wynn of $3,591; and
(v)	401k employer matching contributions of $6,750.

The following amounts for 2007 are included in “All Other Compensation” for Mr. Strzemp:

(i)	amounts for executive life insurance premiums and 401k employer matching contributions of $9,588; and
(ii)	$28,464 related to an employee incentive trip.

The following amounts for 2007 are included in “All Other Compensation” for Mr. Kramer:

(i)	$540,000 of cash distributions related to unvested restricted stock; and
(ii)	amounts for executive life insurance premiums and 401k employer matching contributions of $9,000.

The following amounts for 2007 are included in “All Other Compensation” for Mr. Schorr:

(i)	$450,000 of cash distributions related to unvested restricted stock;
(ii)	personal use of Wynn Resorts’ aircraft of $176,914; and
(iii)	amounts for executive life insurance premiums and 401k employer matching contributions of $20,019.

The following amounts for 2007 are included in “All Other Compensation” for Ms. Chen:

(i)	$43,189 attributable to housing and other in Macau; and
(ii)	amounts for executive life insurance and other premiums and 401k employer matching contributions of $7,890.
(iii)	$600,000 of cash distributions related to unvested restricted stock.

For amounts shown as personal use of Wynn Resorts’ aircraft, incremental aircraft expenses were calculated by dividing the 2007 total direct (variable) flight expenses by the total hours the aircraft was operated during the year. The executives’ hourly usage was multiplied by this annual hourly rate.

In 2007, each of the named executive officers received base salary in accordance with the terms of his or her employment agreement, as well as an annual bonus under the terms of the Incentive Plan.

In February 2008, as shown in “2007 Grants of Plan-Based Awards Table,” the named executive officers also received bonuses under the Incentive Plan related to 2007 performance. Since the operating criterion was satisfied (Adjusted EBITDA for Wynn Las Vegas and Wynn Macau), all participants were entitled to, and did receive the maximum bonuses payable under the Incentive Plan.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) Maximum
Stephen A. Wynn	$7,500,000
John Strzemp	$1,200,000
Ronald J. Kramer	$2,600,000
Marc D. Schorr	$3,500,000
Linda Chen	$2,000,000

Discussion of Plan Based Awards Table

Wynn Resorts’ Incentive Plan rewards management for creation of superior return to stockholders, measured by operating performance of its properties. The amounts shown on the table above reflect achievement of the 2007 performance criteria of Adjusted EBITDA at Wynn Resorts’ Wynn Las Vegas and Wynn Macau properties and the payment of maximum bonuses under the Incentive Plan to all named executive officers.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)
Stephen A. Wynn	N/A	N/A	N/A	N/A	N/A	N/A
John Strzemp(1)	20,000	N/A	$15.40	03/25/13	N/A	N/A
	N/A	50,000	$56.67	08/01/15	N/A	N/A
Ronald J. Kramer(2)	50,000	N/A	$14.91	04/01/13	60,000	6,727,800
Marc D. Schorr(3)	50,000	N/A	$15.40	03/25/13	50,000	5,606,500
Linda Chen(4)	N/A	100,000	$56.67	08/01/15	100,000	11,213,000

(1)	Mr. Strzemp’s outstanding awards will vest as follows:
a.	stock options—50,000 shares will vest on August 1, 2008.

(2)	Mr. Kramer’s outstanding awards will vest as follows:
a.	restricted stock will vest 30,000 shares on each of December 15, 2008 and 2009.

(3)	Mr. Schorr’s outstanding awards will vest as follows:
a.	restricted stock will vest 25,000 shares on each of December 15, 2008 and 2009.

(4)	Ms. Chen’s outstanding awards will vest as follows:
a.	stock options—33,333 shares will vest on each of August 1, 2008 and 2009 and 33,334 shares vest on August 1, 2010; and b. restricted stock will vest in its entirety on July 31, 2012.

(5)	The closing price of Wynn Resorts’ stock at year-end was $112.13 per share.

All vesting is conditioned upon such named executive officer being an employee of Wynn Resorts on the vesting date.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($)
Stephen A. Wynn	N/A	N/A	N/A	N/A
John Strzemp	5,000	$581,800	N/A	N/A
Ronald J. Kramer	N/A	N/A	30,000	$3,536,100
Marc D. Schorr	N/A	N/A	25,000	$2,946,750
Linda Chen	18,750	2,195,188	N/A	N/A

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Payments Made Upon Termination Due to Death, Complete Disability or License Revocation

Wynn Resorts’ employment agreements with its named executive officers provide that such agreements terminate automatically upon death or complete disability of the employee, as well as upon failure of the employee to obtain or maintain required gaming licenses. Upon such termination, the employee is entitled to a lump sum payment of base salary and accrued and unpaid vacation through the termination date.

Payments Made Upon Termination Without Cause at Employer’s Election During the Term

Wynn Resorts’ employment agreements with its named executive officers provide that such agreements are terminable by Wynn Resorts without cause upon notice to the employee, so long as a “separation payment” is paid within 10 days of such notice. The “separation payment” includes (a) base salary through the end of the term of the agreement, but not less than 12 months (and in Mr. Wynn’s case, not more than 4 years); (b) bonus for all bonus periods based upon last bonus paid through the end of the term (and in Mr. Wynn’s case, not more than 4 years); and (c) a tax gross up in certain circumstances. In addition, the employee is entitled to health benefits coverage under the same plan or arrangement as the employee was covered immediately prior to termination. Health benefits are to be provided until the earlier of the remainder of the original term, or until the employee is covered by a plan of another employer. In addition, the stock option agreements and restricted stock agreements for all named executive officers other than Mr. Wynn provide that all unvested options and shares will vest.

Payments Made Upon Termination by Employee after Change in Control for Good Reason

Wynn Resorts’ employment agreements with its named executive officers provide that such agreements are terminable by the employee for good reason after a change in control. A change in control is defined as (a) any person or group (other than Mr. Wynn and his affiliates) becomes the beneficial owner of more than 50% of Wynn Resorts’ outstanding securities; or (b) the existing directors of Wynn Resorts (including those elected in the normal course and not including those elected as a result of an actual or threatened election contest) cease to constitute a majority of the Board of Directors of Wynn Resorts. Good reason is defined as: (i) reduction of employee’s base salary; (ii) discontinuation of employer’s bonus plan without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or amends such bonus plan so as to materially reduce employee’s potential bonus at any given level of economic performance of employer or its successor entity; (iii) material reduction in the aggregate benefits and perquisites to employee; (iv) reduction of responsibilities or required reporting to a person of lower rank or responsibilities; or (v) failure to expressly assume in writing the employment agreement. Upon termination by the employee pursuant to this provision, the employee is entitled to the same amounts described under “Payments Made Upon Termination Without Cause at Employer’s Election During the Term” above. Pursuant to the terms of the applicable stock option agreements and restricted stock grant agreements, all outstanding options and unvested shares of restricted stock held by each of Mr. Kramer, Schorr, Strzemp and Ms. Chen immediately vest upon termination by Wynn Resorts without cause or upon termination by the employee for good reason after a change in control.

Payments Made Upon Termination by Employee During the Term

Only Mr. Kramer is entitled to voluntarily terminate his employment agreement during the term. Upon such termination, Mr. Kramer is entitled to payment of all base salary, bonus, unreimbursed expenses and vacation earned but not paid at the time of termination.

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing agreements and arrangements if the named executive’s employment had terminated on December 31, 2007 given the named executive’s compensation as of such date and, if applicable, based on Wynn Resorts’ closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits generally to salaried employees, such as distributions under Wynn Resorts’ 401(k) plan. In addition, in connection with any actual termination of employment, the Compensation Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate.

The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive’s separation from Wynn Resorts. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, Wynn Resorts’ stock price and the executive’s age.

Stephen A. Wynn

In the case of Mr. Wynn, the payments to be made upon “Termination Without Cause at Employer’s Election During the Term” and “Termination by Employee for Good Reason After Change in Control for Good Reason” are limited to four years (rather than the remainder of the term).

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(1)(3)	Termination by Employee for Good Reason After Change in Control(1)(3)
Base Salary	Amount earned and unpaid through the date of termination.	$13,000,000	$13,000,000
Bonus	$7,500,000	$37,500,000	$37,500,000
Stock Options/Restricted Stock	N/A	N/A	N/A
Tax Gross Up	$0	$0	$17,453,535
Benefits(2)	$0	$323,214	$471,647

(1)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(2)	Bonus amounts include bonuses for 2007 performance year paid in 2008.

John Strzemp

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term (3)	Termination by Employee for Good Reason After Change in Control(3)
Base Salary	Amount earned and unpaid through the date of termination.	$600,000	$600,000
Bonus	$1,200,000	$2,400,000	$2,400,000
Stock Options/Restricted Stock(1)	2,773,000	0	0
Tax Gross Up	$0	$0	$0
Benefits(2)	$0	$13,212	$20,789

(1)	The unvested 50,000 stock option grant would vest immediately upon death or complete disability. Using the closing price on December 31, 2007, the value of such options upon exercise would have been $2,773,000.
(2)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(3)	Includes bonus for 2007 performance year paid in 2008.

Ronald J. Kramer

	Termination Upon Voluntary Termination by the Employee	Termination Upon Death or Completes Disability	Termination without Cause at Employer’s Election During the Term(4)	Termination by Employee for Good Reason After Change in Control(3)
Base Salary	Amount earned and unpaid through the date of termination.	Amount earned and unpaid through the date of termination.	$1,300,000	$1,300,000
Bonus	N/A	$2,600,000	$5,200,000	$5,200,000
Stock Options/Restricted Stock(1)	N/A	$6,727,800	$0	$6,727,800
Tax Gross Up	N/A	$0	$0	$0
Benefits(2)	$0	$0	$6,300	$11,141

(1)	Upon the death, complete disability or change of control 60,000 restricted stock grants would vest. Using the closing price on December 31, 2007, the value of such grants upon vesting would have been $6,727,800.
(2)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(3)	Bonus amount includes bonus for 2007 performance year paid in 2008.

Marc D. Schorr

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(4)	Termination by Employee for Good Reason After Change in Control(3)
Base Salary	Amount earned and unpaid through the date of termination.	$0	$0
Bonus	$3,500,000	$3,500,000	$3,500,000
Stock Options/Restricted Stock(1)	5,606,500	0	5,606,500
Tax Gross Up	$0	$0	$0
Benefits(2)	$0	$0	$0

(1)	Upon the death, complete disability or change of control 50,000 restricted stock grants would vest. Using the closing price on December 31, 2007, the value of such grant upon vesting would have been $5,606,500.
(2)	Mr. Schorr’s employment agreement had expired on October 31, 2007.
(3)	Bonus amount includes bonus for 2007 performance year paid in 2008.

Linda Chen

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(4)	Termination by Employee for Good Reason After Change in Control(4)
Base Salary	Amount earned and unpaid through the date of termination.	$3,583,333	$3,583,333
Bonus	$2,000,000	$8,000,000	$8,000,000
Stock Options/Restricted Stock(1)(2)	5,546,000	2,647,726	2,647,726
Tax Gross Up	$0	$0	$5,618,828
Benefits(3)	$0	$142,085	$207,337

(1)	The unvested 100,000 stock option grant would vest immediately upon death or complete disability. Using the closing price on December 31, 2007, the value of such options upon exercise would have been $5,546,000.
(2)	Upon termination without cause the restricted stock will vest on a pro-rated basis based on the number of months since the grant date. Using the closing price on December 31, 2007, the value of such 23,613 shares would have been $2,647,726.
(3)	Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(4)	Bonus includes bonus for 2007 performance year paid in 2008.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes, as of December 31, 2007, compensation plans under which Wynn Resorts’ equity securities are authorized for issuance, aggregated as to: (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,024,425	$48.04	4,430,712
Equity compensation plans not approved by security holders	—	—	—

Total	2,024,425	$48.04	4,430,712

(1)	This amount excludes restricted stock awards issued. In addition to the above, there are 489,500 shares of unvested restricted stock awards outstanding under an approved plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We own all of the issued and outstanding capital stock of Wynn Capital. Each of the other additional registrants are our wholly owned subsidiaries.

We are a wholly owned subsidiary of Wynn Holdings. Wynn Holdings is a wholly owned subsidiary of Wynn Resorts. The following table sets forth, as of February 29, 2008, certain information regarding the shares of Wynn Resorts’ common stock beneficially owned by: (i) each director; (ii) each stockholder who is known by the Wynn Resorts to beneficially own in excess of 5% of the outstanding shares of Wynn Resorts’ common stock based on information reported on Form 13D or 13G filed with the SEC; (iii) each of the executive officers of Wynn Resorts named in the Summary Compensation Table; and (iv) all executive officers of Wynn Resorts, and directors of Wynn Resorts, as a group.

	Beneficial Ownership Of Shares(1)
Name and Address of Beneficial Owner(2)	Number	Percentage
Stephen A. Wynn(3)(4)	23,970,930	21.14%
Kazuo Okada(3)(5)	24,549,222	21.65%
Aruze USA, Inc.(3)(5) 745 Grier Drive Las Vegas, NV 89119	24,549,222	21.65%
Marsico Capital Management, LLC(6) 1200 17th Street, Suite 1600 Denver, Colorado 80202	16,543,565	14.59%
Morgan Stanley(7) 1585 Broadway New York, NY 10036	7,564,839	6.67%
Linda Chen(8)	185,000	*
Ray R. Irani(9)	12,500	*
Ronald J. Kramer(10)	338,370	*
Robert J. Miller(11)	27,500	*
John A. Moran(11)(12)	148,000	*
Alvin V. Shoemaker(11)	36,500	*
D. Boone Wayson(11)	77,500	*
Elaine P. Wynn(3)(4)(13)	23,970,930	21.14%
Allan Zeman(11)	27,500	*
Marc D. Schorr(14)	532,923	*
John Strzemp(15)	205,500	*
All Directors and Executive Officers as a Group(19 persons)	50,390,833	44.45%

*	Less than one percent
(1)	This table is based upon information supplied by officers, directors, principal stockholders and Wynn Resorts’ transfer agent, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, Wynn Resorts believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(3)	Does not include shares that may be deemed to be beneficially owned by virtue of the Stockholders Agreement, dated as of April 11, 2002 (the “Stockholders Agreement”), by and among Mr. Wynn, Baron Asset Fund, a Massachusetts business trust (“Baron”) and Aruze USA, Inc., and as amended by an Amendment to Stockholders Agreement, dated as of November 8, 2006 (the “Amendment”), by and between Mr. Wynn and Aruze USA, Inc.

(4)	Excludes 578,292 shares, in the aggregate, of Wynn Resorts’ common stock held in four grantor retained annuity trusts created by Stephen A. Wynn and Elaine P. Wynn. In 2007, Mr. Wynn ceased to be the trustee of each of these trusts.
(5)	Aruze USA, Inc. is a wholly owned subsidiary of Aruze Corp., of which Mr. Kazuo Okada owns a controlling interest and is the Chairman. The subject securities were acquired and are owned by Aruze USA, Inc. but Aruze Corp. and Mr. Okada may also be considered beneficial owners of the shares because Aruze USA, Aruze Corp. and Mr. Okada may be deemed to have shared voting and dispositive power over the shares.
(6)	Marsico Capital Management LLC (“Marsico”) has beneficial ownership of these shares. The information provided is based upon a Schedule 13G/A, dated February 14, 2008, filed by Marsico.
(7)	Reflects the securities beneficially owned by certain operating units (collectively, the “MS Reporting Units”) of Morgan Stanley and its subsidiaries and affiliates (collectively, “MS”) and does not reflect securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units. The information provided is based upon a Schedule 13G, dated February 14, 2008, filed by Morgan Stanley.
(8)	Includes: (i) 100,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest on July 31, 2012; (ii) 26,250 shares owned by Linda Chen, as trustee; and (iii) 62,500 shares pledged by Ms. Chen to secure a loan made to her.
(9)	Includes: (i) 10,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; and (ii) 2,500 unvested shares of restricted stock of Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Plan.
(10)	Includes: (i) 60,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Plan and subject to a Restricted Stock Agreement which provides that such grant will vest 30,000 shares each on December 15, 2008, and 2009 or upon the earlier death or disability of Mr. Kramer; (ii) 50,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; and (iii) 7,615 shares of Wynn Resorts’ common stock held by Mr. Kramer’s children, for which Mr. Kramer’s spouse is the custodian and Mr. Kramer disclaims beneficial ownership.
(11)	Includes: (i) 22,500 shares subject to an option to purchase; and (ii) 5,000 unvested shares of restricted stock of Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Plan.
(12)	Includes: (i) 120,000 shares of Wynn Resorts’ common stock held by Texas Gulf Partners in which Mr. Moran is a partner; and (ii) 500 shares of Wynn Resorts’ common stock held by the Carol Moran Trust for the benefit of Mr. Moran’s wife, for which Mr. Moran disclaims beneficial ownership.
(13)	Includes 23,970,930 shares of Wynn Resorts’ common stock registered in the name of Mrs. Wynn’s husband, Stephen A. Wynn.
(14)	Includes: (i) 332,923 shares of Wynn Resorts’ common stock held in trust for the benefit of Mr. Schorr and his wife (including 50,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest 25,000 shares on each of December 15, 2008 and 2009); (ii) 50,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; and (iii) 150,000 shares pledged by Mr. Schorr to secure a loan made to him.
(15)	Includes 500 shares of Wynn Resorts’ common stock held by Mr. Strzemp’s mother, for which Mr. Strzemp disclaims beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Historically, the Audit Committee of the Board of Directors has pre-approved or ratified all transactions between Wynn Resorts and any related person, regardless of amount. In February, 2007, the Audit Committee adopted a written policy codifying its prior practice. The policy applies to transactions with any related person, which SEC rules define to include directors, director nominees, executive officers, beneficial owners of in excess of 5% of the outstanding shares of Wynn Resorts’ common stock, and their respective immediate family members. The policy classified as pre-approved (a) employment of executive officers and director compensation if the compensation is required to be reported under Item 402 of the Securities and Exchange Commission’s compensation disclosure requirements; (b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s or donee’s shares if the aggregate amount does not exceed the greater of $100,000 or 2% of that company’s or donee’s total annual revenues; (c) transactions where the related person’s interest arises solely from the ownership of Wynn Resorts’ stock and all stockholders benefit on a pro rata basis; (d) transactions involving competitive bids; (e) regulated transactions involving services as a common carrier or public utility at rates fixed in conformity with law or governmental authority; and (f) transactions with related parties involving a bank as depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. The Committee receives notice of the occurrence of all pre-approved transactions. All other transactions with related persons are subject to approval or ratification by the Committee.

The following are the material transactions or agreements between Wynn Resorts and related persons. The Audit Committee has approved or ratified all of these transactions that occurred after the date of the adoption of the policy.

Stockholders Agreement. Mr. Wynn, Aruze USA and Baron Asset Fund are parties to a stockholders agreement that establishes various rights among Mr. Wynn, Aruze USA and Baron Asset Fund with respect to the ownership and management of Wynn Resorts. These rights include, but are not limited to, preemptive rights, rights of first refusal, tag-along rights and certain other restrictions on the transfer of the shares of Wynn Resorts’ common stock owned by the parties to the stockholders agreement. Aruze USA is a wholly owned subsidiary of Aruze Corp., a corporation in which one of Wynn Resorts’ directors, Mr. Okada, owns a controlling interest and where he serves as Chairman. Mr. Okada currently serves as Chairman of Aruze USA.

Under the stockholders agreement, if Mr. Wynn, Aruze USA or Baron Asset Fund purchase shares of Wynn Resorts’ common stock from Wynn Resorts in a private placement on terms and conditions that are not offered to the other parties to the agreement, the purchasing stockholder must afford the other parties preemptive rights. These preemptive rights will allow the non-purchasing parties to purchase that number of shares in the purchasing stockholder’s allotment of private placement shares that is necessary to maintain the parties’ shares in the same proportion to each other that existed prior to the private placement.

In addition, under the stockholders agreement, the parties granted each other a right of first refusal on their respective shares of Wynn Resorts’ common stock. Under this right of first refusal, if any such stockholder wishes to transfer any of his or its shares of Wynn Resorts’ common stock to anyone other than a permitted transferee (as defined in the agreement), and has a bona fide offer from any person to purchase such shares, the stockholder must first offer the shares to the other parties to the stockholders agreement on the same terms and conditions as the bona fide offer. In addition to this right of first refusal, Mr. Wynn and Aruze USA also granted each other and Baron Asset Fund a tag-along right on their respective shares of Wynn Resorts’ common stock. Under this tag-along right, Mr. Wynn and Aruze USA, before transferring his or its shares to any person other than a permitted transferee, must first allow the other parties to the agreement to participate in such transfer on the same terms and conditions.

The stockholders agreement also provides that, upon the institution of a bankruptcy action by or against a party to the stockholders agreement, the other parties to the agreement will be given an option to purchase the bankrupt stockholder’s shares of Wynn Resorts’ common stock at a price to be agreed upon by the bankrupt stockholder and the other stockholders, or, if a price cannot be agreed upon by such stockholders, at a price equal to their fair market value. In addition, under the stockholders agreement, if there is a direct or indirect change of control of any party to the agreement, other than Baron Asset Fund, the other parties to the agreement have the option to purchase the shares of Wynn Resorts’ common stock held by the party undergoing the change in control. Under the agreement, a stockholder may assign its options to Wynn Resorts.

In addition, under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts’ common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remainder of which will be designated by Aruze USA. In addition, in November 2006, this agreement was amended to require the written consent of both Mr. Wynn and Aruze prior to either party selling any shares they own.

On November 13, 2006, the Board of Directors approved an amendment to Wynn Resorts’ Bylaws that exempts future acquisitions of Wynn Resorts’ shares by either Mr. Wynn or Aruze USA, Inc. from Nevada’s control share acquisition statutes. The Nevada acquisition of controlling interest statutes require stockholder approval in order to exercise voting rights in connection with any acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by certain acquiring persons provide that these statutes do not apply to the corporation or the acquisition specifically by types of existing or future stockholders. The statutes define a “controlling interest” as (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more, of the voting power in the election of directors. As a result of the Bylaw amendment, either Mr. Wynn or Aruze USA, Inc. or their respective affiliates may acquire ownership of outstanding voting shares of Wynn Resorts permitting them to exercise more than one-third but less than a majority, or a majority or more, of all the voting power of Wynn Resorts in the election of directors, without requiring a resolution of the stockholders of Wynn Resorts granting voting rights in the control shares acquired.

Art Gallery. At the opening of Wynn Las Vegas, the resort included an art gallery that displayed rare paintings from The Wynn Collection, a private collection of fine art owned by Mr. and Mrs. Wynn. Prior to June 30, 2005, Wynn Resorts leased The Wynn Collection from Mr. and Mrs. Wynn for an annual fee of one dollar ($1), and Wynn Resorts was entitled to retain all revenues from the public display of The Wynn Collection and the related merchandising revenues. Wynn Resorts was responsible for all expenses incurred in exhibiting and safeguarding The Wynn Collection, including the cost of insurance (including terrorism insurance) and taxes relating to the rental of The Wynn Collection. On June 30, 2005, this lease arrangement was restructured at the request of Wynn Resorts. However, the material economic terms of the leasing relationship applicable to Mr. and Mrs. Wynn remained unchanged. In February 2006, Wynn Resorts closed the art gallery and converted the gallery location into additional retail stores. The artwork in the gallery has been relocated to different venues within Wynn Las Vegas. Wynn Resorts continues to be responsible for all expenses in exhibiting and safeguarding The Wynn Collection.

Surname and Rights of Publicity Agreements. On August 6, 2004, Wynn Holdings entered into agreements with Mr. Wynn that confirm and clarify Wynn Holdings’ rights to use the “Wynn” name and Mr. Wynn’s persona in connection with its casino resorts. Under the parties’ Surname Rights Agreement, Mr. Wynn granted Wynn Holdings an exclusive, royalty-free, fully paid, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to its affiliates. Under the parties’ Rights of Publicity License, Mr. Wynn granted Wynn Holdings the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to its affiliates, until October 24, 2017.

Villa Lease. On December 29, 2004, we entered into an agreement with Mr. Wynn for the lease of a villa suite in the Wynn Las Vegas resort to Mr. and Mrs. Wynn as their personal residence. Lease payments under this agreement commenced on July 1, 2005, the date Mr. and Mrs. Wynn moved into the villa. The term of the agreement continues from year to year unless terminated on at least 90 days’ written notice prior to the end of any lease year, or upon the death of Mr. Wynn. Based on third party appraisals, the Audit Committee determined the rent for each year in the three-year period commencing July 1, 2005 and ending June 30, 2008 to be $580,000. Services for, and maintenance of, the suite are included in the rental, with certain exceptions.

Aircraft Arrangements. Messrs. Wynn, Kramer and Schorr have time-sharing agreements with Las Vegas Jet, LLC, a wholly owned indirect subsidiary of Wynn Resorts , covering their personal use of Wynn Resorts-owned aircraft that require each executive to pay Wynn Resorts his and his family’s share of the direct costs that Wynn Resorts incurs in operating the aircraft, up to an amount determined by using the Internal Revenue Service Standard Industry Fare Level (SIFL) tables. During 2007, the following amounts were included in the executives’ taxable compensation pursuant to these timesharing arrangements: Stephen A. Wynn $145,739; Mr. Kramer $0; and Mr. Schorr $76,739. In the event that direct costs in operating the aircraft exceed the amounts determined by using the SIFL method, such additional costs are paid for by Wynn Resorts. Pursuant to the provisions of the American Jobs Creation Act of 2004, such additional costs incurred after October 22, 2004 are not eligible to be claimed as a deduction for United States federal income tax purposes. $3,740,382 and $1,372,065 were disallowed in 2007 and 2006, respectively.

Reimbursable Costs. Wynn Resorts periodically incurs costs on Mr. Wynn’s, Mr. Schorr’s and Mr. Kramer’s behalf, including costs with respect to personal use of the corporate aircraft, household employees, personal legal fees, construction work and other personal purchases. Mr. Wynn and other officers have deposits with Wynn Resorts to prepay any such items. These deposits are replenished on an ongoing basis as needed. At December 31, 2007, Mr. Wynn, Mr. Schorr and Mr. Kramer had a credit balance with Wynn Resorts of $305,559, $42,660 and $8,674, respectively.

Aruze Slot Purchase. In 2007, Wynn Macau, an affiliate of Wynn Resorts, purchased 15 slot machines, along with related parts and services, from Aruze USA, a corporation for which one of Wynn Resorts’ directors, Mr. Okada, currently serves as Chairman and Treasurer, for use at Wynn Macau. The Aruze machines were purchased in an arm’s length transaction at market prices for a total purchase price of approximately $266,000.

TransOrbit. Each of Wynn Las Vegas and Wynn Macau have entered into agreements with TransOrbit, a travel agency affiliated with Aruze Corp., for the sale of rooms in their hotel. Wynn Las Vegas and Wynn Macau provide a certain number of hotel rooms to TransOrbit at a wholesale net rate in which TransOrbit can sell the rooms to tour operators and travel agents as part of a travel package. The agreement with TransOrbit is at arms length and similar to other agreements with tour operators. One of Wynn Resorts’ directors, Mr. Okada, currently serves as Chairman of Aruze Corp.

Tax Indemnification Agreement. In 2002, Stephen A. Wynn, Aruze USA, Baron Asset Fund, and the Kenneth R. Wynn Family Trust (referred to collectively as the “Valvino members”), Valvino and Wynn Resorts entered into a tax indemnification agreement relating to their respective income tax liabilities from the contribution of their Valvino membership interests to Wynn Resorts. The tax indemnification agreement generally provides that the Valvino members will be indemnified by Wynn Resorts and its subsidiaries for additional tax costs (including interest and penalties) caused by reallocations of income or deductions that increase the taxable income or decrease the tax loss of the Valvino members for the period prior to the contribution of the Valvino membership interests. Any payment made pursuant to the agreement by Wynn Resorts or any of its subsidiaries to the Valvino members may be non-deductible for income tax purposes.

In addition to the above, Wynn Resorts (or its subsidiaries) employs (a) Andrew Pascal, the nephew of Mr. and Mrs. Wynn, as President of Wynn Las Vegas; (b) Eddie Tseng, the spouse of Ms. Chen, as Senior Vice President of Customer Development of Worldwide Wynn, LLC; (c) Peter Early, the son-in-law of Mr. and Mrs. Wynn, as Vice President—Human Resources of Wynn Las Vegas; and (d) Michael Pascal, the father of Andrew Pascal and brother of Mrs. Wynn, as a Senior Executive Host of Wynn Las Vegas, and Mr. Michael Pascal’s wife, Mary Ann Pascal, as a Host at Wynn Las Vegas. The Audit Committee of Wynn Resorts approved each such employment arrangement in advance and determined that compensation was at (or below) levels paid to non-family members. Wynn Resorts anticipates that these individuals will continue to serve in their respective positions during 2008.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes that are properly tendered prior to the expiration date and not withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time,                 , 2008, the 21st business day following the date of this prospectus. We may, however, extend the period of time that the exchange offer is open. In such event, the term expiration date means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $400,000,000 aggregate principal amount of old notes are outstanding. We are sending this prospectus, together with the letter of transmittal, to all holders of old notes that we are aware of on the date of this prospectus.

We expressly reserve the right, at any time, to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of an extension to the holders of the old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

Your tender to us of old notes as set forth below and our acceptance of old notes will constitute a binding agreement between us and you on the terms and subject to the conditions detailed in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address set forth below under “—Exchange Agent” prior to the expiration date. In addition:

•	certificates for old notes must be received by the exchange agent prior to the expiration date, along with the letter of transmittal, or

•

a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a book-entry confirmation, of old notes, if this procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described beginning on page 90 must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent’s message in place of the letter of transmittal, or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an “Eligible Institution” in this prospectus). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us that, among other things:

•	the holder is not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder; and

•	neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the new notes.

If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any offer, resale or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreement, we have agreed that for a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old note. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old notes. Accordingly, holders of new notes on the record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date that interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC,

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof, and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

•

prior to the expiration date, the exchange agent received from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent, and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn,

•	the old notes to be withdrawn, including the principal amount of such old notes, and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•	an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•	we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and we will not issue new notes in exchange for any such old notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

U.S. Bank National Association, Exchange Agent

By Hand, Overnight Delivery or by Mail:

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Specialized Finance Dept.

By Facsimile Transmission:

651-495-8158

Confirm by Telephone:

800-934-6802

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by U.S. Bank National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who is one of our “affiliates” as defined in Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the new notes:

•	will not be able to rely on the interpretation of the SEC’s staff;

•	will not be able to tender its old notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the new notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer, and there can be no assurance that the SEC’s staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreement, we have agreed that for a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

DESCRIPTION OF THE NEW NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description: (1) the words “Wynn Las Vegas” refer to Wynn Las Vegas, LLC and not to any of its subsidiaries, (2) the words “Wynn Capital” refer to Wynn Las Vegas Capital Corp. and not to any of its subsidiaries, (3) the word “Issuers” refers collectively to Wynn Las Vegas and Wynn Capital and not to any of their respective subsidiaries, and (4) the words “we,” “us” and “our” refer to Wynn Las Vegas and its subsidiaries.

The Issuers will issue the new notes under an indenture, dated as of December 14, 2004, among the Issuers, as joint and several obligors, the Guarantors and U.S. Bank National Association, as trustee (the “trustee”), as amended by a first supplemental indenture, dated as of June 29, 2005, among the Issuers, the Guarantors and the trustee, and a second supplemental indenture, dated as of July 29, 2005, among the Issuers, the Guarantors and the trustee (collectively, the “Indenture”). This is the same indenture under which the old notes, the original 2004 notes and the registered 2004 notes were issued. The terms of the new notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Collateral Documents referred to under the caption “—Security” define the terms of the collateral that will secure the notes and the Note Guarantees.

On December 14, 2004, we issued and sold $1.3 billion aggregate principal amount of original 2004 notes, which we subsequently offered to exchange for exchange notes substantially identical to the original 2004 notes, except that the registered 2004 notes had been registered under the Securities Act. The exchange offer for the original 2004 notes closed on June 29, 2005. The exchange offer described in this prospectus applies only to the $400,000,000 aggregate principal amount of our 6 5/8% First Mortgage Notes due 2014 issued on November 6, 2007.

The old notes are, and, upon consummation of the exchange offer, the new notes will be, secured by the Collateral described below and pari passu with the original 2004 notes and the registered 2004 notes, and the old notes vote, and upon consummation of the exchange offer the new notes will vote, on any matter submitted to noteholders with the original 2004 notes and the registered 2004 notes. However, because the old notes were issued with more than de minimis original issue discount, the old notes are of a separate series from, and have a different CUSIP number than, the original 2004 notes and are not fungible with the original 2004 notes, and upon consummation of the exchange offer, the new notes will be of a separate series from, and will have a different CUSIP number than, the registered 2004 notes and will not be fungible with the registered 2004 notes.

The following description is a summary of the material provisions of the Indenture and the Collateral Documents. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Collateral Documents because they, and not this description, define your rights as holders of the notes. Copies of the Indenture and the Collateral Documents are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

The New Notes Versus the Old Notes

The new notes are substantially identical to the old notes except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old notes do not apply to the new notes.

Brief Description of the New Notes and the Note Guarantees

The Issuers. Wynn Las Vegas owns and operates the Wynn Las Vegas hotel and casino resort. Wynn Capital is a Wholly Owned Subsidiary of Wynn Las Vegas, incorporated to serve as a corporate co-issuer of the Second Mortgage Notes, and will serve as a corporate co-issuer of the new notes in order to facilitate the exchange offer. We believe that certain prospective investors in the new notes may be restricted in their ability to purchase debt securities of limited liability companies, such as Wynn Las Vegas, unless the debt securities are jointly issued by a corporation. Wynn Capital does not have any operations or material assets and does not have any revenues. As a result, prospective investors in the new notes should not expect Wynn Capital to participate in servicing principal, interest or other amounts required to be paid on the new notes.

General Terms. The new notes:

•	will be first mortgage notes, issued in an original aggregate principal amount of up to $400,000,000;

•	will mature on December 1, 2014;

•

will bear interest at the rate of 6 5/8% per annum (based on a 360-day year of twelve 30-day months) which will accrue from the issue date of the notes offered hereby, payable in arrears each June 1 and December 1;

•	will be redeemable at our option, in whole or in part, commencing December 1, 2009, at a premium declining ratably to par;

•

will not be redeemable at the option of the holder, except pursuant to a repurchase offer upon the occurrence of a Change of Control or pursuant to a repurchase offer to the extent of specified net proceeds upon the occurrence of an Asset Sale or Event of Loss, and will not have any provision for sinking funds; and

•

will contain covenants limiting our ability to incur additional debt, make distributions, investments and restricted payments, create liens, enter into transactions with affiliates, sell assets, enter into sale-leaseback transactions, and restricting dividend and other payments affecting subsidiaries, mergers, consolidations or sales of substantially all assets, sales of subsidiary stock and other specified types of transactions.

The Guarantors. The new notes will be guaranteed by certain of Wynn Las Vegas’ direct subsidiaries. These subsidiaries are:

•	Las Vegas Jet, LLC, which leases a corporate aircraft from World Travel, LLC, and operates the aircraft under federal aviation regulations, Part 91;

•	World Travel, LLC, which holds the beneficial interest in a trust that owns the corporate aircraft and leases it to Las Vegas Jet, LLC;

•

Wynn Sunrise, LLC, which owns the Koval Land, which consists of approximately 18 acres of land located across from the Projects on Koval Lane and Sands Avenue which we currently use for employee parking and other ancillary uses;

•	Wynn Show Performers, LLC, which has contracts with show performers who will perform at the Entertainment Facility;

•	Wynn Golf, LLC, which owns the Golf Course Land, the Water Rights related to the Golf Course Land and sixty-five residential lots adjacent to the Golf Course Land; and

•	Kevyn, LLC, which owns a 50% interest in PW Automotive, LLC, which operates the Ferrari and Maserati automotive dealership inside the Wynn Las Vegas hotel and casino resort.

As of the date of this prospectus, Wynn Las Vegas’ only subsidiary (other than Wynn Capital) that is not a Guarantor is the Completion Guarantor, which is an Unrestricted Subsidiary of Wynn Las Vegas.

Security and Ranking. The new notes and the Guarantees offered hereby:

•	will be general obligations of the Issuers and the Guarantors, respectively;

•

will be secured, in the case of the notes, by a perfected first priority lien on (1) substantially all of the existing and future assets of Wynn Las Vegas including the Projects, the pledged Equity Interests in our Restricted Subsidiaries, all other real property held by Wynn Las Vegas and certain personal property, including items of furniture, fixture and equipment located within the Projects, but excluding gaming and liquor licenses and other assets in which the grant of a security interest is restricted by their terms or by law and any proceeds held in a secured account at Wynn Las Vegas drawn or incurred under the Credit Agreement from time to time, (2) all amounts on deposit from time to time in the Completion Guarantor’s completion guarantee account and (3) the pledged Equity Interests held by Wynn Resorts Holdings in Wynn Las Vegas;

•

will be secured, in the case of the Guarantees, by a perfected first priority lien on substantially all of the Guarantors’ existing and future assets, all items of furniture, fixture and equipment owned by the Guarantors, and at least initially, the Golf Course Land, Water Rights for the Golf Course Land, sixty-five residential lots adjacent to the Golf Course Land owned by Wynn Golf, Wynn Las Vegas’ water entertainment features and certain specified Phase I Key Project Documents, but excluding the Aircraft Assets and gaming and liquor licenses and other assets in which the grant of a security interest is prohibited by their terms or by law;

•

will be pari passu with Wynn Las Vegas’ borrowings under the Credit Agreement, which borrowings will be secured by a perfected first priority lien on the same assets as are subject to the lien securing the notes and the Guarantees (subject to certain exceptions); and

•	will be effectively senior in right of payment to the obligations of the Issuers and the Guarantors with respect to any subordinated Indebtedness and the related guarantees thereon.

Intercreditor Agreement

The trustee has entered into the Intercreditor Agreement to govern the relations between the noteholders, the lenders under the Credit Agreement, the collateral agent and the holders of future permitted senior and junior indebtedness with respect to the Collateral. The Intercreditor Agreement imposes restrictions on the enforcement of remedies with respect to the Collateral securing the notes and the Guarantees under specified circumstances. See “Intercreditor Agreement.”

Release of Collateral

The Indenture provides that if (i) the lenders under the Credit Agreement release their first priority security interest in all of the Collateral, (ii) the Phase II Completion Date has occurred, and (iii) the lenders under all other outstanding secured Indebtedness (other than Indebtedness incurred pursuant to clause (7) of the definition of “Permitted Debt” set forth in the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”) that is secured by any Collateral release their security interest in such Collateral, the noteholders’ first priority security interest in all of the Collateral will also be released. See “—Security—Release of Collateral.”

The Indenture provides that the noteholders’ first priority security interest in the Golf Course Land and certain other parcels of real estate may be released under certain circumstances. See “—Security—Release of Golf Course Land,” “—Release of Portions of the Golf Course Land,” and “—Release of Homesite Acreage.” The Indenture also provides that substantially all of the Collateral may be released with the consent of the Holders of 95% of the notes then outstanding.

Principal, Maturity and Interest

The Issuers will issue up to $400,000,000 in aggregate principal amount of new notes in this exchange offer. The Issuers may issue additional notes under the Indenture from time to time after this exchange offer. Any issuance of additional notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock.” The old notes, the original 2004 notes, the registered 2004 notes and the new notes and any additional notes subsequently issued under the Indenture will (subject to the qualifications expressed in the third paragraph of this “Description of the New Notes”) be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue new notes in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on December 1, 2014.

Interest on the new notes will accrue at the rate of 6 5/8% per annum and is payable semi-annually in arrears on June 1 and December 1, with the first interest payment date being June 1, 2008. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the new notes. The Issuers will make each interest payment to the holders of record on the immediately preceding May 15 and November 15.

Interest on the new notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee currently acts as the paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and either or both of the Issuers or any of their respective Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

General

The Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Notes.” Federal and state statutes allow courts, under specific circumstances, to void the guarantees, and require noteholders to return payments received from us or the Guarantors.

The Guarantees are secured by substantially all of the assets of the Guarantors (other than the Aircraft Assets) as more fully described below under the caption “—Security—Security for the Note Guarantees.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than either of the Issuers or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture and other appropriate documents satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

Notwithstanding the foregoing, each Guarantor is permitted to reorganize as a corporation pursuant to a Permitted C-Corp. Conversion.

Release of Guarantees

Subject to compliance with the provisions described above under the caption “—Note Guarantees—General,” the Note Guarantee of a Guarantor and the security interests granted by that Guarantor to secure its Note Guarantee will be released:

(1) if the lenders under the Credit Agreement release the guarantees by such Guarantor under the Credit Agreement (provided that it will not be deemed to be a release of the first priority security interest requiring the automatic release by the noteholders if the release of the first priority lien securing guarantees of the Credit Agreement is the result of an extension, refinancing, renewal, replacement, amendment and restatement, restatement, defeasance or refunding (collectively, a “refinancing”) of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf));

(2) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of Wynn Las Vegas, if the sale or other disposition is made in compliance with the “Asset Sales” provisions of the Indenture, and if, after giving effect to such sale or other disposition, such Guarantor is an Immaterial Subsidiary;

(3) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of Wynn Las Vegas, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(4) if Wynn Las Vegas designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(5) upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sale” and “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

In addition to the release of any Note Guarantee by the applicable Guarantor as described in the preceding paragraph, the obligations of the Guarantors under the Note Guarantees will be released if all of the Collateral is released under the circumstances described below under the caption “—Security—Release of Collateral.”

In addition to the release of the Guarantee by Wynn Golf pursuant to the provisions described above, the security interests of the noteholders in the Golf Course Land and certain portions of the Golf Course Land owned by Wynn Golf may be released under the circumstances described below under the captions “—Security—Release of Golf Course Land,” “—Release of Portions of the Golf Course Land,” and “—Release of Homesite Acreage.”

Security

Security for the New Notes

General. Subject to liens permitted by the Collateral Documents and to the extent permitted by Gaming Laws and other applicable laws, the new notes will be secured by, among other things:

(1) a perfected first priority security interest in substantially all of the Issuers’ existing and future assets, including the Phase I Land, all improvements constructed as part of the Phase I Project, the Phase II Land, all improvements constructed as part of the Phase II Project, all other real property held by Wynn Las Vegas, certain personal property, including items of furniture, fixture and equipment located within the Projects, and the Phase I Key Project Documents to which the Issuers are party, other than gaming and liquor licenses and other assets in which the grant of a security interest is prohibited by their terms or by law and any proceeds held in a secured account at Wynn Las Vegas drawn or incurred under the Credit Agreement from time to time;

(2) a perfected first priority security interest in the funds on deposit in the Completion Guarantee Account from time to time to support the current $31.1 million on deposit as a guarantee by the Completion Guarantor of the completion in full of the construction and opening of the Projects, subject to disbursement pursuant to the Disbursement Agreement;

(3) a perfected first priority pledge of the Equity Interests held by Wynn Resorts Holdings in Wynn Las Vegas; and

(4) a perfected first priority pledge of the Equity Interests held by the Issuers in any of their respective existing or future Restricted Subsidiaries, including the Equity Interests held by Wynn Las Vegas in Wynn Capital, Completion Guarantor, Las Vegas Jet, LLC, World Travel, LLC, Wynn Sunrise, LLC, Wynn Show Performers, LLC, Wynn Golf and Kevyn, LLC.

Under Nevada Gaming Laws, a gaming licensee is not permitted to grant a security interest in any gaming or other license issued by the Nevada Gaming Authorities. As a result, the new notes will not be secured by any such gaming or liquor licenses.

Completion Guarantee Account. Wynn Completion Guarantor, LLC, one of Wynn Las Vegas’ Unrestricted Subsidiaries (the “Completion Guarantor”) currently provides a $30.0 million Completion Guarantee in favor of the trustee (for the benefit of the holders of the notes) and the administrative agent (for the benefit of the lenders under the Credit Agreement). The Completion Guarantor will, subject to a $30.0 million cap, guarantee final completion of the Phase II Project. The Completion Guarantor has deposited $31.1 million into a collateral account (the “Completion Guarantee Account”) to support its obligations under the Completion Guarantee. Funds in the Completion Guarantee Account must be held in cash, certain cash equivalents and/or Permitted Securities until such funds are applied to pay costs of the Phase II Project (or otherwise released in accordance with the Disbursement Agreement). The collateral agent has a first priority security interest in the funds in the Completion Guarantee Account for the benefit of the lenders under the Credit Agreement and the holders of the notes. At least $30.0 million is required to be on deposit in the Completion Guarantee Account for utilization with respect to the Phase II Project. Amounts in the Completion Guarantee Account may be applied to the costs of the Phase II Project in accordance with the Disbursement Agreement. Upon the Completion Guarantee Release Date, any amounts then remaining in the Completion Guarantee Account will be released to Wynn Las Vegas.

Security for the Note Guarantees

Subject to liens permitted by the Collateral Documents, and to the extent permitted by Gaming Laws and other applicable laws, the Note Guarantees are secured by, among other things:

(1) a perfected first priority security interest in the Golf Course Land, the Water Rights related to the Golf Course Land, sixty-five residential lots adjacent to the Golf Course Land owned by Wynn Golf and Wynn Las Vegas’ water entertainment features, subject, in the case of the Golf Course Land, to release as described below under the caption “—Release of Golf Course Land”; and

(2) a perfected first priority security interest in substantially all of the other existing and future assets (other than gaming and liquor licenses) of the Guarantors, including, the rights of any Guarantor under the Phase I Key Project Documents to which it is a party; provided that the Note Guarantee of World Travel, LLC is not secured by the Aircraft Assets.

As noted above, under Nevada Gaming Laws, a gaming licensee is not permitted to grant a security interest in any gaming or other license issued by the Nevada Gaming Authorities. As a result, the Note Guarantees by the Guarantors will not be secured by any such gaming or other licenses.

Release of Collateral

The Holders’ security interests in all of the Collateral, including the Golf Course Land, may be released and the Golf Course Lease and the Access Easement Agreement may be terminated so long as:

(1) the lenders under the Credit Agreement release their first priority security interest in all of the Collateral (provided that it will not be deemed to be a release of the first priority security interest requiring the automatic release by the noteholders if the release of the first priority lien securing the Credit Agreement is the result of a refinancing of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf));

(2) no Default or Event of Default has occurred and is continuing;

(3) the Phase II Completion Date has occurred;

(4) the lenders under all other outstanding secured Indebtedness (other than Indebtedness incurred pursuant to clause (7) of the definition of “Permitted Debt” set forth in the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”) that is secured by any Collateral release their security interest in such Collateral; and

(5) Wynn Las Vegas delivers an officers’ certificate to the trustee confirming that the conditions in clauses (1), (2), (3) and (4) above have been satisfied.

In addition, the Holders’ security interest in all or substantially all of the Collateral may be released at any time with the consent of the Holders of 95% of the aggregate principal amount of notes then outstanding.

Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the Indenture.

In the event that the Issuers or the Guarantors grant Liens (other than Liens permitted under clause (25) of the definition of “Permitted Liens”) to secure any other Indebtedness (other than Indebtedness incurred pursuant to clause (7) of the definition of “Permitted Debt” set forth in the second paragraph described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”) after the Holders’ security interests in all of the Collateral has been released as set forth in the first paragraph above, the Issuers or the Guarantors, as the case may be, will be required to grant security interests on the same assets to secure the Issuers’ obligations under the notes and the Guarantors’ obligations under their respective Note Guarantees on an equal and ratable basis with such other Indebtedness, so long as such other Indebtedness is so secured.

Release of Golf Course Land

The security interests in all of the Golf Course Land (and the related Water Rights) may be released and the Golf Course Lease and the Access Easement Agreement may be terminated, so long as:

(1) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release;

(2) the lenders under the Credit Agreement concurrently release their first priority security interest in the Golf Course Land (provided that it will not be deemed to be a release of the first priority security interest requiring the automatic release by the noteholders if the release of the first priority lien securing the Credit Agreement is the result of a refinancing of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf));

(3) the Phase II Completion Date has occurred;

(4) immediately prior to the release of the security interest, and after giving pro forma effect to such release, Wynn Las Vegas’ and its Restricted Subsidiaries’ total debt does not exceed 6.5 times Consolidated EBITDA for the four full fiscal quarters immediately preceding such release; and

(5) Wynn Las Vegas delivers an officers’ certificate to the trustee confirming that the conditions in clauses (1), (2), (3) and (4) above have been satisfied.

Notwithstanding the foregoing, if Wynn Las Vegas incurs debt to finance the project costs related to the building of a project on the Golf Course Land (the “Phase III Project”) pursuant to clause (8) of the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” then the security interest in the Golf Course Land may not be released without first obtaining the consent of 90% of the holders of the notes.

Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the Indenture.

Release of Portions of the Golf Course Land

The security interests granted by Wynn Golf in approximately 20 acres of the Golf Course Land constituting the Home Site Land will be released and the Golf Course Lease and the Access Easement Agreement may be amended to contemplate the release of the Home Site Land if the lenders under the Credit Agreement concurrently release their first priority security interest in the Home Site Land, so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release. It will not be deemed to be a release of the first priority security interest in the Home Site Land requiring the automatic release by the noteholders if the release of the first priority lien securing the Credit Agreement is the result of a refinancing of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf). In the event that, following the automatic release of the noteholders’ security interest in the Home Site Land, Wynn Las Vegas or any of the Restricted Subsidiaries grants a security interest in any or all of the Home Site Land to secure such refinancing Indebtedness or any guarantee thereof, such Person will concurrently grant a first priority security interest on such portions of the Home Site Land in favor of the trustee for the benefit of the noteholders to secure the notes (or, if such Person is a Guarantor, its Note Guarantee of the notes). That security interest in favor of the trustee for the benefit of the noteholders will be a first priority security interest pari passu with the security interest in favor of the lenders under the Credit Agreement, subject only to other Permitted Liens and the terms of the Intercreditor Agreement.

The Credit Agreement provides that the lenders will release their security interests in the Home Site Land upon satisfaction of certain conditions, including Wynn Las Vegas achieving a specified minimum level of Consolidated EBITDA for four full consecutive fiscal quarters and satisfying certain conditions relating to the water required for the Wynn Las Vegas casino water features and the golf course. The release provision also requires that until the earlier of the disposition of the Golf Course Land or the payment in full of the obligations under the Credit Agreement, development on the Home Site Land shall be limited to residential housing and other non-gaming related developments, and that construction of permitted improvements could not reasonably be expected to materially interfere with the use or operations of the Golf Course and could not otherwise reasonably be expected to materially impair the overall value of the Projects. The lenders under the Credit Agreement may amend or waive any of their conditions to the release of their security interests without the consent of the noteholders and may determine to release their liens under different circumstances, which would nevertheless result in the automatic release of the first priority liens by the noteholders.

Release of Homesite Acreage

The security interests in approximately two acres of the Golf Course Land will be released in order to permit the construction of a personal residence for Stephen A. Wynn and the Golf Course Lease and the Access Easement Agreement may be amended to contemplate the release of the Wynn Home Site Land, so long as:

(1) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release;

(2) the cash purchase price paid by Stephen A. Wynn in immediately available funds for the Wynn Home Site Land prior to the release of the security interests shall not be less than the then Fair Market Value of the Wynn Home Site Land;

(3) the purchase price is paid directly to Wynn Golf;

(4) the construction of Stephen A. Wynn’s personal residence will not materially interfere with the design, construction, operation or use of the remainder of the Golf Course Land and otherwise could not reasonably be expected to materially impair the overall value of the Projects;

(5) the lenders under the Credit Agreement concurrently release their security interests in the Wynn Home Site Land to be released by the trustee;

(6) no Points of Diversion with respect to any water permits held by us or any of our Restricted Subsidiaries or otherwise utilized or expected to be utilized with respect to the Projects, wells associated therewith or rights-of-way necessary for the transportation to the Golf Course Land or the Wynn Las Vegas hotel and casino resort water entertainment features of water drawn or to be drawn pursuant to water permits, are located on the released Golf Course Land, or Wynn Golf shall have otherwise transferred or reserved for the benefit of the Golf Course Land (previously or in connection with such disposition) at no cost to Wynn Las Vegas and its Restricted Subsidiaries such easements as are necessary for Wynn Las Vegas and its Restricted Subsidiaries to (A) access such Points of Diversion, (B) own and operate such wells and (C) transport such water to the water features of the Project and/or the Golf Course;

(7) Wynn Las Vegas and Wynn Golf, as the case may be, shall have taken all actions required pursuant to the covenant described below under the caption “—Certain Covenants—Additional Collateral; Acquisition of Assets or Property” with respect to any assets or property acquired pursuant to clause (6) above; and

(8) Wynn Las Vegas and/or Wynn Golf delivers an officers’ certificate to the trustee confirming that the conditions in clauses (1), (2), (3), (4), (5), (6) and (7) above have been satisfied.

Optional Redemption

The notes will not be redeemable at the Issuers’ option prior to December 1, 2009.

On or after December 1, 2009, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2009	103.313%
2010	102.208%
2011	101.104%
2012 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

In connection with a discharge or defeasance of the Issuers’ obligations under the Indenture, the Issuers may deliver a notice of redemption more than 60 days in advance of the date of redemption. See “—Satisfaction and Discharge.”

Gaming Redemption

Notwithstanding any other provision hereof, if any Gaming Authority requires a holder or beneficial owner of notes to be licensed, qualified or found suitable under any applicable Gaming Law and the holder or beneficial owner (1) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the Gaming Authority), or (2) is notified by a Gaming Authority that it will not be licensed, qualified or found suitable, the Issuers will have the right, at their option, to:

(1) require the holder or beneficial owner to dispose of its notes within 30 days (or such lesser period as required by the Gaming Authority) following the earlier of:

(a) the termination of the period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability; or

(b) the receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable by the Gaming Authority; or

(2) redeem the notes of the holder or beneficial owner at a redemption price equal to:

(a) the price required by applicable law or by order of any Gaming Authority; or

(b) the lesser of:

(i) the principal amount of the notes; and

(ii) the price that the holder or beneficial owner paid for the notes in either case, together with accrued and unpaid interest and Liquidated Damages, if any, on the notes to the earlier of (1) the date of redemption or such earlier date as is required by the Gaming Authority or (2) the date of the finding of unsuitability by the Gaming Authority, which may be less than 30 days following the notice of redemption.

Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of notes will not be licensed, qualified or found suitable, the holder or beneficial owner will not have any further rights with respect to the notes to:

(1) exercise, directly or indirectly, through any Person, any right conferred by the notes; or

(2) receive any interest or any other distribution or payment with respect to the notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the notes described in this section.

The Issuers are not required to pay or reimburse any holder or beneficial owner of notes who is required to apply for such license, qualification or finding of suitability for the costs relating thereto. Those expenses will be the obligation of the holder or beneficial owner.

Mandatory Redemption

Other than as set forth above under the caption entitled “Gaming Redemption,” the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuers will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase. Within 10 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

Asset Sales

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Wynn Las Vegas (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (it being understood that a percentage of the purchase price may be subject to escrow arrangements customary for asset sales);

(2) if the aggregate consideration to be received by Wynn Las Vegas or such Restricted Subsidiary is in excess of $10.0 million, the Fair Market Value is evidenced by a certificate of the chief financial officer of Wynn Las Vegas delivered to the trustee; and

(3) at least 75% of the consideration received in the Asset Sale by Wynn Las Vegas or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Wynn Las Vegas’ most recent consolidated balance sheet, of Wynn Las Vegas or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Wynn Las Vegas or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by Wynn Las Vegas or any such Restricted Subsidiary from such transferee that are converted within 30 business days by Wynn Las Vegas or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption “—Certain Covenants—Line of Business.” Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) shall take all necessary action to ensure that the security interest of the trustee, on behalf of the Holders, continues as a perfected first priority security interest (equal and ratable with the security interest securing the Credit Agreement and subject to other Permitted Liens and the terms of the Intercreditor Agreement) on any property or assets acquired or constructed with the Net Proceeds of any Asset Sale on the terms set forth in the Indenture, the Intercreditor Agreement and the other Collateral Documents. Pending the final application of any Net Proceeds, Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) may (1) apply the Net Proceeds to temporarily reduce amounts outstanding under any pari passu secured revolving credit Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries, or (2) invest the Net Proceeds in Cash Equivalents which, at any time other than during a Collateral Release Period, will be subject to a perfected first priority security interest (equal and ratable with the security interest securing the Credit Agreement and subject to other Permitted Liens and the terms of the Intercreditor Agreement) in favor of the trustee, on behalf of the holders of notes, as security for the notes.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Net Proceeds.” Within 10 days following the earlier of (i) the date on which the aggregate amount of Excess Net Proceeds exceeds $20.0 million or (ii) the date when the proceeds of any sale of assets are required, pursuant to the Credit Agreement, to be applied to reduce Indebtedness of Wynn Las Vegas (such Excess Net Proceeds and the proceeds described in the preceding clause (ii) shall collectively constitute “Excess Proceeds”), Wynn Las Vegas will allocate a portion of such Excess Proceeds, determined by multiplying the amount of such Excess Proceeds by a fraction, the numerator of which is the total aggregate principal amount of notes then outstanding and all Pari Passu Debt then outstanding, and the denominator of which is the total aggregate principal amount of notes then outstanding, all Pari Passu Debt then outstanding and all Indebtedness then outstanding under the Credit Agreement (such amount being the “Asset Sale Offer Amount”), to make an offer (an “Asset Sale Offer”) to all holders of notes and, to the extent required, the holders of such Pari Passu Debt to repurchase such notes and such Pari Passu Debt at an offer price equal to 100% of the principal amount of the notes and such Pari Passu Debt to be purchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes and such other Pari Passu Debt to the date of repurchase, which offer price will be payable in cash. The amount of any such Excess Proceeds less the Asset Sale Offer Amount (the “Asset Sale Repayment Amount”) will concurrently be applied to repay any term Indebtedness outstanding under the Credit Agreement in accordance with the requirements of the Credit Agreement; provided, however, that to the extent that the Asset Sale Repayment Amount exceeds the amount of term Indebtedness then outstanding under the Credit Agreement at the time of repayment, such excess amount (after repayment in full of the term Indebtedness under the Credit Agreement) shall be added to the Asset Sale Offer Amount and offered to the holders of notes and, to the extent required, the holders of such Pari Passu Debt pursuant to the Asset Sale Offer as provided in the preceding sentence. If any Excess Proceeds remain after consummation of an Asset Sale Offer and repayment of any term Indebtedness outstanding under the Credit Agreement, Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) may use those Excess Proceeds for any general corporate purpose not prohibited by the Indenture, the Credit Agreement and the Collateral Documents, including, without limitation, to reduce revolving credit Indebtedness (and, if required, commitments) under the Credit Agreement. If the aggregate principal amount of notes and such other Pari Passu Debt tendered into such Asset Sale Offer exceeds the Asset Sale Offer Amount that may be applied to the Asset Sale Offer, the trustee will select the notes and such other Pari Passu Debt to be purchased as described below under the caption “—Selection and Notice” and in accordance with the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Events of Loss

After any Event of Loss with respect to Collateral (other than Events of Loss with respect to Collateral comprising the Phase II Project at any time during the construction of the Phase II Project, which will be governed by the Disbursement Agreement), Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from the Event of Loss to the rebuilding, repair, replacement or construction of improvements to the damaged Collateral, with no obligation to make any purchase of any notes; so long as, in the case of any such Collateral with a Fair Market Value (or replacement cost, if higher) in excess of $30.0 million:

(1) Wynn Las Vegas delivers to the trustee within 90 days of the Event of Loss a written opinion from a reputable contractor that the damaged Collateral can be rebuilt, repaired, replaced or constructed and operating within 365 days following the delivery of such written opinion to the trustee;

(2) Wynn Las Vegas delivers to the trustee within 120 days of the Event of Loss an officers’ certificate certifying that Wynn Las Vegas or the applicable Restricted Subsidiary has available from Net Loss Proceeds, cash on hand or available borrowings under Indebtedness permitted to be incurred under the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” to complete the rebuilding, repair, replacement or construction described in clause (1) above and, together with any anticipated revenues projected to be generated during the repair or restoration period, to pay debt service on its Indebtedness during the repair or restoration period; and

(3) the damaged Collateral is rebuilt, repaired, replaced or constructed and operating in substantially the manner that it was operating immediately prior to the Event of Loss within 365 days following the delivery of such written opinion to the trustee.

However, if the damaged Collateral is not necessary for and is not used in the operation of the Phase I Project or the Phase II Project, as the case may be, Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) may apply the Net Loss Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption “—Certain Covenants—Line of Business.”

The ability of Wynn Las Vegas or any of its Restricted Subsidiaries to repair or restore any of the Collateral following an Event of Loss that occurs on or prior to the Phase II Completion Date will be governed by the Disbursement Agreement.

Any Net Loss Proceeds that are (1) not permitted to be used to repair or restore the Collateral pursuant to the Disbursement Agreement, (2) not reinvested as provided in the first sentence of this covenant or (3) otherwise required, pursuant to the Credit Agreement, to be applied to reduce Indebtedness of Wynn Las Vegas, in each case, will be deemed “Excess Loss Proceeds.” Within 10 days following the earlier of (i) the date on which the aggregate amount of Excess Loss Proceeds exceeds $10.0 million or (ii) the date when, pursuant to the Credit Agreement, Excess Loss Proceeds are required to be applied to reduce Indebtedness of Wynn Las Vegas, Wynn Las Vegas will allocate a portion of such Excess Loss Proceeds, determined by multiplying the amount of such Excess Loss Proceeds by a fraction, the numerator of which is the total aggregate principal amount of notes then outstanding and all Pari Passu Debt then outstanding, and the denominator of which is the total aggregate principal amount of notes then outstanding, all Pari Passu Debt then outstanding and all Indebtedness then outstanding under the Credit Agreement (such amount being the “Event of Loss Offer Amount”), to make an offer (an “Event of Loss Offer”) to all holders of notes and, to the extent required, the holders of such Pari Passu Debt to repurchase such notes and such Pari Passu Debt at an offer price equal to 100% of the principal amount of the notes and such Pari Passu Debt to be purchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes and such other Pari Passu Debt to the date of repurchase, which offer price will be payable in cash. The amount of any such Excess Loss Proceeds less the Event of Loss Offer Amount (the “Event of Loss Repayment Amount”) will concurrently be applied to repay any term Indebtedness outstanding under the Credit Agreement in accordance with the requirements of the Credit Agreement; provided, however, that to the extent that the Event of Loss Repayment Amount exceeds the amount of term Indebtedness then outstanding under the Credit Agreement at the time of repayment but does not exceed $100.0 million (unless the lenders under the Credit Agreement have waived any requirement of Wynn Las Vegas to prepay revolving credit Indebtedness outstanding under the Credit Agreement and to effect a corresponding permanent reduction of the commitments thereunder), such excess amount (after repayment in full of the term Indebtedness under the Credit Agreement) shall be added to the Event of Loss Offer Amount and offered to the holders of notes and, to the extent required, the holders of such Pari Passu Debt pursuant to the Event of Loss Offer as provided in the preceding sentence. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer and repayment of any term Indebtedness outstanding under the Credit Agreement, Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) may use those Excess Loss Proceeds for any general corporate purpose not prohibited by the Indenture, the Credit Agreement and the Collateral Documents, including, without limitation, to reduce revolving credit Indebtedness (and, if required, commitments) under the Credit Agreement. If the aggregate principal amount of notes and such other Pari Passu Debt tendered into such Event of Loss Offer exceeds the Event of

Loss Offer Amount that may be applied to the Event of Loss Offer, the trustee will select the notes and such other Pari Passu Debt to be purchased as described below under the caption “—Selection and Notice” and in accordance with the Indenture. Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

Pending their application, all Net Loss Proceeds will either be (1) applied to temporarily reduce amounts outstanding under any pari passu secured revolving credit Indebtedness under the Credit Agreement, or (2) invested in Cash Equivalents held in an account in which the trustee has a perfected first priority security interest for the benefit of the Holders (equal and ratable with the perfected security interest securing the Credit Agreement and subject to other Permitted Liens and the terms of the Intercreditor Agreement). These funds and securities will be released to Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) to pay for or reimburse Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) for either (1) the actual cost of a permitted use of Net Loss Proceeds as provided above, or (2) the Event of Loss Offer, pursuant to the terms of the Collateral Documents. Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) will grant to the trustee, on behalf of the Holders, a security interest (equal and ratable with the perfected security interest securing the Credit Agreement and subject to other Permitted Liens and the terms of the Intercreditor Agreement), on any property or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in the Indenture and the Collateral Documents.

In the event of an Event of Loss pursuant to clause (3) of the definition of “Event of Loss” with respect to property or assets that have a Fair Market Value (or replacement cost, if greater) in excess of $30.0 million, Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) will be required to receive consideration:

(1) at least equal to the Fair Market Value (evidenced by a resolution of Wynn Capital’s Board of Directors set forth in an officers’ certificate delivered to the trustee) of the property or assets subject to the Event of Loss; and

(2) at least 80% of which is in the form of cash or Cash Equivalents.

Restrictions on Repurchase of Notes

The agreements governing our other Indebtedness, including the Credit Agreement, may prohibit certain events, including a Change of Control or an Asset Sale, or provide that such events constitute events of default under such agreements. Similarly, those agreements may prohibit or restrict Wynn Las Vegas and its Restricted Subsidiaries from repairing or restoring the Collateral following an Event of Loss regardless of whether that repair or restoration is permitted under the Indenture. In addition, the exercise by the holders of notes of their rights to require Wynn Las Vegas to repurchase the notes upon a Change of Control Offer, an Asset Sale Offer or Event of Loss Offer, as the case may be, could cause a default under these other agreements. Finally, Wynn Las Vegas’ ability to pay cash to the holders of notes upon a repurchase under a Change of Control Offer, Asset Sale Offer or Event of Loss Offer may be limited by Wynn Las Vegas’ then existing financial resources. See “Risk Factors—Risks Related to the Notes—We may not be able to fulfill our repurchase obligations with respect to the notes upon a change of control.”

Compliance with Securities Laws

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Asset Sale or Event of Loss provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under these provisions of the Indenture by virtue of such compliance.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis, by lot or by any other method the trustee deems fair and appropriate, unless otherwise required by law or applicable stock exchange requirements. No notes of $1,000 or less can be redeemed or purchased in part. However, if all of the notes of a Holder are to be redeemed or purchased, the entire outstanding amount of notes held by such Holder, even if not a multiple of $1,000, will be redeemed or purchased. Notices of redemption or purchase will be mailed by first class mail at least 30 but not more than 60 days before the redemption or purchase date to each Holder of notes to be redeemed or purchased at its registered address, except that redemption or purchase notices may be mailed more than 60 days prior to a redemption or purchase date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of Wynn Las Vegas or any of its Restricted Subsidiaries or to the direct or indirect holders of any Equity Interests of Wynn Las Vegas or any of its Restricted Subsidiaries in their capacity as such, other than (a) dividends or distributions by Wynn Las Vegas payable in Equity Interests (other than Disqualified Stock) of Wynn Las Vegas, and (b) dividends or distributions payable to Wynn Las Vegas or any of its Restricted Subsidiaries;

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Wynn Las Vegas, any direct or indirect parent of Wynn Las Vegas (including, without limitation, Wynn Resorts) or any other direct or indirect Subsidiary of Wynn Resorts;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Wynn Las Vegas or any Guarantor that is secured by a Lien junior to the Lien securing the notes or the Guarantees or that is expressly subordinated in right of payment to the notes or the Note Guarantees under the Indenture (excluding any intercompany Indebtedness between or among Wynn Las Vegas and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) Wynn Las Vegas would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Wynn Las Vegas and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (7), (8), (9), (10) and (11) below (with respect to clause (5) to the extent such Restricted Payments were already deducted from Consolidated Net Income) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Wynn Las Vegas and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Phase I Opening Date to the end of Wynn Las Vegas’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received by Wynn Las Vegas subsequent to the date of the Indenture as a contribution to its common equity capital, excluding (i) any such net cash proceeds received by Wynn Las Vegas to the extent consisting of capital contributions made to Wynn Las Vegas for the purpose of satisfying the “in-balance” requirements of the Disbursement Agreement and (ii) any such net cash proceeds received by Wynn Las Vegas to the extent used to incur Indebtedness pursuant to clause (14) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock”; plus

(c) (i) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash for an amount in excess of the aggregate amount invested in such Restricted Investment, the sum of (x) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted Investment (less the cost of disposition, if any) and (y) the aggregate amount invested in such Restricted Investment, and (ii) to the extent that any such Restricted Investment is sold for cash or otherwise liquidated or repaid in cash for an amount equal to or less than the aggregate amount invested in such Restricted Investment, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d) 100% of any cash dividends or cash distributions received by Wynn Las Vegas or any of its Restricted Subsidiaries after the date of the Indenture from any Restricted Investment (including any Investment in an Unrestricted Subsidiary of Wynn Las Vegas), to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of Wynn Las Vegas for such period; plus

(e) to the extent that any Unrestricted Subsidiary of Wynn Las Vegas that is so designated after the date of the Indenture (other than the Completion Guarantor) is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (i) the Fair Market Value of Wynn Las Vegas’ Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary; plus

(f) $50.0 million.

With respect to (a) any payments made pursuant to clauses (1), (2), (3), (6), (7), (8), (9) and (10) below, so long as no Default or Event of Default has occurred and is continuing or would be caused by the payments, and (b) any payments made pursuant to clauses (4), (5) and (11) below, regardless of whether any Default or Event of Default has occurred and is continuing or would be caused by the payment, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution (other than any distribution made under clause (5) below) or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent contribution of common equity capital to Wynn Las Vegas, provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Wynn Las Vegas or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the distribution or loan to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase Equity Interests or Indebtedness of Wynn Resorts (other than Equity Interests held by or Indebtedness owed to the Existing Stockholders) to the extent required by any Gaming Authority having jurisdiction over Wynn Las Vegas or any of its Restricted Subsidiaries for not more than the Fair Market Value thereof in order to avoid the suspension, revocation or denial of a Gaming License by that Gaming Authority, as long as, if such efforts do not jeopardize any Gaming License, Wynn Resorts and its Subsidiaries shall have diligently attempted to find a third-party purchaser for such Equity Interests or Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Indebtedness within a time period acceptable to such Gaming Authority;

(5) distributions to the direct or indirect owners of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries with respect to any period during which such entity is a Pass Through Entity or a Consolidated Member, such distributions in an aggregate amount not to exceed such owners’ Tax Amounts for such period;

(6) (a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Wynn Resorts, or (b) the distribution to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase, redeem or otherwise acquire or retire for value Equity Interests of Wynn Resorts, in each case held by any member of management of Wynn Resorts (or the estate or trust for the benefit of any such member of management) pursuant to the provisions of the operating agreement, or comparable governing documents, or employee benefit plans or employment agreements of any such Person; provided that the aggregate consideration for all such repurchased, redeemed, acquired or retired Equity Interests, together with the aggregate amount of all such distributions made to Wynn Resorts, shall not exceed $4.0 million in any calendar year;

(7) the payment of Allocable Overhead to Wynn Resorts or any of its Subsidiaries in respect of each Qualifying Project of Wynn Las Vegas and its Restricted Subsidiaries to the extent then due and payable by Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be;

(8) the payment of amounts permitted to be paid pursuant to the Disbursement Agreement;

(9) Restricted Payments consisting of transfers and other dispositions of Released Assets;

(10) Restricted Payments not otherwise permitted by the foregoing clauses (1) through (9) in an aggregate amount of not more than $10.0 million; and

(11) dividends or distributions to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiary of Wynn Resorts, of amounts necessary to pay amounts then due and payable under the Tax Indemnification Agreement, as in effect on the date of the Indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Wynn Las Vegas or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Disqualified Stock

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), or (2) issue any Disqualified Stock. Notwithstanding the foregoing, Wynn Las Vegas and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), or issue Disqualified Stock, if the Fixed Charge Coverage Ratio of Wynn Las Vegas for Wynn Las Vegas’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the sum of the face amount thereof and related unpaid reimbursement obligations), to the extent then classified as having been incurred in reliance on this clause (1) not to exceed (i) $1.0 billion less (ii) the aggregate amount of all Net Proceeds of Assets Sales applied by Wynn Las Vegas or any of its Restricted Subsidiaries since the date of the Indenture to repay any term Indebtedness under the Credit Agreement or repay any revolving credit Indebtedness under the Credit Agreement and effect a corresponding permanent reduction of commitments thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or otherwise;

(2) the incurrence by the Issuers and the Restricted Subsidiaries of Wynn Las Vegas of the Existing Indebtedness;

(3) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant, under clause (2), (7), (8), (9) or (12) of this paragraph or under this clause (3);

(4) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Wynn Las Vegas and any of its Restricted Subsidiaries; provided, however, that:

(a) if Wynn Las Vegas or any Guarantor is the obligor on such Indebtedness and the payee is not Wynn Las Vegas or a Guarantor, such Indebtedness must be expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Wynn Las Vegas, or its Note Guarantee under the Indenture, in the case of a Guarantor, except that no Indebtedness of Wynn Las Vegas or any Guarantor will be deemed to be subordinated in right of payment to any other Indebtedness of Wynn Las Vegas or any such Guarantor solely by virtue of being unsecured; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas will be deemed, in each case, to constitute an incurrence of such Indebtedness by Wynn Las Vegas or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(6) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness solely in respect of performance, surety, appeal or similar bonds or commercial or standby letters of credit, so long as such indebtedness is incurred in the ordinary course of business and the aggregate amount of all such bonds and standby letters of credit is not greater than $40.0 million at any time outstanding;

(7) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment of such Person) used in the Projects by Wynn Las Vegas or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (7), not to exceed $100.0 million at any time outstanding;

(8) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness in a principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (8), not to exceed, at any time, 75% of the aggregate cost of the Phase III Project to pay the costs and expenses of designing, developing and constructing the Phase III Project, so long as:

(a) the Phase II Opening Date has occurred;

(b) the holders of the notes continue to have a perfected first priority security interest in the Golf Course Land; and

(c) Wynn Las Vegas’ and its Restricted Subsidiaries’ total Indebtedness does not exceed 6.5 times Consolidated EBITDA for the four full fiscal quarters immediately preceding the date of such incurrence;

(9) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness in connection with the repurchase, redemption or other acquisition or retirement for value of Equity Interests of Wynn Resorts or any Restricted Subsidiary permitted pursuant to the provisions of clause (6) of the covenant described above under the caption “—Restricted Payments;”

(10) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries on or prior to the Phase II Final Completion Date of Indebtedness represented by performance bonds, guaranties, trade letters of credit, bankers’ acceptances or similar instruments issued by a Person, other than Wynn Resorts or any of its Restricted Subsidiaries, for the benefit of a trade creditor of any such Person, in an aggregate amount not to exceed $20.0 million at any time outstanding so long as:

(a) such Indebtedness is incurred in the ordinary course of business; and

(b) the obligations of Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be, supported by such performance bonds, guaranties, trade letters of credit, bankers’ acceptances or similar instruments (1) consist solely of payment obligations with respect to costs incurred in accordance with the Phase II Project Budget which would otherwise be permitted to be paid by the applicable entity pursuant to the Disbursement Agreement and (2) if secured, are secured solely by Liens permitted by clause (22) of the definition of “Permitted Liens;”

(11) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed $40.0 million;

(12) the incurrence by the Issuers and the Guarantors of the original 2004 notes issued on the date of the Indenture in an aggregate principal amount of $1.3 billion and the registered 2004 notes related thereto;

(13) the incurrence of Indebtedness (and the Guarantee of such Indebtedness by Wynn Las Vegas) in an amount not to exceed 100% of the Fair Market Value of the Aircraft, which is secured only by Liens permitted by clause (26) of the definition of “Permitted Liens;”

(14) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness (so long as such Indebtedness is incurred under the Credit Agreement, through the issuance of additional notes under the Indenture, is unsecured Indebtedness or is Permitted Junior Debt) to be used to develop and construct an Additional Entertainment Facility and/or a Retail Facility on land included in the Projects in an aggregate principal amount (or original accreted value, as applicable) at any time not to exceed 66 2/3% of the aggregate cost of such Additional Entertainment Facility and/or Retail Facility; provided that, subsequent to the date of the Indenture and on or prior to the date of the incurrence of such Indebtedness, net cash proceeds have been received by Wynn Las Vegas as a contribution to its common equity capital in an amount equal to at least 33 1/3% of the aggregate cost of such Additional Entertainment Facility and/or Retail Facility, which proceeds have been irrevocably committed at the time of such contribution for use in the development and construction of such Additional Entertainment Facility and/or a Retail Facility; and

(15) the incurrence by Wynn Capital, as co-obligor, of any Indebtedness which Wynn Las Vegas is permitted to incur pursuant to the foregoing provisions.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant as of the date of such classification or reclassification. Indebtedness under the Credit Agreement outstanding on the date on which the notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt.” The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Wynn Las Vegas or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be exceeded solely as a result of fluctuations in exchange rates or currency values. In addition, any Indebtedness which is permitted to be incurred by Wynn Las Vegas or any of its Restricted Subsidiaries under clause (7) set forth above may be incurred under the Credit Agreement or through the issuance of Additional Notes under the Indenture.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset owned on the date of the Indenture or thereafter acquired, or on any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries of Wynn Las Vegas

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Wynn Las Vegas or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Wynn Las Vegas or any of its Restricted Subsidiaries;

(2) make loans or advances to Wynn Las Vegas or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Wynn Las Vegas or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) the notes, the Indenture, the Note Guarantees or the Collateral Documents;

(2) applicable law, including rules, regulations and orders issued by any Gaming Authority;

(3) customary non-assignment provisions in contracts, licenses or leases entered into in the ordinary course of business and consistent with practices that are customary in the gaming, lodging or entertainment industry;

(4) the Credit Agreement as in effect on the date of the Indenture and any other Indebtedness permitted to be incurred by the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, so long as the applicable provisions of amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or agreements governing other Indebtedness are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture;

(5) the acquisition of the Capital Stock of any Person, or property or assets of any Person by Wynn Las Vegas or any of its Restricted Subsidiaries, if the encumbrances or restrictions (a) existed at the time of the acquisition and were not incurred in contemplation thereof and (b) are not applicable to and are not spread to cover any Person or the property or assets of any Person other than the Person acquired or the property or assets of the Person acquired;

(6) purchase money obligations or Capital Lease Obligations for Indebtedness permitted under clause (7) of the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock” that impose restrictions of the type described in clause (3) of the first paragraph of this covenant on the assets so acquired;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary permitted hereby that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens,” securing Indebtedness otherwise permitted to be incurred under the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” that limit the right of the debtor to dispose of the assets subject to such Liens; or

(9) customary provisions with respect to the disposition or distribution of assets or property in partnership or joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Neither Issuer will, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either (a) such Issuer is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the notes, the Indenture, the registration rights agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable new Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(5) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made;

(a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction (excluding the effect of the related professional fees, commissions, sales and other taxes, and other transactional costs that would otherwise reduce Consolidated Net Worth); and

(b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(6) such transaction, at the time it is undertaken, would not require any holder or beneficial owner of notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

In addition, no Issuer may, directly or indirectly, lease all or substantially all of its properties or assets, taken as a whole, in one or more related transactions, to any other Person.

Notwithstanding the foregoing, Wynn Las Vegas or any of its Restricted Subsidiaries that is not a subchapter “C” corporation is permitted to convert into a corporation pursuant to a Permitted C-Corp. Conversion.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Wynn Capital may designate any Restricted Subsidiary, other than Wynn Capital, to be an Unrestricted Subsidiary of Wynn Las Vegas if that designation would not cause a Default or an Event of Default. If a Restricted Subsidiary of Wynn Las Vegas is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Wynn Las Vegas and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made in an Unrestricted Subsidiary as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of “Permitted Investments,” as determined by Wynn Las Vegas. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary of Wynn Las Vegas otherwise meets the definition of an “Unrestricted Subsidiary.” The Board of Directors of Wynn Capital may redesignate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary of Wynn Las Vegas if the redesignation would not cause a Default or an Event of Default.

Any designation of a Subsidiary of Wynn Las Vegas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Wynn Las Vegas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” Wynn Las Vegas will be in default of such covenant. The Board of Directors of Wynn Capital may at any time redesignate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary of Wynn Las Vegas; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Wynn Las Vegas of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Transactions with Affiliates

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Wynn Las Vegas (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Wynn Las Vegas than those that would have been obtained in a comparable transaction by Wynn Las Vegas or such Restricted Subsidiary with an unrelated Person;

(2) Wynn Las Vegas or the applicable Restricted Subsidiary delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Wynn Capital set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Wynn Capital, to the extent that there are any such disinterested members of such Boards of Directors;

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Wynn Las Vegas or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing prior to the consummation of such Affiliate Transaction; and

(3) in the case of any Affiliate Transaction involving the use of the Aircraft (if such aircraft is owned by Wynn Las Vegas or any Restricted Subsidiary) for any purpose not reasonably related to the Projects or the Permitted Businesses of Wynn Las Vegas or the applicable Restricted Subsidiary relating to or in connection with the Projects, Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be, is reimbursed promptly for actual costs and expenses incurred by such Person in connection with such use.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement entered into by Wynn Las Vegas or any of its Restricted Subsidiaries with any Person (other than the Principal) in the ordinary course of business;

(2) the payment of reasonable directors’/managers’ fees to directors or managers of Wynn Las Vegas, Wynn Capital or any Guarantor, and customary indemnification and insurance arrangements in favor of such directors or managers, in each case in the ordinary course of business;

(3) transactions between or among Wynn Las Vegas and/or its Restricted Subsidiaries;

(4) Restricted Payments that are made in compliance with the provisions of the Indenture described above under the caption “—Restricted Payments”;

(5) leases by Wynn Las Vegas to one or more of its Affiliates of space at the Phase I Project, at market rental rates, for the development and operation of a Ferrari and Maserati automobile dealership pursuant to the Dealership Lease Agreement, to the extent permitted under the Collateral Documents;

(6) (i) the payment of Allocable Overhead to Wynn Resorts in respect of each Qualifying Project of Wynn Las Vegas and its Restricted Subsidiaries and (ii) other payments made pursuant to the Affiliate Agreements, in each case, as in effect on the date of the Indenture or as such Affiliate Agreements may be amended, modified or supplemented in any manner that is not in contravention of the covenant described below under the caption “—Amendments to Certain Agreements”;

(7) any Permitted Investment made pursuant to clause (10), (12), (13) or (14) of the definition thereof;

(8) the issuance by Wynn Las Vegas of any Equity Interests (other than Disqualified Stock) to any Affiliate if such issuance is otherwise not in contravention of the terms of the Indenture; and

(9) the issuance by Wynn Las Vegas of notes, in connection with the issuance of the initial $1.3 billion of notes under the Indenture and the issuance of the Note Guarantees by the Guarantors, to any Affiliate if such issuance is otherwise not in contravention of the terms of the Indenture and is on terms that are no less favorable to Wynn Las Vegas and the Guarantors than those that could have been obtained in a comparable transaction by Wynn Las Vegas and the Guarantors with an unrelated Person.

Additional Note Guarantees

If Wynn Las Vegas or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within 10 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Construction

Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, construct the Phase II Project, including the furnishing, fixturing and equipping of the Phase II Project, with diligence and continuity in a good and workmanlike manner substantially in accordance with the Phase II Plans and Specifications.

Limitation on Status as Investment Company

The Issuers and Guarantors will not be or become required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

Limitation on Sale and Leaseback Transactions

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (except with respect to the Aircraft Assets so long as, and to the extent that, such Aircraft Assets are not Collateral); provided that Wynn Las Vegas or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) Wynn Las Vegas or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock” and (b) incurred a Lien to secure such Indebtedness in an amount equal to the Attributable Debt pursuant to the covenant described above under the caption “—Liens;”

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Wynn Capital or that Restricted Subsidiary, as the case may be, and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and Wynn Las Vegas or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Line of Business

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, engage in any business or investment activities other than the Permitted Business. Wynn Las Vegas will not, and will not permit any of its Subsidiaries to, conduct a Permitted Business in any gaming jurisdiction in which such entity is not licensed on the date of the Indenture if the holders of the notes would be required to be licensed as a result thereof, except that this sentence will not prohibit any entity from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the holders of notes, but reserves the discretionary right to require the licensing or qualification of any holders of notes.

Limitation on Development of Golf Course Land

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, at any time prior to the date on which the security interests in all of the Golf Course Land are released in accordance with the covenant described above under the caption “—Security—Release of Golf Course Land”:

(1) develop or improve in any material respect or at any material cost the Golf Course Land or construct any improvements or any building on the Golf Course Land, including any excavation or site work on the Golf Course Land,

(2) enter into any contract or agreement for such construction, development or improvement or for any materials, supplies or labor necessary in connection with such construction, development or improvement (other than a contract or agreement that is conditional upon the release of the noteholders’ security interests in the Golf Course Land), or

(3) incur any Indebtedness, the proceeds of which are expected to be used, or are used, for the construction, development or improvement of the Golf Course Land; provided, however, Wynn Las Vegas or any of its Restricted Subsidiaries may incur such Indebtedness pursuant to clause (8) of the second paragraph of the covenant described above under the caption “—Incurrence of Additional Indebtedness and Issuance of Disqualified Stock.”

Notwithstanding anything herein or above, Wynn Las Vegas, and its Restricted Subsidiaries may:

(1) maintain or repair the Golf Course on the Golf Course Land,

(2) make improvements to the Golf Course that enhance its use as a golf course for the benefit of the Projects,

(3) reconfigure certain portions of the Golf Course in connection with the release of the Home Site Land in accordance with the provisions set forth under the captions “—Security—Release of Collateral,” “—Security—Release of Golf Course Land,” “—Security Interests—Release of Homesite Acreage” and “—Security Interests—Release of Portions of the Golf Course Land.”

(4) in the event of loss or damage to the Phase II Land or the improvements thereon, rebuild or repair the Phase II Land and the improvements thereon to the extent permitted by the provisions described above under the caption “—Repurchase at the Option of the Holders—Events of Loss,”

(5) construct, develop or improve the Golf Course Land for the purpose of constructing the Projects as contemplated by the Phase I Plans and Specifications, the Phase II Plans and Specifications or the Disbursement Agreement,

(6) undertake Government Transfers,

(7) develop the Phase III Project on the Golf Course Land in the event that (a) the Golf Course Land has not been released as described under the caption “—Security—Release of Golf Course Land” and (b) Wynn Las Vegas or any of its Restricted Subsidiaries incurs the Permitted Debt of the type described in clause (8) of the second paragraph of the covenant described above under the caption “—Incurrence of Additional Indebtedness and Issuance of Disqualified Stock;” and

(8) have Permitted Liens of the type described in clause (12) of the definition of “Permitted Liens.”

Restrictions on Payments of Management Fees

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) pay Management Fees:

(a) to the extent such payment would cause the Consolidated Leverage Ratio of the Issuers and the Restricted Subsidiaries for the most recently ended four full fiscal quarters of Wynn Las Vegas for which internal financial statements are available immediately preceding the date on which such Management Fee is proposed to be paid to be greater than 3.5 to 1.0 (calculated on a pro forma basis, giving effect to the payment of the Management Fees proposed to be paid and any Indebtedness proposed to be incurred to finance the payment of such Management Fees); or

(b) if, at the time of payment of such Management Fees, a Default or an Event of Default has occurred and is continuing or shall occur as a result thereof; or

(2) prepay any Management Fees.

Any Management Fees not permitted to be paid during a particular 12-month period pursuant to this covenant shall be deferred and shall accrue. Such accrued and unpaid Management Fees may be paid in any subsequent 12-month period to the extent such payment would be permitted under this covenant and the Management Fees Subordination Agreement.

Under the Management Fees Subordination Agreement, the right to receive payment of the Management Fees will be subordinated in right of payment to the right of the holders of notes to receive payments pursuant to the notes and the Guarantees. Under this agreement, Management Fees will be payable semi-annually in arrears on the tenth business day following the date on which interest payments are payable on the notes. Management Fees may be paid only if, among other things, the interest payable on the notes through the applicable interest payment date and the interest payable on the loans under the Credit Agreement through such interest payment date has been paid in full.

Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Wynn Las Vegas to any Person (other than Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas that is a Guarantor), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

(2) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

In addition, Wynn Las Vegas will not permit any Wholly Owned Restricted Subsidiary of Wynn Las Vegas to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas that is a Guarantor.

Amendments to Certain Agreements

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of any Affiliate Agreement if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would:

(1) increase the amounts payable to Persons other than Wynn Las Vegas and its Restricted Subsidiaries thereunder by Wynn Las Vegas or any of its Restricted Subsidiaries,

(2) change the dates on which such amounts are to be paid to dates earlier than those set forth in such agreement, as in effect on the date of the Indenture,

(3) reduce the services provided thereunder to Wynn Las Vegas or any of its Restricted Subsidiaries unless accompanied by a corresponding decrease in the amounts payable by Wynn Las Vegas or any of its Restricted Subsidiaries thereunder,

(4) materially impair the rights or remedies of the holders of the notes under the Indenture or the Collateral Documents, or

(5) materially impair the development, use or operation of the Projects.

Any other amendment, modification, waiver or other change to, or any failure to enforce, or termination or abandonment of the provisions of any Affiliate Agreement shall be made in accordance with the requirements of the first paragraph of the covenant described above under the caption “—Transactions with Affiliates.”

Notwithstanding the foregoing, in connection with any development, improvement or construction of the Golf Course Land as provided in clause (7) of the second paragraph of the covenant described above under the caption “—Limitation on Development of Golf Course Land,” or any release of all or any portion of the Golf Course Land as provided above under the captions “—Security—Release of Collateral,” “—Security—Release of Golf Course Land,” “—Security—Release of Homesite Acreage” or “—Release of Portions of the Golf Course Land,” Wynn Las Vegas and its Restricted Subsidiaries may terminate or amend the Golf Course Lease, the Access Easement Agreement or any other agreement with respect to the Golf Course Land or any other related assets or property.

Amendments to Operating Agreements and Charter Documents

Except in connection with a Permitted C-Corp. Conversion, Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to:

(1) dissolve,

(2) with respect to any entity that is a limited liability company, amend, modify or otherwise change, its operating agreement or other charter documents, or otherwise permit any such agreement or document, to provide that the death, retirement, resignation, expulsion, bankruptcy, dissolution or dissociation of a member of that limited liability company or any other event affecting a member of that limited liability company either terminates the status of that Person as a member of the limited liability company or causes the limited liability company to be dissolved or its affairs wound up, or

(3) amend, modify or otherwise change the separateness covenants and company restrictions in its operating agreement relating to conduct, or any comparable provisions contained in its other charter documents, or fail to include similar provisions in the operating agreement or other applicable charter documents of any future Restricted Subsidiary.

Insurance

Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, maintain insurance with reputable and financially sound carriers against such risks and in such amounts as are customarily carried by similarly situated businesses, including, without limitation, property and casualty insurance, so long as such insurance coverage (including deductibles, retentions and self-insurance amounts) at all times complies with the insurance coverage required under the Disbursement Agreement.

Additional Collateral; Formation or Acquisition of Restricted Subsidiaries; Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion

Concurrently with (1) the formation or acquisition of any Restricted Subsidiary of Wynn Las Vegas that becomes or is required under the Credit Agreement to become a Guarantor of any of the obligations under the Credit Agreement, (2) the designation of an Unrestricted Subsidiary of Wynn Las Vegas as a Restricted Subsidiary, or (3) the conversion by Wynn Las Vegas or any of its Restricted Subsidiaries into a subchapter “C” corporation in a Permitted C-Corp. Conversion, Wynn Las Vegas shall, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreement:

(1) (a) cause such Restricted Subsidiary or subchapter “C” corporation (if such subchapter “C” corporation is not an Issuer) to guarantee all obligations of the Issuers under the Indenture and the notes by executing and delivering to the trustee a supplemental indenture in the form of an exhibit to the Indenture; or

(b) if such subchapter “C” corporation is an Issuer, cause such subchapter “C” corporation to execute and deliver to the trustee (i) a supplemental indenture substantially in the form of an exhibit to the Indenture, (ii) an assumption agreement unconditionally and irrevocably assuming all of the right, title and interest of the Issuer that was so reorganized as a subchapter “C” corporation in, to and under the Indenture and the notes, and (iii) replacement notes for the notes previously issued by the Issuer that was so reorganized as a subchapter “C” corporation to be issued to the holders upon request and the concurrent return by such holders of the notes previously issued to them by such Issuer that was so reorganized as a “C” corporation;

(2) cause such Restricted Subsidiary or subchapter “C” corporation to execute and deliver to the trustee,

(a) an assumption agreement in the form of an exhibit to the Security Agreement (under which such Restricted Subsidiary or subchapter “C” corporation will grant a security interest to the trustee in those of its assets described in the Security Agreement), and

(b) such Uniform Commercial Code financing statements as are necessary to perfect the trustee’s security interest in such assets;

(3) in the event such Restricted Subsidiary or subchapter “C” corporation owns real property that (i) is contiguous to any real property included in the Collateral or (ii) has a Fair Market Value in excess of $5.0 million in the aggregate or $2.5 million individually, cause such Restricted Subsidiary or subchapter “C” corporation to execute and deliver to the trustee:

(a) a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which such Restricted Subsidiary or subchapter “C” corporation will grant a security interest to the trustee in such real property and any related fixtures);

(b) in the case of any such Restricted Subsidiary, title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

(c) in the case of any such subchapter “C” corporation, an agreement executed and delivered by the title company that issued the title and extended coverage insurance covering the real property owned by such subchapter “C” corporation naming such subchapter “C” corporation as an additional insured under such insurance;

(4) promptly pledge, or cause to be pledged, to the trustee (i) all of the outstanding Capital Stock of such entity or subchapter “C” corporation owned by Wynn Las Vegas or any of its Restricted Subsidiaries and (ii) all of the outstanding Capital Stock owned by such Restricted Subsidiary or subchapter “C” corporation, to secure Wynn Las Vegas’ obligations under the Indenture and the notes or such Restricted Subsidiary’s Guarantee obligations under the applicable Security Agreement, as the case may be;

(5) promptly take, and cause such Restricted Subsidiary or subchapter “C” corporation and each other Restricted Subsidiary to take all action necessary or, in the opinion of the trustee, desirable to perfect and protect the security interests intended to be created by the Collateral Documents, as modified under this paragraph; and

(6) promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

Notwithstanding the foregoing, no Restricted Subsidiary shall be required to take the actions specified in clauses (2) through (6) above during any Collateral Release Period.

Additional Collateral; Acquisition of Assets or Property

At any time other than during any Collateral Release Period, and concurrently with the acquisition by Wynn Las Vegas or any of its Restricted Subsidiaries of any assets or property (other than a Subsidiary of Wynn Las Vegas) that would constitute Collateral, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreement, Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, cause the applicable entity to:

(1) in the case of the acquisition of personal property with an aggregate fair market value in excess of $50,000 (other than Aircraft Assets) for all such acquired personal property, execute and deliver to the collateral agent such Uniform Commercial Code financing statements, if any, as are necessary or, in the opinion of the trustee, desirable to perfect and protect the trustee’s security interest in such assets or property;

(2) in the case of the acquisition of real property, that (i) is contiguous to any real property included in the Collateral or (ii) has a Fair Market Value in excess of $5.0 million in the aggregate or $2.5 million individually, execute and deliver to the trustee:

(a) a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which Wynn Las Vegas or such Restricted Subsidiary will grant a security interest to the trustee in such real property and any related fixtures), and

(b) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

(3) in the case of the acquisition of personal property (other than personal property in which the trustee has a perfected security interest (subject only to Permitted Liens)) or real property subject to clauses (1) and (2) above, as applicable, promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

Further Assurances

Except during any Collateral Release Period, Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1) carry out more effectively the purposes of the Collateral Documents;

(2) create, grant, perfect and maintain the validity, effectiveness, perfection and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

(3) ensure that any of the rights granted or intended to be granted to the trustee or any holder under the Collateral Documents or under any other instrument executed in connection therewith or granted to Wynn Las Vegas or any of its Restricted Subsidiaries under the Collateral Documents or under any other instrument executed in connection therewith are protected and enforced.

Upon the exercise by the trustee or any holder of any power, right, privilege or remedy under the Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from Wynn Resorts, Wynn Las Vegas or any of Wynn Las Vegas’ Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Payments for Consent

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to, or for the benefit of, any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the notes or the Collateral Documents unless such consideration is offered to be paid and is paid to all Holders of notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Restrictions on Activities of Wynn Capital

Wynn Capital will not hold any material assets, hold any Equity Interests, incur any Indebtedness, become liable for any obligations, engage in any business activities or have any Subsidiaries. However, Wynn Capital may incur Indebtedness to the extent that it is a co-obligor with respect to Indebtedness which Wynn Las Vegas is permitted to incur under the Indenture, but only if the Net Proceeds of such Indebtedness are received by Wynn Las Vegas or one or more of Wynn Las Vegas’ Wholly Owned Restricted Subsidiaries other than Wynn Capital. At all times while notes issued under the Indenture remain outstanding, Wynn Capital shall maintain a Board of Directors composed of individuals who serve on the Board of Directors of Wynn Resorts, and such other disinterested or independent members as the Board of Directors deems appropriate from time to time.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuers will furnish to the Holders of notes or cause the trustee to furnish to the Holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual report only, a report on the annual financial statements by Wynn Las Vegas’ and the Restricted Subsidiaries’ certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Wynn Las Vegas’ and its Restricted Subsidiaries’ consolidated financial statements by Wynn Las Vegas’ certified independent accountants. In addition, Wynn Las Vegas will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time Wynn Las Vegas is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Wynn Las Vegas will nevertheless continue filing the reports specified in the preceding paragraph of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Wynn Las Vegas will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Wynn Las Vegas’ filings for any reason, Wynn Las Vegas will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Wynn Las Vegas were required to file those reports with the SEC.

In addition, the Issuers and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the notes;

(2) default in the payment when due (at maturity, upon redemption, repurchase or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries:

(a) to comply with any payment obligations (including, without limitation, obligations as to the timing or amount of such payments) described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Repurchase at the Option of Holders—Events of Loss,” or

(b) to comply with the provisions described under the captions “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries for 60 days after receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture not set forth in clause (3) above;

(5) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries, the Completion Guarantor or any other party to any Collateral Document (other than the trustee or any representative of the lenders under the Credit Agreement or other lenders party thereto) for 60 days after receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of its agreements, as applicable, in any Collateral Document;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Wynn Las Vegas or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Wynn Las Vegas or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee existed on the date of the Indenture, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) aggregating in excess of $20.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days;

(8) any event of default under any of the Collateral Documents or any of the Collateral Documents shall cease, for any reason (other than pursuant to their terms), to be in full force and effect, or Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries or any Affiliate of any such Person or any Person acting on behalf of any such Person, shall so assert as to any of such Person’s properties or assets, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created by the Collateral Documents;

(9) any material representation or warranty made or deemed made by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, except that the inaccuracy of any representation or warranty contained only in the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such inaccuracy constitutes an event of default under the Disbursement Agreement;

(10) except as expressly permitted therein or by the Indenture, the Completion Guarantee or any Note Guarantee issued by a Significant Restricted Subsidiary of Wynn Las Vegas shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Completion Guarantor or any Restricted Subsidiary of Wynn Las Vegas, or any Person acting on behalf of any such Person, shall deny or disaffirm its obligations under its Note Guarantee;

(11) certain events of bankruptcy or insolvency described in the Indenture with respect to (a) either Issuer, (b) any Significant Restricted Subsidiary of Wynn Las Vegas or (c) any group of Restricted Subsidiaries of Wynn Las Vegas that, taken together, would constitute a Significant Restricted Subsidiary of Wynn Las Vegas;

(12) the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at any Gaming Facility for a period of more than 90 consecutive days; or

(13) if Wynn Las Vegas ever fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Wynn Capital.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to either Issuer, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture, the Intercreditor Agreement and the other Collateral Documents. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any, or Liquidated Damages, if any.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium, if any, or Liquidated Damages, if any, when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, or Liquidated Damages, if any, on, or the principal of, the notes.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the Indenture and the Collateral Documents. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

Remedies upon Default Under the Notes

Under certain circumstances, the trustee may initiate a foreclosure against all or a portion of the Collateral if an Event of Default has occurred and is continuing. A foreclosure against the Collateral will be subject to certain notice and other procedural limitations under Gaming Laws and laws applicable to secured creditors generally, and to the provisions of the Intercreditor Agreement.

Enforcement of Collateral Documents

Generally, if an Event of Default occurs, subject to the provisions of the Intercreditor Agreement, the trustee, acting on behalf of the holders, can enforce its rights and remedies under the Indenture and the Collateral Documents. These remedies include (1) commencing a judicial proceeding to seek monetary judgments against either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Guarantor, (2) foreclosing on and selling the Collateral covered by the Deeds of Trust and perfected Liens on personal property Collateral, and (3) enforcing the assignments of rents and leases. However, legal and procedural restrictions may impair the exercise by the trustee of its rights and remedies. See “—Gaming Law Limitations on Foreclosure,” “—Bankruptcy Limitations on Foreclosure” and “—Real Property Collateral.”

Rights in the Pledged Collateral

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture, the Intercreditor Agreement and the other Collateral Documents, Wynn Las Vegas and each Guarantor will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by that entity and to exercise any voting and other consensual rights pertaining to the Collateral pledged by that entity. Upon the occurrence and during the continuance of an Event of Default and, subject to the terms of the Collateral Documents and the limitations in the Intercreditor Agreement and the exercise by the trustee of its rights under the Collateral Documents and subject to applicable Gaming Laws:

(1) upon receipt by the affected entity of notice from the trustee so stating, all rights of such entity to exercise such voting or other consensual rights will cease, and all such rights shall become vested in the trustee which, to the extent permitted by law, will have the sole right to exercise such rights;

(2) all rights of the entity to receive all cash dividends, interest and other payments made upon, or with respect to, the Collateral will cease and such cash dividends, interest and other payments will be paid to the trustee; and

(3) subject to applicable law, including procedural restraints imposed on sales of collateral by secured creditors generally, the trustee may sell the Collateral or any part thereof in accordance with the terms of the Indenture, the Intercreditor Agreement and the other Collateral Documents.

Nothing contained in this paragraph shall be deemed to restrict the ability of Wynn Las Vegas to make the Restricted Payments permitted to be made during the occurrence of an Event of Default under the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

The trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the trustee under the Collateral Documents, or who may enter into one or more of the Collateral Documents on behalf of the trustee. The initial collateral agent will be Deutsche Bank Trust Company Americas. The same collateral agent may also act on behalf of the lenders under the Credit Agreement and other creditors of Wynn Las Vegas.

Intercreditor Agreement

The Intercreditor Agreement imposes restrictions on the exercise of rights and remedies by the noteholders with respect to the Collateral. See “Intercreditor Agreement.”

Gaming Law Limitations on Granting of Security Interests

The ability of Wynn Las Vegas or any Guarantor to grant security interests in the Collateral is limited by Nevada Gaming Laws. Under Nevada Gaming Laws, none of Wynn Las Vegas or the Guarantors may grant a security interest in (1) the gaming, liquor and other licenses issued to them by the Nevada Gaming Authorities or (2) unless consented to in advance by the Nevada Gaming Authorities, the ownership interests of any person that holds any such license.

Gaming Law Limitations on Foreclosure

The trustee’s ability to foreclose upon the Collateral will be limited by Nevada Gaming Laws. These laws require that persons who own or operate a casino or own or lease gambling equipment or gambling supplies hold a Gaming License. No person can hold a Gaming License in Nevada unless the person is found qualified or suitable by the Nevada Gaming Authorities. During any foreclosure proceeding, the trustee could seek the appointment of a receiver through a petition to the appropriate Nevada state court to take possession of the Collateral. The receiver may be required to obtain the approval of the Nevada Gaming Authorities to continue gaming operations until the foreclosure sale. If the trustee acquired the Collateral in a foreclosure sale, it may contract for the operation of the Collateral by an independent operator who would be required to comply with the licensing requirements and other restrictions imposed by the Nevada Gaming Authorities, pursuant to an arrangement under which the holders of the notes would not share in the profits or losses of gaming operations. In addition, if the trustee acquires and operates the Collateral, the trustee and the holders of the notes will, if they share in the profits and losses, and may, in any event, be required to comply with the licensing requirements under the Nevada Gaming Laws. In any foreclosure sale, licensing requirements under the Nevada Gaming Control Act may limit the number of potential bidders and may delay the sale of the Collateral, either of which could adversely affect the sale price of the Collateral. See “Risk Factors—Risks Related to the Notes—Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the notes, and otherwise collect on any amounts due thereunder,” “—In the event that a bankruptcy court orders the substantive consolidation of us with certain affiliated parties, payments on the notes could be delayed or reduced” and “—Contract rights under agreements serving as collateral for the notes may be rejected in bankruptcy.”

Bankruptcy Limitations on Foreclosure

The right of the trustee to repossess and dispose of Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under those laws were to be commenced by or against Wynn Resorts or any of its Subsidiaries prior to the trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor, such as the trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval.

In addition, the Bankruptcy Code permits a debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of that collateral) even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include, if approved by the bankruptcy court, cash payments or the granting of replacement liens or additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of the collateral and the nature, accessibility or value of any other collateral that may be substituted for it. Also, since the enforcement of the trustee’s security interest in the Collateral consisting of cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the holders may not have any consent rights with respect to the use of those funds by Wynn Resorts or any of its Subsidiaries during the pendency of the proceeding.

In view of these considerations, we cannot predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the Collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral.

Real Property Collateral

Before pursuing any foreclosures or otherwise executing on any of the Collateral, the trustee will need to consider the effect of Nevada law, which requires that where a debt is secured by real property, the debtor may require the creditor to exhaust its real property security before pursuing a judicial proceeding to obtain a monetary judgment against the debtor. If a creditor attempts to collect the indebtedness without first exercising its remedies under its deed of trust, the debtor could defend such action by requiring the creditor to first exhaust its rights under the deed of trust through statutory foreclosure proceedings. If, however, the debtor permitted the creditor to obtain a judgment without first exhausting remedies under the deed of trust, assuming such action was not stayed or dismissed before the entry of a final monetary judgment, then under Nevada law the security interest granted by the deed of trust would be released and discharged. This Nevada law is referred to as the “one action” rule.

Real property pledged as security may be subject to known and unknown environmental risks or liabilities which can adversely affect the property’s value. In addition, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, known as CERCLA, for example, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of or preventing a threatened release of hazardous substances at a mortgaged property. There may be similar risks under state laws or common law theories.

Under CERCLA, a person “who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest” is not a property owner, and thus not a responsible person under CERCLA. Lenders have seldom been held liable under CERCLA. The lenders who have been found liable have generally been found to have been sufficiently involved in the mortgagor’s operations so that they have “participated in the management of the borrower.” CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain “safe harbors” for foreclosing lenders. However, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There is currently no controlling authority on this matter.

The trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the trustee under the Collateral Documents or which are specified in any Collateral Documents.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of either Issuer, any Restricted Subsidiary or any Guarantor, as such, will have any liability for any obligations of either Issuer, any Restricted Subsidiary or any Guarantor under the notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes, all of the obligations of the Guarantors discharged with respect to their Note Guarantees, and all obligations of the Issuers and the Guarantors discharged with respect to the Collateral Documents (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers, the Restricted Subsidiaries of Wynn Las Vegas and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers, Asset Sale Offers and Event of Loss Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon on such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer, any Restricted Subsidiary or any Guarantor is a party or by which either Issuer, any Restricted Subsidiary or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Guarantor is a party or by which any such Person is bound;

(6) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Issuers or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder of notes is an “insider” of either Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(8) the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Collateral Release Mechanics

Under the terms of the Collateral Documents but subject to the provisions of the Intercreditor Agreement, the trustee will determine the circumstances and manner in which the Collateral will be disposed of, including the determination of whether to release all of the Collateral from the security interests created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. The Collateral may be released from the Liens and the security interests created by the Collateral Documents upon the request of the Issuers pursuant to an officers’ certificate certifying that all terms for release and conditions precedent under the Indenture and under any applicable Collateral Document have been met and specifying (1) the identity of the Collateral to be released and (2) the provisions of the Indenture or the applicable Collateral Document which authorize that release.

Subject to the provisions of the Intercreditor Agreement, the trustee will release the Liens in favor of the trustee (at the sole cost and expense of the Issuers) on:

(1) all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (a) in an Asset Sale, Permitted Disposition, Permitted Investment or Restricted Payment in accordance with the Indenture and the Collateral Documents, (b) to an Unrestricted Subsidiary of Wynn Las Vegas in accordance with the Indenture and the Collateral Documents or (c) as expressly permitted by the Collateral Documents;

(2) all Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from the Event of Loss are or will be applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Events of Loss”;

(3) all Collateral (except as provided in the discharge and defeasance provisions of the Indenture) upon Legal Defeasance as described under the caption set forth above under “—Legal Defeasance and Covenant Defeasance” or satisfaction and discharge of the Indenture as described under the caption set forth below under “—Satisfaction and Discharge”;

(4) all Collateral upon the payment in full in cash of all Obligations of the Issuers and the Guarantors under the Indenture, the notes, the Note Guarantees and the Collateral Documents;

(5) except as otherwise provided in the Indenture or the Collateral Documents, Collateral of a Guarantor, whose Note Guarantee is released or terminated pursuant to the terms of the Indenture;

(6) the Released Assets;

(7) Government Transfers consisting of transfers of fee interests in real property;

(8) in connection with any sale, lease or other disposition of any assets in connection with (i) any timeshare, interval ownership or similar development or (ii) any condominium or similar development with respect to the Phase III Project, on any assets or interests in any assets so long as the lenders under the

Credit Agreement concurrently release their security interest in such assets, so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release; and

(9) any Water Rights covered by or relating to any water permits so long as such Water Rights are covered by or related to other water permits owned by Wynn Las Vegas or any of its Restricted Subsidiaries.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the notes, the Note Guarantees or, subject to the terms of the Intercreditor Agreement, the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the notes, the Note Guarantees or, subject to the terms of the Intercreditor Agreement, the Collateral Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Under the Intercreditor Agreement, the agent under the Credit Agreement has the right, subject to certain limited exceptions, to direct the collateral agent to enter into amendments of, or waive defaults under, the Collateral Documents that grant Liens on the Collateral without obtaining the consent of the trustee or the holders of the notes. In addition, the Indenture authorizes the trustee to enter into amendments, restatements and modifications of the Collateral Documents from time to time in connection with the grant of any Permitted Liens; provided, however, that any such amended, restated or modified Collateral Documents contain terms no less favorable to the trustee or the noteholders than the terms contained in the Collateral Documents being amended, restated or modified (except as expressly provided for in the Indenture); provided, further, that any such amendment, restatement or modification does not otherwise adversely affect the rights or remedies of the trustee or the noteholders in any material respect (except as expressly provided for in the Indenture). At any time when at least $100.0 million of Indebtedness remains outstanding under the Credit Agreement, the agent under the Credit Agreement will also have the right to amend the Intercreditor Agreement without the consent of the trustee or the holders of the notes, so long as such amendment only affects the subordination provisions in respect of any junior Indebtedness but does not affect the provisions governing the relationship between the lenders under the Credit Agreement and the holders of the notes. See “Intercreditor Agreement.”

Without the consent of each holder of notes affected or, in the case of clauses (8), (9) and (10) below only, without the consent of the holders of at least 95% in the aggregate principal amount of the notes then outstanding, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, premium, or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest, premium or Liquidated Damages, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release all or substantially all of the Collateral or any Material Project Assets from the Collateral, in each case, except in accordance with the provisions of the Collateral Documents;

(9) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture if the assets or properties of that Guarantor (a) constitute all or substantially all of the Collateral or (b) include Material Project Assets, except in accordance with the terms of the Indenture;

(10) amend the provisions of the Indenture described above under the caption “—Security—Release of Collateral;” or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Restricted Subsidiaries, the Guarantors and the trustee may amend or supplement the Indenture, the notes or the Note Guarantees or, subject to the terms of the Intercreditor Agreement, the Collateral Documents:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of either Issuers’ or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Wynn Las Vegas’ or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

(7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes; or

(8) enter into additional or supplemental Collateral Documents or Guarantees or an intercreditor agreement with respect thereto.

Satisfaction and Discharge

The Indenture and the Collateral Documents will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation will become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by the Issuers under the Indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of either Issuer or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his/her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Collateral Documents generally provide for the application of the internal laws of the State of New York, except to the extent that (1) the laws of Nevada are mandatory or (2) the validity or perfection of security interests in respect of certain items of Collateral (such as real property) is governed by the laws of the jurisdiction where that collateral is located. The Indenture, the notes, any Guarantees of the notes and the Collateral Documents provide, with certain exceptions, for the application of the internal laws of the State of New York. There is no certainty regarding whether New York or Nevada law would be applied by any court with respect to the enforcement of remedies under the notes, the Indenture, any Guarantees of the notes or the Collateral Documents.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Wynn Las Vegas, LLC, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109, Attention: Legal Department.

Book-Entry, Delivery and Form

The new notes will be issued in the form of one or more notes in global form (the “Global Notes”). The new notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee (such nominee being referred to as the “Global Note Holder”), in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for new notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;

(2) the Issuers, at their option, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTALSM Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Access Easement Agreement” means that certain Access Easement Agreement, dated as of the date of the Indenture, by and between Wynn Golf and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Additional Entertainment Facility” means a showroom or entertainment facility adjoining the Wynn Las Vegas hotel and casino resort on the Project Site other than the Entertainment Facility.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Agreements” means:

(1) the Management Agreement,

(2) the Project Lease and Easement Agreements,

(3) the Art Rental and Licensing Agreement,

(4) the Wynn Design Agreement, and

(5) the Wynn IP Agreement,

in each case as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenants described above under the captions “—Certain Covenants—Transactions with Affiliates” and “—Certain Covenant—Amendments to Certain Agreements.”

“Aircraft” means that certain 1999 Boeing 737-79U Business Jet aircraft bearing manufacturer’s serial number 29441 and United States Federal Aviation Administration Number N88WZ, together with engines attached thereto, owned by a trust of which World Travel, LLC is the beneficial interest holder.

“Aircraft Assets” means (1) the Aircraft, together with the products and proceeds thereof, and (2) the Aircraft Note.

“Aircraft Note” means that certain promissory note, dated as of October 30, 2002, issued by World Travel, LLC in favor of Wynn Las Vegas in an aggregate principal amount of $38.0 million.

“Allocable Overhead” means, at any time with respect to each Qualifying Project, an amount equal to (1) the amount of reasonable corporate or other organizational overhead expenses of, and actually incurred by, Wynn Resorts and its Subsidiaries (other than the Issuers) calculated in good faith on a consolidated basis, after the elimination of intercompany transactions, in accordance with GAAP, divided by (2) the number of Qualifying Projects. However, amounts allocated to any Qualifying Project shall be prorated based on the period within such period that such Qualifying Project was in operation or financing therefor was obtained. With respect to any amounts payable pursuant to the Affiliate Agreements or any agreements entered into by and among Wynn Resorts, any of its Subsidiaries and/or any of their respective Affiliates, any payment in respect of Allocable Overhead shall not include any fee, profit or similar component and shall represent only the payment or reimbursement of actual costs and expenses. The amount of Allocable Overhead payable during any 12-month period shall not exceed 2% of Net Revenues of Wynn Las Vegas and its Restricted Subsidiaries for such period of four full consecutive fiscal quarters.

“Art Rental and Licensing Agreement” means the Third Amended and Restated Art Rental and Licensing Agreement, dated as of August 6, 2004, by and between Stephen A. Wynn and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Aruze Corp.” means Aruze Corp., a Japanese public corporation.

“Aruze USA” means Aruze USA, Inc., a Nevada corporation.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets; and

(2) the issuance of Equity Interests by Wynn Capital or any of the Restricted Subsidiaries or the sale of Equity Interests in Wynn Capital or any of the Restricted Subsidiaries.

Notwithstanding the above, the sale, conveyance or other disposition of all or substantially all of the assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant.

In addition, none of the following items will be deemed to be an Asset Sale (except for purposes of the definition of “Consolidated Cash Flow”) (such items, “Permitted Dispositions”):

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million;

(2) the sale, lease, conveyance or other disposition of any assets:

(a) to Wynn Las Vegas and/or its Restricted Subsidiaries, or

(b) by (i) any Restricted Subsidiary that is not a Guarantor to (ii) any Restricted Subsidiary that is a Guarantor.

(3) an issuance of Equity Interests by Wynn Las Vegas or any of the Restricted Subsidiaries to Wynn Las Vegas or any of its Restricted Subsidiaries;

(4) the sale, lease or exchange of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the disposition of obsolete, damaged or worn-out property that is no longer necessary for the conduct of the business of Wynn Las Vegas or any of the Restricted Subsidiaries;

(6) the sale or other disposition of cash or Cash Equivalents;

(7) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(8) like-kind exchanges of personal property if the Fair Market Value of the personal property transferred by Wynn Las Vegas or any of the Restricted Subsidiaries in such exchanges does not exceed $20.0 million in the aggregate in any calendar year;

(9) a dedication of space within the Projects as necessary for the development of the Projects and as permitted by the Collateral Documents;

(10) licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas or any of the Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(11) the transfer or sale or disposition of any Released Assets or Aircraft Assets; provided that any revenues in excess of $10.0 million (in the aggregate) generated by sales, leases or other dispositions of any assets in connection with (i) any timeshare, interval ownership or similar development or (ii) any condominium or similar development with respect to the Phase III Project, shall constitute Asset Sales and shall be disposed of in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(12) a transfer of assets between or among Wynn Las Vegas and the Restricted Subsidiaries pursuant to any Affiliate Agreement;

(13) the granting, creation or existence of a Permitted Lien and dispositions of assets pursuant to an exercise of remedies, including by way of foreclosure, against the underlying assets subject to such Permitted Liens, under circumstances not otherwise resulting in Defaults or Events of Default, so long as the net proceeds, if any, of any such disposition received by Wynn Las Vegas or any of its Restricted Subsidiaries shall be treated as if they were Net Proceeds of an Asset Sale and applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(14) Government Transfers or Permitted Liens of the type described in clause (12) of the definition of “Permitted Liens,” so long as the net proceeds, if any, of any such disposition received by Wynn Las Vegas or any of the Restricted Subsidiaries in respect thereof shall be treated as if they were Net Proceeds of an Asset Sale and applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; and

(15) transfers, leases or other dispositions of the Koval Land or any portion of or interest in the Koval Land.

Notwithstanding the foregoing, any sale of assets which requires a mandatory prepayment of amounts outstanding (or the mandatory reduction of commitments thereunder) under the Credit Agreement shall constitute an Asset Sale for purposes of the Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing members or managers thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests (whether general or limited); and

(4) any other interests or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(7) to the extent not permitted in clauses (1) through (6) of this definition, Permitted Securities; and

(8) to the extent not included in clauses (1) through (7) of this definition, funds managed or offered by the Trustee that invest exclusively in the securities and instruments described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Principal or a Related Party of the Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of either Issuer or any successor thereto;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that:

(a) any “person” (as defined in clause (1) above), other than the Principal and any of his Related Parties becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests;

(b) any “person” (as defined in clause (1) above) (other than Kazuo Okada, Aruze USA and Aruze Corp., so long as (i) the Stockholders Agreement, as in effect on the date of the Indenture, remains in full force and effect, (ii) a majority of the Board of Directors of Wynn Resorts is constituted of Persons named on any slate of directors chosen by the Principal and Aruze USA pursuant to the Stockholders Agreement, as in effect on the date of the Indenture, and (iii) Kazuo Okada and his Related Parties either (A) “control” (as that term is used in Rule 405 under the Securities Act) Aruze Corp. and Aruze USA or (B) otherwise remain the direct or indirect Beneficial Owners of the Voting Stock of Wynn Resorts held by Aruze Corp.) becomes the Beneficial Owner, directly or indirectly, of a greater percentage of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests, than is at that time Beneficially Owned by the Principal and his Related Parties as a group;

(c) prior to the earlier of (i) the Phase II Opening Date or (ii) December 31, 2007, the Principal and his Related Parties as a group own less than 80% of the outstanding Voting Stock of Wynn Resorts owned by such group as of the date of the Indenture; or

(d) prior to the earlier of (i) the Phase II Opening Date or (ii) December 31, 2007, the Principal and his Related Parties as a group own less than 10% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests;

(4) the first day before the earlier of (i) the Phase II Opening Date or (ii) December 31, 2007, on which the Principal does not act as either the chairman of the Board of Directors or the chief executive officer of Wynn Resorts, other than (A) as a result of death or disability or (B) if the Board of Directors of Wynn Resorts, exercising their fiduciary duties in good faith, removes or fails to re-appoint the Principal as chairman of the Board of Directors or chief executive officer of Wynn Resorts;

(5) the first day on which a majority of the members of the Board of Directors of Wynn Resorts or Wynn Capital are not Continuing Directors;

(6) the first day on which Wynn Resorts ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of Wynn Las Vegas; or

(7) Wynn Resorts consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Wynn Resorts, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Wynn Resorts is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Wynn Resorts outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

Notwithstanding the above, a Change of Control will not occur solely by reason of a Permitted C-Corp. Conversion.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the notes.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets, owned on the date of the Indenture or thereafter acquired, of either Issuer, any Guarantor, any Restricted Subsidiary or any other Person, to the extent such assets are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Indenture or the Collateral Documents to the trustee, including the Primary Note Collateral, together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

“Collateral Documents” means:

(1) the Completion Guarantee,

(2) the Deeds of Trust,

(3) the Disbursement Agreement,

(4) the Security Agreements,

(5) the Intercreditor Agreement,

(6) the Disbursement Collateral Account Agreement,

(7) the Completion Guaranty Collateral Account Agreement,

(8) the Local Bank Collateral Account Agreement,

(9) the Control Agreements,

(10) the Management Fees Subordination Agreement, and

(11) instruments, documents, pledges or filings that create, evidence, perfect, set forth, consent to, acknowledge or limit the security interest of the trustee in the Collateral, in each case, as amended, modified or otherwise supplemented from time to time in accordance with their respective terms and with the Indenture and the Collateral Documents.

“Collateral Release Period” means any period of the time while the notes remain outstanding during which the Holders’ security interest in all of the Collateral is released in accordance with the conditions described above under the caption “—Security—Release of Collateral.”

“Completion Guarantee” means the Completion Guarantee, dated as of the date of the Indenture, by the Completion Guarantor in favor of the trustee and the agent under the Credit Agreement.

“Completion Guarantee Release Date” means the date on which the Completion Guarantee Release Conditions are satisfied.

“Completion Guarantee Release Conditions” has the meaning given the term “Completion Guaranty Release Conditions” in the Disbursement Agreement.

“Completion Guarantor” means Wynn Completion Guarantor, LLC, a Nevada limited liability company.

“Completion Guaranty Collateral Account Agreement” means the Completion Guaranty Collateral Account Agreement, dated as of the date of the Indenture, among the Completion Guarantor, the securities intermediary named therein and the collateral agent, as amended, modified or otherwise supplemented from time to time in accordance with its terms and with the Indenture and the Collateral Documents.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) any pre-opening expenses, to the extent such pre-opening expenses were deducted in calculating Consolidated Net Income on a consolidated basis; plus

(6) non-cash items reducing Consolidated Net Income for such period; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Wynn Las Vegas will be added to Consolidated Net Income to compute Consolidated Cash Flow of Wynn Las Vegas only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to Wynn Las Vegas by such Restricted Subsidiary without prior governmental approval that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its equity holders.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the consolidated net income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income tax expense or the Tax Amount (whether or not paid during such period), (b) consolidated interest expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of Wynn Las Vegas, the loans and letters of credit under the Credit Agreement), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and (e) any extraordinary expenses or losses (and, whether or not otherwise includable as separate items in the statement of such consolidated net income for such period, non-cash losses on sales of assets outside of the ordinary course of business and pre-opening expenses related to (i) the initial opening of the Phase II Project (such pre-opening expenses to be no greater than that set forth in the Phase II Project Budget) and (ii) the opening of the Entertainment Facility (such pre-opening expenses in the aggregate to be no greater than $5.0 million)) and minus, to the extent included in the statement of such consolidated net income for such period, the sum of (a) interest income (except to the extent deducted in determining consolidated interest expense) and (b) any extraordinary income or gains (and, whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of Wynn Las Vegas and its Subsidiaries for such period.

“Consolidated Member” means a Person that joins (or would join upon the consummation of a Permitted C-Corp. Conversion) in the filing of a consolidated, combined or unitary tax return for United States federal, state or local income or franchise tax purposes with Wynn Resorts, Limited, which Person is Wynn Las Vegas, the Completion Guarantor, or any of their respective Subsidiaries.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP. For purposes of determining Consolidated Net Income:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of such Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders;

(3) the Net Income (loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(4) the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity.

“Consolidated Total Debt” means at any date, the aggregate principal amount of all Indebtedness of Wynn Las Vegas and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, with respect to any Person, any member of the Board of Directors of such Person who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control Agreements” mean (1) the Control Agreement, dated as of the date of the Indenture, among Wynn Show Performers, the securities intermediary named therein and the collateral agent, (2) the Control Agreement, dated as of the date of the Indenture, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent, and (3) the Control Agreement, dated as of the date of the Indenture, among Wynn Las Vegas Jet, LLC, the securities intermediary named therein and the collateral agent, each as amended, modified or otherwise supplemented from time to time in accordance with its terms, the Indenture and the other Collateral Documents.

“Credit Agreement” means that certain Credit Agreement, dated as of the date of the Indenture, by and among Wynn Las Vegas, the lenders party thereto, and Deutsche Bank Trust Company Americas, as sole administrative agent, Deutsche Bank Securities Inc., as joint advisor, joint book-running manager and joint lead arranger, Banc of America Securities LLC, as joint advisor, joint-book running manager and joint lead arranger, Bank of America, N.A. as sole syndication agent, Bear Stearns Corporate Lending, Inc., as joint documentation agent, Bear, Stearns & Co. Inc., a joint book-running manager and arranger, JPMorgan Chase Bank, N.A., as joint documentation agent, J.P. Morgan Securities Inc., as joint-book running manager and arranger, SG Americas Securities, LLC, as arranger and joint book-running manager, and Société Générale, as joint book-running manager and arranger, providing for revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (whether with the same or different lenders or holders, including by means of sales of debt securities to institutional investors) from time to time.

“Dealership Lease Agreement” means the Dealership Lease Agreement, dated as of January 13, 2005, between Wynn Las Vegas, as lessor, and PW Automotive, LLC, as lessee, with respect to the lease of space at the Phase I Project for the development and operation of a Ferrari and Maserati automobile dealership, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Deeds of Trust” means the deeds of trust entered into by the Issuers and the Guarantors, from time to time for the benefit of the collateral agent, as agent for (1) the administrative agent for the lenders under the Credit Agreement and (2) the trustee on behalf of the noteholders in accordance with the provisions of the Indenture and the Collateral Documents.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disbursement Agent” means Deutsche Bank Trust Company Americas, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity pursuant to the Disbursement Agreement.

“Disbursement Agreement” means the Master Disbursement Agreement, dated as of the date of the Indenture, among Wynn Las Vegas, the trustee, a representative of the lenders under the Credit Agreement, and the Disbursement Agent in connection with the Projects, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

“Disbursement Collateral Account Agreement” means the Disbursement Collateral Account Agreement, dated as of the date of the Indenture, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent, as amended, modified or otherwise supplemented from time to time in accordance with its terms, the Indenture and the other Collateral Documents.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Wynn Las Vegas to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Wynn Las Vegas may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments” and (2) any Capital Stock will not constitute Disqualified Stock solely because it is required to be redeemed under applicable Gaming Laws. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Wynn Las Vegas and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Wynn Las Vegas that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Wynn Las Vegas.

“Entertainment Facility” means a showroom or entertainment facility adjoining the Wynn Las Vegas hotel and casino resort on the Project Site and connected directly to such hotel, which, as of the date of Indenture, was expect to feature the musical, “Avenue Q.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), whether in respect of a single event or a series of related events, any of the following:

(1) any loss, destruction or damage of such property or asset;

(2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(3) any settlement in lieu of clause (2) above.

“Existing Indebtedness” means Indebtedness of Wynn Las Vegas or its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture until such amounts are repaid or redeemed.

“Existing Stockholders” means Stephen A. Wynn, Aruze, USA, Inc. and Baron Asset Fund.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (1) an appropriate officer of Wynn Las Vegas, in the case of any value equal to or less than $10.0 million or (2) the Board of Directors of Wynn Capital, in the event of any value greater than $10.0 million (in each case, unless otherwise provided in the Indenture). With respect to any Affiliate Transactions, the Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Wynn Las Vegas (other than Disqualified Stock) or to Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or a limited liability company, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether on the date of the Indenture or thereafter in existence, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate the sale or distribution of liquor or any gaming operation (or proposed gaming operation) owned, managed or operated by Wynn Las Vegas or any of the Restricted Subsidiaries.

“Gaming Facility” means any building or other structure used or expected to be used to enclose space in which a gaming operation is conducted and (1) is wholly or partially owned, directly or indirectly, by Wynn Las Vegas or any Restricted Subsidiary or (2) any portion or aspect of which is managed or used, or expected to be managed or used, by Wynn Las Vegas or any Restricted Subsidiary.

“Gaming Law” means the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which Wynn Las Vegas or any of the Restricted Subsidiaries is, or may be at any time after the date of the Indenture, subject.

“Gaming License” means any license, permit, franchise or other authorization from any Gaming Authority necessary on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Wynn Las Vegas or any of its Restricted Subsidiaries.

“Golf Course” means the 18-hole championship golf course located on the Golf Course Land.

“Golf Course Land” means that portion of the Project Site described in an exhibit to the Disbursement Agreement designated as the Golf Course Land (both the fee interest and leasehold interest estates) in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto, other than, for purposes of the covenant described above under the caption “—Certain Covenants—Limitation on Development of Golf Course Land,” homesites adjacent thereto to be used to construct a residence for Stephen A. Wynn.

“Golf Course Lease” means the Golf Course Lease, dated as of the date of the Indenture, between Wynn Golf, as lessor, and Wynn Las Vegas, as lessee, with respect to the lease of land on the Golf Course, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America; which, in either case, are not callable or redeemable at the option of the issuer thereof, and will include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Government Transfers” means:

(1) any seizures, condemnations, confiscations or takings by the power of eminent domain or other similar mandatory actions, in each case by a governmental authority against real property held by Wynn Las Vegas or any of the Restricted Subsidiaries, or

(2) any transfers of interests in real property held by Wynn Las Vegas or any of the Restricted Subsidiaries to any State of Nevada, Clark County or local governmental authority consisting of easements, rights-of-way, dedications, exchanges or swaps or other similar transfers undertaken in furtherance of the development, construction or operation of the Projects, so long as such transfers, individually and in the aggregate, do not materially interfere with the ordinary course of business or the assets or operations of Wynn Las Vegas or any of the Restricted Subsidiaries, or materially detract from the value of the real property subject thereto.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of:

(1) the Restricted Subsidiaries that are Domestic Subsidiaries, other than Immaterial Subsidiaries, and

(2) any other Person that provides a Guarantee by executing a supplemental indenture in accordance with the provisions of the Indenture,

and, except to the extent the applicable Note Guarantee is released in accordance with the caption “—Note Guarantees—Release of Guarantees,” their respective successors and assigns (other than the Issuers). A Person shall cease to be a Guarantor following the release of its Note Guarantee as described above under the caption “—Note Guarantees—Release of Guarantees.”

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates and/or commodity prices.

“Holder” or “holder” means any registered holder, from time to time, of the notes. Only registered holders will have any rights under the Indenture.

“Home Site Land” means a tract of land (not to exceed 20 acres) located on the Golf Course Land where residential and non-gaming related developments may be built, after the release of the trustee’s Liens (for the benefit of the holders) thereon in accordance with the covenant described above under the caption “—Security—Release of Portions of the Golf Course Land.”

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $500,000 and whose total revenues for the most recent 12-month period do not exceed $500,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Wynn Las Vegas.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

(3) in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

(4) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of:

(a) the face amount of such Indebtedness (plus, in the case of any letter of credit or similar instrument, the amount of any reimbursement obligations in respect thereof), and

(b) the Fair Market Value of the asset(s) subject to such Lien.

Notwithstanding anything contained in the Indenture to the contrary, any obligation of the Issuers or the Restricted Subsidiaries incurred in the ordinary course of business in respect of casino chips or similar instruments shall not constitute “Indebtedness” for any purpose under the Indenture.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date of the Indenture, among the trustee, the administrative agent under the Credit Agreement, the collateral agent and the other parties thereto from time to time, as such agreement may be amended, modified, restated or supplemented in accordance with the terms of the Indenture.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding advances made to customers in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Wynn Las Vegas such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Wynn Las Vegas, Wynn Las Vegas will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Wynn Las Vegas’ Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas of a Person that holds an Investment in a third Person will be deemed to be an Investment by Wynn Las Vegas or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issuers” means Wynn Las Vegas and Wynn Capital.

“Koval Land” means the approximately 18 acres of land located across from the Projects on Koval Lane and Sands Avenue which, as of the date of this offering of notes, is used for employee parking and other ancillary uses.

“Lien” means, with respect to any asset, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, (ii) any lease in the nature thereof, or (iii) any agreement to deliver a security interest in any asset. Notwithstanding the foregoing, the trust established and maintained for the sole purpose of holding title to the Aircraft and which a Restricted Subsidiary of Wynn Las Vegas is the sole beneficiary thereof shall not be considered a Lien for purposes of the Indenture.

“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.

“Local Bank Collateral Account Agreement” means the Local Bank Collateral Account Agreement, dated as of the date of the Indenture, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent, as amended, modified or otherwise supplemented from time to time in accordance with its terms, the Indenture and the other Collateral Documents.

“Macau Project” means the gaming and/or hotel project in Macau contemplated by the Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region of the People’s Republic of China, dated June 24, 2002, between the Macau Special Administrative Region of the People’s Republic of China and Wynn Resorts (Macau), S.A.

“Management Agreement” means the Management Agreement, dated as of the date of the Indenture, among Wynn Resorts, as manager, the Issuers and the Restricted Subsidiaries, as amended, modified or supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Management Fees” means any fees payable pursuant to the Management Agreement, in an aggregate amount not to exceed, during any 12-month period, 1.5% of Net Revenues of Wynn Las Vegas and its Restricted Subsidiaries for the period of four full consecutive fiscal quarters of Wynn Las Vegas most recently ended prior to the commencement of such 12-month period.

“Management Fees Subordination Agreement” means the Management Fees Subordination Agreement, dated as of the date of the Indenture, by and among Wynn Resorts, the Issuers, the administrative agent under the Credit Agreement and the trustee.

“Material Project Assets” means assets that are necessary to the development, construction or operation of the Phase I Project in accordance with the Phase I Plans and Specifications; provided, however, that in no event shall (1) Released Assets or (2) assets with a Fair Market Value less than $100.0 million be considered Material Project Assets.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by Moody’s will be deemed to be a reference to the corresponding rating by any such successor.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP (and reduced by any provision in respect of the Tax Amount attributable to such net income) and before any reduction in respect of preferred equity dividends, giving effect to, without duplication, any amounts paid or distributed by Wynn Las Vegas or any of its Restricted Subsidiaries as Allocable Overhead if and to the same extent that such amounts would have been included in the calculation of net income if incurred by Wynn Las Vegas directly, excluding (to the extent previously taken into account in computing net income), however:

(1) any gain (or loss), together with any related provision for the Tax Amount on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for the Tax Amount on such extraordinary gain (or loss).

“Net Loss Proceeds” means the aggregate cash proceeds received by Wynn Las Vegas or any of the Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of:

(1) the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof),

(2) amounts required to be and actually applied to the repayment of Indebtedness (other than Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees) permitted under the Indenture that is secured by a Permitted Lien on the asset or assets that were the subject of such Event of Loss that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreement as to the relative ranking of security interests, and

(3) any taxes or Tax Amount paid or payable as a result of the receipt of such cash proceeds.

“Net Proceeds” means the aggregate cash proceeds received by Wynn Las Vegas or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale and the provision for taxes and the Tax Amount paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(2) amounts, if any, required to be, and in fact, applied to the prepayment of Indebtedness permitted under the Indenture (other than Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees) secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreement as to the relative ranking of security interests, and

(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Revenues” means, for any period, the net revenues of Wynn Las Vegas and its Restricted Subsidiaries, as set forth on Wynn Las Vegas’ income statement for the relevant period under the line item “net revenues,” calculated in accordance with GAAP and with Regulation S-X under the Securities Act and in a manner consistent with that customarily utilized in the gaming industry.

“Nevada Gaming Control Act” means Chapter 463 of the Nevada Revised Statutes.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Wynn Las Vegas nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is an obligor with respect to such Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, other than the Completion Guarantor) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Wynn Las Vegas or any of its Restricted Subsidiaries (other than the stock of an Unrestricted Subsidiary pledged by Wynn Las Vegas of one of its Restricted Subsidiaries to secure Indebtedness of the Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee, by each Guarantor of the Issuers’ obligations under the Indenture and the notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any debtor under such documentation, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“Pari Passu Debt” means any Indebtedness, other than Indebtedness incurred under the Credit Agreement, that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets or Events of Loss.

“Pass Through Entity” means any of (1) a grantor trust for United States federal or state income tax purposes or (2) an entity treated as a partnership or a disregarded entity for United States federal or state income tax purposes.

“Payment and Performance Bond” means any payment and performance bond delivered under any contract or subcontract in favor of Wynn Las Vegas (or any contractor), the agent for the lenders under the Credit Agreement and the trustee supporting the contractor’s or subcontractor’s obligations under any such contract or subcontract.

“Permitted Business” means:

(1) the gaming business;

(2) all businesses whether or not licensed by a Gaming Authority which are necessary for, incident to, useful to, arising out of, supportive of or connected to the development, ownership or operation of a Gaming Facility;

(3) any development, construction, ownership or operation of lodging (including (i) any timeshare, interval ownership or similar development or (ii) any condominium or similar development with respect to the Phase III Project), retail and restaurant or convention facilities, sports or entertainment facilities, golf facilities, art gallery facilities, food and beverage distribution operations, transportation services (including operation and chartering of the Aircraft), sales, leasing and repair of automobiles, parking services, or other activities related to the foregoing;

(4) any business (including any related and legally permissible internet business) that is a reasonable extension, development or expansion of any of the foregoing; and

(5) the ownership by a Person of Capital Stock in its direct Wholly Owned Subsidiaries.

“Permitted C-Corp. Conversion” means a transaction resulting in Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries becoming a subchapter “C” corporation under the Code, so long as, in connection with such transaction:

(1) the subchapter “C” corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the Beneficial Owners of the Equity Interests of the subchapter “C” corporation shall be the same, and shall be in the same percentages, as the Beneficial Owners of Equity Interests of the applicable entity immediately prior to such transaction;

(2) the subchapter “C” corporation resulting from such transaction assumes in writing all of the obligations, if any, of the applicable entity under (a) the Indenture, the notes, the Note Guarantees by the Guarantors and the Collateral Documents and (b) all other documents and instruments to which such Person is a party (other than, in the case of clause (a) only, any documents and instruments that, individually or in the aggregate, are not material to the subchapter “C” corporation);

(3) the subchapter “C” corporation resulting from such transaction complies with the covenant described above under the caption “—Certain Covenants—Additional Collateral; Formation or Acquisition of Restricted Subsidiaries; Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion”;

(4) the trustee is given not less than 45 days’ advance written notice of such transaction and evidence satisfactory to the trustee (including, without limitation, title insurance and a satisfactory opinion of counsel) regarding the maintenance of the perfection and priority of liens granted, or intended to be granted, in favor of the trustee in the Collateral following such transaction;

(5) such transaction would not cause or result in a Default or an Event of Default;

(6) such transaction does not result in the loss or suspension or material impairment of any Gaming License unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(7) such transaction does not require any holder or Beneficial Owner of the notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction;

(8) Wynn Las Vegas shall have delivered to the trustee an opinion of counsel of national repute in the United States reasonably acceptable to the trustee confirming that neither Issuer, nor any Restricted Subsidiary, nor any Guarantor nor any of the Holders will recognize income, gain or loss for United States federal or state income tax purposes as a result of such Permitted C-Corp. Conversion; and

(9) Wynn Las Vegas shall have delivered to the trustee a certificate of the chief financial officer of Wynn Las Vegas confirming that the conditions in clauses (1) through (8) have been satisfied.

“Permitted Investments” means:

(1) any Investment by any entity in Wynn Las Vegas or in a Wholly Owned Restricted Subsidiary of Wynn Las Vegas;

(2) any Investment in Cash Equivalents;

(3) any Investment by Wynn Las Vegas or any Restricted Subsidiary in a Person that is engaged in a Permitted Business and that is evidenced by Capital Stock or intercompany notes that are pledged to the trustee as Primary Note Collateral, if as a result of such Investment:

(a) such Person becomes a Wholly Owned Restricted Subsidiary of Wynn Las Vegas; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas, and such Investment complies with the provisions of the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets,” if applicable;

(4) any Investment made as a result of the receipt of non-cash consideration from (i) a Permitted Disposition or (ii) an Asset Sale or an Event of Loss of the type contemplated by clause (3) of the definition of “Event of Loss” that was made pursuant to and in compliance with the covenant described above under the captions “—Repurchase at the Option of Holders—Asset Sales” or “—Events of Loss”;

(5) any Investment solely in exchange for Equity Interests (other than Disqualified Stock) of Wynn Resorts;

(6) to the extent constituting an Investment, any extensions of trade credit in the ordinary course of business and Investments received in compromise or settlement of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) any Investment in Hedging Obligations;

(8) to the extent constituting an Investment, licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(9) to the extent constituting an Investment, repurchases of the notes;

(10) an Investment in the form of a loan by Wynn Las Vegas to (a) Wynn Group Asia, Inc., (b) to Wynn Resorts for purposes of an investment in Wynn Group Asia, Inc., or (c) directly to Wynn Resorts (Macau), S.A., in each case, on or before August 30, 2005, in an amount not to exceed $122,000,000, which loan shall be pledged as Collateral to secure (i) the Indebtedness outstanding under the Credit Agreement and (ii) the notes (except in the case of a direct loan to Wynn Resorts (Macau), S.A., for which no such pledge will be required);

(11) Investments held by a Person in a third Person at the time such Person is acquired by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas; provided that such Investments were not acquired in contemplation of such acquisition by Wynn Las Vegas or such Restricted Subsidiary;

(12) loans or advances to employees of Wynn Las Vegas or its Restricted Subsidiaries (other than the Principal) made in the ordinary course of business not exceeding $5.0 million in the aggregate outstanding at any time;

(13) to the extent constituting Investments, payroll, travel and similar advances to cover matters that at the time of such advances are expected to ultimately be treated as expenses for accounting purposes and that are made in the ordinary course of business; and

(14) the assignment of gaming debts evidenced by a credit instrument, including what are commonly referred to as “markers,” to an Affiliate of Wynn Las Vegas for the purpose of collecting amounts outstanding under such gaming debts or “markers” due to Wynn Las Vegas thereunder; provided, however, that any Affiliate receiving any such assignment enters into a binding agreement to pay all amounts so collected back to Wynn Las Vegas within 30 days of receipt of payment of such collected amounts; provided, further, that any such Affiliate is not, at the time of any such assignment, in default of its obligations under any such binding agreement previously delivered with respect to any such assignment.

“Permitted Junior Debt” means any secured Indebtedness, which is either subordinated in right of payment to the notes or is secured by Liens with a lower priority than the Liens securing the notes, with respect to which the agent, trustee or other representatives of the lenders or the holders of such Indebtedness shall have become a party to the Intercreditor Agreement and which shall be subject to restrictions and the terms applicable to the holders of “junior debt” (as such term is defined in the Intercreditor Agreement).

“Permitted Liens” means:

(1) Liens on property of a Person existing at the time such Person is merged into or consolidated with Wynn Las Vegas or any of the Restricted Subsidiaries, provided such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Wynn Las Vegas or any of the Restricted Subsidiaries;

(2) Liens in favor of Wynn Las Vegas or any of the Restricted Subsidiaries, provided if any such Liens are on any or all of the Collateral, such Liens are either:

(a) collaterally assigned to the collateral agent for the benefit of the trustee and the holders of the notes, or

(b) contractually subordinated to the security interests in favor of the collateral agent for the benefit of the trustee for the benefit of the holders of the notes securing the obligations under the notes, the Note Guarantees and the Credit Agreement;

(3) Liens on property existing at the time of acquisition thereof by Wynn Las Vegas or any of the Restricted Subsidiaries (other than materials or supplies acquired in connection with developing, constructing, expanding or equipping of the Projects), provided such Liens were in existence prior to the contemplation of such acquisition;

(4) Liens existing on the date of the Indenture and disclosed in the title commitment for the Deeds of Trust relating to the Projects or in the applicable schedule(s) to the Credit Agreement, as in effect on the date of the Indenture;

(5) Liens to secure performance of statutory obligations of, or obligations to, landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like obligations arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 30 days or which are being contested in good faith by an appropriate process of law, so long as a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor;

(6) any Liens permitted under the Disbursement Agreement;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, so long as any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8) Liens on the Collateral created by the Indenture and the Collateral Documents securing the Indebtedness and other Obligations under the Indenture and the Collateral Documents, including the new notes; provided, however, that this clause (8) shall not be deemed to permit the extension of the liens on the Collateral created by the Indenture and the Collateral Documents with respect to any Indebtedness incurred after the date of the Indenture as the result of the issuance of additional notes under the Indenture in compliance with the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(9) Liens on the Collateral securing up to $1.0 billion of Indebtedness and other Obligations under the Credit Agreement that were permitted by the terms of the Indenture to be incurred;

(10) Liens on property or assets to secure Indebtedness permitted by clause (7) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” provided, however, that so long as such Indebtedness is not incurred under the Credit Agreement or through the issuance of additional notes under the Indenture, such Liens do not at any time encumber any assets or property other than the assets or property financed by such Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto; provided, further, to the extent that the Indebtedness permitted by clause (7) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” is incurred under the Credit Agreement or through the issuance of additional notes under the Indenture and the property or assets acquired with such Indebtedness becomes part of the Collateral, such Indebtedness may be secured by the Collateral;

(11) Liens, pledges or deposits to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, appeal bonds and other obligations of like nature, in each case, in the ordinary course of business, and lease obligations or nondelinquent obligations under workers’ compensation, unemployment insurance or similar legislation;

(12) without duplication, (i) Government Transfers, and (ii) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of Wynn Las Vegas or any of the Restricted Subsidiaries incurred in connection with a Permitted Business;

(13) Liens on Equity Interests in Unrestricted Subsidiaries of Wynn Las Vegas but only to the extent that the recourse of the lender on any Indebtedness which such Lien secures is limited to such Equity Interests;

(14) Liens on assets or property of Wynn Las Vegas or any of the Restricted Subsidiaries arising by reason of any attachment or judgment not constituting an Event of Default under the Indenture, so long as:

(a) such Liens are being contested in good faith by appropriate proceedings, and

(b) such Liens are adequately bonded or adequate reserves have been established on the books of the applicable Person in accordance with GAAP;

(15) to the extent constituting Liens, ground leases and subleases in respect of the real property owned or leased by Wynn Las Vegas or any of the Restricted Subsidiaries, to the extent that such ground leases and subleases are permitted under the Indenture and the Collateral Documents and any leasehold mortgage on the lessee’s leasehold interest in the underlying real property in favor of any party financing the lessee under any such lease or sublease, so long as:

(a) neither Issuer nor any of the Restricted Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing, and

(b) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the applicable mortgage securing the notes, or a Note Guarantee, as the case may be;

(16) Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by Wynn Las Vegas or any of the Restricted Subsidiaries, so long as any such financing statement does not cover any property other than the property subject to such lease and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(17) Liens securing Permitted Refinancing Indebtedness incurred in accordance with the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” so long as:

(a) the Indebtedness being refinanced by such Permitted Refinancing Indebtedness was secured by a Lien of equivalent or lesser priority, and

(b) such Liens do not at any time encumber any assets or property other than the assets or property secured by the Indebtedness being refinanced by such Permitted Refinancing Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(18) Liens securing Indebtedness incurred in accordance with clause (10) and/or clause (14) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” and, to the extent such Indebtedness is incurred under the Credit Agreement, Liens securing Indebtedness incurred in accordance with clause (11) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(19) Liens created or expressly contemplated by the Affiliate Agreements, so long as such Liens do not secure Indebtedness;

(20) Liens securing Hedging Obligations permitted to be incurred in accordance with clause (5) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(21) licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas or any of the Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(22) Liens on cash disbursed pursuant to the Disbursement Agreement and deposited with, or held for the account of, Wynn Las Vegas or any of the Restricted Subsidiaries securing reimbursement obligations under performance bonds, guaranties, trade letters of credit, bankers’ acceptances or similar instruments permitted under clause (10) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” granted by Wynn Las Vegas or any of the Restricted Subsidiaries in favor of the issuers of such performance bonds, guaranties, trade letters of credit or bankers’ acceptances, so long as:

(a) any cash disbursed to secure such reimbursement obligations is invested in Permitted Securities only, and

(b) the amount of cash and/or Permitted Securities secured by such Liens does not exceed 110% of the amount of the Indebtedness secured thereby (ignoring, for purposes of this clause (b), any interest earned or paid on such cash and any dividends or distributions declared or paid in respect of such Permitted Investments);

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(24) Liens to secure additional Indebtedness incurred at any time other than during a Collateral Release Period which is permitted to be incurred pursuant to the first paragraph, or pursuant to clause (8) of the second paragraph, of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(25) Liens to secure additional Indebtedness incurred at any time during a Collateral Release Period which is permitted to be incurred pursuant to the first paragraph, or pursuant to clause (1) of the second paragraph, of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” provided that the aggregate amount of such secured Indebtedness at the time of incurrence does not exceed $100.0 million at any one time (collectively for all assets and property subject to such Liens);

(26) Liens on the Aircraft Assets to secure Indebtedness of World Travel, LLC, which is permitted to be incurred pursuant to clause (13) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(27) Liens not specified in clauses (1) through (25) above and not otherwise permitted by the covenant described above under the caption “—Certain Covenants—Liens,” so long as the aggregate outstanding principal amount of the obligations secured by all such Liens in the aggregate does not exceed $10.0 million at any one time (collectively for all assets and property subject to such Liens);

(28) in the event any loans are made directly to Wynn Resorts (Macau), S.A. in accordance with clause (10) of the definition of Permitted Investments, Liens of any lenders or other providers of Indebtedness to Wynn Resorts (Macau), S.A. on such loans and the proceeds thereof; provided that the Indebtedness or other Obligations secured by any such Lien shall be non-recourse to Wynn Las Vegas and its Restricted Subsidiaries (other than with respect to such loans); and

(29) Liens of sellers of goods to Wynn Las Vegas or any of its Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses.

With respect to any Collateral, notwithstanding the definition of “Permitted Liens,” a Lien shall not be a Permitted Lien on such Collateral except to the extent that any applicable Collateral Document expressly permits the applicable Person to create, incur, assume or suffer to exist such Lien on such Collateral.

“Permitted Refinancing Indebtedness” means any Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries issued within 30 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, amend and restate, restate, defease or refund other Indebtedness of any Person (other than intercompany Indebtedness), so long as:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith), so long as if such Indebtedness is secured by a Lien described in clause (10) of the definition of “Permitted Liens,” the principal amount, or accreted value will not exceed the then current Fair Market Value of the asset so encumbered;

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred by the Person that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Securities” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition;

(2) shares of money market, mutual or similar funds, including funds managed or offered by the trustee, which invest exclusively in assets satisfying the requirements of clause (1) of this definition; or

(3) shares of, or an investment in, the JPMorgan Federal Money Market Fund.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity. Notwithstanding the foregoing, the trust established and maintained for the sole purpose of holding title to the Aircraft and which a Restricted Subsidiary of Wynn Las Vegas is the sole beneficiary thereof shall not be considered a Person for purposes of the Indenture.

“Phase I Key Project Documents” means each Payment and Performance Bond, in each case, as amended, modified or otherwise supplemented from time to time in accordance with the Disbursement Agreement (or, if the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements” is applicable thereto, as amended, modified or otherwise supplemented in any manner that is not in contravention of that covenant).

“Phase I Land” means that portion of the Project Site described in an exhibit to the Disbursement Agreement, as in effect on the date of the Indenture, together with all improvements thereon and all rights appurtenant thereto on which the Phase I Project will be designed, developed, constructed and operated.

“Phase I Opening Date” means April 28, 2005.

“Phase I Plans and Specifications” has the meaning given that term in the Disbursement Agreement.

“Phase I Project” means Wynn Las Vegas hotel and casino resort, a large scale luxury hotel and destination casino resort, with related parking structure and golf course facilities on the Project Site.

“Phase II Completion” has the meaning given that term in the Disbursement Agreement.

“Phase II Completion Date” means the date on which Phase II Completion occurs.

“Phase II Final Completion” has the meaning given that term in the Disbursement Agreement.

“Phase II Final Completion Date” means the date on which Phase II Final Completion occurs.

“Phase II Land” means the approximately 20-acre portion of the Project Site designated as the Phase II Land in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto on which the Phase II Project will be designed, developed, constructed and operated.

“Phase II Opening Date” means the date on which all or any portion of the Phase II Project is open for business.

“Phase II Plans and Specifications” means “Plans and Specifications” as defined in the Disbursement Agreement.

“Phase II Project” means the hotel tower, casino facility and retail and convention space to be constructed on the Phase II Land that will be part of Wynn Las Vegas and tentatively called “Encore at Wynn Las Vegas.”

“Phase II Project Budget” means the Phase II Project Budget approved in accordance with the Disbursement Agreement.

“Point of Diversion” means, with respect to any water permit, the location designated under such water permit where a well can be located for the draw of water under such water permit.

“Presumed Tax Liability” means, for any Person that is not a Pass Through Entity for any period, an amount equal to the product of (a) the Taxable Income allocated or attributable to such Person (directly or through one or more tiers of Pass Through Entities) (net of taxable losses allocated to such Person with respect to Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that (i) are, or were previously, deductible by such Person and (ii) have not previously reduced Taxable Income), and (b) the Presumed Tax Rate.

“Presumed Tax Rate” with respect to any Person for any period means the highest effective combined United States federal, state and local income tax rate applicable during such period to a corporation organized under the laws of the State of Nevada, taxable at the highest marginal United States federal income tax rate and the highest marginal state and local income tax rates to which such Person is subject (after giving effect to the United States federal income tax deduction for such state and local income taxes, taking into account the effects of the alternative minimum tax, such effects being calculated on the assumption that such Person’s only taxable income is the income allocated or attributable to such Person for such period (directly or through one or more tiers of Pass Through Entities) with respect to its equity interest in Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that is a Pass Through Entity). In determining the Presumed Tax Rate, the character of the items of income and gain comprising Taxable Income (e.g. ordinary income or long term capital gain) shall be taken into account.

“Primary Note Collateral” means all Collateral together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

“Principal” means Stephen A. Wynn.

“Project Lease and Easement Agreements” means:

(1) the Golf Course Lease,

(2) the Dealership Lease Agreement,

(3) the Shuttle Easement Agreement, and

(4) the Access Easement Agreement,

in each case, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Project Site” means the approximately 235-acre site upon which the Projects are located, together with all easements, licenses and other rights running for the benefit of Wynn Las Vegas or any of the Restricted Subsidiaries and/or appurtenant thereto, and all as more particularly described in the exhibit captioned “Project Site” in the Indenture.

“Projects” means the Phase I Project and the Phase II Project.

“Qualifying Project” means the gaming and/or hotel projects of Wynn Resorts and its Subsidiaries which are operating or for which the financing for the development, construction and opening thereof has been obtained. For purposes of this definition, each of the Phase I Project, the Phase II Project and the Macau Project shall count as separate projects.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1) or this clause (2).

“Released Assets” means any item of Collateral for which conditions to its release are expressly set forth in the Indenture or the Collateral Documents (it being understood that conditions incorporated by reference to the Credit Agreement or other documents shall be considered expressly set forth for this purpose), and as to which such conditions have been met, including, subject to meeting the applicable conditions, the Golf Course Land and the funds securing the Completion Guarantee (currently, $31.1 million). Any such item of Collateral shall cease to be a Released Asset in the event, and to the extent, that Wynn Las Vegas or any of the Restricted Subsidiaries is required to grant a security interest therein in favor of the trustee to secure the notes or a Note Guarantee pursuant to the covenants described above under the captions “—Security—Release of Collateral,” “—Security—Release of Golf Course Land,” “—Security—Release of Homesite Acreage” and “—Security—Release of Portions of the Golf Course Land.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Wynn Las Vegas that is not an Unrestricted Subsidiary.

“Retail Facility” means an up to approximately 60,000 square foot retail facility adjoining the Projects.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by S&P shall be deemed to be a reference to the corresponding rating by any such successor.

“Second Mortgage Notes” means the 12% Second Mortgage Notes due 2010 of the Issuers issued pursuant to an indenture, dated as of October 30, 2002.

“Security Agreements” means:

(1) the Pledge and Security Agreement, dated as of the date of the Indenture, among the Issuers, the Restricted Subsidiaries, Wynn Resorts Holdings and the collateral agent, and

(2) any other guarantee and collateral agreement entered into by either Issuer or any Restricted Subsidiary from time to time in accordance with the provisions of the Indenture,

in each case, as amended, modified or otherwise supplemented from time to time in accordance with their respective terms and with the Indenture and the other Collateral Documents.

“Shuttle Easement Agreement” means the Easement Agreement, dated as of the date of the Indenture, between Wynn Golf and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Significant Restricted Subsidiary” means any Restricted Subsidiary of Wynn Las Vegas if it (a) contributes at least 10% of Wynn Las Vegas’ and its Restricted Subsidiaries’ total consolidated income from continuing operations before income taxes, extraordinary items, or (b) owns at least 10% of Wynn Las Vegas’ and its Restricted Subsidiaries’ total assets on a consolidated basis.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset Fund and Aruze USA, as in effect on the date of the Indenture.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); or

(3) any limited liability company (a) the manager or managing member of which is such Person or a Subsidiary of such Person or (b) the only members of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax Amount” means, with respect to any period, (1) with respect to any of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that is a Pass Through Entity and in the case of any direct or indirect Subsidiary of any of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that is a Pass Through Entity, the Presumed Tax Liability of such direct or indirect Subsidiary, and

(2) with respect to any of Wynn Las Vegas, the Completion Guarantor or any of their respective subsidiaries that are Consolidated Members, the aggregate United States federal income tax liability such Persons would owe for such period if each was a corporation filing United States federal income tax returns on a stand alone basis at all times during its existence and, if any of the Consolidated Members files a consolidated or combined state income tax return such that it is not paying its own state income taxes, then Tax Amount shall also include the aggregate state income tax liability such Consolidated Members would have paid for such period if each was a corporation filing state income tax returns on a stand alone basis at all times during its existence.

“Taxable Income” means, with respect to any Person for any period, the taxable income, if any, of such Person for such period for United States federal income tax purposes as a result of such Person’s equity ownership of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that are Pass Through Entities for such period, so long as all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code are included in taxable income or loss.

“Tax Indemnification Agreement” means the Tax Indemnification Agreement, dated as of September 24, 2002, among Wynn Resorts, Valvino Lamore, Stephen A. Wynn, Aruze USA, Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Asset Fund Series, Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Growth Fund Series, and Kenneth R. Wynn Family Trust dated February 20, 1985.

“Unrestricted Subsidiary” means Wynn Completion Guarantor, LLC and any other Subsidiary of Wynn Las Vegas, other than Wynn Capital, that is designated by the Board of Directors of Wynn Capital as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors (and any Subsidiary of each such Unrestricted Subsidiary), but only to the extent that such Subsidiary of Wynn Las Vegas (other than the Completion Guarantor):

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with either Issuer, any Restricted Subsidiary or any Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Person than those that (a) might be obtained at the time from Persons who are not Affiliates of such Person, (b) are Permitted Investments or transactions permitted as Restricted Payments under the covenant described above under the caption “—Certain Covenants—Restricted Payments,” or (c) are Affiliate Transactions permitted under the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates”;

(3) is a Person with respect to which neither Issuer, nor any Restricted Subsidiary, nor any Guarantor has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of either Issuer, any Restricted Subsidiary or any Guarantor; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of either Issuer, any Restricted Subsidiary or any Guarantor and has at least one executive officer that is not a director or executive officer of either Issuer, any Restricted Subsidiary or any Guarantor.

Any designation of a Subsidiary of Wynn Las Vegas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of Wynn Capital’s Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary of Wynn Las Vegas would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary of Wynn Las Vegas for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Wynn Las Vegas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” Wynn Las Vegas shall be in default of such covenant. The Board of Directors of Wynn Capital may, at any time, designate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary. Such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

“Valvino Lamore” means Valvino Lamore, LLC, a Nevada limited liability company.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Water Rights” means, (1) with respect to any Person, all of such Person’s right, title and interest in and to any water stock, permits or entitlements and any other water rights related to or appurtenant to property owned or leased by such Person, and (2) with respect to any property, any water stock, permits or entitlements and any other water rights related to or appurtenant to such property.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Wynn Capital” means Wynn Las Vegas Capital Corp., a Nevada corporation.

“Wynn Design” means Wynn Design & Development, LLC, a Nevada limited liability company.

“Wynn Design Agreement” means the Amended and Restated Project Administrative Services Agreement, dated as of the date of the Indenture, between Wynn Las Vegas and Wynn Design, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Wynn Golf” means Wynn Golf, LLC, a Nevada limited liability company.

“Wynn Home Site Land” means an approximately two acre tract of land located on the Golf Course Land where a personal residence for Stephen A. Wynn may be built, after the release of the Trustee’s Liens (for the benefit of the Holders) thereon in accordance with the covenant described above under the caption “—Security—Release of Homesite Acreage.”

“Wynn IP Agreement” means the Intellectual Property License Agreement, dated as of the date of the Indenture, among Wynn Resorts, Wynn Resorts Holdings and Wynn Las Vegas.

“Wynn Las Vegas” means Wynn Las Vegas, LLC, a Nevada limited liability company.

“Wynn Resorts” means Wynn Resorts, Limited, a Nevada corporation.

“Wynn Resorts Holdings” means Wynn Resorts Holdings, LLC, a Nevada limited liability company.

“Wynn Show Performers” means Wynn Show Performers, LLC, a Nevada limited liability company.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Credit Facilities

On August 15, 2006, we entered into the Amended and Restated Credit Agreement and related ancillary agreements with Deutsche Bank Trust Company Americas (referred to herein as Deutsche Bank), as administrative agent, issuing lender and swing line lender, Deutsche Bank Securities Inc., as lead arranger and joint book-running manager, Banc of America Securities LLC, as lead arranger and joint book-running manager, Bank of America, N.A., as syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book-running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, SG Americas Securities, LLC, as arranger and joint book-running manager, Société Générale, as joint documentation agent, J.P. Morgan Securities Inc., as arranger and joint book-running manager, JPMorgan Chase Bank, N.A., as joint documentation agent, Bank of Scotland, as managing agent, HSH Nordbank AG, as managing agent, The Royal Bank of Scotland PLC, as managing agent, Wachovia Bank, as managing agent, and the several banks and other financial institutions or entities from time to time parties thereto as lenders, which credit agreement provided for secured revolving credit and term loan facilities in the aggregate amount of $1.125 billion. The following summary is qualified in its entirety by reference to the credit agreement. On April 9, 2007, we entered into an amendment to the credit agreement which, among other things, effected certain procedural changes to the credit agreement and removed from the credit agreement a limitation on expenditures with respect to project costs for Encore. Additionally, on October 31, 2007, we entered into an amendment to the credit agreement which, among other things, amended certain provisions relating to the insurance coverages we are required to maintain under the credit agreement and the disbursement agreement and permitted us to issue the old notes and permits us to issue the new notes.

Our credit facilities are comprised of the following:

•	a senior secured revolving credit facility in the amount of $900 million that will terminate and be payable in full on August 15, 2011, and a portion of which may be used for letters of credit; and

•	a senior secured term loan facility in the amount of $225 million.

As of December 31, 2007, no amounts were outstanding under the revolving credit facility; however, we do have $16.7 million of outstanding letters of credit that reduce our availability under the revolving credit facility. Consequently, $883.3 million remains available under the revolving credit facility for future borrowings for the construction of Encore or for other uses as necessary.

Amortization Payments

Term loans under the term loan facility will be amortized through the date of maturity for the term loan facility according to the following schedule:

Percentage of initial term loan principal amount
September 30, 2012	50%
August 15, 2013	50%

Interest and Fees

For purposes of calculating interest, loans under our credit facilities will be designated, at our election, as “Eurodollar Loans” or “Base Rate Loans.” Prior to the opening of Encore, Eurodollar Loans bear interest at LIBOR plus an interest margin equal to 1.625% for revolving loans and 1.875% for term loans under the term loan facility. Interest on Eurodollar Loans is payable at the end of the applicable interest period in the case of interest periods of one, two or three months, and every three months in the case of interest periods of six months.

Prior to the opening of Encore, Base Rate Loans bear interest at (a) a rate per annum equal to the greater of (i) the rate most recently announced by Deutsche Bank as its “prime rate,” or (ii) the Federal Funds Effective Rate plus  1/2 of 1%; plus (b) an interest margin equal to 0.625% for revolving loans and 0.875% for term loans under the term loan facility. Interest on Base Rate Loans will be payable quarterly in arrears.

After the opening of Encore, the applicable interest margins for revolving loans will be based on our and our subsidiaries’ consolidated leverage ratio, ranging from 1.00% to 1.75% per annum for Eurodollar Loans and 0.00% to 0.75% per annum for Base Rate Loans.

We will pay, quarterly in arrears, a commitment fee on the daily average of unborrowed availability under the revolving credit facility at a rate equal to, prior to the opening of Encore, 0.375% per annum. After the opening of Encore, the commitment fee will be based on our and our subsidiaries’ consolidated leverage ratio and will range from 0.25% to 0.50% per annum on the daily average unborrowed availability under the revolving credit facility.

Letters of credit issued pursuant to our credit facilities will accrue fees at the interest margin payable on Eurodollar Loans under the revolving credit facility, as described above, plus a customary fronting fee.

Guarantee

Our credit facilities are guaranteed by each of our subsidiaries, other than Wynn Completion Guarantor, LLC. Each guarantee of our obligations under our credit facilities is secured by a security interest in substantially all of the guarantors’ existing and future assets (except World Travel, LLC’s corporate aircraft), and ranks pari passu in right of payment with any existing and future senior indebtedness of such guarantors, including indebtedness with respect to the notes. In addition, each guarantee of our obligations under our credit facilities ranks senior in right of payment to all of the existing and future subordinated indebtedness of each guarantor.

Security

Subject to the intercreditor agreement, and certain exceptions, compliance with all applicable laws, including gaming laws and regulations, permitted liens and obtaining any necessary regulatory approvals, our obligations under our credit facilities and the obligations of each of the guarantors under the guarantee are secured by:

•	a first priority pledge of Wynn Holdings’ equity interests in Wynn Las Vegas, LLC and all of our and the guarantors’ equity interests in our and their subsidiaries;

•

first mortgages on all real property on which Wynn Las Vegas and Encore are located, including the golf course parcel, as well as substantially all appurtenant rights we or our subsidiaries own related to the development, construction and operation of Wynn Las Vegas and Encore, subject to release of the golf course parcel and certain other parcels and assets in connection with dispositions thereof upon satisfaction of certain conditions and meeting certain maximum leverage tests and minimum earnings before interest, taxes, depreciation and amortization requirements, in each case, as may be applicable, and releases related to certain dispositions permitted by our credit facilities; and

•

a first priority security interest in substantially all of our and our restricted subsidiaries’ other existing and future assets, subject to certain exceptions, and further subject to release of certain assets as permitted by our credit facilities. Our credit facilities are not secured by World Travel, LLC’s corporate aircraft.

Our obligations under our credit facilities are secured by other assets on a pari passu basis with our obligations under the notes. The agreement among the agent, on behalf of itself and the lenders under our credit facilities, and the trustee, on behalf of the noteholders, is set forth in an intercreditor agreement.

Completion Guarantee

Wynn Completion Guarantor, LLC, our special purpose subsidiary, has provided a completion guarantee in favor of the lenders under our credit facilities and the holders of the notes to guarantee completion in full of the construction and opening of Wynn Las Vegas and Encore. The completion guarantee was initially capped at $50 million and consists of cash collateralized by a security interest in a collateral account holding cash or short-term highly rated securities and pledged to the lenders under our credit facilities and the holders of the notes as security for the completion guarantee. As of December 31, 2007, there was $31.1 million on deposit in the completion guarantee account. Subject to the intercreditor agreement, upon the occurrence of an event of default under our credit facilities or the Indenture, the lenders under our credit facilities and the holders of the notes will be permitted to exercise remedies against deposits in the completion guarantee account. After the satisfaction of certain conditions relating to the completion of Wynn Las Vegas and Encore, any amounts remaining in this account will be released to us.

Prepayments and Commitment Reductions

In addition to the scheduled amortization payments described above, we are required to make mandatory prepayments of indebtedness under our credit facilities from the net proceeds from all debt offerings (other than the notes and other offerings constituting certain permitted debt), the net proceeds from certain dispositions, the net proceeds from asset sales, insurance or condemnation proceeds, and liquidated damages under certain project documents received by us, in each case, with specified exceptions and subject in certain cases to reinvestment periods. Following the opening of Encore, if our leverage ratio is above a certain level we will also be required to make mandatory prepayments of indebtedness under our credit facilities from 50% of our excess cash flow. Mandatory prepayments under our credit facilities will be applied to repay the term loan facility, and in certain events, to reduce the revolving credit commitments and repay amounts borrowed under the revolving credit facility. We have the option to prepay all or any portion of the indebtedness under our credit facilities at any time without premium or penalty.

Covenants

The loan documentation contains customary negative covenants and financial covenants. During the term of our credit facilities, the negative covenants restrict our ability to do certain things, including but not limited to:

•	incur additional indebtedness, including guarantees;

•	create, incur, assume or permit to exist liens on property and assets;

•	declare or pay dividends and make distributions or restrict the ability of our subsidiaries to pay dividends and make distributions;

•	engage in mergers, investments and acquisitions;

•	enter into transactions with affiliates;

•	enter into sale-leaseback transactions;

•	execute modifications to material contracts;

•	engage in sales of assets;

•	make capital expenditures; and

•	make optional prepayments of certain indebtedness.

The financial covenants are:

•	minimum consolidated interest coverage ratio (earnings before interest, taxes, depreciation and amortization to total interest expense); and

•	maximum consolidated leverage ratio (total debt to earnings before interest, taxes, depreciation and amortization).

Events of Default

The loan documentation for our credit facilities contains certain events of default, including the failure to make payments when due, defaults under, or the invalidity or termination of, other material agreements or instruments of indebtedness of specific amounts, noncompliance with covenants, material breaches of representations and warranties, bankruptcy events, judgments in excess of specified amounts, ERISA matters, impairment of security interests in collateral, loss of gaming licenses, failure of subordinated indebtedness and certain other obligations to remain subordinated to the obligations under our credit facilities, change of control and specified events under the disbursement agreement (including the failure or inability to open or complete Encore by a specified opening or completion date), subject in some cases to applicable notice provisions and grace periods. See “Disbursement Agreement.” The consequences of an event of default may include termination of the commitments under our credit facilities, acceleration of all amounts due under our credit facilities, and various other remedies that could include, among other things, foreclosure on substantially all of our assets.

Conditions to Availability of Funds

Borrowings of loans under our credit facilities are subject to prior written notice, the accuracy of representations and warranties, the absence of any default or event of default and certain other customary conditions to borrowing.

DISBURSEMENT AGREEMENT

We have entered into an amended and restated disbursement agreement with Deutsche Bank Trust Company Americas, as the agent for the lenders under our credit facilities, and Deutsche Bank Trust Company Americas, as the disbursement agent. This summary is qualified in its entirety by reference to the disbursement agreement.

The disbursement agreement, among other things, sets forth terms and conditions with respect to our use of funds in certain of our accounts (including for the purpose of paying project costs), the completion of Encore and our ability to amend the budget, schedule, and contracts related to the construction of Encore. Furthermore, the disbursement agreement requires us to deliver status reports, costs reports, the budget and the schedule related to the construction of Encore and to certify as to the availability of funds necessary to complete construction of Encore, each on a quarterly basis. Failure to deliver such items or make such certifications, or the failure or inability to open or complete Encore by a specified opening or completion date, may result in a default or event of default under the disbursement agreement, in which case we may be prohibited from accessing funds under our credit facilities or making payments of project costs for Encore. Upon the occurrence and during the continuance of an event of default under the disbursement agreement, the agent for the lenders under our credit facilities and the disbursement agent will be entitled to refuse to make extensions of credit under our credit facilities or make or allow any payments or disbursements for the payment of project costs. The disbursement agreement provides that the agent for the lenders under our credit facilities, without the consent of any person, is entitled to waive defaults and events of default under the disbursement agreement.

Neither the trustee for the notes nor the holders of the notes have any rights under the disbursement agreement.

INTERCREDITOR AGREEMENT

The agent under our credit facilities and the trustee on behalf of the noteholders have entered into an intercreditor agreement (the “intercreditor agreement”) that will govern the relationship among the holders of the notes, the lenders under our credit facilities and holders of future permitted senior and junior indebtedness. This summary is qualified in its entirety by reference to the intercreditor agreement.

The intercreditor agreement sets forth certain agreements among the parties regarding, among other things, the priority of their claims and interests in the shared collateral securing our obligations under our credit facilities, the indenture, additional permitted senior debt and permitted junior debt and other assets we own, the method of decision-making among the lenders, the noteholders, other permitted senior debt holders and permitted junior debt holders, the arrangements applicable to actions with respect to approval rights and waivers, certain limitations on rights of enforcement upon default and the application of proceeds from enforcement.

Under the intercreditor agreement, the agent under our credit facilities and the trustee on behalf of the noteholders have appointed Deutsche Bank Trust Company Americas to act as collateral agent with respect to the collateral securing our obligations under our credit facilities and the indenture, to exercise remedies in respect thereof upon the occurrence of an event of default and to act as specified in the intercreditor agreement under our security documents.

The intercreditor agreement provides that the liens granted for the benefit of the noteholders with respect to our assets (which shall not include a lien on our bank proceeds account) and the assets pledged by the guarantors are pari passu in priority (which priority is first, subject to permitted liens) with the liens on such assets granted for the benefit of the lenders under our credit facilities and the liens on such assets that may be granted for the benefit of other permitted senior debt holders. Additionally, the intercreditor agreement provides that the liens on such assets granted for the benefit of permitted junior debt holders are junior to the liens on such assets granted for the benefit of the noteholders, the lenders under our credit facilities and other permitted senior debt holders. Subject to the direction of the required secured creditors, the intercreditor agreement provides that the collateral agent has the sole and exclusive right to exercise rights and enforce remedies under the security documents to which it is a party.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the anticipated material United States federal income tax consequences to a holder of old notes relating to the exchange of old notes for new notes. This summary is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)) or to persons that will hold the new notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary does not discuss any (i) United States federal income tax consequences to a Non-U.S. Holder (as defined below) that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual and such holder is present in the United States for 183 or more days during the taxable year, or (C) is a corporation which operates through a United States branch, and (ii) state, local or non-United States tax considerations. This summary addresses investors who will hold the new notes as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of the purchase, ownership, and disposition of the new notes.

For purposes of this summary, a “Non-U.S. Holder” means any beneficial owner of a note that is not, for United states federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created in, or organized under the law of, the United States or any State or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

Exchange of old notes for new notes

An exchange of old notes for new notes pursuant to the exchange offer will be ignored for United States federal income tax purposes. Consequently, a holder of old notes will not recognize gain or loss, for United States federal income tax purposes, as a result of exchanging old notes for new notes pursuant to the exchange offer. The holding period of the new notes will be the same as the holding period of the old notes and the tax basis in the new notes will be the same as the adjusted tax basis in the old notes as determined immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 2008, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the new notes, or

•	a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those new notes may be deemed to be an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this exchange offer will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain matters of Nevada law will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements and the financial statement schedule of Wynn Las Vegas, LLC and subsidiaries at December 31, 2007 and 2006 and for each of the two years in the period ended December 31, 2007 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, to the extent indicated in their report thereon also appearing elsewhere herein and in the Registration Statement. Such consolidated financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2005 included in this Prospectus and the related financial statement schedule included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the new notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

The indenture governing the notes requires that we file reports under the Exchange Act with the SEC (unless the SEC will not accept such filings) and furnish information to the trustee and holders of the notes. See “Description of the New Notes—Certain Covenants—Reports.” In addition, upon the effectiveness of the registration statement, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file periodic reports and other information with the SEC. Such periodic reports and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549 and through the SEC’s Internet site at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Wynn Resorts, our ultimate parent, files periodic reports, proxy statements and other information with the SEC. You may read and copy any document that Wynn Resorts files with the SEC at the SEC’s Public Reference Room. The SEC filings of Wynn Resorts also are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may find additional information about Wynn Resorts and its subsidiaries on its website at http://www.wynnresorts.com. The information contained on or that can be accessed through the Wynn Resorts website is not incorporated by reference in this prospectus. You should not consider information contained on the Wynn Resorts website or that can be accessed through the website to be part of this prospectus.

*	We have omitted all other financial statements because they are not required or are not applicable, or the required information is shown in the consolidated financial statements or notes to the consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Member of Wynn Las Vegas, LLC:

We have audited the accompanying consolidated balance sheets of Wynn Las Vegas, LLC and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, member’s equity, and cash flows for each of the two years in the period ended December 31, 2007. Our audits also included the financial statement schedule included in Item 15(a)(2). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for Share-Based Payments in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) on January 1, 2006.

/s/ Ernst & Young LLP

Las Vegas, Nevada

February 22, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of

Wynn Las Vegas, LLC

Las Vegas, Nevada

We have audited the accompanying consolidated statements of operations, member’s equity, and cash flows of Wynn Las Vegas, LLC and subsidiaries for the year ended December 31, 2005. Our audit also included the financial statement schedule of Valuation and Qualifying Accounts for the year ended December 31, 2005. The financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Wynn Las Vegas, LLC for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic 2005 consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/S/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

March 15, 2006

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$146,521	$93,820
Restricted cash and investments	—	24,621
Receivables, net	135,132	120,489
Inventories	58,612	49,451
Prepaid expenses and other	20,124	21,719

Total current assets	360,389	310,100
Restricted cash and investments	31,052	172,896
Note receivable from Wynn Resorts, Limited	88,379	82,379
Property and equipment, net	3,031,403	2,419,161
Intangible assets, net	25,525	28,202
Deferred financing costs, net	41,536	45,385
Deposits and other assets	63,895	56,257
Investment in unconsolidated affiliates	5,077	5,508

Total assets	$3,647,256	$3,119,888

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$1,050	$5,309
Accounts payable	28,856	28,459
Accrued interest	10,816	8,850
Accrued compensation and benefits	45,728	37,298
Other accrued expenses	22,370	18,093
Customer deposits and other liabilities	88,299	67,317
Due to affiliates, net	40,514	33,195

Total current liabilities	237,633	198,521
Long-term debt	1,954,084	1,647,092
Due to affiliates, net	79,401	31,505
Other	1,118	—

Total liabilities	2,272,236	1,877,118

Commitments and contingencies (Note 12)
Member’s equity:
Contributed capital	1,461,949	1,453,918
Accumulated deficit	(86,929)	(211,148)

Total member’s equity	1,375,020	1,242,770

Total liabilities and member’s equity	$3,647,256	$3,119,888

The accompanying notes are an integral part of these consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands)

	December 31,
	2007	2006	2005
Operating revenues:
Casino	$642,327	$535,561	$353,663
Rooms	285,702	268,237	170,315
Food and beverage	311,032	295,205	173,700
Entertainment, retail and other	209,508	194,600	125,537

Gross revenues	1,448,569	1,293,603	823,215
Less: promotional allowances	(152,718)	(154,255)	(100,923)

Net revenues	1,295,851	1,139,348	722,292

Operating costs and expenses:
Casino	276,523	250,447	155,075
Rooms	75,808	71,170	44,171
Food and beverage	192,497	185,382	118,670
Entertainment, retail and other	145,460	129,853	79,631
General and administrative	199,825	180,656	109,225
Provision for doubtful accounts	21,139	20,675	16,304
Management fees	19,473	17,091	10,836
Pre-opening costs	6,457	2,020	67,454
Depreciation and amortization	152,839	147,608	94,297
Contract termination fee	—	5,000	—
Property charges and other	6,005	14,399	14,183

Total operating costs and expenses	1,096,026	1,024,301	709,846

Equity in income from unconsolidated affiliates	796	1,409	610

Operating income	200,621	116,456	13,056

Other income (expense):
Interest income and other income	14,217	22,801	18,476
Interest expense, net of capitalized interest	(86,090)	(117,787)	(86,746)
Increase (decrease) in swap fair value	(4,372)	871	9,940
Loss on extinguishment of debt	(157)	(12,533)	—

Other income (expense), net	(76,402)	(106,648)	(58,330)

Net income (loss)	$124,219	$9,808	$(45,274)

The accompanying notes are an integral part of these consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

(amounts in thousands)

Balance at January 1, 2005	$1,276,868

Vested stock grant issued to consultant	508
Pre-opening settlement of amounts due from affiliates	(7,273)
Net loss	(45,274)

Balance at December 31, 2005	1,224,829

Net income	9,808
Parent company stock-based compensation	8,133

Balance at December 31, 2006	1,242,770

Net income	124,219
Parent company stock-based compensation	8,031

Balance at December 31, 2007	$1,375,020

The accompanying notes are an integral part of these consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	December 31,
	2007	2006	2005
Cash flows from operating activities:
Net income (loss)	$124,219	$9,808	$(45,274)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	152,839	147,608	94,297
Stock-based compensation	8,031	8,133	—
Loss from extinguishment of debt	157	11,316	—
Amortization and writeoff of deferred financing costs and other	10,808	14,817	9,823
Equity in income from unconsolidated affiliates, net of distributions	431	(1,159)	(610)
Provision for doubtful accounts	21,139	20,675	16,304
Property charges and other	6,005	14,399	14,183
(Increase) decrease in swap fair value	4,372	(871)	(9,940)
Increase (decrease) in cash from changes in:
Receivables	(41,782)	(52,909)	(106,721)
Inventories and prepaid expenses and other	(7,022)	(7,550)	(55,172)
Accounts payable and accrued expenses	36,052	8,376	130,582
Due to affiliates, net	465	32,985	13,273

Net cash provided by operating activities	315,714	205,628	60,745

Cash flows from investing activities:
Capital expenditures, net of construction payables and retention	(678,480)	(249,526)	(657,443)
Restricted cash and investments	166,465	197,240	383,833
Investment in unconsolidated affiliates	—	—	(3,739)
Note receivable from Wynn Resorts, Limited	—	—	(80,000)
Purchase of intangibles and other assets	(26,249)	(21,437)	(36,725)
Due to affiliates, net	(24,721)	(16,618)	(23,688)
Proceeds from sale of assets	964	—	23

Net cash used in investing activities	(562,021)	(90,341)	(417,739)

Cash flows from financing activities:
Principal payments on long-term debt	(282,911)	(440,169)	(121,214)
Proceeds from issuance of long-term debt	585,460	328,892	548,186
Proceeds from termination of interest rate swap	—	6,605	—
Payments of deferred financing costs	(3,541)	(4,572)	(7,892)

Net cash provided by (used in) financing activities	299,008	(109,244)	419,080

Cash and cash equivalents:
Increase in cash and cash equivalents	52,701	6,043	62,086
Balance, beginning of year	93,820	87,777	25,691

Balance, end of year	$146,521	$93,820	$87,777

Supplemental cash flow disclosures:
Cash paid for interest, net of amounts capitalized	$110,298	$108,205	$83,665
Asset contributions and transfers	—	—	3,750
Capitalized stock-based compensation	774	1,158	1,837
Settlement of due from affiliates	—	—	(7,273)

The accompanying notes are an integral part of these consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

Wynn Las Vegas, LLC was formed on April 17, 2001 as a Nevada limited liability company. Unless the context otherwise requires, all references herein to the “Company” refer to Wynn Las Vegas, LLC, a Nevada limited liability company and its consolidated subsidiaries. The sole member of the Company is Wynn Resorts Holdings, LLC (“Holdings”). The sole member of Holdings is Wynn Resorts, Limited (“Wynn Resorts”). The Company was organized primarily to construct and operate “Wynn Las Vegas,” a destination resort and casino on the “Strip” in Las Vegas, Nevada. Wynn Las Vegas opened on April 28, 2005. For the periods presented prior to April 28, 2005, the Company was solely a development stage company.

Wynn Las Vegas Capital Corp. (“Wynn Capital”) is a wholly owned subsidiary of the Company incorporated on June 3, 2002, solely for the purpose of obtaining financing for Wynn Las Vegas. Wynn Capital is authorized to issue 2,000 shares of common stock, par value $0.01. At December 31, 2007, the Company owned the one share that was issued and outstanding. Wynn Capital has neither any significant net assets nor has had any operating activity. Its sole function is to serve as the co-issuer of the mortgage notes described below. Wynn Las Vegas, LLC and Wynn Capital together are hereinafter referred to as the “Issuers”.

The Company is currently constructing “Encore at Wynn Las Vegas” or “Encore”. Encore is being constructed adjacent to Wynn Las Vegas and will be fully integrated with Wynn Las Vegas. Encore is expected to open in December 2008.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company’s investment in the 50%-owned joint venture operating the Ferrari and Maserati automobile dealership inside Wynn Las Vegas is accounted for under the equity method. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly liquid investments with purchase maturities of three months or less. Cash equivalents are carried at cost, which approximates fair value.

Restricted Cash and Investments

Restricted cash and investments consist primarily of certain proceeds of the Company’s financing activities invested in approved money market funds. The majority of these funds are restricted by the agreements governing the Company’s debt instruments for the payment of certain construction and development costs relating to Wynn Las Vegas and Encore. Amounts classified as current are equal to current construction payables.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accounts Receivable and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of casino accounts receivable. The Company issues credit in the form of “markers” to approved casino customers following investigations of creditworthiness. At December 31, 2007 and 2006, approximately 53% and 55%, respectively, of the Company’s markers were due from customers residing outside the United States, primarily in Asia. Business or economic conditions or other significant events in these countries could affect the collectibility of such receivables.

Accounts receivable, including casino and hotel receivables, are typically non-interest bearing and are initially recorded at cost. Accounts are written off when management deems them to be uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is maintained to reduce the Company’s receivables to their carrying amount, which approximates fair value. The allowance is estimated based on specific review of customer accounts as well as management’s experience with collection trends in the casino industry and current economic and business conditions.

Inventories

Inventories consist of retail merchandise, food and beverage items, which are stated at the lower of cost or market value, and certain operating supplies. Cost is determined by the first-in, first-out, average and specific identification methods.

Property and Equipment

Purchases of property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method as follows:

Buildings and improvements	10 to 45 years
Land improvements	10 to 45 years
Airplane	20 years
Furniture, fixtures and equipment	3 to 20 years

Costs related to improvements are capitalized, while costs of building repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are eliminated from the respective accounts and any resulting gain or loss is included in operating income (loss).

Capitalized Interest

The interest cost associated with major development and construction projects is capitalized and included in the cost of the project. Interest capitalization ceases once a project is substantially complete or no longer undergoing construction activities to prepare it for its intended use. When no debt is specifically identified as being incurred in connection with a construction project, the Company capitalizes interest on amounts expended on the project at the Company’s weighted average cost of borrowed money. Interest of $33.6 million, $7.7 million and $36.8 million was capitalized for the years ended December 31, 2007, 2006 and 2005, respectively.

Intangibles

The Company’s indefinite-lived intangible assets consist primarily of water rights acquired as part of the overall purchase price of the land on which Wynn Las Vegas is located, and trademarks. Indefinite-lived

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

intangible assets are not amortized, but are reviewed annually for impairment. The Company’s finite-lived intangible assets consist of show production rights. Finite-lived intangible assets are amortized over the shorter of their contractual terms or estimated useful lives.

Deferred Financing Costs

Direct and incremental costs incurred in obtaining loans or in connection with the issuance of long-tem debt are capitalized and amortized to interest expense over the terms of the related debt agreements. Approximately $7.2 million, $8.8 million, and $9.7 million was amortized to interest expense during the years ended December 31, 2007, 2006 and 2005, respectively. Debt discounts incurred in connection with the issuance of debt has been capitalized and is being amortized to interest expense using the effective interest method.

Long-Lived Assets

Long-lived assets, which are not to be disposed of, including intangibles and property and equipment, are periodically reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. For assets to be held and used, the Company reviews these assets for impairment whenever indicators of impairment exist. If an indicator of impairment exists, the Company compares the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then impairment is measured as the difference between fair value and carrying value, with fair value typically based on a discounted cash flow model. If an asset is still under development, future cash flows include remaining construction costs.

Derivative Financial Instruments

The Company seeks to manage its market risk, including interest rate risk associated with variable rate borrowings, through balancing fixed-rate and variable-rate borrowings with the use of derivative financial instruments. The Company accounts for derivative financial instruments in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. The fair value of derivative financial instruments are recognized as assets or liabilities at each balance sheet date, with changes in fair value affecting net income (loss) or comprehensive income (loss) as applicable. The Company’s current interest rate swaps do not qualify for hedge accounting. Accordingly, changes in the fair value of the interest rate swaps are presented as an increase (decrease) in fair value of swaps in the accompanying Consolidated Statements of Operations.

Revenue Recognition and Promotional Allowances

The Company recognizes revenues at the time persuasive evidence of an arrangement exists, the service is provided or the retail goods are sold, prices are fixed or determinable and collection is reasonably assured.

Casino revenues are measured by the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in the customers’ possession. Hotel, food and beverage, entertainment and other operating revenues are recognized when services are performed. Advance deposits on rooms and advance ticket sales are recorded as customer deposits until services are provided to the customer.

Revenues are recognized net of certain sales incentives in accordance with the Emerging Issues Task Force (“EITF”) consensus on Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Reseller of the Vendor’s Products).” EITF 01-9 requires that sales incentives be recorded as a reduction of revenues; consequently, the Company’s casino revenues are reduced by discounts and points earned in customer loyalty programs, such as the player’s club loyalty program.

The retail value of accommodations, food and beverage, and other services furnished to guests without charge is included in gross revenues and then deducted as promotional allowances. The estimated cost of providing such promotional allowances is primarily included in casino expenses as follows (amounts in thousands):

	Years Ended December 31,
	2007	2006	2005
Rooms	$24,816	$24,531	$17,470
Food and beverage	53,742	55,930	38,629
Entertainment, retail and other	9,701	11,226	8,936

Total	$88,259	$91,687	$65,035

Advertising Costs

The Company expenses advertising costs the first time the advertising takes place. Advertising costs incurred in development periods are included in pre-opening costs. Once a project is completed, advertising costs are included in general and administrative expenses. Total advertising costs were $19.7 million, $16.7 million and $18 million, respectively, for the years ended December 31, 2007, 2006 and 2005.

Pre-Opening Costs

Pre-opening costs, consisting primarily of salaries and wages, legal and consulting fees, insurance, utilities and travel, are expensed as incurred. The Company incurred pre-opening costs in connection with Wynn Las Vegas prior to its opening on April 28, 2005. The Company will continue to incur such costs related to Encore prior to its opening in December 2008.

Income Taxes

The Company’s operations are reported on the consolidated tax return of Wynn Resorts. As a limited liability company, the Company is considered a partnership for federal income tax purposes. Accordingly, no provision has been made for federal income taxes as such taxes are liabilities of its member.

Wynn Resorts’ Equity Instruments Issued to Employees

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Share Based Payment.” This statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” and supercedes Accounting Principles Board (“APB”) Opinion No. 25 and related interpretations. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services or incurs a liability in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize that cost over the service period. The Company adopted this statement on January 1, 2006 under the modified prospective method. The Company uses

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Black-Scholes valuation model to determine the estimated fair value for each option grant issued. The Black- Scholes determined fair value net of estimated forfeitures is amortized as compensation cost on a straight-line basis over the service period. In applying the modified prospective method, financial statements of prior periods presented do not reflect any adjusted amounts (i.e. prior periods do not include compensation cost calculated under the fair value method). Further information on the Company’s share-based compensation arrangements is included in Note 11 “Benefit Plans.”

Prior to 2006, the Company applied the provisions of EITF Issue 00-23 “Options Granted to Employees of Entities under Common Control” and recorded the cost of equity instruments granted by Wynn Resorts to employees of the Company in the Company’s consolidated financial statements as a capital contribution.

Recent Accounting Pronouncements

In June 2006, the FASB ratified the consensus reached on EITF Issue No. 06-03, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (that is, Gross Versus Net Presentation)”. The EITF reached a consensus that the presentation of taxes on either a gross or net basis is an accounting policy decision that requires disclosure. EITF Issue No. 06-03 is effective for the first interim or annual reporting period beginning after December 15, 2006. The Company has historically and will continue to record taxes collected from customers on a net basis. Accordingly, the adoption of EITF Issue No. 06-03 did not have an effect on the Company’s results of operation or financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements under other accounting pronouncements that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. The adoption of this statement will not have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value, with unrealized gains and losses related to these financial instruments reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that the adoption of SFAS No. 159 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.” SFAS No. 141 (revised) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and noncontrolling interest in the acquiree and the goodwill acquired. The revision is intended to simplify existing guidance and converge rulemaking under U.S. GAAP with international accounting rules. This statement applies prospectively to business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of SFAS No. 141 (revised) is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51.” This statement establishes accounting and reporting standards for ownership interest in subsidiaries held by parties other than the parent and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amount attributable to both the parent and the noncontrolling interests. The statement also establishes reporting requirements that provide sufficient disclosure that clearly identify and distinguish between the interest of the parent and those of the noncontrolling owners. This statement is effective for fiscal years beginning on or after December 15, 2008. The adoption of SFAS No. 160 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Reclassifications

Certain amounts in the consolidated financial statements for 2006 have been reclassified to be consistent with the current year presentation. These reclassifications had no effect on the previously reported net income.

3. Receivables, net

Receivables, net consisted of the following (amounts in thousands):

	As of December 31,
	2007	2006
Casino	$161,913	$133,985
Hotel	15,317	12,154
Other	8,506	9,352

	185,736	155,491
Less: allowance for doubtful accounts	(50,604)	(35,002)

	$135,132	$120,489

4. Property and Equipment, net

Property and equipment, net consisted of the following (amounts in thousands):

	As of December 31,
	2007	2006
Land and improvements	$603,838	$603,290
Buildings and improvements	1,209,562	1,164,947
Airplane	44,254	44,254
Furniture, fixtures and equipment	655,754	614,676
Construction in progress	865,130	214,574

	3,378,538	2,641,741
Less: accumulated depreciation	(347,135)	(222,580)

	$3,031,403	$2,419,161

As of December 31, 2007 and 2006, construction in progress includes interest and other costs capitalized in conjunction with the Encore project and to certain enhancements to Wynn Las Vegas.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Intangibles, net

Intangibles, net consisted of the following (amounts in thousands):

	Show Production Rights	Water Rights	Trademarks	Total Intangibles, Net
January 1, 2006	$11,250	$6,400	$1,013	$18,663
Additions	14,497	—	—	14,497
Amortization	(4,958)	—	—	(4,958)

December 31, 2006	20,789	6,400	1,013	28,202
Additions	—	—	286	286
Amortization	(2,963)	—	—	(2,963)

December 31, 2007	$17,826	$6,400	$1,299	$25,525

Water rights reflect the fair value allocation determined in the purchase of the Desert Inn in April 2000. The value of the trademarks primarily represents the costs to acquire the “Le Rêve” name. The water rights and trademarks are indefinite-lived assets and, accordingly, not amortized. Show production rights represent the amounts paid to purchase the rights to present “Monty Python’s Spamalot” and “Le Rêve” production shows. On May 31, 2006, the Company entered into an agreement to acquire substantially all intellectual property rights related to “Le Rêve” which were previously only licensed to the Company. The Company paid $14.5 million to acquire substantially all of the rights in and to “Le Rêve”. The rights acquired enable the Company to produce, present, enhance, or alter the performance of “Le Rêve” after May 31, 2006. The Company expects that amortization of show production rights will be approximately $3.1 million for each of the years 2008 through 2012, approximately $1.9 million for 2013, and approximately $0.2 million in 2014.

6. Deposits and Other Assets

Deposits and other assets consisted of the following (amounts in thousands):

	As of December 31,
	2007	2006
Entertainment production costs	$38,986	$30,057
Base stock	10,645	13,843
Interest rate swap	—	4,789
Golf memberships	3,750	3,750
Deposits and other	10,514	3,818

Total	$63,895	$56,257

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Long-Term Debt

Long-term debt consisted of the following (amounts in thousands):

	December 31,
	2007	2006
6 5/8% First Mortgage Notes, due December 1, 2014, net of original issue discount of $10,816	$1,689,184	$1,300,000
$900 million Revolving Credit Facility; due August 15, 2011; interest at LIBOR plus 1.625% (approximately 6.2% and 7.0%, respectively)	—	88,892
$225 million Term Loan Facility; $112.5 million due September 30, 2012 with the remaining $112.5 million due August 15, 2013; interest at LIBOR plus 1.875% (approximately 6.9% and 7.2%, respectively)	225,000	225,000
$44.75 million Note Payable; due March 31, 2010; interest at LIBOR plus 2.375% (approximately 7.7%)	—	38,509
$42 million Note Payable; due April 1, 2017; interest at LIBOR plus 1.25% (approximately 6.5%)	40,950	—

	1,955,134	1,652,401
Current portion of long-term debt	(1,050)	(5,309)

	$1,954,084	$1,647,092

6 5/8% First Mortgage Notes

On December 14, 2004, the Issuers issued $1.3 billion aggregate principal amount of 6 5/8% First Mortgage Notes (the “First Mortgage Notes”). The First Mortgage Notes mature on December 1, 2014 and bear interest at the rate of 6 5/8% per year. The Company pays interest on the First Mortgage Notes on June 1st and December 1st of each year. Commencing December 1, 2009, the First Mortgage Notes are redeemable at the Company’s option at a price equal to 103.313% of the principal amount redeemed and declining ratably on December 1st of each year thereafter to zero on or after December 1, 2012.

The indenture governing the First Mortgage Notes contains covenants limiting the ability of the Issuers to incur additional debt, make distributions, investments and restricted payments, create liens, enter into transactions with affiliates, sell assets, enter into sale leaseback transactions, permit restrictions on dividends and other payments by subsidiaries, or engage in mergers, consolidations, sales of substantially all assets, sales of subsidiary stock and other specified types of transactions.

The First Mortgage Notes are obligations of the Issuers, guaranteed by each of the subsidiaries of Wynn Las Vegas, LLC, other than Wynn Completion Guarantor, LLC. Wynn Resorts, Limited does not guarantee the obligations of the Issuers. Subject to an intercreditor agreement and certain exceptions, the First Mortgage Notes and the guarantees thereof are secured by: (1) all amounts on deposit from time to time (currently $31.1 million) in a completion guarantee deposit account maintained by Wynn Completion Guarantor, LLC; (2) a first priority pledge of all of the member’s interests owned by Wynn Las Vegas, LLC in its subsidiaries (other than Wynn Completion Guarantor, LLC) and of Wynn Resorts Holdings, LLC’s 100% member’s interest in Wynn Las Vegas, LLC; (3) first mortgages on all real property constituting Wynn Las Vegas, its golf course and Encore; and (4) a first priority security interest in substantially all other existing and future assets of Wynn Las Vegas, LLC and the guarantors, excluding, among other things, an aircraft beneficially owned by World Travel, LLC.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The obligations of the Issuers and the guarantors under the First Mortgage Notes rank equal to the right of payment with their existing and future senior secured indebtedness, including indebtedness with respect to the Wynn Las Vegas, LLC credit facilities described below, and rank senior in right of payment to all of their existing and future subordinated indebtedness.

On November 6, 2007, the Issuers issued, in a private offering, $400 million aggregate principal amount of 6 5/8% First Mortgage Notes due 2014 at a price of 97.25% of the principal amount (the “Additional Notes”). The Additional Notes were issued under the same indenture as the First Mortgage Notes issued on December 14, 2004.

The Additional Notes rank pari passu with, and will vote on any matter submitted to note holders with, the previously issued First Mortgage Notes. The Additional Notes are senior secured obligations of the Issuers, are guaranteed by Wynn Las Vegas, LLC’s subsidiaries (subject to some exceptions), and are secured by a first priority lien on substantially all of the existing and future assets of the Issuers and guarantors.

The Additional Notes have not been registered under the Securities Act of 1933 or under any state securities laws. Therefore, the Issuers may not offer or sell the Additional Notes within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws. The Issuers have agreed to make an offer to exchange the Additional Notes for registered, publicly traded notes that have substantially identical terms as the Additional Notes.

Wynn Las Vegas Credit Facilities

On December 14, 2004, Wynn Las Vegas, LLC entered into a credit agreement and related ancillary agreements for secured revolving credit and term loan facilities in the aggregate amount of $1 billion. The credit facilities consisted of a revolving credit facility (the “Revolver”) in the amount of $600 million and a term loan facility (the “Term Loan”) in the amount of $400 million. The Revolver was to terminate and be payable in full on December 14, 2009, and the Term Loan was to mature on December 14, 2011.

On August 15, 2006, the Company refinanced the above noted credit facilities and entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) which increased the Wynn Las Vegas credit facilities from $1 billion to $1.125 billion by increasing the Revolver from $600 million to $900 million and reducing the Term Loan from $400 million to $225 million. The $900 million Revolver and the $225 million Term Loan are herein referred to as the “Credit Facilities”. In August 2006, the maturity dates for the Revolver and the Term Loan were extended to August 15, 2011 and August 15, 2013, respectively. One half of the Term Loan is due on September 30, 2012 and the remaining half is due August 15, 2013.

For purposes of calculating interest, loans under the Credit Facilities will be designated, at the election of Wynn Las Vegas, LLC, as Eurodollar Loans or, in certain circumstances, Base Rate Loans. Eurodollar Loans under the Revolver and Term Loan bear interest initially at the Eurodollar rate plus 1.625% and the Eurodollar rate plus 1.875%, respectively. Interest on Eurodollar Loans is payable at the end of the applicable interest period in the case of interest periods of one, two or three months, and every three months in the case of interest periods of six months. Base Rate Loans bear interest at (a) the greater of (i) the rate most recently announced by Deutsche Bank as its “prime rate,” or (ii) the Federal Funds Rate plus  1/2 of 1% per annum; plus (b) a borrowing margin 0.625% or 0.875% under the Revolver and Term Loans, respectively. Interest on Base Rate Loans will be payable quarterly in arrears.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

After the opening of Encore, the applicable borrowing margins for the Revolver will be based on Wynn Las Vegas, LLC’s leverage ratio, ranging from 1% to 1.75% per annum for Eurodollar Loans and 0% to 0.75% per annum for Base Rate Loans. Until then, Wynn Las Vegas, LLC will pay, quarterly in arrears, 0.375% per annum on the daily average of unborrowed availability under the Revolver. After opening Encore, the annual fee Wynn Las Vegas, LLC will be required to pay for unborrowed availability under the Revolver will be based on Wynn Las Vegas, LLC’s leverage ratio, ranging from 0.25% to 0.50% per annum.

The Credit Facilities are obligations of Wynn Las Vegas, LLC, guaranteed by each of the subsidiaries of Wynn Las Vegas, LLC, other than Wynn Completion Guarantor, LLC. Subject to an intercreditor agreement, and certain exceptions, the obligations of Wynn Las Vegas, LLC and each of the guarantors under the Credit Facilities are secured by: (1) all amounts on deposit from time to time (currently $31.1 million) in a completion guarantee deposit account maintained by Wynn Completion Guarantor, LLC; (2) all amounts on deposit from time to time in a secured account holding the proceeds of the Credit Facilities; (3) a first priority pledge of all member’s interests owned by Wynn Las Vegas, LLC in its subsidiaries (other than Wynn Completion Guarantor, LLC) and Wynn Resorts Holdings, LLC’s 100% member’s interest in Wynn Las Vegas, LLC; (4) first mortgages on all real property constituting Wynn Las Vegas, its golf course and Encore; and (5) a first priority security interest in substantially all other existing and future assets of Wynn Las Vegas, LLC and the guarantors, excluding an aircraft beneficially owned by World Travel, LLC.

The obligations of Wynn Las Vegas, LLC and the guarantors under the Credit Facilities rank equal in right of payment with existing and future senior indebtedness, including indebtedness with respect to the First Mortgage Notes and rank senior in right of payment to all existing and future subordinated indebtedness.

In addition to scheduled amortization payments, Wynn Las Vegas, LLC is required to make mandatory prepayments of indebtedness under the Credit Facilities from the net proceeds of all debt offerings (other than those constituting certain permitted debt). After opening Encore, Wynn Las Vegas, LLC will also be required to make mandatory repayments of indebtedness under the Credit Facilities from specified percentages of excess cash flow, which percentages may decrease and/or be eliminated based on Wynn Las Vegas, LLC’s leverage ratio. Wynn Las Vegas, LLC has the option to prepay all or any portion of the indebtedness under the Credit Facilities at any time without premium or penalty.

The Amended and Restated Credit Agreement contains customary negative covenants and financial covenants, including negative covenants that restrict Wynn Las Vegas, LLC’s ability to: incur additional indebtedness, including guarantees; create, incur, assume or permit to exist liens on property and assets; declare or pay dividends and make distributions or restrict the ability of Wynn Las Vegas, LLC’s subsidiaries to pay dividends and make distributions; engage in mergers, investments and acquisitions; enter into transactions with affiliates; enter into sale-leaseback transactions; execute modifications to material contracts; engage in sales of assets; make capital expenditures; and make optional prepayments of certain indebtedness. The financial covenants include (i) maintaining a ratio of earnings before interest, taxes, depreciation and amortization to total interest expense, and (ii) maintaining a ratio of total debt to earnings before interest, taxes, depreciation and amortization.

In accordance with EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,” the Company recorded a loss from extinguishment of debt for the year ended December 31, 2006 of approximately $10.8 million to reflect the write-off of the previous Term Loan’s unamortized deferred financing costs and the payment of certain third-party bank fees incurred during the refinancing of the Credit Facilities.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In April 2007, the Company amended the Credit Facilities to: (a) have the Final Completion, as defined, be deemed satisfied for Wynn Las Vegas with the resulting release of (i) all amounts in excess of $30 million from the Completion Guaranty Deposit Account, ($24.6 million), and (ii) the balance of funds in the Project Liquidity Reserve Account ($32.8 million), (b) increase the permitted expenditures for Encore from $300 million to $500 million prior to the execution of a guaranteed maximum price construction contract, and (c) permit the issuance of up to $500 million of unsecured debt as and when permitted under the indenture governing the First Mortgage Notes.

In October 2007, the Company further amended the Credit Facilities to (a) permit the issuance of up to $500 million of secured indebtedness, in lieu of the $500 million unsecured indebtedness in the April 2007 amendment, (b) remove certain language related to the inter-company loan made by Wynn Las Vegas to Wynn Resorts (Macau) S.A. and (c) amend certain provisions governing Wynn Las Vegas’ insurance related obligations.

$44.75 Million Note Payable and $42 Million Note Payable for Aircraft

On May 24, 2005, World Travel, LLC, a subsidiary of Wynn Las Vegas, LLC, borrowed an aggregate amount of $44.75 million under term loans, which were to terminate on March 31, 2010. The term loans were guaranteed by Wynn Las Vegas, LLC and secured by a first priority security interest in the Company’s aircraft. Principal and interest was payable quarterly, and interest was calculated at LIBOR plus a margin of 2.375%. In addition to scheduled amortization payments, the borrower was required to prepay the loans if certain events of loss with respect to the aircraft occur.

In March 2007, World Travel, LLC, a subsidiary of Wynn Las Vegas, refinanced the $44.75 million note payable. The new loan has a principal balance of $42 million and is due April 1, 2017. The loan is guaranteed by Wynn Las Vegas, LLC and secured by a first priority security interest in the Company’s aircraft. Principal and interest are due quarterly with a balloon payment of $28 million due at maturity. Interest is calculated at 90-day LIBOR plus 125 basis points. In connection with this transaction, the Company incurred a loss from extinguishment of debt of $157,000 related to the write-off of unamortized debt issue costs associated with the original loan during the year ended December 31, 2007.

Debt Covenants

As of December 31, 2007, management believes the Company was in compliance with all debt covenants.

Fair Value of Long-term Debt

The net book value of the First Mortgage Notes, including the Additional Notes, at December 31, 2007 and 2006 was $1.7 billion and $1.3 billion, respectively. The estimated fair value of the First Mortgage Notes, including the Additional Notes, based upon most recent trades at December 31, 2007 and 2006 was approximately $1.67 billion and $1.3 billion, respectively. The net book value of the Company’s other debt instruments approximates fair value.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Scheduled Maturities of Long-Term Debt

Scheduled maturities of long-term debt are as follows (amounts in thousands):

Years Ending December 31,
2008	$1,050
2009	1,400
2010	1,400
2011	1,400
2012	113,900
Thereafter	1,846,800

$1,965,950

8. Interest Rate Swaps

The Company has entered into floating-for-fixed interest rate swap arrangements relating to its Term Loans. The Company accounts for its interest rate swaps in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and its related interpretations.

On December 14, 2004, the Company entered into two $200 million notional amount interest rate swap arrangements to fix the interest rate on the $400 million of floating-rate Term Loan borrowings outstanding prior to the August 15, 2006 refinancing of the Credit Facilities (See Note 7 “Long-term Debt”). Under these arrangements, the Company paid 3.793% of the notional amount and received payments equal to 1-month LIBOR. Although these interest rate swaps essentially fixed the interest rate at approximately 5.9%, changes in the fair value of the interest rate swaps for each reporting period were recorded in the increase (decrease) in swap fair value in the accompanying Consolidated Statements of Operations since the interest rate swaps did not qualify for hedge accounting under SFAS No. 133.

On August 15, 2006, the Company reduced its Term Loan facility as part of the refinancing of the Credit Facilities, and concurrently terminated one of its two $200 million interest rate swap arrangements. The Company received approximately $6.6 million in cash from unwinding this interest rate swap. The Company elected to retain the second $200 million interest rate swap to essentially fix the interest rate on $200 million of the new $225 million of Term Loan borrowings. Because the Company continues to pay a fixed rate of 3.793% on the $200 million notional amount and receives payments based on LIBOR, the interest rate on $200 million of the new $225 million Term Loan is fixed at approximately 5.7%. The interest rate on the remaining $25 million of Term Loan is subject to changes in LIBOR rates.

As of December 31, 2007 and 2006, the Company has recorded an asset of approximately $0.4 million and $4.8 million, respectively to reflect the fair value of the remaining $200 million notional amount interest rate swap. The fair value approximates the amount the Company would receive if the contract was settled at the respective valuation dates. Fair value is estimated based upon current, and predictions of future, interest rate levels along a yield curve, the remaining duration of the instruments and other market conditions, and therefore, is subject to significant estimation and a high degree of variability of fluctuation between periods.

As noted above, although the current interest rate swap is highly effective economically in fixing the interest rate on $200 million of the Term Loan, this interest rate swap does not qualify for hedge accounting under SFAS No. 133. Accordingly, changes in the fair value of the interest rate swap are recorded in the accompanying Consolidated Statement of Operations as an increase/(decrease) in swap fair value.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. Related Party Transactions, net

Note Receivable from Wynn Resorts, Limited

On August 15, 2005, the Company loaned $80 million to Wynn Resorts that further loaned those funds through its subsidiaries to Wynn Macau, S.A. as part of the financing of Wynn Macau, Wynn Resorts’ casino resort facility in the Macau Special Administrative Region of the People’s Republic of China (“Macau”), which opened on September 6, 2006. Wynn Macau S. A. repaid to Wynn Resorts all amounts outstanding in November 2006. Interest accrues at 7.5% per annum. Unpaid principal and interest is due at maturity on August 15, 2012. Included in the balances as of December 31, 2007 and 2006, was approximately $8.4 million and $2.4 million, respectively, of accrued interest receivable related to this note.

Amounts Due to Affiliates, net

As of December 31, 2007, the Company’s net due to affiliates was primarily comprised of construction payables of approximately $65.7 million, construction retention of approximately $41.6 million, a management fee of approximately $47.4 million (equal to 1.5% of net revenues and payable upon meeting certain leverage ratios as specified in the documents governing the Company’s Credit Facilities), and other net amounts receivable from affiliates totaling $35.2 million (including corporate allocations discussed below). As of December 31, 2006 the Company’s net due to affiliates was primarily comprised of construction payables of approximately $20 million, construction retention of approximately $9 million, a management fee of approximately $27.9 million (equal to 1.5% of revenues and payable upon meeting certain leverage ratios as specified in the documents governing the Company’s Credit Facilities) and other net amounts payable to affiliates totaling $7.8 million (including corporate allocations discussed below).

The Company periodically settles amounts due to affiliates with cash receipts and payments, except for the management fee, which is payable upon meeting certain leverage ratios specified in the documents governing the Company’s Credit Facilities.

Corporate Allocations

The accompanying consolidated statements of operations include allocations from Wynn Resorts for legal, accounting, human resource, information services, real estate, and other corporate support services. The corporate support service allocations have been determined on a basis that Wynn Resorts and the Company consider to be reasonable estimates of the utilization of service provided or the benefit received by the Company. The allocation methods include specific identification, relative cost, square footage and headcount. Wynn Resorts maintains corporate offices at Wynn Las Vegas without charge from the Company. The Company settles these corporate allocation charges with Wynn Resorts on a periodic basis as discussed in “Amounts Due to Affiliates, net” above. During the years ended December 31, 2007 and 2006, approximately $18.7 million and $18.4 million, respectively, was charged to the Company for such corporate allocations.

Amounts due to Officers, net

The Company periodically provides services to Stephen A. Wynn, Chairman of the Board, Chief Executive Officer and one of the principal stockholders of Wynn Resorts (“Mr. Wynn”), and certain other executive officers of Wynn Resorts. These services include household services, construction work and other personal services. The cost of these services is transferred to Wynn Resorts, Limited on a periodic basis. Mr. Wynn and these other officers have amounts on deposit with Wynn Resorts to prepay any such items, which are replenished on an ongoing basis as needed. At December 31, 2007 and December 31, 2006, Wynn Resorts owed Mr. Wynn and the other officers approximately $357,145 and $315,000, respectively.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Villa Suite Lease

Effective July 1, 2005, Mr. Wynn and his wife, Elaine P. Wynn (“Mrs. Wynn”), who is also a director of Wynn Resorts, lease from year to year a villa suite in the Wynn Las Vegas resort as their personal residence. Rent is determined by the Audit Committee of the Board of Directors of Wynn Resorts (the “Audit Committee”), and is based on the fair market value of the use of the suite accommodations. Based on third-party appraisals, the Audit Committee determined the rent for each year in the three-year period commencing July 1, 2005 and ending June 30, 2008 to be $580,000. Substantially all services for, and maintenance of, the suite are included in the rental.

The Wynn Collection

From the opening of Wynn Las Vegas through February 2006, the resort included an art gallery that displayed rare paintings from a private collection of fine art owned by Mr. and Mrs. Wynn. The Company leased the artwork from Mr. and Mrs. Wynn for an annual fee of one dollar ($1), and the Company was entitled to retain all revenues from the public display of the artwork and the related merchandising revenues. The Company was responsible for all expenses incurred in exhibiting and safeguarding the artwork, including the cost of insurance (including terrorism insurance) and taxes relating to the rental of the art. In February 2006, the Company closed the art gallery and began converting the gallery location into additional retail stores. The Company continues to lease works of art from Mr. and Mrs. Wynn for an annual fee of one dollar ($1) and continues to display certain pieces throughout Wynn Las Vegas. All expenses in exhibiting and safeguarding the artwork displayed at Wynn Las Vegas are the responsibility of the Company.

The “Wynn” Surname Rights Agreement

On August 6, 2004, Holdings entered into agreements with Mr. Wynn that confirm and clarify Holding’s rights to use the “Wynn” name and Mr. Wynn’s persona in connection with casino resorts. Under the parties’ Surname Rights Agreement, Mr. Wynn granted Holdings an exclusive, fully paid-up, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to its affiliates. Under the parties’ Rights of Publicity License, Mr. Wynn granted Holdings the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to its affiliates, until October 24, 2017. Holdings has sub-licensed rights to the “Wynn” name, persona and marks to the Company.

10. Property Charges and Other

Property charges and other for the years ended December 31, 2007, 2006 and 2005, were $6 million, $14.4 million and $14.2 million, respectively.

In response to the Company’s evaluation of the completed Wynn Las Vegas project and the reactions of its guests, the Company continues to make enhancements and refinements to the property. Costs relating to assets retired as a result of these enhancement and remodel efforts have been expensed as property charges. During the year ended December 31, 2007, asset abandonments were recorded related to the remodel and enhancements made to the Le Rêve Theater, the abandonment of a marquee sign, two retail outlet conversions and the conversion of Lure to the nighclub Blush. During the year ended December 31, 2006, the Company remodeled six North Fairway Villas, several areas of the retail promenade, a portion of the baccarat area to feature a casino bar and improved public baccarat space along with private baccarat salons and converted the Keno lounge to a retail outlet for womens’ accessories. Included in property charges and other for 2005 are approximately $9.4 million of costs relating to assets retired and approximately $3.1 million of expenses relating to the abandonment

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

of improvements made to the temporary offices utilized during part of the construction and development of Wynn Las Vegas. The Company also wrote off approximately $1.6 million of costs incurred in 2005 in connection with the preliminary design and development of a third theater originally planned for a new show production for Wynn Las Vegas which was later abandoned.

11. Benefit Plans

Employee Savings Plan

Wynn Resorts established a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees on July 27, 2000. The plan allows employees to defer, within prescribed limits, up to 18% of their income on a pre-tax basis through contributions to this plan. The Company matches the contributions, within prescribed limits, with an amount equal to 100% of the participant’s initial 2% tax deferred contribution and 50% of the tax deferred contribution between 2% and 4% of the participant’s compensation. The Company recorded charges for matching contributions of approximately $4.5 million, $3 million and $591,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

Union employees are covered by various multi-employer pension plans. The Company recorded expenses of approximately $4.5 million, $4.3 million and $1.2 million under such plans for the years ended December 31, 2007, 2006 and 2005, respectively. Information from the plans’ sponsors is not available to permit the Company to determine its share of unfunded vested benefits, if any.

Share-Based Compensation

Wynn Resorts established the 2002 Stock Incentive Plan (the “Stock Plan”) which provides for the grant of (i) Incentive Stock Options, (ii) compensatory (i.e. nonqualified) stock options, and (iii) nonvested shares of Wynn Resorts’ common stock for employees, directors and independent contractors or consultants of Wynn Resorts and its subsidiaries, including the Company. However, only employees are eligible to receive incentive stock options.

A maximum of 9,750,000 shares of Wynn Resorts’ common stock has been reserved for issuance under the Stock Plan. As of December 31, 2007, 4,430,712 shares remain available for the grant of stock options or nonvested shares of Wynn Resorts’ common stock.

Stock Options

Options are granted at the current market price at the date of grant. The Stock Plan provides for a variety of vesting schedules, including: immediate; 25% each year over four years; 33.33% for each of the third, fourth and fifth years; cliff vesting at a determined date; and others to be determined at the time of grant. All options expire ten years from the date of grant.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of option activity under the Stock Plan as of December 31, 2007, and the changes during the year then ended is presented below:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2007	1,341,000	$48.34
Granted	—	—
Exercised	(113,825)	$43.79
Canceled	(21,250)	$52.37

Outstanding at December 31, 2007	1,205,925	$48.68	7.14	$73,342,220

Exercisable at December 31, 2007	344,175	$29.99	5.94	$28,271,490

The weighted average fair value of options granted during the years ended December 31, 2006 and 2005 was $31.01 and $24.31, respectively. There were no stock options granted during the year ended December 31, 2007. The total intrinsic value of the options exercised for the years ended December 31, 2007, 2006 and 2005 was $7.9 million, $25 million and $2 million, respectively.

Nonvested Shares

A summary of the status of the Stock Plan’s nonvested shares as of December 31, 2007 and changes during the year then ended is presented below:

	Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2007	169,000	$68.04
Granted	14,000	$123.73
Vested	—	$—
Canceled	(12,000)	$70.33

Nonvested at December 31, 2007	171,000	$72.44

Compensation Cost

In March 2005, the SEC issued SAB No. 107, “Share-Based Payment” to provide interpretive guidance on SFAS No. 123(R) valuation methods, assumptions used in valuation models, and the interaction of SFAS No. 123(R) with existing SEC guidance. SAB No. 107 also requires the classification of stock compensation expense in the same financial statement line items as cash compensation, and therefore impacts the Company’s departmental expenses (and related operating margins), general and administrative expenses, pre-opening costs and construction in progress for the Company’s development projects.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company uses the Black-Scholes valuation model to determine the estimated fair value for each option grant issued, with highly subjective assumptions, changes in which could materially affect the estimated fair value. Expected volatility is based on implied and historical factors related to Wynn Resorts’ common stock. Expected term represents the weighted average time between the option’s grant date and its exercise date. Since the adoption of SFAS No. 123(R), the Company uses the simplified method prescribed by SAB No. 107 for companies with a limited trading history, to estimate the expected term. Prior to the adoption of SFAS No. 123(R), the Company used its best estimate and comparisons to industry peers. The risk-free interest rate used for each period presented is based on the U.S. Treasury yield curve at the time of grant for the period equal to the expected term.

The fair value per option was estimated on the date of grant using the weighted-average assumptions noted in the table below. There were no options granted during the year ended December 31, 2007.

	Year Ended December 31,
	2006	2005
Expected dividend yield	—	—
Expected stock price volatility	32.5%	35.3%
Risk-free interest rate	4.9%	4.1%
Expected average life of options (years)	7.0	6.0

Compensation cost related to stock options for the years ended December 31, 2007 and 2006, were $6.1 million and $7.3 million, respectively.

In addition to compensation cost relating to stock options, during the years ended December 31, 2007 and 2006, the Company recognized compensation cost related to nonvested shares of Wynn Resorts’ common stock of approximately $1.9 million and $809,000, respectively. Approximately $8.7 million of unamortized compensation cost relating to nonvested shares of Common Stock at December 31, 2007, will be recognized as compensation over the vesting period of the related grants through May 2016.

The total compensation cost relating both to stock options and nonvested stock for the years ended December 31, 2007 and 2006 is allocated as follows (amounts in thousands):

	Year Ended December 31,
	2007	2006
Casino	$3,435	$3,076
Rooms	509	605
Food and beverage	878	1,135
Entertainment, retail and other	266	310
General and administrative	2,943	3,007

Total stock-based compensation expense	$8,031	$8,133

As permitted by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of SFAS No. 123”, the Company continued to apply the provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its employee stock-based compensation for the year ended December 31, 2005. Accordingly, compensation expense was recognized only to the extent that the market value at the date of grant exceeded the exercise price.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table illustrates the effect on the net loss that would have resulted had the Company applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” to stock-based employee compensation during the year ended December 31, 2005 (amounts in thousands):

Year Ended December 31, 2005
Net loss as reported	$(45,274)
Less: total stock-based employee compensation expenses determined under the fair-value based method for all awards	(5,138)

Proforma net loss	$(50,412)

12. Commitments and Contingencies

Wynn Las Vegas

Wynn Las Vegas Enhancements. The Company has made and continues to make certain enhancements and refinements to Wynn Las Vegas. As a result, the Company has incurred and will continue to incur capital expenditures related to these enhancements and refinements. Under the terms of the Wynn Las Vegas, LLC credit facilities, the Company was permitted up to $172.2 million of capital expenditures in 2007, of which $60.1 million was spent. For 2008, the limit under the Wynn Las Vegas Credit Facilities is $272.1 million, including $112.1 million carried forward from 2007. These spending limits do not apply to any funds that may be contributed to Wynn Las Vegas, LLC by Wynn Resorts.

Encore Construction Development. Encore’s design includes a 2,034 all-suite hotel tower fully integrated with Wynn Las Vegas, as well as an approximately 72,000 square foot casino, additional convention and meeting space, restaurants, a nightclub, swimming pools, a spa and salon and retail outlets. The Company commenced construction of Encore on April 28, 2006 and expects to open Encore in December 2008.

The project budget for Encore is approximately $2.2 billion, consisting of approximately $2.1 billion for Encore and approximately $100 million for an employee parking garage on our Koval property, an associated pedestrian bridge and costs incurred in connection with the theater remodeling and production of “Monty Python’s Spamalot” at Wynn Las Vegas. The project budget is being funded from our existing Credit Facilities, operating cash flow from Wynn Las Vegas and remaining proceeds from a $400 million addition to the Wynn Las Vegas First Mortgage Notes that was completed in November 2007 (see Note 7). To the extent additional funds are required, they will be provided from additional debt and equity contributions by Wynn Resorts or additional indebtedness to be incurred by Wynn Las Vegas.

On February 27, 2007, the Company entered into a Design Build Architectural, Engineering and Construction Services Agreement (the “Contract”) with Tutor-Saliba Corporation (“Tutor”) for the design and construction of Encore. The Contract sets forth all of the terms and conditions pursuant to which Tutor will design and construct Encore. In June 2007, the Company and Tutor executed the First Amendment to the Contract which set the Guaranteed Maximum Price (“GMP”) for construction work covered by the contract at $1.3 billion. In connection with the execution and delivery of the Contract, Tutor and the Ronald N. Tutor Separate Trust (the “Trust”) have entered into and consented to a Net Worth Agreement pursuant to which (x) the Trust agreed that it will retain its current majority holdings of Tutor and (y) the Trust and Tutor agreed that during the term of the Contract, Tutor will maintain (i) net worth of at least $100 million, and (ii) liquid assets of at least $50 million.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of December 31, 2007, the Company has incurred approximately $998.7 million of project costs related to the development and construction of Encore and related capital improvements.

Completion Guarantee As part of the Wynn Las Vegas financing, the Company contributed $50 million of the net proceeds of the initial public offering of Wynn Resorts’ common stock to Wynn Completion Guarantor, LLC, a special purpose subsidiary of Wynn Las Vegas, LLC and deposited those funds into a completion guarantee deposit account to secure completion of Wynn Las Vegas. As referenced in Note 7, in April 2007 all amounts in excess of $30 million were released as a result of the April 2007 amendment to the Credit Facilities. The remaining $30 million is retained as Encore’s completion guarantee.

Leases and other arrangements

The Company is the lessor under several retail leases and has entered into license and distribution agreements for additional retail outlets. The Company also is a party to joint venture agreements for the operation of one other retail outlet and the Ferrari and Maserati automobile dealership at Wynn Las Vegas.

The following represents the future minimum rentals to be received under the operating leases (amounts in thousands):

Years Ending December 31,
2008	$2,255
2009	2,268
2010	2,189
2011	2,145
2012	2,026
Thereafter	1,701

$12,584

In addition, the Company is the lessee under leases for certain land, buildings and office equipment. Total minimum payments of approximately $9.7 million are to be made under non-cancelable leases for approximately $1.7 million in 2008 and 2009, $1.2 million in 2010, $1.1 million in 2011 and 2012 and approximately $2.9 million thereafter.

Self-insurance

The Company is covered under a self-insured medical plan up to a maximum of $300,000 per year for each insured person. Amounts in excess of these thresholds are covered by the Company’s insurance programs, subject to customary policy limits.

Employment Agreements

The Company has entered into employment agreements with several executive officers, other members of management and certain key employees. These agreements generally have three- to five-year terms and typically indicate a base salary and often contain provisions for discretionary bonuses. Certain of the executives are also entitled to a separation payment if terminated without “cause” or upon voluntary termination of employment for “good reason” following a “change of control” (as these terms are defined in the employment contracts).

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Litigation

The Company does not have any material litigation as of December 31, 2007.

13. Condensed Consolidating Financial Information of Guarantors and Issuers

The following condensed consolidating financial statements present information related to the Issuers of the First Mortgage Notes and their guarantor subsidiaries (World Travel, LLC; Las Vegas Jet, LLC; Wynn Show Performers, LLC; Wynn Golf, LLC; Kevyn, LLC; and Wynn Sunrise, LLC) and non-guarantor subsidiary (Wynn Completion Guarantor, LLC) as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007.

The following condensed consolidating financial statements are presented in the provided form because: (i) the guarantor subsidiaries are wholly owned subsidiaries of Wynn Las Vegas, LLC (an issuer of the First Mortgage Notes); (ii) the guarantee is considered to be full and unconditional, that is, if the Issuers fail to make a scheduled payment, the guarantor subsidiaries are obligated to make the scheduled payment immediately and, if it does not, any holder of the First Mortgage Notes may immediately bring suit directly against the guarantor subsidiaries for payment of all amounts due and payable; and (iii) the guarantee is joint and several.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2007

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$146,556	$(35)	$—	$—	$146,521
Restricted cash and investments	—	—	—	—	—
Receivables, net	135,094	38	—	—	135,132
Inventories	58,612	—	—	—	58,612
Prepaid expenses and other	19,956	168	—	—	20,124

Total current assets	360,218	171	—	—	360,389
Restricted cash and investments	—	—	31,052	—	31,052
Note receivable from Wynn Resorts, Limited	88,379	—	—	—	88,379
Property and equipment, net	2,825,608	205,795	—	—	3,031,403
Intangible assets, net	19,381	6,144	—	—	25,525
Deferred financing costs, net	41,536	—	—	—	41,536
Deposits and other assets	59,174	4,721	—	—	63,895
Investment in unconsolidated affiliates	(2,173)	5,077	—	2,173	5,077

Total assets	$3,392,123	$221,908	$31,052	$2,173	$3,647,256

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,050	$—	$—	$1,050
Accounts payable	28,811	45	—	—	28,856
Accrued interest	10,816	—	—	—	10,816
Accrued compensation and benefits	44,516	1,212	—	—	45,728
Other accrued expenses	22,348	22	—	—	22,370
Customer deposits and other liabilities	88,299	—	—	—	88,299
Due to affiliates, net	(148,607)	189,121	—	—	40,514

Total current liabilities	46,183	191,450	—	—	237,633
Long-term debt	1,914,184	39,900	—	—	1,954,084
Due to affiliates, net	55,618	—	23,783	—	79,401
Other	1,118	—	—	—	1,118

Total liabilities	2,017,103	231,350	23,783	—	2,272,236

Commitments and contingencies
Member’s equity:
Contributed capital	1,461,949	12,530	—	(12,530)	1,461,949
Accumulated earnings (deficit)	(86,929)	(21,972)	7,269	14,703	(86,929)

Total member’s equity	1,375,020	(9,442)	7,269	2,173	1,375,020

Total liabilities and member’s equity	$3,392,123	$221,908	$31,052	$2,173	$3,647,256

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2006

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$93,825	$(5)	$—	$—	$93,820
Restricted cash and investments	24,621	—	—	—	24,621
Receivables, net	120,489	—	—	—	120,489
Inventories	49,451	—	—	—	49,451
Prepaid expenses and other	21,321	398	—	—	21,719

Total current assets	309,707	393	—	—	310,100
Restricted cash and investments	118,965	—	53,931	—	172,896
Note receivable from Wynn Resorts, Limited	82,379	—	—	—	82,379
Property and equipment, net	2,219,360	199,801	—	—	2,419,161
Intangible assets, net	22,058	6,144	—	—	28,202
Deferred financing costs, net	45,215	170	—	—	45,385
Deposits and other assets	56,243	14	—	—	56,257
Investment in unconsolidated affiliates	2,045	5,508	—	(2,045)	5,508

Total assets	$2,855,972	$212,030	$53,931	$(2,045)	$3,119,888

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$—	$5,309	$—	$—	$5,309
Accounts payable	28,364	95	—	—	28,459
Accrued interest	8,833	17	—	—	8,850
Accrued compensation and benefits	36,235	1,063	—	—	37,298
Other accrued expenses	18,078	15	—	—	18,093
Customer deposits and other liabilities	67,317	—	—	—	67,317
Due to affiliates, net	(161,022)	175,664	18,553	—	33,195

Total current liabilities	(2,195)	182,163	18,553	—	198,521
Long-term debt	1,613,892	33,200	—	—	1,647,092
Due to affiliates, net	1,505	—	30,000	—	31,505

Total liabilities	1,613,202	215,363	48,553	—	1,877,118

Commitments and contingencies
Member’s equity:
Contributed capital	1,453,918	12,530	—	(12,530)	1,453,918
Accumulated earnings (deficit)	(211,148)	(15,863)	5,378	10,485	(211,148)

Total member’s equity	1,242,770	(3,333)	5,378	(2,045)	1,242,770

Total liabilities and member’s equity	$2,855,972	$212,030	$53,931	$(2,045)	$3,119,888

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

YEAR ENDED DECEMBER 31, 2007

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Operating revenues:
Casino	$642,327	$—	$—	$—	$642,327
Rooms	285,702	—	—	—	285,702
Food and beverage	311,032	—	—	—	311,032
Entertainment, retail and other	210,304	—	—	(796)	209,508

Gross revenues	1,449,365	—	—	(796)	1,448,569
Less: promotional allowances	(152,718)	—	—	—	(152,718)

Net revenues	1,296,647	—	—	(796)	1,295,851

Operating costs and expenses:
Casino	276,523	—	—	—	276,523
Rooms	75,808	—	—	—	75,808
Food and beverage	192,497	—	—	—	192,497
Entertainment, retail and other	145,460	—	—	—	145,460
General and administrative	202,135	(1,519)	5	(796)	199,825
Provision for doubtful accounts	21,139	—	—	—	21,139
Management fees	19,473	—	—	—	19,473
Pre-opening costs	6,457	—	—	—	6,457
Depreciation and amortization	147,413	5,426	—	—	152,839
Property charges and other	6,005	—	—	—	6,005

Total operating costs and expenses	1,092,910	3,907	5	(796)	1,096,026
Equity in income (loss) from unconsolidated affiliates	(4,218)	796	—	4,218	796

Operating income (loss)	199,519	(3,111)	(5)	4,218	200,621

Other income (expense):
Interest and other income	12,321	—	1,896	—	14,217
Interest expense, net of capitalized interest	(83,249)	(2,841)	—	—	(86,090)
Increase (decrease) in swap fair value	(4,372)	—	—	—	(4,372)
Loss from extinguishment of debt	—	(157)	—	—	(157)

Other income (expense), net	(75,300)	(2,998)	1,896	—	(76,402)

Net income (loss)	$124,219	$(6,109)	$1,891	$4,218	$124,219

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

YEAR ENDED DECEMBER 31, 2006

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Operating revenues:
Casino	$535,561	$—	$—	$—	$535,561
Rooms	268,237	—	—	—	268,237
Food and beverage	295,205	—	—	—	295,205
Entertainment, retail and other	196,009	—	—	(1,409)	194,600

Gross revenues	1,295,012	—	—	(1,409)	1,293,603
Less: promotional allowances	(154,255)	—	—	—	(154,255)

Net revenues	1,140,757	—	—	(1,409)	1,139,348

Operating costs and expenses:
Casino	250,447	—	—	—	250,447
Rooms	71,170	—	—	—	71,170
Food and beverage	185,382	—	—	—	185,382
Entertainment, retail and other	129,853	—	—	—	129,853
General and administrative	183,166	(1,101)	—	(1,409)	180,656
Provision for doubtful accounts	20,675	—	—	—	20,675
Management fees	17,091	—	—	—	17,091
Pre-opening costs	2,020	—	—	—	2,020
Depreciation and amortization	142,713	4,895	—	—	147,608
Contract termination fee	5,000	—	—	—	5,000
Property charges and other	14,399	—	—	—	14,399

Total operating costs and expenses	1,021,916	3,794	—	(1,409)	1,024,301
Equity in income (loss) from unconsolidated affiliates	(3,090)	1,409	—	3,090	1,409

Operating income (loss)	115,751	(2,385)	—	3,090	116,456

Other income (expense):
Interest and other income	20,303	—	2,498	—	22,801
Interest expense, net of capitalized interest	(114,584)	(3,203)	—	—	(117,787)
Increase in swap fair value	871	—	—	—	871
Loss from extinguishment of debt	(12,533)	—	—	—	(12,533)

Other income (expense), net	(105,943)	(3,203)	2,498	—	(106,648)

Net income (loss)	$9,808	$(5,588)	$2,498	$3,090	$9,808

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

YEAR ENDED DECEMBER 31, 2005

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Operating revenues:
Casino	$353,663	$—	$—	$—	$353,663
Rooms	170,315	—	—	—	170,315
Food and beverage	173,700	—	—	—	173,700
Entertainment, retail and other	125,797	(260)	—	—	125,537

Gross revenues	823,475	(260)	—	—	823,215
Less: promotional allowances	(100,923)	—	—	—	(100,923)

Net revenues	722,552	(260)	—	—	722,292

Operating costs and expenses:
Casino	155,075	—	—	—	155,075
Rooms	44,171	—	—	—	44,171
Food and beverage	118,670	—	—	—	118,670
Entertainment, retail and other	79,631	—	—	—	79,631
General and administrative	110,931	(1,711)	5	—	109,225
Provision for doubtful accounts	16,304	—	—	—	16,304
Management fees	10,836	—	—	—	10,836
Pre-opening costs	66,705	749	—	—	67,454
Depreciation and amortization	90,355	3,942	—	—	94,297
Property charges and other	14,203	(20)	—	—	14,183

Total operating costs and expenses	706,881	2,960	5	—	709,846
Equity in income (loss) from unconsolidated affiliates	(2,898)	610	—	2,898	610

Operating income (loss)	12,773	(2,610)	(5)	2,898	13,056

Other income (expense):
Interest and other income	17,085	1	1,390	—	18,476
Interest expense, net of capitalized interest	(85,072)	(1,674)	—	—	(86,746)
Increase in swap fair value	9,940	—	—	—	9,940

Other income (expense), net	(58,047)	(1,673)	1,390	—	(58,330)

Net income (loss)	$(45,274)	$(4,283)	$1,385	$2,898	$(45,274)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

YEAR ENDED DECEMBER 30, 2007

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss)	$124,219	$(6,109)	$1,891	$4,218	$124,219
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	147,413	5,426	—	—	152,839
Stock-based compensation	8,031	—	—	—	8,031
Loss from extinguishment of debt	—	157	—	—	157
Amortization and writeoff of deferred financing costs and other	10,795	13	—	—	10,808
Equity in income (loss) from unconsolidated affiliates, net of distributions	4,218	431	—	(4,218)	431
Provision for doubtful accounts	21,139	—	—	—	21,139
Property charges and other	6,005	—	—	—	6,005
(Increase) decrease in swap fair value	4,372	—	—	—	4,372
Increase (decrease) in cash from changes in:
Receivables	(41,744)	(38)	—	—	(41,782)
Inventories and prepaid expenses and other	(7,252)	230	—	—	(7,022)
Accounts payable, accrued expenses and other	35,963	89	—	—	36,052
Due to affiliates, net	7,642	(7,177)	—	—	465

Net cash provided by (used in) operating activities	320,801	(6,978)	1,891	—	315,714

Cash flows from investing activities:
Capital expenditures, net of construction payables and retentions	(667,060)	(11,420)	—	—	(678,480)
Restricted cash and investments	143,586	—	22,879	—	166,465
Purchase of intangibles and other assets	(21,542)	(4,707)	—	—	(26,249)
Due to affiliates, net	(20,585)	20,634	(24,770)	—	(24,721)
Proceeds from sale of assets	964	—	—	—	964

Net cash provided by (used in) investing activities	(564,637)	4,507	(1,891)	—	(562,021)

Cash flows from financing activities:
Principal payments on long-term debt	(243,352)	(39,559)	—	—	(282,911)
Proceeds from issuance of long-term debt	543,460	42,000	—	—	585,460
Payments of deferred financing costs	(3,541)	—	—	—	(3,541)

Net cash provided by financing activities	296,567	2,441	—	—	299,008

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	52,731	(30)	—	—	52,701
Balance, beginning of year	93,825	(5)	—	—	93,820

Balance, end of year	$146,556	$(35)	$—	$—	$146,521

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

YEAR ENDED DECEMBER 31, 2006

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss)	$9,808	$(5,588)	$2,498	$3,090	$9,808
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	142,713	4,895	—	—	147,608
Stock-based compensation	8,133	—	—	—	8,133
Loss from extinguishment of debt	11,316	—	—	—	11,316
Amortization and writeoff of deferred financing costs and other	14,765	52	—	—	14,817
Equity in (income) loss from unconsolidated affiliates, net of distributions	3,090	(1,159)	—	(3,090)	(1,159)
Provision for doubtful accounts	20,675	—	—	—	20,675
Property charges and other	14,399	—	—	—	14,399
Increase in swap fair value	(871)	—	—	—	(871)
Increase (decrease) in cash from changes in:
Receivables	(52,644)	—	—	(265)	(52,909)
Inventories and prepaid expenses and other	(7,546)	(4)	—	—	(7,550)
Accounts payable, accrued expenses and other	7,596	505	—	275	8,376
Due to affiliates, net	32,985	—	—	—	32,985

Net cash provided by (used in) operating activities	204,419	(1,299)	2,498	10	205,628

Cash flows from investing activities:
Capital expenditures, net of construction payables and retention	(212,455)	(37,071)	—	—	(249,526)
Restricted cash and investments	199,738	—	(2,498)	—	197,240
Purchase of intangibles and other assets	(21,423)	(14)	—	—	(21,437)
Due to affiliates, net	(60,024)	43,406	—	—	(16,618)

Net cash provided by (used in) investing activities	(94,164)	6,321	(2,498)	—	(90,341)

Cash flows from financing activities:
Principal payments on long-term debt	(435,142)	(5,027)	—	—	(440,169)
Proceeds from issuance of long-term debt	328,892	—	—	—	328,892
Proceeds from termination of interest rate swap	6,605	—	—	—	6,605
Payments of deferred financing costs	(4,572)	—	—	—	(4,572)

Net cash used in financing activities	(104,217)	(5,027)	—	—	(109,244)

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	6,038	(5)	—	10	6,043
Balance, beginning of year	87,787	—	—	(10)	87,777

Balance, end of year	$93,825	$(5)	$—	$—	$93,820

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

YEAR ENDED DECEMBER 30, 2005

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss)	$(45,274)	$(4,283)	$1,385	$2,898	$(45,274)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	90,355	3,942	—	—	94,297
Amortization and writeoff of deferred financing costs and other	9,791	32	—	—	9,823
Equity in (income) loss from unconsolidated affiliates, net of distributions	2,898	(610)	—	(2,898)	(610)
Provision for doubtful accounts	16,304	—	—	—	16,304
Property charges and other	14,203	(20)	—	—	14,183
Increase in swap fair value	(9,940)	—	—	—	(9,940)
Increase (decrease) in cash from changes in:
Receivables	(107,092)	106	—	265	(106,721)
Inventories and prepaid expenses and other	(54,901)	(271)	—	—	(55,172)
Accounts payable, accrued expenses and other	130,679	177	—	(274)	130,582
Due to affiliates, net	13,273	—	—	—	13,273

Net cash provided by (used in) operating activities	60,296	(927)	1,385	(9)	60,745

Cash flows from investing activities:
Capital expenditures, net of construction payables and retentions	(648,527)	(8,916)	—	—	(657,443)
Restricted cash and investments	385,223	—	(1,390)	—	383,833
Investment in unconsolidated affiliates	—	(3,739)	—	—	(3,739)
Note receivable from Wynn Resorts, Limited	(80,000)	—	—	—	(80,000)
Purchase of intangibles and other assets	(36,725)	—	—	—	(36,725)
Due to affiliates, net	6,030	(29,723)	5	—	(23,688)
Proceeds from sale of assets	—	23	—	—	23

Net cash used in investing activities	(373,999)	(42,355)	(1,385)	—	(417,739)

Cash flows from financing activities:
Principal payments on long-term debt	(120,000)	(1,214)	—	—	(121,214)
Proceeds from issuance of long-term debt	503,436	44,750	—	—	548,186
Payments of deferred financing costs	(7,638)	(254)	—	—	(7,892)

Net cash provided by financing activities	375,798	43,282	—	—	419,080

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	62,095	—	—	(9)	62,086
Balance, beginning of year	25,692	—	—	(1)	25,691

Balance, end of year	$87,787	$—	$—	$(10)	$87,777

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14. Quarterly Financial Information (Unaudited)

The following table presents selected quarterly financial information for 2007 and 2006 (amounts in thousands):

	Year Ended December 31, 2007
	First	Second	Third	Fourth	Year
Net revenues	$330,934	$335,181	$305,798	$323,938	$1,295,851
Operating income	59,014	63,420	35,803	42,384	200,621
Net income	37,572	45,354	16,908	24,385	124,219

	Year Ended December 31, 2006
	First	Second	Third	Fourth	Year
Net revenues	$277,361	$273,562	$273,228	$315,197	$1,139,348
Operating income	22,248	22,140	22,440	49,628	116,456
Net income (loss)	(408)	(583)	(15,864)	26,663	9,808

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(amounts in thousands)

Description	Balance at January 1, 2007	Provisions for Doubtful Accounts	Write-offs, Net of Recoveries	Balance at December 31, 2007
Allowance for doubtful accounts	$35,002	21,139	(5,537)	$50,604

Description	Balance at January 1, 2006	Provisions for Doubtful Accounts	Write-offs, Net of Recoveries	Balance at December 31, 2006
Allowance for doubtful accounts	$15,812	20,675	(1,485)	$35,002

Description	Balance at January 1, 2005	Provisions for Doubtful Accounts	Write-offs, Net of Recoveries	Balance at December 31, 2005
Allowance for doubtful accounts	$—	16,304	(492)	$15,812

$400,000,000

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

6 5/8% First Mortgage Notes due 2014

PROSPECTUS

                , 2008

Until                     , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors, Officers, Managers and Members

Section 78.7502 of the Nevada Revised Statutes (the “NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of the law or must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502 of the NRS also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding he or she must be indemnified by the corporation against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 78.751 of the NRS permits a corporation, in its articles of incorporation, bylaws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the corporation.

Section 78.752 of the NRS permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation’s current and former officers, directors, employees or agents, or any persons serving or who have served in certain capacities at the request of the corporation, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses.

Wynn Resorts’ bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in certain circumstances in which indemnification would be otherwise discretionary under Nevada law. In addition, Wynn Resorts has entered into separate indemnification agreements with its directors and officers that require Wynn Resorts, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service other than liabilities arising from willful misconduct of a culpable nature. Wynn Resorts also intends to maintain director and officer liability insurance, if available on reasonable terms.

Section 86.411 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company. As with corporations, indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. Section 86.421 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the company.

Section 86.461 of the NRS permits a limited liability to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s current and former managers, members employees or agents, or any persons serving or who have served in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

Item 21. Exhibits and Financial Statement Schedules.

Item 21(a). Exhibits.

Exhibit	Description
3.1	Second Amended and Restated Articles of Organization of Wynn Las Vegas, LLC. (1)

3.2	Second Amended and Restated Operating Agreement of Wynn Las Vegas, LLC. (1)

3.3	First Amended and Restated Articles of Incorporation of Wynn Las Vegas Capital Corp. (1)

3.4	Certificate of Amendment of the Articles of Incorporation of Wynn Las Vegas Capital Corp. (1)

3.5	First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

Exhibit	Description
3.6	First Amendment to the First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.7	Second Amendment to the First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.8	Articles of Organization of Kevyn, LLC. (2)

3.9	Operating Agreement of Kevyn, LLC. (2)

3.10	Amended and Restated Articles of Organization of Wynn Golf, LLC. (1)

3.11	First Amended and Restated Operating Agreement of Wynn Golf, LLC. (1)

3.12	Second Amended and Restated Articles of Organization of Las Vegas Jet, LLC. (1)

3.13	Second Amended and Restated Operating Agreement of Las Vegas Jet, LLC. (1)

3.14	Articles of Organization of Wynn Sunrise, LLC. (1)

3.15	First Amended and Restated Operating Agreement of Wynn Sunrise, LLC. (1)

3.16	Second Amended and Restated Articles of Organization of World Travel, LLC. (1)

3.17	Second Amended and Restated Operating Agreement of World Travel, LLC. (1)

3.18	First Amended and Restated Articles of Organization of Wynn Show Performers, LLC. (1)

3.19	First Amended and Restated Operating Agreement of Wynn Show Performers, LLC. (1)

4.1	Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (3)

4.2	First Supplemental Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and Wells Fargo Bank, National Association, as trustee. (3)

4.3	First Supplemental Indenture, dated as of June 29, 2005, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (4)

4.4	Second Supplemental Indenture, dated as of July 29, 2005, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (2)

4.5	Registration Rights Agreement, dated as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantor signatories thereto and Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and SG Americas Securities, LLC. (5)

4.6	Registration Rights Agreement, dated as of November 6, 2007, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the guarantors party thereto, Deutsche Bank Securities Inc. and Banc of America Securities LLC. (6)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. (7)

5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP (7)

10.1	Master Disbursement Agreement, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Deutsche Bank Trust Company Americas and U.S. Bank National Association. (3)

10.2	First Amendment to Master Disbursement Agreement, dated April 26, 2005, among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as bank agent and Deutsche Bank Trust Company Americas, as disbursement agent. (8)

Exhibit	Description
10.3	Second Amendment to Master Disbursement Agreement, dated as of June 29, 2005, between Wynn Las Vegas, LLC and Deutsche Bank Trust Company Americas. (9)

10.4	Third Amendment to Master Disbursement Agreement, dated as of March 15, 2006, between Wynn Las Vegas, LLC and Deutsche Bank Trust Company Americas. (10)

10.5	Fourth Amendment to Master Disbursement Agreement, dated as of August 15, 2006, among Wynn Las Vegas, LLC and Deutsche Bank Trust Company America, as both agent and disbursement agent. (11)

10.6	Fifth Amendment to Master Disbursement Agreement, dated as of April 9, 2007 among Wynn Las Vegas, LLC and Deutsche Bank Trust Company Americas. (12)

10.7	Amended and Restated Master Disbursement Agreement, dated as of October 25, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the initial Bank Agent, and Deutsche Bank Trust Company America, as the initial Disbursement Agent. (13)

10.8	First Amendment to Amended and Restated Master Disbursement Agreement, dated as of October 31, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the initial Bank Agent, and Deutsche Bank Trust Company America, as the initial Disbursement Agent. (14)

10.9	Second Amendment to Amended and Restated Master Disbursement Agreement, dated as of November 6, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the Bank Agent, and Deutsche Bank Trust Company Americas, as the Disbursement Agent. (6)

10.10	Promissory Note and Agreement, dated May 24, 2005, by Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, and World Travel, LLC; and accepted and agreed to by Bank of America, N.A., as lender and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (15)

10.11	Promissory Note and Agreement, dated May 24, 2005, by Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, and World Travel, LLC; and accepted and agreed to by The CIT Group / Equipment Financing, Inc., as lender and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (15)

10.12	Aircraft Security Agreement, dated May 24, 2005, between Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, World Travel, LLC and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (15)

10.13	Guaranty, dated May 24, 2005, by Wynn Las Vegas, LLC in favor of The CIT Group / Equipment Financing, Inc., Bank of America, N.A. and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (15)

10.14	Agreement of Termination, dated June 30, 2005, by and between Stephen A. Wynn and Wynn Las Vegas, LLC. (16)

10.15	Fourth Amended and Restated Art Rental and Licensing Agreement, dated as of June 30, 2005, between Stephen A. Wynn, as lessor, Wynn Gallery, LLC, as lessee. (16)

10.16	Lump Sum Agreement, by and between Wynn Las Vegas, LLC and Wadsworth Golf Construction Company, effective as of February 18, 2003. (17)

10.17	Completion Guaranty, dated December 14, 2004, by Wynn Completion Guarantor, LLC in favor of Deutsche Bank Trust Company Americas, as the Bank Agent, and U.S. Bank National Association, as Indenture Trustee. (5)

10.18	Purchase Agreement, dated October 25, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and Stephen A. Wynn. (18)

Exhibit	Description
10.19	Purchase Agreement, dated October 25, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and Aruze USA, Inc. (18)

10.20	Acknowledgement and Agreement, dated as of September 1, 2004, among Wynn Las Vegas, LLC, Wells Fargo Bank, National Association and the lenders named therein. (19)

10.21	Third Amended and Restated Art Rental and Licensing Agreement, dated as of August 6, 2004, by and between Stephen A. Wynn and Wynn Las Vegas, LLC. (20)

10.22	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Las Vegas, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (5)

10.23	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Sunrise, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (5)

10.24	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Golf, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (5)

10.25	Guarantee and Collateral Agreement, dated as of December 14, 2004, made by Wynn Resorts Holdings, LLC, Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC and the other Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent. (5)

10.26	Intercreditor Agreement, dated as of December 14, 2004, among Deutsche Bank Trust Company Americas, as bank agent, Deutsche Bank Trust Company Americas, as collateral agent, and U.S. Bank National Association, as trustee. (3)

10.27	Pledge and Security Agreement, dated as of December 14, 2004, made by Wynn Resorts Holdings, LLC, Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC and the other Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent. (5)

10.28	Management Fees Subordination Agreement, dated as of December 14, 2004, by Wynn Resorts, Limited, Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., and those subsidiaries of Wynn Las Vegas, LLC listed on Exhibit A hereto in favor of Deutsche Bank Trust Company Americas, as administrative agent, and U.S. Bank National Association, as trustee. (5)

10.29	Management Agreement, made as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC, and Wynn Resorts, Limited. (5)

10.30	Irrevocable Trust Agreement, dated as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., and Wells Fargo Bank, National Association, as Trustee. (5)

10.31	Amended and Restated Project Administration Services Agreement, dated December 14, 2004, between Wynn Las Vegas, LLC and Wynn Design & Development, LLC. (5)

10.32	Intellectual Property License Agreement, dated as of December 14, 2004, by and among Wynn Resorts Holdings, Wynn Resorts, Limited and Wynn Las Vegas, LLC. (5)

10.33	Employment Agreement, dated as of August 31, 2005 by and between Wynn Las Vegas, LLC and Andrew Pascal. (21)

Exhibit	Description
10.34	Employment Agreement, dated as of September 16, 2003 by and between Wynn Las Vegas, LLC and David Sisk. (1)

10.35	First Amendment to Employment Agreement, dated October 20, 2003, by and between Wynn Las Vegas, LLC and David Sisk. (1)

10.36	Amended and Restated Credit Agreement, dated as of August 15, 2006 among Wynn Las Vegas, LLC, as the Borrower, several lenders and agents, and Deutsche Bank Trust Company Americas, as Administrative Agent. (11)

10.37	First Amendment to Amended and Restated Credit Agreement dated April 9, 2007 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (12)

10.38	Second Amendment to Amended and Restated Credit Agreement dated October 31, 2007 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantors, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (14)

12.1	Statements re Computation of Ratios. (7)

21.1	Subsidiaries of the Registrant. (7)

23.1	Consent of Ernst & Young LLP. (7)

23.2	Consent of Deloitte & Touche LLP. (7)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1). (7)

23.4	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2). (7)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement). (7)

25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association, as trustee under the Indenture for Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.’s 6 5/8% First Mortgage Notes due 2014. (7)

99.1	Form of Letter of Transmittal. (7)

99.2	Form of Notice of Guaranteed Delivery. (7)

99.3	Form of Letter to Clients. (7)

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. (7)

(1)	Previously filed with the Registration Statement on Form S-4 (File No. 333-124052) filed by the Registrant on April 13, 2005 and incorporated herein by reference.
(2)	Previously filed with the Annual Report on Form 10-K filed by the Registrant on February 22, 2008 and incorporated herein by reference.
(3)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on December 17, 2004 and incorporated herein by reference.
(4)	Previously filed with the Current Report on Form 8-K filed by the Registrant on June 29, 2005 and incorporated herein by reference.

(5)	Previously filed with the Annual Report on Form 10-K filed by Wynn Resorts, Limited on March 15, 2005 and incorporated herein by reference.
(6)	Previously filed with the Current Report on Form 8-K filed by the Registrant on November 13, 2007 and incorporated herein by reference.
(7)	Filed herewith.
(8)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on April 27, 2005 and incorporated herein by reference.
(9)	Previously filed with the Current Report on Form 8-K filed by the Registrant on June 29, 2005 and incorporated herein by reference.
(10)	Previously filed with the Annual Report on Form 10-K filed by Wynn Resorts, Limited on March 16, 2006 and incorporated herein by reference.
(11)	Previously filed with the Quarterly Report on Form 10-Q filed by Wynn Resorts, Limited on November 9, 2006 and incorporated herein by reference.
(12)	Previously filed with the Quarterly Report on Form 10-Q filed by the Registrant on August 9, 2007 and incorporated herein by reference.
(13)	Previously filed with the Current Report on Form 8-K filed by the Registrant on October 31, 2007 and incorporated herein by reference.
(14)	Previously filed with the Current Report on Form 8-K filed by the Registrant on November 1, 2007 and incorporated herein by reference.
(15)	Previously filed with the Current Report on Form 8-K filed by the Registrant on May 25, 2005 and incorporated herein by reference.
(16)	Previously filed with the Quarterly Report on form 10-Q filed by Wynn Resorts, Limited on August 3, 2005 and incorporated herein by reference.
(17)	Previously filed with the Quarterly Report on Form 10-Q filed by Wynn Resorts, Limited on May 15, 2003 and incorporated herein by reference.
(18)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on November 18, 2002 and incorporated herein by reference.
(19)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on September 8, 2004 and incorporated herein by reference.
(20)	Previously filed with the Quarterly Report on Form 10-Q filed by Wynn Resorts, Limited on November 4, 2004 and incorporated herein by reference.
(21)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on September 1, 2005 and incorporated herein by reference.

Item 21(b). Financial Statement Schedules.

None. We have omitted financial statement schedules because they are not required or are not applicable, or the required information is shown in the financial statements or notes to the financial statements.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement and or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that:

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2008.

WYNN LAS VEGAS, LLC

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/S/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Kim Sinatra, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of Board and Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	March 5, 2008

/S/ JOHN STRZEMP John Strzemp	Chief Financial Officer of Wynn Resorts, Limited (Principal Financial and Accounting Officer)	March 5, 2008

/S/ KAZUO OKADA Kazuo Okada	Vice Chairman of the Board Wynn Resorts, Limited	March 5, 2008

Ronald J. Kramer	President and Director Wynn Resorts, Limited

/S/ LINDA CHEN Linda Chen	Director Wynn Resorts, Limited	March 5, 2008

Signature	Title	Date

/S/ ROBERT J. MILLER Robert J. Miller	Director Wynn Resorts, Limited	March 5, 2008

/S/ JOHN A. MORAN John A. Moran	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director Wynn Resorts, Limited	March 5, 2008

/S/ D. BOONE WAYSON D. Boone Wayson	Director Wynn Resorts, Limited	March 5, 2008

/S/ ELAINE P. WYNN Elaine P. Wynn	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALLAN ZEMAN Allan Zeman	Director Wynn Resorts, Limited	March 5, 2008

/S/ DR. RAY R. IRANI Dr. Ray R. Irani	Director Wynn Resorts, Limited	March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2008.

WYNN LAS VEGAS CAPITAL CORP.

By:	/S/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Kim Sinatra, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of Board and Chief Executive Officer (Principal Executive Officer)	March 5, 2008

/S/ JOHN STRZEMP John Strzemp	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 5, 2008

/S/ KAZUO OKADA Kazuo Okada	Director	March 5, 2008

Ronald J. Kramer	President and Director

/S/ LINDA CHEN Linda Chen	Director	March 5, 2008

/S/ ROBERT J. MILLER Robert J. Miller	Director	March 5, 2008

/S/ JOHN A. MORAN John A. Moran	Director	March 5, 2008

Signature	Title	Date

/S/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director	March 5, 2008

/S/ D. BOONE WAYSON D. Boone Wayson	Director	March 5, 2008

/S/ ELAINE P. WYNN Elaine P. Wynn	Director	March 5, 2008

/S/ ALLAN ZEMAN Allan Zeman	Director	March 5, 2008

/S/ DR. RAY R. IRANI Dr. Ray R. Irani	Director	March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2008.

LAS VEGAS JET, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/S/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Kim Sinatra, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of Board and Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	March 5, 2008

/S/ JOHN STRZEMP John Strzemp	Chief Financial Officer of Wynn Resorts, Limited (Principal Financial and Accounting Officer)	March 5, 2008

/S/ KAZUO OKADA Kazuo Okada	Vice Chairman of the Board Wynn Resorts, Limited	March 5, 2008

Ronald J. Kramer	President and Director Wynn Resorts, Limited

Signature	Title	Date

/S/ LINDA CHEN Linda Chen	Director Wynn Resorts, Limited	March 5, 2008

/S/ ROBERT J. MILLER Robert J. Miller	Director Wynn Resorts, Limited	March 5, 2008

/S/ JOHN A. MORAN John A. Moran	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director Wynn Resorts, Limited	March 5, 2008

/S/ D. BOONE WAYSON D. Boone Wayson	Director Wynn Resorts, Limited	March 5, 2008

/S/ ELAINE P. WYNN Elaine P. Wynn	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALLAN ZEMAN Allan Zeman	Director Wynn Resorts, Limited	March 5, 2008

/S/ DR. RAY R. IRANI Dr. Ray R. Irani	Director Wynn Resorts, Limited	March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2008.

KEVYN, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/S/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Kim Sinatra, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of Board and Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	March 5, 2008

/S/ JOHN STRZEMP John Strzemp	Chief Financial Officer of Wynn Resorts, Limited (Principal Financial and Accounting Officer)	March 5, 2008

/S/ KAZUO OKADA Kazuo Okada	Vice Chairman of the Board Wynn Resorts, Limited	March 5, 2008

Ronald J. Kramer	President and Director Wynn Resorts, Limited

Signature	Title	Date

/S/ LINDA CHEN Linda Chen	Director Wynn Resorts, Limited	March 5, 2008

/S/ ROBERT J. MILLER Robert J. Miller	Director Wynn Resorts, Limited	March 5, 2008

/S/ JOHN A. MORAN John A. Moran	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director Wynn Resorts, Limited	March 5, 2008

/S/ D. BOONE WAYSON D. Boone Wayson	Director Wynn Resorts, Limited	March 5, 2008

/S/ ELAINE P. WYNN Elaine P. Wynn	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALLAN ZEMAN Allan Zeman	Director Wynn Resorts, Limited	March 5, 2008

/S/ DR. RAY R. IRANI Dr. Ray R. Irani	Director Wynn Resorts, Limited	March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2008.

WORLD TRAVEL, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/S/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Kim Sinatra, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of Board and Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	March 5, 2008

/S/ JOHN STRZEMP John Strzemp	Chief Financial Officer of Wynn Resorts, Limited (Principal Financial and Accounting Officer)	March 5, 2008

/S/ KAZUO OKADA Kazuo Okada	Vice Chairman of the Board Wynn Resorts, Limited	March 5, 2008

Ronald J. Kramer	President and Director Wynn Resorts, Limited

Signature	Title	Date

/S/ LINDA CHEN Linda Chen	Director Wynn Resorts, Limited	March 5, 2008

/S/ ROBERT J. MILLER Robert J. Miller	Director Wynn Resorts, Limited	March 5, 2008

/S/ JOHN A. MORAN John A. Moran	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director Wynn Resorts, Limited	March 5, 2008

/S/ D. BOONE WAYSON D. Boone Wayson	Director Wynn Resorts, Limited	March 5, 2008

/S/ ELAINE P. WYNN Elaine P. Wynn	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALLAN ZEMAN Allan Zeman	Director Wynn Resorts, Limited	March 5, 2008

/S/ DR. RAY R. IRANI Dr. Ray R. Irani	Director Wynn Resorts, Limited	March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2008.

WYNN SUNRISE, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/S/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Kim Sinatra, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of Board and Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	March 5, 2008

/S/ JOHN STRZEMP John Strzemp	Chief Financial Officer of Wynn Resorts, Limited (Principal Financial and Accounting Officer)	March 5, 2008

/S/ KAZUO OKADA Kazuo Okada	Vice Chairman of the Board Wynn Resorts, Limited	March 5, 2008

Ronald J. Kramer	President and Director Wynn Resorts, Limited

Signature	Title	Date

/S/ LINDA CHEN Linda Chen	Director Wynn Resorts, Limited	March 5, 2008

/S/ ROBERT J. MILLER Robert J. Miller	Director Wynn Resorts, Limited	March 5, 2008

/S/ JOHN A. MORAN John A. Moran	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director Wynn Resorts, Limited	March 5, 2008

/S/ D. BOONE WAYSON D. Boone Wayson	Director Wynn Resorts, Limited	March 5, 2008

/S/ ELAINE P. WYNN Elaine P. Wynn	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALLAN ZEMAN Allan Zeman	Director Wynn Resorts, Limited	March 5, 2008

/S/ DR. RAY R. IRANI Dr. Ray R. Irani	Director Wynn Resorts, Limited	March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2008.

WYNN SHOW PERFORMERS, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/S/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Kim Sinatra, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of Board and Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	March 5, 2008

/S/ JOHN STRZEMP John Strzemp	Chief Financial Officer of Wynn Resorts, Limited (Principal Financial and Accounting Officer)	March 5, 2008

/S/ KAZUO OKADA Kazuo Okada	Vice Chairman of the Board Wynn Resorts, Limited	March 5, 2008

Ronald J. Kramer	President and Director Wynn Resorts, Limited

Signature	Title	Date

/S/ LINDA CHEN Linda Chen	Director Wynn Resorts, Limited	March 5, 2008

/S/ ROBERT J. MILLER Robert J. Miller	Director Wynn Resorts, Limited	March 5, 2008

/S/ JOHN A. MORAN John A. Moran	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director Wynn Resorts, Limited	March 5, 2008

/S/ D. BOONE WAYSON D. Boone Wayson	Director Wynn Resorts, Limited	March 5, 2008

/S/ ELAINE P. WYNN Elaine P. Wynn	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALLAN ZEMAN Allan Zeman	Director Wynn Resorts, Limited	March 5, 2008

/S/ DR. RAY R. IRANI Dr. Ray R. Irani	Director Wynn Resorts, Limited	March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2008.

WYNN GOLF, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/S/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Kim Sinatra, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of Board and Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	March 5, 2008

/S/ JOHN STRZEMP John Strzemp	Chief Financial Officer of Wynn Resorts, Limited (Principal Financial and Accounting Officer)	March 5, 2008

/S/ KAZUO OKADA Kazuo Okada	Vice Chairman of the Board Wynn Resorts, Limited	March 5, 2008

Ronald J. Kramer	President and Director Wynn Resorts, Limited

Signature	Title	Date

/S/ LINDA CHEN Linda Chen	Director Wynn Resorts, Limited	March 5, 2008

/S/ ROBERT J. MILLER Robert J. Miller	Director Wynn Resorts, Limited	March 5, 2008

/S/ JOHN A. MORAN John A. Moran	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director Wynn Resorts, Limited	March 5, 2008

/S/ D. BOONE WAYSON D. Boone Wayson	Director Wynn Resorts, Limited	March 5, 2008

/S/ ELAINE P. WYNN Elaine P. Wynn	Director Wynn Resorts, Limited	March 5, 2008

/S/ ALLAN ZEMAN Allan Zeman	Director Wynn Resorts, Limited	March 5, 2008

/S/ DR. RAY R. IRANI Dr. Ray R. Irani	Director Wynn Resorts, Limited	March 5, 2008

INDEX TO EXHIBITS

Exhibit	Description
3.1	Second Amended and Restated Articles of Organization of Wynn Las Vegas, LLC. (1)

3.2	Second Amended and Restated Operating Agreement of Wynn Las Vegas, LLC. (1)

3.3	First Amended and Restated Articles of Incorporation of Wynn Las Vegas Capital Corp. (1)

3.4	Certificate of Amendment of the Articles of Incorporation of Wynn Las Vegas Capital Corp. (1)

3.5	First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.6	First Amendment to the First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.7	Second Amendment to the First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.8	Articles of Organization of Kevyn, LLC. (2)

3.9	Operating Agreement of Kevyn, LLC. (2)

3.10	Amended and Restated Articles of Organization of Wynn Golf, LLC. (1)

3.11	First Amended and Restated Operating Agreement of Wynn Golf, LLC. (1)

3.12	Second Amended and Restated Articles of Organization of Las Vegas Jet, LLC. (1)

3.13	Second Amended and Restated Operating Agreement of Las Vegas Jet, LLC. (1)

3.14	Articles of Organization of Wynn Sunrise, LLC. (1)

3.15	First Amended and Restated Operating Agreement of Wynn Sunrise, LLC. (1)

3.16	Second Amended and Restated Articles of Organization of World Travel, LLC. (1)

3.17	Second Amended and Restated Operating Agreement of World Travel, LLC. (1)

3.18	First Amended and Restated Articles of Organization of Wynn Show Performers, LLC. (1)

3.19	First Amended and Restated Operating Agreement of Wynn Show Performers, LLC. (1)

4.1	Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (3)

4.2	First Supplemental Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and Wells Fargo Bank, National Association, as trustee. (3)

4.3	First Supplemental Indenture, dated as of June 29, 2005, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (4)

4.4	Second Supplemental Indenture, dated as of July 29, 2005, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (2)

4.5	Registration Rights Agreement, dated as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantor signatories thereto and Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and SG Americas Securities, LLC. (5)

Exhibit	Description
4.6	Registration Rights Agreement, dated as of November 6, 2007, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the guarantors party thereto, Deutsche Bank Securities Inc. and Banc of America Securities LLC. (6)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. (7)

5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP (7)

10.1	Master Disbursement Agreement, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Deutsche Bank Trust Company Americas and U.S. Bank National Association. (3)

10.2	First Amendment to Master Disbursement Agreement, dated April 26, 2005, among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as bank agent and Deutsche Bank Trust Company Americas, as disbursement agent. (8)

10.3	Second Amendment to Master Disbursement Agreement, dated as of June 29, 2005, between Wynn Las Vegas, LLC and Deutsche Bank Trust Company Americas. (9)

10.4	Third Amendment to Master Disbursement Agreement, dated as of March 15, 2006, between Wynn Las Vegas, LLC and Deutsche Bank Trust Company Americas. (10)

10.5	Fourth Amendment to Master Disbursement Agreement, dated as of August 15, 2006, among Wynn Las Vegas, LLC and Deutsche Bank Trust Company America, as both agent and disbursement agent. (11)

10.6	Fifth Amendment to Master Disbursement Agreement, dated as of April 9, 2007 among Wynn Las Vegas, LLC and Deutsche Bank Trust Company Americas. (12)

10.7	Amended and Restated Master Disbursement Agreement, dated as of October 25, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the initial Bank Agent, and Deutsche Bank Trust Company America, as the initial Disbursement Agent. (13)

10.8	First Amendment to Amended and Restated Master Disbursement Agreement, dated as of October 31, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the initial Bank Agent, and Deutsche Bank Trust Company America, as the initial Disbursement Agent. (14)

10.9	Second Amendment to Amended and Restated Master Disbursement Agreement, dated as of November 6, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the Bank Agent, and Deutsche Bank Trust Company Americas, as the Disbursement Agent. (6)

10.10	Promissory Note and Agreement, dated May 24, 2005, by Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, and World Travel, LLC; and accepted and agreed to by Bank of America, N.A., as lender and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (15)

10.11	Promissory Note and Agreement, dated May 24, 2005, by Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, and World Travel, LLC; and accepted and agreed to by The CIT Group / Equipment Financing, Inc., as lender and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (15)

10.12	Aircraft Security Agreement, dated May 24, 2005, between Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, World Travel, LLC and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (15)

Exhibit	Description
10.13	Guaranty, dated May 24, 2005, by Wynn Las Vegas, LLC in favor of The CIT Group / Equipment Financing, Inc., Bank of America, N.A. and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (15)

10.14	Agreement of Termination, dated June 30, 2005, by and between Stephen A. Wynn and Wynn Las Vegas, LLC. (16)

10.15	Fourth Amended and Restated Art Rental and Licensing Agreement, dated as of June 30, 2005, between Stephen A. Wynn, as lessor, Wynn Gallery, LLC, as lessee. (16)

10.16	Lump Sum Agreement, by and between Wynn Las Vegas, LLC and Wadsworth Golf Construction Company, effective as of February 18, 2003. (17)

10.17	Completion Guaranty, dated December 14, 2004, by Wynn Completion Guarantor, LLC in favor of Deutsche Bank Trust Company Americas, as the Bank Agent, and U.S. Bank National Association, as Indenture Trustee. (5)

10.18	Purchase Agreement, dated October 25, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and Stephen A. Wynn. (18)

10.19	Purchase Agreement, dated October 25, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and Aruze USA, Inc. (18)

10.20	Acknowledgement and Agreement, dated as of September 1, 2004, among Wynn Las Vegas, LLC, Wells Fargo Bank, National Association and the lenders named therein. (19)

10.21	Third Amended and Restated Art Rental and Licensing Agreement, dated as of August 6, 2004, by and between Stephen A. Wynn and Wynn Las Vegas, LLC. (20)

10.22	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Las Vegas, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (5)

10.23	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Sunrise, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (5)

10.24	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Golf, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (5)

10.25	Guarantee and Collateral Agreement, dated as of December 14, 2004, made by Wynn Resorts Holdings, LLC, Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC and the other Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent. (5)

10.26	Intercreditor Agreement, dated as of December 14, 2004, among Deutsche Bank Trust Company Americas, as bank agent, Deutsche Bank Trust Company Americas, as collateral agent, and U.S. Bank National Association, as trustee. (3)

10.27	Pledge and Security Agreement, dated as of December 14, 2004, made by Wynn Resorts Holdings, LLC, Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC and the other Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent. (5)

Exhibit	Description
10.28	Management Fees Subordination Agreement, dated as of December 14, 2004, by Wynn Resorts, Limited, Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., and those subsidiaries of Wynn Las Vegas, LLC listed on Exhibit A hereto in favor of Deutsche Bank Trust Company Americas, as administrative agent, and U.S. Bank National Association, as trustee. (5)

10.29	Management Agreement, made as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC, and Wynn Resorts, Limited. (5)

10.30	Irrevocable Trust Agreement, dated as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., and Wells Fargo Bank, National Association, as Trustee. (5)

10.31	Amended and Restated Project Administration Services Agreement, dated December 14, 2004, between Wynn Las Vegas, LLC and Wynn Design & Development, LLC. (5)

10.32	Intellectual Property License Agreement, dated as of December 14, 2004, by and among Wynn Resorts Holdings, Wynn Resorts, Limited and Wynn Las Vegas, LLC. (5)

10.33	Employment Agreement, dated as of August 31, 2005 by and between Wynn Las Vegas, LLC and Andrew Pascal. (21)

10.34	Employment Agreement, dated as of September 16, 2003 by and between Wynn Las Vegas, LLC and David Sisk. (1)

10.35	First Amendment to Employment Agreement, dated October 20, 2003, by and between Wynn Las Vegas, LLC and David Sisk. (1)

10.36	Amended and Restated Credit Agreement, dated as of August 15, 2006 among Wynn Las Vegas, LLC, as the Borrower, several lenders and agents, and Deutsche Bank Trust Company Americas, as Administrative Agent. (11)

10.37	First Amendment to Amended and Restated Credit Agreement dated April 9, 2007 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (12)

10.38	Second Amendment to Amended and Restated Credit Agreement dated October 31, 2007 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantors, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (14)

12.1	Statements re Computation of Ratios. (7)

21.1	Subsidiaries of the Registrant. (7)

23.1	Consent of Ernst & Young LLP. (7)

23.2	Consent of Deloitte & Touche LLP. (7)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1). (7)

23.4	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2). (7)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement). (7)

Exhibit	Description
25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association, as trustee under the Indenture for Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.’s 6 5/8% First Mortgage Notes due 2014. (7)

99.1	Form of Letter of Transmittal. (7)

99.2	Form of Notice of Guaranteed Delivery. (7)

99.3	Form of Letter to Clients. (7)

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. (7)

(1)	Previously filed with the Registration Statement on Form S-4 (File No. 333-124052) filed by the Registrant on April 13, 2005 and incorporated herein by reference.
(2)	Previously filed with the Annual Report on Form 10-K filed by the Registrant on February 22, 2008 and incorporated herein by reference.
(3)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on December 17, 2004 and incorporated herein by reference.
(4)	Previously filed with the Current Report on Form 8-K filed by the Registrant on June 29, 2005 and incorporated herein by reference.
(5)	Previously filed with the Annual Report on Form 10-K filed by Wynn Resorts, Limited on March 15, 2005 and incorporated herein by reference.
(6)	Previously filed with the Current Report on Form 8-K filed by the Registrant on November 13, 2007 and incorporated herein by reference.
(7)	Filed herewith.
(8)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on April 27, 2005 and incorporated herein by reference.
(9)	Previously filed with the Current Report on Form 8-K filed by the Registrant on June 29, 2005 and incorporated herein by reference.
(10)	Previously filed with the Annual Report on Form 10-K filed by Wynn Resorts, Limited on March 16, 2006 and incorporated herein by reference.
(11)	Previously filed with the Quarterly Report on Form 10-Q filed by Wynn Resorts, Limited on November 9, 2006 and incorporated herein by reference.
(12)	Previously filed with the Quarterly Report on Form 10-Q filed by the Registrant on August 9, 2007 and incorporated herein by reference.
(13)	Previously filed with the Current Report on Form 8-K filed by the Registrant on October 31, 2007 and incorporated herein by reference.
(14)	Previously filed with the Current Report on Form 8-K filed by the Registrant on November 1, 2007 and incorporated herein by reference.
(15)	Previously filed with the Current Report on Form 8-K filed by the Registrant on May 25, 2005 and incorporated herein by reference.
(16)	Previously filed with the Quarterly Report on form 10-Q filed by Wynn Resorts, Limited on August 3, 2005 and incorporated herein by reference.
(17)	Previously filed with the Quarterly Report on Form 10-Q filed by Wynn Resorts, Limited on May 15, 2003 and incorporated herein by reference.
(18)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on November 18, 2002 and incorporated herein by reference.
(19)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on September 8, 2004 and incorporated herein by reference.
(20)	Previously filed with the Quarterly Report on Form 10-Q filed by Wynn Resorts, Limited on November 4, 2004 and incorporated herein by reference.
(21)	Previously filed with the Current Report on Form 8-K filed by Wynn Resorts, Limited on September 1, 2005 and incorporated herein by reference.